Exhibit 10.56

CUPERTINO CITY CENTER

NET OFFICE LEASE

by and between

CUPERTINO CITY CENTER BUILDINGS,

a California limited partnership,

as Lessor

and

BORLAND SOFTWARE CORPORATION,

a Delaware corporation,

as Lessee

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35.	MARGINAL HEADINGS	26

36.	TIME	26

37.	SUCCESSORS AND ASSIGNS	26

38.	RECORDATION	26

39.	QUIET POSSESSION	26

40.	LATE CHARGE & ADDITIONAL RENT AND INTEREST	27

41.	PRIOR AGREEMENTS	27

42.	INABILITY TO PERFORM	27

43.	ATTORNEYS’ FEES	27

44.	SALE OF PREMISES BY LESSOR	27

45.	SUBORDINATION/ATTORNMENT	28

46.	NAME	28

47.	SEVERABILITY	28

48.	CUMULATIVE REMEDIES	28

49.	CHOICE OF LAW	28

50.	SIGNS	28

51.	GENDER AND NUMBER	29

52.	CONSENTS	29

53.	BROKERS	29

54.	SUBSURFACE AND AIRSPACE	29

55.	COMMON AREA	29

56.	LABOR DISPUTES	30

57.	CONDITIONS	30

58.	LESSEE’S FINANCIAL STATEMENTS	30

59.	LESSOR NOT A TRUSTEE	30

60.	MERGER	30

61.	NO PARTNERSHIP OR JOINT VENTURE	30

62.	LESSOR’S RIGHT TO PERFORM LESSEE’S COVENANTS	30

63.	PLANS	30

64.	COMMUNICATIONS EQUIPMENT	30

65.	WAIVER OF JURY	31

66.	JOINT PARTICIPATION	32

67.	EXPEDITED DISPUTE RESOLUTION	32

68.	ONE TIME RIGHT OF FIRST REFUSAL FOR EXPANSION	32

69.	COUNTERPARTS	32

ii

CUPERTINO CITY CENTER

NET OFFICE LEASE

For and in consideration of rentals, covenants, and conditions hereinafter set forth, Lessor hereby leases to Lessee, and Lessee hereby teases from Lessor, the herein described Premises for the term, at the rental rate specified herein and subject to and upon all of the terms, covenants and agreements set forth in this lease (“Lease”):

1.	SUMMARY OF LEASE PROVISIONS.

a.	Lessee: BORLAND SOFTWARE CORPORATION, a Delaware corporation (“Lessee”).

b.	Lessor: CUPERTINO CITY CENTER BUILDINGS, a California limited partnership (“Lessor”).

c.	Date of Lease (for reference purposes only): December 18, 2002.

d.	Premises: That certain office space commonly known as 20450 Stevens Creek Boulevard, Suites 600, 700 and 800, Cupertino, California, and shown cross-hatched on the reduced floor plans attached hereto as Exhibit “A,” consisting of approximately sixty-one thousand two hundred ninety-one (61,291) square feet of Rentable Area (the “Premises”). (ARTICLE 2)

e.	Term: Two (2) years. (ARTICLE 3)

f.	Commencement Date: December 1, 2005 (“Commencement Date”). (ARTICLE 3)

g.	Lease Termination: November 30, 2007 (“Expiration Date”), unless sooner terminated or extended pursuant to the terms of this Lease. (ARTICLE 3)

h.	Base Rent: Base Rent shall initially equal the sum of $2.80 per square foot of Rentable Area in the Premises and shall be increased on the first anniversary of the Commencement Date during the Term to equal one hundred three percent (103%) of the Base Rent in effect prior to such anniversary date. In the event of the extension of the Term by the Extended Term (as hereinafter provided), on the commencement of the Extended Term, Base Rent shall be adjusted in accordance with the provisions of Article 3.b. below.

i.	Security Deposit: See Article 6. (ARTICLE 6)

j.	Lessee’s Percentage Share: A fraction, expressed as a percentage, the numerator of which is the Rentable Area of the Premises and the denominator of which is the Rentable Area of the Building. (ARTICLE 7)

k.	Parking: Non-Exclusive right to use three (3) unreserved, uncovered spaces per each one thousand (1,000) square feet of Rentable Area in the Premises (rounded to the nearest whole number) without charge during the Term, subject to the provisions of Article 26; provided, however, that Lessee shall have the right to convert up to twenty-five percent (25%) of such parking spaces to designated, reserved parking spaces, which right shall be personal to Lessee and any “Permitted Transferee”, on the terms and subject to the conditions more particularly provided in Article 26 below. (ARTICLE 26)

l.	Addresses for Notices:

Lessor:	c/o Prometheus Real Estate Group, Inc.
350 Bridge Parkway
Redwood City, California 94065-1517
Attn: Ms. Vicki Mullins
Telephone No.: (650) 596-5300
Fax No.: (650) 596-5377

with a concurrent copy to:

c/o Prometheus Real Estate Group, Inc.
350 Bridge Parkway
Redwood City, California 94065-1517
Attn: Chief Financial Officer
Telephone No.: (650) 596-5300
Fax No.: (650) 596-5377

and with a concurrent copy to the Project Management Office at:

20400 Stevens Creek Boulevard, Suite 245
Cupertino, California 95014
Telephone No.: (408) 873-0121
Fax No.: (408) 873-0122

Lessee:	Borland Software Corporation
100 Enterprise Way
Scotts Valley, CA 95066
Attn: Roger Barney
Telephone No.: 831-431-2006
Fax No.: 83l-431-20l6

with a concurrent copy to:

Borland Software Corporation
100 Enterprise Way
Scotts Valley, CA 95066
Attn: General Counsel
Telephone No.: 831-431-4643
Fax No.: 831-431-4171

m. Broker: Tory Corporate Real Estate Advisors, dba The Staubach Company. (ARTICLE 53)

n. Summary Provisions in General. Parenthetical references in this Article 1 to other articles in this Lease are for convenience of reference, and designate some of the other Lease articles where applicable provisions are set forth. All of the terms and conditions of each such referenced article shall be construed to be incorporated within and made a part of each of the above referred to Summary of Lease Provisions. If any conflict exists between any Summary of Lease Provisions as set forth above and the balance of the Lease, then the latter shall control.

2. PREMISES DEMISED. Lessor does hereby lease to Lessee and Lessee hereby leases from Lessor the Premises described in Article 1.d., subject, nevertheless, to all of the terms and conditions of this Lease. Prior to the Commencement Date, Lessor shall cause the Rentable Area of the Premises to be measured by Reel Grobman & Associates in accordance with BOMA standards (Building Owners and Managers Association Method for Measuring Floor Area in Office Buildings, ANSI Z65.1-1996), and if based upon such measurement, it is determined that the actual Rentable Area differs from the amount specified in Article 1 above, then an appropriate adjustment shall be made in all calculations under this Lease based upon such actual Rentable Area retroactive to the date hereof, and the parties shall make such adjustment payment and/or refund, as is applicable within thirty (30) days thereafter. The Premises is approximately as shown as cross-hatched on the floor plan attached hereto as Exhibit “A”. As used in this Lease, the term “Building” shall mean the building at the address listed in Article 1.d. above in which the Premises is located. The Building is situated upon the parcel(s) of land shown on Exhibit “B” attached hereto (collectively, the “Parcel”). The Building and the “Exterior Common Area” (as defined in Article 55 below) and all other improvements as now or hereafter located on the Parcel, if any, are herein sometimes referred to collectively as the “Project”.

3.	TERM: OPTION TO EXTEND.

a. Initial Term. The term of this Lease shall be for the period designated in Article 1.f., commencing on the Commencement Date and ending on the Expiration Date set forth in Article 1.g., unless sooner terminated or extended pursuant to this Lease (“Term”). The expiration or sooner termination of the Lease is hereinafter referred to as “Lease Termination”.

b. Option to Extend. Lessee shall have the option to extend the Term for a period of five (5) years immediately following the expiration of the Term (the “Extended Term”), on all provisions contained in this Lease (except for Base Rent and such other terms and conditions as are specifically or by their operation limited to the initial Term only and except that Lessee shall have no further right or option to extend the term upon the expiration of the Extended Term), by giving notice of exercise of the option (the “Option Notice”) to Lessor at least nine (9) months but not more than fifteen (15) months before the expiration of the Term; provided, however, that at Lessee’s option, exercisable by written notice contained in the Option Notice, the option to extend for the Extended Term pursuant hereto may be exercised either for the entire Premises or for all of Suites 700 and 800 of the Premises (being all of the Premises exclusive of the portion of the Premises located on the sixth (6th) floor of the Building); provided that in the event Lessee so exercises the option to extend by the Extended Term for only Suites 700 and 800, then on the commencement of the Extended Term, Lessee shall vacate and surrender the portion of the Premises located on the sixth (6th) floor of the Building in the condition required for surrender under this Lease upon the expiration of the Lease Term and any continued occupancy of any of the sixth (6th) floor portion of the Premises by Lessee shall be deemed to constitute an unauthorized holding over thereof by Lessee, subject to the provisions of this Lease governing an unauthorized holding over by Lessee.

Lessor’s ability to plan for the orderly transaction of its rental business, to accommodate the needs of other existing and potential tenants, and to enjoy the benefits of increasing rentals at such times as Lessor is able to do so in its sole and absolute discretion, are fundamental elements of Lessor’s willingness to provide Lessee with the option to extend contained herein. Accordingly, Lessee hereby acknowledges that strict compliance with the notification provisions contained herein, and Lessee’s strict compliance with the time period for such notification contained herein, are material elements of the bargained for exchange between Lessor and Lessee and are material elements of Lessee’s consideration paid to Lessor in exchange for the grant of the option. Therefore, Lessee’s failure to adhere strictly and completely to the provisions and time frame contained in this provision shall render the option automatically null, void and of no further force or effect, without notice, acknowledgement, or any action of any nature or sort, required of Lessor. Lessee acknowledges that no other act or notice, other than the express written notice set forth hereinabove, shall act to put Lessor on notice of Lessee’s intent to extend, and Lessee hereby waives any claims to the contrary, notwithstanding any other actions of Lessee during the Term of this Lease or any statements, written or oral, of Lessee to Lessor to the contrary during the Term of this Lease. Notwithstanding the foregoing, if Lessee is in material default (after the expiration of any applicable period for cure pursuant to Article 22 below) on the date of giving the Option Notice, the Option Notice shall be totally ineffective, or if Lessee is in material default (after the expiration of any applicable period for cure pursuant to Article 22 below) on the date the Extended Term is to commence, in addition to any and all other remedies available to Lessor under this Lease, at Lessor’s election, the exercise of the option shall be deemed null and void, the Extended Term shall not commence, and this Lease shall expire at the end of the Term.

The option to extend granted pursuant hereto is personal to original Lessee signatory to this Lease and cannot be assigned, transferred or conveyed to, or exercised for the benefit of, any other person or entity (voluntarily, involuntarily, by operation of law or otherwise) including, without limitation, to any assignee or subtenant permitted under Article 13, except to a Permitted Transferee. All of Lessee’s rights under this Article 3.b. shall terminate upon the expiration of the initial Term or sooner termination of this Lease.

The parties shall have thirty (30) days after Lessor receives the Option Notice in which to agree upon the Base Rent to be payable during the Extended Term. The Base Rent payable during the Extended Term shall be an amount equal to the then current “Fair Market Rental Value” (defined below) of the Premises at the time of commencement of the proposed Extended Term. The term “Fair Market Rental Value” of the Premises as used in this Lease shall mean the then prevailing fair market rent for the Premises at the expiration of the Term. In determining such rate. the parties may consider “Class A” office space comparable in size and quality to the Premises, if any, located in the West Valley marketplace (meaning West San Jose, Campbell, Los Gatos/Saratoga and Cupertino) and located in the Building and other buildings comparable in size and quality to the Building, which is available on a direct lease basis from the owner of the building (and not any sublease space offered for lease, regardless of location or quality) and taking into consideration all other factors normally considered when determining fair market rental value (including, without limitation, the duration of the Extended Term, such rental increases as may be appropriate during such period, the fact that the Premises comprise the top floors of the Building, and as such, the premier space in the Project, and such concessions as are then available in the marketplace including, but not limited to, free rent, customary improvement allowances, moving allowances and landlord lease take-overs, provided that such concessions shall not actually be given, but shall be factored in, if applicable, when establishing a Fair Market Rental Value amount).

Upon determination of the Fair Market Rental Value for the Premises, the parties shall immediately execute an amendment to this Lease stating the Base Rent to be paid during the Extended Term.

If the parties are unable to agree, in their sole and absolute discretion, on the Fair Market Rental Value for the Premises within such thirty (30) day period, then the Fair Market Rental Value for the Extended Term shall be determined as follows:

a. Following the expiration of such thirty (30) day period, Lessor and Lessee shall meet and endeavor in good faith to agree upon a licensed commercial real estate agent with at least seven (7) years full-time experience as a real estate agent active in leasing of commercial office buildings in the area of the Premises to appraise and set the Fair Market Rental Value for the Extended Term. If Lessor and Lessee fail to reach agreement upon such agent within fifteen (15) days following the expiration of such thirty (30) day period, then, within fifteen (15) days thereafter, each party, at its own cost and by giving notice to the other party, shall appoint a licensed commercial real estate agent with at least seven (7) years full-time experience as a real estate agent active in leasing of commercial office buildings in the area of the Premises to appraise and set the Fair Market Rental Value for the Extended Term. If a party does not appoint an agent within fifteen (15) days after the other party has given notice of the name of its agent, the single agent appointed shall be the sole agent and shall set the Fair Market Rental Value for the Extended Term. If there are two (2) agents appointed by the parties as stated above, the agents shall meet within ten (10) days after the second agent has been appointed and attempt to set Fair Market Rental Value for the Extended Term. If the two (2) agents are unable to agree on such Fair Market Rental Value within fifteen (15) days after the second agent has been appointed, they shall, within fifteen (15) days after the last day the two (2) agents were to have set such Fair Market Rental Value, attempt to select a third agent who shall be a licensed commercial real estate agent meeting the qualifications stated above. If the two (2) agents are unable to agree on the third agent within such fifteen (15) day period, either Lessor or Lessee may request the President of the local chapter of the Society of Industrial and Office Realtors (SIOR) or a then equivalent organization if SIOR is not then in existence to select a third agent meeting the qualifications stated in this subsection. Each of the parties shall bear one-half (1/2) of the cost of appointing the third agent and of paying the third agent’s fee. No agent shall be employed by, or otherwise be engaged in business with or affiliated with, Lessor or Lessee, except as an independent contractor.

b. Within fifteen (15) days after the selection of the third agent, a majority of the agents shall set the Fair Market Rental Value for the Extended Term. If a majority of the agents are unable to set such Fair Market Rental Value within the stipulated period of time, each agent shall make a separate determination of such Fair Market Rental Value and the three (3) appraisals shall be added together and the total shall be divided by three (3). The resulting quotient shall be the Fair Market Rental Value for the Premises for the Extended Term. If, however, the low appraisal and/or high appraisal is/are more than twenty percent (20%) lower and/or higher than the middle appraisal, the low appraisal and/or the high appraisal shall be disregarded. If only one (1) appraisal is disregarded, the remaining two (2) appraisals shall be added together and their total divided by two (2), and the resulting quotient shall be Fair Market Rental Value for the Extended Term. If both the low appraisal and the high appraisal are disregarded as stated in this subsection, the middle appraisal shall be the Fair Market Rental Value for the Extended Term.

c. Each agent shall hear, receive and consider such information as Lessor and Lessee each care to present regarding the determination of Fair Market Rental Value for the Extended Term and each agent shall have access to the information used by each other agent. Upon determination of the Fair Market Rental Value for the Extended Term, the agents shall immediately notify the parties hereto in writing of such determination by certified mail, return receipt requested.

4.	POSSESSION.

a. Delivery of Possession on Commencement Date; Contingency. Lessor and Lessee acknowledge that Lessee shall be in possession of the Premises prior to the Commencement Date of this Lease pursuant to a sublease (the “Existing Sublease”) between Lessee, as sublessee, and Sun Microsystems, Inc., who is the lessee of the Premises as of the date hereof (the “Existing Lessee”), which Existing Sublease is subject and subordinate to the existing lease between Lessor and the Existing Lessee (the “Existing Lease”). Accordingly, delivery of the Premises in accordance herewith and Lessee’s acceptance of delivery thereof shall be deemed to occur on the Commencement Date. However, notwithstanding anything to the contrary contained in this Lease, at Lessor’s option (as hereinafter provided), it shall be a condition to this Lease (the “Contingency”) that the Existing Lease and the Existing Sublease remain in full force and effect as of the expiration of the term of the Existing Lease on November 30, 2005, but such Contingency shall be deemed satisfied if Lessee continues in occupancy of the Premises through to the commencement of the Term of this Lease pursuant to the terms of that certain Subordination, Non-Disturbance and Attornment Agreement entered into concurrently herewith by and among Lessor, Lessee and Existing Lessee (the “Existing Sublease SNDA”). In the event that such Contingency is not satisfied or deemed satisfied in accordance with the foregoing as of the expiration of the term of the Existing Lease on November 30, 2005, then, at Lessor’s option, this Lease shall be null and void and neither party shall have any liability or obligation hereunder; provided, however, that Lessor shall have the right, exercisable in Lessor’s sole and absolute discretion, to waive the Contingency, in the event of which waiver, this Lease shall continue in full force and effect; provided, however, that Lessor shall only have the option to waive the Contingency if the Contingency is not satisfied due to default by Lessee under the Existing Sublease, including, without limitation, any default by Lessee following Lessee continuing in occupancy of the Premises pursuant to the terms of the Existing Sublease SNDA.

b. Possession Prior to the Commencement Date. Lessee’s occupancy of the Premises prior to the Commencement Date shall be governed by the provisions of the Existing Sublease and the Existing Lease and not by this Lease.

c. Certificates and Licenses. Prior to the Commencement Date, Lessee shall provide to Lessor the certificate(s) of insurance required by Article 16 and a copy of all licenses and authorizations that may be required for the lawful operation of Lessee’s business upon the Premises, including any City business licenses as may be required.

d. Condition of Premises on Delivery. Lessee acknowledges that except as specifically otherwise provided in this Lease and subject to Lessor’s representations, warranties and covenants set forth in this Lease, (i) the lease of the Premises by Lessee pursuant hereto shall be in its then present “AS IS” condition, in the broadest sense of that term, with all faults, if any, (ii) neither Lessor nor any employee, representative or agent of Lessor has made any representation or warranty, express or implied, with respect to the Premises or any other portion of the Project, and (iii) Lessor shall have no obligation to improve or alter the Premises or Project for the benefit of Lessee.

5. RENT. Lessee agrees to pay to Lessor as rental for the Premises, without offset, deduction, prior notice or demand, the monthly Base Rent designated in Article 1.h. Base Rent shall be payable monthly in advance on or before the first day of each calendar month during the Term. Base Rent for any period during the Term which is for less than one (1) month shall be prorated based upon a thirty (30) day month. Base Rent and all other amounts owing to Lessor pursuant to this shall be paid to Lessor in lawful money of the United States of America which shall be legal tender at the time of payment, at the office of the Project, or to such other person or at such other place as Lessor may from time to time designate in writing.

6. SECURITY DEPOSIT. No security deposit shall be required from Lessee under this Lease as of the execution of this Lease. However, in the event that Lessee’s tangible net worth as of the Commencement Date is less than Lessee’s tangible net worth as of the execution of this Lease, then Lessor reserves the right to require that Lessee deposit with Lessor a security deposit in reasonable form and amount, but in no event to exceed four (4) times the monthly Base Rent under this Lease (the “Security Deposit”), considering then-current market conditions and what is then customarily deemed to be a reasonable security deposit given the creditworthiness of the Lessee, the obligations of Lessee under this Lease and the Term of this Lease. If the parties are unable to reach agreement upon the amount of such Security Deposit, then such dispute shall be resolved as set forth below. Lessee hereby grants to Lessor a security interest in any Security Deposit deposited with Lessor pursuant hereto in accordance with applicable provisions of the California Commercial Code. The Security Deposit shall be held by Lessor as security for the faithful performance by Lessee of all the terms, covenants and conditions of this Lease to be kept and performed by Lessee during the Term. If Lessee defaults with respect to any provision of this Lease, including, but not limited to the provisions relating to the payment of Rentals or relating to the condition of the Premises at Lease Termination, Lessor may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any Rental or any other sum in default, or for the payment of any amount which Lessor may spend or become obligated to spend by reason of Lessee’s default, or to compensate Lessor for any other loss or damage which Lessor may suffer by reason of Lessee’s default. If any portion of the Security Deposit is so used or applied, Lessee shall within five (5) days after written demand therefor, deposit cash with Lessor in an amount sufficient to restore the Security Deposit to its original amount and Lessee’s failure to do so shall be a material breach of this Lease. Lessor shall not be required to keep the Security Deposit separate from its general funds, and Lessee shall not be entitled to interest on the Security Deposit. Lessor is not a trustee of the Security Deposit and may use it in ordinary business, transfer it or assign it, or use it in any combination of such ways. If Lessee fully and faithfully performs every provision of this Lease to be performed by it, the remaining portion of the Security Deposit shall be returned to Lessee (or, at Lessor’s option, to the last assignee of Lessee’s interest hereunder) within two (2) weeks after Lease Termination and vacation of the Premises by Lessee or its last assignee; provided, however if any portion of the Security Deposit is to be applied to repair damages to the Premises caused by Lessee or Lessee’s Agents or to clean the Premises, then the balance of the Security Deposit shall be returned to Lessee (or, at Lessor’s option to the last assignee of Lessee’s interests hereunder) no later than thirty (30) days from the date Lessor receives possession of the Premises. Lessee shall not transfer or encumber the Security Deposit nor shall Lessor be bound by Lessee’s attempt to do so. If Lessor’s interest in this Lease is terminated, Lessor may transfer the Security Deposit to Lessor’s successor in interest, and upon such transfer, Lessor shall be released from any liability to Lessee with respect to the Security Deposit and Lessee shall look only to the transferee for any return of the Security Deposit to which Lessee may be entitled.

If the parties are unable to agree on the amount of any required Security Deposit in accordance with the foregoing, then such dispute shall be resolved as follows:

a. Following the delivery by either party to the other of a written notice (the “Security Deposit Dispute Notice”) of dispute pursuant hereto, Lessor and Lessee shall meet and endeavor in good faith to agree upon a licensed commercial real estate agent with at least seven (7) years full-time experience as a real estate agent active in leasing of commercial office buildings in the area of the Premises to determine the appropriate Security Deposit amount in accordance with the provisions hereof. If within fifteen (15) days following the delivery of the Security Deposit Dispute Notice, Lessor and Lessee fail to reach agreement upon such agent, then, within fifteen (15) days thereafter, each party, at its own cost and by giving notice to the other party, shall appoint a licensed commercial real estate agent with at least seven (7) years full-time experience as a real estate agent active in leasing of commercial office buildings in the area of the Premises to determine the appropriate Security Deposit amount in accordance with the provisions hereof. If a party does not appoint an agent within fifteen (15) days after the other party has given notice of the name of its agent, the single agent appointed shall be the sole agent and shall determine the appropriate Security Deposit amount in accordance with the provisions hereof. If there are two (2) agents appointed by the parties as stated above, the agents shall meet within ten (10) days after the second agent has been appointed and attempt to determine the appropriate Security Deposit amount in accordance with the provisions hereof. If the two (2) agents are unable to agree on such Security Deposit amount within fifteen (15) days after the second agent has been appointed, they shall, within fifteen (15) days after the last day the two (2) agents were to have set such Security Deposit amount, attempt to select a third agent who shall be a licensed commercial real estate agent meeting the qualifications stated above. If the two (2) agents are unable to agree on the third agent within such fifteen (15) day period, either Lessor or Lessee may request the President of the local chapter of the Society of Industrial and Office Realtors (SIOR) or a then equivalent organization if SIOR is not then in existence to select a third agent meeting the qualifications stated in this subsection. Each of the parties shall bear one-half (1/2) of the cost of appointing the third agent and of paying the third agent’s fee. No agent shall be employed by, or otherwise be engaged in business with or affiliated with, Lessor or Lessee, except as an independent contractor.

b. Within fifteen (15) days after the selection of the third agent, a majority of the agents shall determine the appropriate Security Deposit amount in accordance with the provisions hereof. If a majority of the agents are unable to agree upon the appropriate Security Deposit amount within the stipulated period of time, each agent shall make a separate determination of such appropriate Security Deposit amount and the three (3) appraisals shall be added together and the total shall be divided by three (3). The resulting quotient shall be the appropriate Security Deposit amount pursuant hereto. If, however, the low determination and/or high determination is/are more than twenty percent (20%) lower and/or higher than the middle determination, the low determination and/or the high determination shall be disregarded. If only one (1) determination is disregarded, the remaining two (2) determinations shall be added together and their total divided by two (2), and the resulting quotient shall be appropriate Security Deposit amount pursuant hereto. If both the low determination and the high determination are disregarded as stated in this subsection, the middle determination shall be the appropriate Security Deposit amount pursuant hereto.

c. Each agent shall hear, receive and consider such information as Lessor and Lessee each care to present regarding the determination of the appropriate Security Deposit amount and each agent shall have access to the information used by each other agent. Upon determination of the appropriate Security Deposit amount pursuant hereto, the agents shall immediately notify the parties hereto in writing of such determination by certified mail, return receipt requested.

7. PROJECT TAXES AND OPERATING EXPENSE ADJUSTMENTS.

a. Intentionally Omitted.

b. Building Taxes and Building Operating Expenses. Lessee shall pay to Lessor, as additional rent and without deduction or offset, Lessee’s percentage share set forth in Article 1.j. (“Lessee’s Percentage Share”) of the amount of annual “Building Taxes” and “Building Operating Expenses” (as such terms are defined below). Building Taxes and Building Operating Expenses are collectively referred to herein as “Building Expenses”. Lessee’s Percentage Share shall be determined by dividing the Rentable Area of the Premises by the total Rentable Area in the Building. Lessee’s Percentage Share shall be subject to an equitable adjustment upon a condemnation, sale by Lessor of part of the Building, reconstruction after damage or destruction or expansion or reduction of the areas within the Building. Lessee’s Percentage Share of Building Expenses shall be payable during the Term in equal monthly installments on the first day of each month in advance, without deduction, offset or prior demand.

At any time during the Term, Lessor may give Lessee notice of Lessor’s estimate of the Building Expenses for the current calendar year. An amount equal to one twelfth (1/12) of Lessee’s Percentage Share of the estimated Building Expenses shall be payable monthly by Lessee as aforesaid, commencing on the first day of the calendar month following thirty (30) days written notice and continuing until receipt of any notice of adjustment from Lessor given pursuant to this paragraph. Until notice of the estimated Building Expenses for a subsequent calendar year is delivered to Lessee, Lessee shall continue to pay its Percentage Share of Building Expenses on the basis of the prior year’s estimate. Lessor may at any time during the Term adjust estimates of the Building Expenses to reflect current expenditures and following Lessor’s written notice to Lessee of such revised estimate, subsequent payments by Lessee shall be based upon such revised estimate.

If the Commencement Date is on a date other than the first day of a calendar year, the amount of the Building Expenses payable by Lessee in such calendar year shall be prorated based upon a fraction, the numerator of which is the number of days from the Commencement Date to the end of the calendar year in which the Commencement Date falls, and the denominator of which is three hundred sixty (360).

Within one hundred twenty (120) days after the end of each calendar year during the Term or as soon thereafter as practicable, Lessor will furnish to Lessee a statement (“Lessor’s Statement”) setting forth in reasonable detail the actual Building Expenses paid or incurred by Lessor during the preceding year, and thereupon within ten (10) days an adjustment will be made by Lessee’s payment to Lessor or credit to Lessee by Lessor against the Building Expenses next becoming due from Lessee, as the case may require, to the end that Lessor shall receive the entire amount of Lessee’s Percentage Share of Building Expenses for such calendar year and no more. If, based on Lessor’s Statement a payment from Lessee is required, Lessee shall not have the right to withhold or defer such payment pending a review of Lessor’s books and records pursuant to the following paragraph or the resolution of any dispute relating to Building Expenses. If the Expiration Date is on a day other than the last day of a calendar year, the amount of Building Expenses payable by Lessee for the calendar year in which Lease Termination falls shall be prorated on the basis which the number of days from the commencement of such calendar year to and including such Expiration Date bears to three hundred sixty (360). The termination of this Lease shall not affect the obligations of Lessor and Lessee pursuant to this Article 7.

Within ninety (90) days after Lessee receives a statement of actual Building Expenses paid or incurred for a calendar year, Lessee (and any of its agents, employees, consultants, contractors or representatives) shall have the right, upon written demand and reasonable notice, to inspect Lessor’s books and records relating to such Building Expenses for the calendar year covered by Lessor’s Statement for the purpose of verifying the amount set forth in such statement. Such inspection shall be made during Lessor’s normal business hours, at the place where such books and records are customarily maintained by Lessor. In no event may any such inspection be performed by a person or entity being compensated on a contingency fee basis or based upon a share of any refund obtained by Lessee. Information obtained by such inspection shall be kept in the strictest confidence by Lessee. Unless Lessee asserts in writing a specific error within one hundred eighty (180) days following Lessee’s receipt of Lessor’s Statement, the amounts set forth in Lessor’s Statement shall be conclusively deemed correct and binding on Lessee. If it is determined that Lessor has overstated the sum of actual Building Taxes and Building Operating Expenses for a particular calendar year, then Lessee shall be entitled to a credit against its rental obligations next thereafter coming due under this Lease in the amount of any overpayment by Lessee (except that if such overpayment is determined to have been made after the expiration of the Term and satisfaction of Lessee’s remaining obligations under this Lease, then Lessor shall promptly refund any such overpayment to Lessee), and, in addition, if it is determined that Lessor has overstated the sum of actual Building Taxes and Building Operating Expenses for a particular calendar year by more than five percent (5%) and such overstatement results in Lessor owing a reimbursement to Lessee of more than Five Hundred Dollars ($500.00), then Lessor shall reimburse Lessee’s reasonable third-party out of pocket expenses incurred in conducting such inspection, within thirty (30) days following Lessee’s submission to Lessor of reasonable evidence of such expenses.

(i) Operating Expenses. As used in this Lease, “Building Operating Expenses” means all of the Building Service Expenses and an allocable portion of the Project Expenses as follows:

(A) Building Service Expenses. Building Operating Expenses shall include all costs of operation, maintenance, repair and management of the Building and Building Common Area (defined in Article 55), hereinafter collectively referred to as “Building Service Expenses,” as determined by Lessor’s commercially reasonable real estate accounting practices. Building Service Expenses as used herein shall include, but not be limited to, all sums expended in connection with all general maintenance, repairs, painting, cleaning, sweeping and janitorial services; maintenance and repair of signs, indoor plants, and atriums; trash removal; sewage; electricity, gas, water and any other utilities (including any temporary or permanent utility surcharge or other exaction whether now or hereafter imposed); maintenance and repair of any fire protection systems, elevator systems, lighting systems, storm drainage systems, heating, ventilation and air conditioning systems and other utility and/or mechanical systems; any governmental imposition or surcharge imposed upon Lessor with respect to the Building or assessed against the Building; all costs and expenses pertaining to a security alarm system or other security services or measures for the Building, if Lessor deems necessary in Lessor’s sole business judgment; materials; supplies; tools; amortization (over the reasonably anticipated useful life of the applicable item) on maintenance and operating machinery and equipment (if owned) and rental paid for such machinery and equipment (if rented) used in connection with the repair or maintenance of the Building; service agreements on equipment; maintenance and repair of the roof (including repair of leaks and resurfacing) and the exterior surfaces of all improvements (including painting); non-structural maintenance and repair of structural parts (including repair of leaks and resurfacing) and the exterior surfaces of all improvements (including painting); window cleaning; elevator or escalator services; materials handling; fees for licenses and permits relating to operation of the Building; the cost of complying with rules, regulations and orders of governmental authorities; Building office rent or rental value; accounting and legal fees; the cost of contesting the validity or applicability of any governmental enactment which may affect Building Service Expenses; personnel to implement such services, including, if Lessor deems necessary, the cost of security guards and valet attendants; public liability, environmental impairment, property damage and fire and extended coverage insurance on the Building (in such amounts and providing such coverage as determined in Lessor’s sole discretion and which may include, without limitation, liability, all risk property, lessor’s risk liability, war risk, vandalism, malicious mischief, boiler and machinery, rental income, earthquake, flood and worker’s compensation insurance); compensation and fringe benefits payable to all persons employed by Lessor in connection with the operation, maintenance, repair and management of the Building; and a management fee not to exceed four percent (4%) of gross receipts from the Building (including, without limitation, all rentals and parking receipts from Building tenants and/or visitors). Lessor may cause any or all of said services to be provided by an independent contractor or contractors, or they may be rendered by Lessor. It is the intent of the parties hereto that Building Service Expenses shall include every cost paid or incurred by Lessor in connection with the operation, maintenance, repair, and management of the Building, and the specific examples of Building Service Expenses stated in this Article 7 are in no way intended to, and shall not, limit the costs comprising Building Service Expenses, nor shall such examples be deemed to obligate Lessor to incur such costs or to provide such services or to take such actions, except as may be expressly required of Lessor in other portions of this Lease, or except as Lessor, in its sole discretion, may elect. The maintenance of the Building shall be reasonably determined by Lessor so as to maintain the same in good condition and repair, reasonable wear and tear excepted (subject to the express provisions of this Lease governing maintenance, repair, replacement, casualty and condemnation) and all costs incurred by Lessor in good faith shall be deemed conclusively binding on Lessee. If less than one hundred percent (100%) of the Rentable Area of the Building is occupied during any calendar year, then in calculating Building Service Expenses for such year, the components of Building Service Expenses which vary based upon occupancy level shall be adjusted to equal Lessor’s reasonable estimate of the amount of such Building Service Expenses had one hundred percent (100%) of the total Rentable Area of the Building been occupied during such year. Notwithstanding anything to the contrary contained in this Lease, in no event shall Building Service Expenses include (1) any costs relating to the structural repairs to maintain the structural integrity of the Building (including, without limitation, the structural repairs to the structural elements of the exterior, walls, roof, columns, footings and floor slab of the Building), (2) costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements to other tenant’s leased premises within the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant leasable space within the Building, (3) costs in order to market space to potential tenants, leasing commissions, and attorneys’ fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments or other costs in connection with lease, sublease and/or assignment negotiations with present or prospective tenants or other occupants of the Building, (4) costs incurred for restoration following condemnation to the extent reimbursed by condemnation award or for repair of damage to the Building to the extent resulting from a casualty event not covered by Lessor’s insurance or to the extent reimbursed by insurance proceeds or to the extent the same would have been reimbursed by insurance proceeds had Lessor maintained the insurance required of Lessor under this Lease (provided that insurance deductibles as may be then commercially reasonable for comparable buildings in the Cupertino area shall be included in Building Service Expenses), (5) reserves (except that nothing contained herein shall be deemed to prevent Lessor’s collection of anticipated Building Service Expenses for the current year), (6) ground lease rental on any underlying ground lease or interest, principal, points and/or fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Building, (7) to the extent any employee of Lessor spends only a portion of his or her time working with respect to the Building (as opposed to full time work with respect to the Building), a prorated amount of such employee’s wages, salaries and compensation based upon the portion of time spent by such employee with respect to the projects other than the Building, (8) costs of correcting any presently existing non-compliance of the Building with applicable laws (as enforced upon the execution of this Lease) other than any such existing non-compliance where compliance work is not presently required to be performed (as opposed to existing non-compliance where compliance work is legally mandated even in the absence of subsequent improvements, alterations or change in use), (9) costs resulting from the negligence or willful misconduct of Lessor or Lessor’s agents, employees or contractors, (10) costs incurred due to violation by Lessor or any other tenant in the Building of the terms and conditions of any lease for space within the Building, (11) the cost of any service provided to Lessee or other occupants of the Building or other cost includable in Building Service Expenses pursuant hereto for which Lessor is entitled to be separately reimbursed by insurance, third parties or otherwise (other than reimbursement by lessees as a part of their respective payments of Building Service Expenses), (12) charitable or political contributions, (13) interest, penalties or other costs arising out of Lessor’s failure to make timely payment of its obligations, (14) overhead and profit paid to Lessor or to subsidiaries or affiliates of Lessor for goods and/or services in the Building to the extent the same exceeds the costs of such goods and/or services rendered by qualified, unaffiliated third parties on a competitive basis, (15) Lessor’s general corporate overhead and general and administrative expenses not specifically incurred in the management, maintenance and operation of the Building (including, without limitation, compensation to officers and principals of Lessor above the level of building manager), (16) costs to remediate Hazardous Materials located upon, within or beneath the Building prior to the Commencement Date, (17) costs (other than ordinary maintenance) for sculpture, paintings and other objects of art, or (18) capital improvements to the extent the same are upgrades, as opposed to repairs or replacements, and are not required to comply with applicable laws or other governmental requirements or intended to result in cost savings. In addition, any capital expenditure includable as a Building Service Expense shall not be wholly included in Building Service Expenses in the year incurred and instead shall be amortized over the useful life of the applicable item as reasonably determined by Lessor, and Building Service Expenses shall include annual amortization of such expenditure during each year of such useful life. In no event shall there be any duplication of items included in Building Service Expenses and items included in Project Expenses.

(B) Project Expenses. Building Operating Expenses shall include the Building’s equitable share of all direct costs of operation, maintenance, repair and management of the Project (as opposed to expenses relating solely to the Building or any other particular building within the Project) and/or the Exterior Common Area, determined by Lessor’s commercially reasonable real estate accounting practices (collectively, “Project Expenses”). Such costs shall be allocated by Lessor between the Building containing the Premises and the other buildings located within the Project from time to time, in such manner as Lessor reasonably determines in good faith. Project Expenses as used herein shall include, but not be limited to, all sums expended in connection with all general maintenance, repairs, resurfacing, painting, restriping, cleaning, sweeping, and janitorial services; maintenance and repair of sidewalks, curbs, signs and other Exterior Common Areas; maintenance and repair of sprinkler systems, planting, and landscaping; trash removal; sewage; electricity, gas, water and any other utilities (including any temporary or permanent utility surcharge or other exaction whether now or hereafter imposed); maintenance and repair of directional signs and other markers and bumpers; maintenance and repair of any fire protection systems, elevator systems, lighting systems, storm drainage systems and other utility systems; any governmental imposition or surcharge imposed upon Lessor or assessed against the Exterior Common Area or the Project; materials; supplies, tools; amortization (over the reasonably anticipated useful life of the applicable item) on maintenance and operating machinery and equipment (if owned) and rental paid for such machinery and equipment (if rented); service agreements on equipment; maintenance and repair of parking areas and parking structures, if any; non-structural maintenance and repair of structural parts (including foundation and floor slabs); elevator services, if applicable; material handling; fees for licenses and permits relating to the Exterior Common Area; the cost of complying with rules, regulation and orders of governmental authorities; accounting and legal fees; the cost of contesting the validity or applicability of any governmental enactment which may affect Project Expenses; personnel to implement such services, including if Lessor deems necessary, the cost of security guards and valet attendants; all annual assessments and special assessments levied or charged against the Project and/or Lessor pertaining to the Project by the Cupertino City Center Owner’s Association pursuant to the “CC&R’s” (as hereinafter defined); public liability, environmental impairments, property damage and fire and extended coverage insurance on Exterior Common Area (in such amounts and providing such coverage as determined in Lessor’s sole discretion and which may include, without limitation, liability, all risk property, lessor’s risk liability, war risk, vandalism, malicious mischief, sprinkler leakage, boiler and machinery, parking income, earthquake, flood and worker’s compensation insurance); compensation and fringe benefits payable to all persons employed by Lessor in connection with the operation, maintenance, repair and management of the Exterior Common Area; and a management fee not to exceed four percent (4%) of gross receipts from the (exclusive of amounts collected from tenants of any building within the Project under their respective leases). Lessor may cause any or all of said services to be provided by an independent contractor or contractors, or they may be rendered by Lessor. It is the intent of the parties hereto that Project Expenses shall include every cost paid or incurred by Lessor in connection with the operation, maintenance, repair and management of the Exterior Common Area, and the specific examples of Project Expenses stated in this Article 7 are in no way intended to, and shall not limit the costs comprising Project Expenses, nor shall such examples be deemed to obligate Lessor to incur such costs or to provide such services or to take such actions except as Lessor may be expressly required in other portions of this Lease, or except as Lessor, in its sole discretion, may elect. The maintenance of the Exterior Common Areas shall be reasonably determined by Lessor so as to maintain the same in good condition and repair, reasonable wear and tear excepted (subject to the express provisions of this Lease governing maintenance, repair, replacement, casualty and condemnation) and all costs incurred by Lessor in good faith shall be deemed conclusively binding on Lessee. If less than one hundred percent (100%) of the Rentable Area of the Project is occupied during any calendar year, then in calculating Project Expenses for such year, the components of Project Expenses which vary based upon occupancy level shall be adjusted to equal Lessor’s reasonable estimate of the amount of such Project Expenses had one hundred percent (100%) of the total Rentable Area of the Project been occupied during such year. Notwithstanding anything to the contrary contained in this Lease, in no event shall Project Expenses include (1) any costs relating to the structural repairs to maintain the structural integrity of the Project (including, without limitation, the structural repairs to the structural elements of the exterior, walls, roof, columns, footings and floor slab of the Project), (2) costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements to other tenant’s leased premises within the Project or incurred in renovating or otherwise improving, decorating. painting or redecorating vacant leasable space within the Project, (3) costs in order to market space to potential tenants, leasing commissions, and attorneys’ fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments or other costs in connection with lease, sublease and/or assignment negotiations with present or prospective tenants or other occupants of the Project, (4) costs incurred for restoration following condemnation to the extent reimbursed by condemnation award or for repair of damage to the Project to the extent resulting from a casualty event not covered by Lessor’s insurance or to the extent reimbursed by insurance proceeds or to the extent the same would have been reimbursed by insurance proceeds had Lessor maintained the insurance required of Lessor under this Lease (provided that insurance deductibles as may be then commercially reasonable as an insurance deductible for comparable buildings in the Cupertino area shall be included in Project Expenses), (5) reserves (except that nothing contained herein shall be deemed to prevent Lessor’s collection of anticipated Project Expenses for the current year). (6) ground lease rental on any underlying ground lease or interest, principal, points and/or fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Project, (7) to the extent any employee of Lessor spends only a portion of his or her time working with respect to the Project (as opposed to full time work with respect to the Project), a prorated amount of such employee’s wages, salaries and compensation based upon the portion of time spent by such employee with respect to the projects other than the Project, (8) costs of correcting any presently existing non-compliance of the Project with applicable laws (as enforced upon the execution of this Lease) other than any such existing non-compliance where compliance work is not presently required to be performed (as opposed to existing non-compliance where compliance work is legally mandated even in the absence of subsequent improvements, alterations or change in use), (9) costs resulting from the negligence or willful misconduct of Lessor or Lessor’s agents, employees or contractors, (10) costs incurred due to violation by Lessor or any other tenant in the Building of the terms and conditions of any lease for space within the Project, (11) the cost of any service provided to Lessee or other occupants of the Building for which Lessor is entitled to be separately reimbursed (other than as a part of Project Expenses), (12) charitable or political contributions, (13) interest, penalties or other costs arising our of Lessor’s failure to make timely payment of its obligations, (14) overhead and profit paid to Lessor or to subsidiaries or affiliates of Lessor for goods and/or services in the Project to the extent the same exceeds the costs of such goods and/or services rendered by qualified, unaffiliated third parties on a competitive basis, (15) Lessor’s general corporate overhead and general and administrative expenses not specifically incurred in the management, maintenance and operation of the Project (including, without limitation, compensation to officers and principals of Lessor above the level of building manager), (16) costs to remediate Hazardous Materials located upon, within or beneath the Project prior to the Commencement Date, (17) costs (other than ordinary maintenance) for sculpture, paintings and other objects of art, or (18) capital improvements to the extent the same are upgrades, as opposed to repairs or replacements, and are not required to comply with applicable laws or other governmental requirements or intended to result in cost savings. In addition, any capital expenditure includable in Project Expenses shall not be wholly included in Project Expenses in the year incurred and instead shall be amortized over the useful life of the applicable item as reasonably determined by Lessor, and Project Expenses shall include annual amortization of such expenditure during each year of such useful life. In no event shall there be any duplication of items included in Project Expenses and items included in Building Service Expenses.

(ii) Project Taxes. “Building Taxes” as used in this Lease, shall mean those items of “Project Taxes” (as hereinafter defined) which relate solely to the Building, plus an equitable share of Project Taxes which relate to the land underlying the Project, to the Exterior Common Areas and/or to the Project as a whole (as opposed to Project Taxes relating solely to the Building or any other particular building within the Project), which equitable share shall be allocated by Lessor between the Building and the other buildings located within the Project from time to time, in such manner as Lessor reasonably determines in good faith. For purposes of clarification, in no event shall Building Taxes include any impositions or assessments imposed in connection with any future development of one or more other buildings within the Project. The term “Project Taxes” as used in this Lease shall collectively mean (to the extent any of the following are not paid by Lessee pursuant to Article 7.c. below) all: real estate taxes and general or assessments (including, but not limited to, assessments for public improvements or benefits); personal property taxes; taxes based on vehicles utilizing parking areas on the Parcel; taxes computed or based on rental income (including without limitation any municipal business tax but excluding federal, state and municipal net income taxes); Environmental Surcharges; excise taxes; gross receipts taxes; sales and/or use taxes; employee taxes; water and sewer taxes, levies, assessments and other charges in the nature of taxes or assessments (including, but not limited to, assessments for public improvements or benefit); and all other governmental, quasi-governmental or special district impositions of any kind and nature whatsoever, regardless of whether now customary or within the contemplation of the parties hereto and regardless of whether resulting from increased rate and/or valuation, or whether extraordinary or ordinary, general or special, unforeseen or foreseen, or similar or dissimilar to any of the foregoing which during the Lease Term are laid, levied, assessed or imposed upon Lessor and/or become a lien upon or chargeable against the Project or the Premises, Building, Common Area and/or Parcel under or by virtue of any present or future laws, statutes, ordinances, regulations, or other requirements of any governmental authority or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments whatsoever. The term “Environmental Surcharges” shall include any and all expenses, taxes, charges or penalties imposed by the Federal Department of Energy, Federal Environmental Protection Agency, the Federal Clean Air Act, or any regulations promulgated thereunder, or imposed by any other local, state or federal governmental agency or entity now or hereafter vested with the power to impose taxes, assessments or other types of surcharges as a means of controlling or abating environmental pollution or the use of energy in regard to the use, operation or occupancy of the Project including the Premises, Building, Common Area and/or Parcel. The term “Project Taxes” shall include (to the extent the same are not paid by Lessee pursuant to Article 7.c. below), without limitation: the cost to Lessor of contesting the amount or validity or applicability of any Project Taxes described above; and all taxes, assessments, levies, fees, impositions or charges levied, imposed, assessed, measured, or based in any manner whatsoever upon or with respect to the use, possession, occupancy, leasing, operation or management of the Project (including, without limitation, the Premises, Building, Common Area and/or Parcel) or in lieu of or equivalent to any Project Taxes set forth in this Article 7.b.(ii). In no event shall Project Taxes include Lessor’s net income, succession, documentary transfer, gift, franchise, estate or inheritance taxes or assessments attributable to above-standard improvements within the premises leased by any lessee of the Project. In addition, Project Taxes shall be calculated as if real property assessments were paid in the maximum number of installments permitted (and Project Taxes shall therefore include, without limitation, interest payable as a result of such payment in installments), whether or not actually so paid.

c. Other Taxes. Lessee shall pay the following:

(i) Lessee shall pay (or reimburse Lessor as additional rent if Lessor is assessed), before delinquency, any and all taxes levied or assessed, and which become payable for or in connection with any period during the Term, upon all of the following (collectively, “Leasehold Improvements and Personal Property”): Lessee’s Leasehold Improvements, the Lessee Improvements, equipment, furniture, furnishings, fixtures, merchandise, inventory, machinery, appliances and other personal property located in the Premises; except only that which has been paid for by Lessor and is the standard of the Building. Lessee hereby acknowledges receipt of a copy of a schedule setting forth the improvements comprising the standard of the Building. If any or all of the Leasehold Improvements and Personal Property are assessed and taxed with the Project, Lessee shall pay to Lessor such taxes within ten (10) days after delivery to Lessee by Lessor of a statement in writing setting forth the amount applicable to the Leasehold Improvements and Personal Property. If the Leasehold Improvements and Personal Property are not separately assessed on the tax statement or bill, Lessor’s good faith determination of the amount of such taxes applicable to the Leasehold Improvements and Personal Property shall be a conclusive determination of Lessee’s obligation to pay such amount as so determined by Lessor.

(ii) Lessee shall pay (or reimburse Lessor if Lessor is assessed, as additional rent), prior to delinquency or within ten (10) days after receipt of a statement thereof, any and all other taxes, levies, assessments, or surcharges payable by Lessor or Lessee and relating to this Lease, the Premises or Lessee’s activities in the Premises (other than Lessor’s net income, succession, transfer, gift, franchise, estate, or inheritance taxes), whether or not now customary or within the contemplation of the parties hereto, now in force or which may hereafter become effective, including but not limited to taxes: (1) upon, allocable to, or measured by the area of the Premises or on the Rentals payable hereunder, including without limitation any gross income, gross receipts, excise, or other tax levied by the state, any political subdivision thereof, city or federal government with respect to the receipt of such Rentals; (2) upon or with respect to the use, possession, occupancy, leasing, operation and management of the Premises or any portion thereof; (3) upon this transaction or any document to which Lessee is a party creating or transferring an interest or an estate in the Premises; or (4) imposed as a means of controlling or abating environmental pollution or the use of energy, including, without limitation, any parking taxes, levies or charges or vehicular regulations imposed by any governmental agency. Lessee shall also pay, prior to delinquency, all privilege, sales, excise, use, business, occupation, or other taxes, assessments, license fees, or charges levied, assessed, or imposed upon Lessee’s business operations conducted at the Premises. If any such taxes are payable by Lessor and it shall not be lawful for Lessee to reimburse Lessor for such taxes, then the Rentals payable hereunder shall be increased to net Lessor the net Rental after imposition of any such tax upon Lessor as would have been payable to Lessor prior to the imposition of any such tax.

(iii) Any payments made by Lessee directly to the applicable taxing authority pursuant to this subsection 7.c. shall be made prior to the applicable delinquency date for such payment, and Lessee shall deliver evidence of such payment to Lessor within fifteen (15) days thereafter.

8. USE.

a. In no event shall Lessee use or permit the use of the Premises for any purpose other than general office use (which may include, subject to compliance with applicable laws and governmental requirements, use of the Premises for administration, software design, incidental customer training, and non-destructive, research and development purposes and for other incidental lawful uses, all not involving Hazardous Materials, and all in a manner consistent with operation within a first-class general office use building, so as not to exceed the capacity of the mechanical and utility systems serving, and/or the floor load capacity of, the Premises or interfere with the use or occupancy of any other occupant of the Project). Lessor and Lessee hereby acknowledge and agree that the foregoing use restriction is an absolute prohibition against a change in use of the Premises as contemplated under California Civil Code Section 1997.230. Lessee shall not do or permit to be done in or about the Premises nor bring or keep anything therein which will in any way increase the existing rate of or adversely affect any fire or other insurance upon the Building or the Project or any of its contents, or cause cancellation of any insurance policy covering the Building or the Project or any part thereof or any of its contents. Lessee shall not, without prior consent of Lessor, bring into the Building or the Premises or use or incorporate in the Premises any apparatus, equipment or supplies that may cause substantial noise, odor, or vibration or overload the Premises or the Building or any of its utility or elevator systems or jeopardize the structural integrity of the Building or any part thereof. Lessee and Lessee’s agents, officers, employees, representatives, contractors, servants, invitees and/or guests (collectively “Lessee’s Agents”) shall not use, store, or dispose of any “Hazardous Materials” (defined below) on any portion of the Project. Without limiting the generality of the foregoing, Lessee shall not (either with or without negligence) cause or permit the escape, disposal or release of any Hazardous Materials in, on or below the Premises or any other portion of the Project. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release or other use of Hazardous Materials at the Premises during the Term of this Lease, then, to the extent it is conclusively determined that the same was caused by Lessee or any of its agents, employees, contractors, invitees or licensees, the reasonable costs thereof shall be reimbursed by Lessee to Lessor upon demand as additional rent. In addition, Lessee shall execute such affidavits, representations and certifications as may be reasonably required by Lessor from time to time concerning Lessee’s best knowledge and belief regarding the presence of Hazardous Materials at the Premises. Lessee shall indemnify, defend with counsel acceptable to Lessor, and hold Lessor and Lessor’s employees, agents, partners, officers, directors and shareholders harmless from and against any and all claims, actions, suits, proceedings, orders, judgment, losses, costs, damages, liabilities, penalties, or expenses (including, without limitation, attorneys’ fees) arising in connection with the breach of the obligations described in any of the previous four sentences and the obligations of Lessee pursuant hereto and under the previous four sentences shall survive the Lease Termination. As used in this paragraph, “Hazardous Materials” means any chemical, substance or material which has been determined or is hereafter determined by any federal, state, or local governmental authority to be capable of posing risk of injury to health or safety, including, without limitation, petroleum, asbestos, polychlorinated biphenyls, radioactive materials, radon gas, and/or biologically and/or chemically active materials. Without limiting the generality of the foregoing, the definition of “Hazardous Materials” shall include those definitions found in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. §§ 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §§ 6901 et seq., the Hazardous Materials Transportation Authorization Act, 49 U.S.C. §§ 5101 et seq., the National Environmental Policy Act, 42 U.S.C. §§ 4321 et seq., the Clean Water Act. 33 U.S.C. §§ 1251 et seq., the Clean Air Act, 42 U.S.C. §§ 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq., the Safe Drinking Water Act, 42 U.S.C. §§ 3001 et seq., the Occupational Safety and Health Act, 29 U.S.C. §§ 651 et seq., Division 20 of the California Health and Safety Code commencing at Section 24000. Division 7 of the California Water Code commencing at Section 13000, each as amended from time to time, and all similar federal, state and local statutes and ordinances and all rules, regulations or policies promulgated thereunder. Lessee shall not do or permit anything to be done in or about the Premises which will in any way unreasonably obstruct or interfere with the rights of other tenants or occupants of the Building or the Project or injure them or use or allow the Premises to be used for any improper, immoral, or unlawful purpose, nor shall Lessee cause, maintain or permit any nuisance in, on or about the Premises. Lessee shall not commit or suffer to be committed any waste in or upon the Premises.

Lessor shall promptly notify Lessee of any Hazardous Materials actually known by Lessor to exist in or about the Premises or other portions of the Project at levels in violation of applicable laws or which otherwise pose a material risk of having a material and adverse affect upon the operation of Lessee’s business from the Premises (including, without limitation, access to and/or use of the Premises and parking areas serving the Project). If requested by Lessee within thirty (30) days following the execution of this Lease, Lessor shall provide to Lessee copies of any Hazardous Materials reports or other environmental reports respecting the Project then existing in Lessor’s possession, which reports shall be maintained by Lessee in strict confidence. Notwithstanding anything to the contrary contained herein, Lessee shall not be responsible for costs related to the testing, remediation and/or presence of Hazardous Materials on or about the Premises or Project except to the extent caused to be present thereon or thereabout by Lessee, any subtenant of Lessee and/or any of their respective employees, agents, representatives, contractors and/or invitees.

b. Effect of Use Restriction. Lessor and Lessee hereby acknowledge and agree that the use restriction set forth in subsection 8.a. above shall be deemed reasonable in all respects and under all circumstances. Lessor and Lessee further acknowledge and agree that, notwithstanding any provision of this Lease to the contrary, (i) in the event Lessee requests Lessor’s consent to a proposed assignment of this Lease or subletting of the Premises, Lessor shall be deemed reasonable in withholding its consent to such assignment or subletting if the proposed assignee or subtenant desires to use the Premises for any purpose other than as expressly provided in subsection 8.a. above, and (ii) in the event of a default by Lessee under the Lease, the enforcement of the use restriction set forth in subsection 8.a. above shall be deemed reasonable for purposes of computing the rental loss that could be or could have been reasonably avoided by Lessor pursuant to California Civil Code Section 1951.2 and in connection with the exercise of Lessor’s remedies under California Civil Code Section 1951.4.

Notwithstanding the preceding to the contrary, if Lessor withholds its consent to an assignment of the Lease or subletting of the Premises based upon the desire of the proposed assignee or subtenant to use the Premises for any purpose other than as expressly provided in subsection 8.a. above, or if Lessee is in default under this Lease, then, prior to commencing or pursuing any claim or defense against Lessor based upon the unreasonableness of the use restriction set forth in subsection 8.a. above, Lessee shall provide Lessor with written notice (by certified mail, postage prepaid and return receipt requested) setting forth Lessee’s objections to the enforcement of the use restriction in such instance, the basis upon which Lessee intends to demonstrate that the enforcement of such use restriction would be unreasonable in such instance, and the use(s) which Lessee believes Lessor should allow Lessee or its proposed assignee or subtenant, as the case may be, to make of the Premises. Within thirty (30) days of Lessor’s receipt of Lessee’s written notice of objection, Lessor shall provide Lessee with written notice of Lessor’s election to either (A) enforce the use restriction set forth in subsection 8.a. above, or (B) permit a change in the use of the Premises, provided that such proposed use shall in no event (1) require the use, storage or disposal of Hazardous Materials on or about the Premises or the Project, (2) increase or affect any fire or other insurance covering the Building or the Project, (3) interfere with the rights of other tenants of the Building or Project, including, without limitation, any exclusive use rights of such tenants, (4) be in violation of applicable federal, state or local laws, rules, regulations, codes or ordinances, or (5) require Lessor to construct or install, or to provide any allowance for the construction or installation of, any tenant improvements in the Premises. Notwithstanding the preceding to the contrary, in no event shall Lessor have any obligation to allow a change in the use of the premises, it being expressly understood by the parties that the use restriction set forth in subsection 8.a. above is an absolute prohibition against a change in use of the Premises. In the event Lessor fails to provide Lessee with written notice of its election to either enforce the use restriction or allow a change in use of the Premises within said thirty (30) day period, Lessor shall be deemed to have elected to enforce the use restriction. In the event Lessor elects or is deemed to have elected to enforce the use restriction as provided hereinabove, Lessee shall have the right to pursue such valid claims or defenses against Lessor as may be permitted under California Civil Code section 1997.040 and which Lessee is able to prove.

9. COMPLIANCE WITH LAWS. Lessee shall not use the Premises or permit anything to he done in or about the Premises which will in any way conflict with or violate any law, statute, ordinance, order or governmental rule or regulation or requirement of duly constituted public authorities or quasi-public authorities now in force or which may hereafter be enacted or promulgated. Lessee shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances, orders and governmental or quasi-governmental rules, regulations or requirements now in force or which may hereafter be in force and with all recorded documents which relate to or affect the condition, use or occupancy of the Premises, including, without limitation, that certain Declaration of Covenants, Conditions and Restrictions and Grant of Easements for Cupertino City Center, recorded October 9, 1985, Series No. 8554457 of the Official Records of Santa Clara County, California, as amended by First Amendment to Declaration of Covenants, Conditions and Restrictions and Grant of Easements for Cupertino City Center recorded September 12, 1987, Series No. 9417820 of the Official Records of Santa Clara County, California (as amended, the “CC&R’s”), and with the requirements of any board of fire insurance underwriters or other similar bodies now or hereafter constituted, relating to, or affecting the condition, use or occupancy of the Premises, excluding structural changes not related to or affected by Lessee’s improvements, particular manner of use of the Premises or particular Alterations to the Premises. The judgment of any court of competent jurisdiction or the admission of Lessee in any action against Lessee, whether Lessor be a party thereto or not, that Lessee has violated any law, statute, ordinance, or governmental or quasi-governmental rule, regulation or requirement, shall be conclusive of that fact as between the Lessor and Lessee. Lessee shall obtain, prior to taking possession of the Premises, all permits, licenses, or other authorizations for the lawful operation of its business at the Premises. Lessee shall indemnify, defend with counsel acceptable to Lessor and hold Lessor and Lessor’s employees, agents, partners, officers, directors and shareholders harmless from and against any claim, action, suit, proceeding, order, judgment, liability, penalty or expense (including, without limitation, attorneys’ fees) arising out of the failure of Lessee to comply with any applicable law, statute, ordinance, order, rule, regulation, requirement or recorded document. Lessee acknowledges that Lessee has independently investigated and is satisfied that the Premises are suitable for Lessee’s intended use and that the Building and Premises meet all governmental and quasi-governmental requirements for such intended use.

Lessor and Lessee acknowledge that, in accordance with the provisions of the Americans with Disabilities Act of 1990 (the “ADA”), responsibility for compliance with the terms and conditions of Title Ill of the ADA may be allocated as between Lessor and Lessee. In this regard and notwithstanding anything to the contrary contained in the Lease, Lessor and Lessee agree that the responsibility for compliance with the ADA (including, without limitation, the removal of architectural and communications barriers and the provision of auxiliary aids and services to the extent required) shall he allocated as follows: (i) Lessee shall be responsible for compliance with the provisions of Title I of the ADA, and of Title II and Title III of the ADA as Titles II and III relate to any construction, renovations, alterations and repairs made within the Premises if such construction, renovations, alterations and repairs are made by Lessee, at its expense without the assistance of Lessor; (ii) Lessor shall be responsible for compliance with the provisions of Title II and III of the ADA for all construction, renovations, alterations and repairs which Lessor is required, under this Lease, to make within the Premises, whether (pursuant to the relevant provisions of the Lease) at Lessor’s or Lessee’s expense; and (iii) Lessor shall be responsible for compliance with the provisions of Title III of the ADA for all exterior and interior areas of the Building not included within the Premises except to the extent such compliance is necessitated as a result of Lessee’s particular use of, or alterations to, the Premises. Lessor agrees to indemnify, defend and hold Lessee harmless from and against any claims, damages, costs and liabilities arising out of Lessor’s failure, or alleged failure, as the case may be, to comply with the ADA, to the extent such compliance has been allocated to Lessor herein, which indemnification obligation shall survive the expiration or termination of this Lease if the Lease has not been terminated by reason of a default by Lessee. Lessee agrees to indemnify, defend and hold Lessor harmless from and against any claims, damages, costs and liabilities arising out of Lessee’s failure, or alleged failure, as the case may be, to comply with the ADA to the extent such compliance has been allocated to Lessee herein, which indemnification obligation shall survive the expiration or termination of this Lease. Lessor and Lessee each agree that the allocation of responsibility for ADA compliance shall not require Lessor or Lessee to supervise, monitor or otherwise review the compliance activities of the other with respect to its assumed responsibilities for ADA compliance as set forth in this Article 9. Lessor shall, in complying with the ADA (to the extent such compliance has been allocated to Lessor herein), be entitled to rely upon representations made to, or information given to Lessor by Lessee in regard to Lessee’s use of the Premises, Lessee’s employees, and other matters pertinent to compliance with the ADA. The indemnity of Lessee set forth above shall apply as to any liability arising against Lessor by reason of any misrepresentations or misinformation knowingly given by Lessee to Lessor. The allocation of responsibility for ADA compliance between Lessor and Lessee, and the obligations of Lessor and Lessee established by such allocations, shall supersede any other provisions of the Lease that may contradict or otherwise differ from the requirements of this Article 9; except, however, that in the event of any conflict between the provisions of Article 4.d. above and the provisions of this Article 9, the provisions of Article 4.d. above shall control.

10.	ALTERATIONS AND ADDITIONS.

a. Lessee’s Alterations. Lessee shall not make or suffer to be made any alterations, additions, changes or improvements (collectively, “Alterations”) to or of the Premises, or any part thereof without Lessor’s prior written consent, which consent shall not, except as otherwise expressly provided in the Lease, be unreasonably withheld; except, however, that without Lessor’s consent but upon at least ten (10) business days prior written notice to Lessor, Lessee may make interior, non-structural Alterations costing less than Twenty-Five Thousand Dollars ($25,000.00) per work of Alterations and not (1) requiring the demolition of any material existing improvements, or (2) affecting the mechanical or utility systems serving the Premises or the exterior appearance of the Building. Lessor may impose, as a condition to the aforesaid consent, such reasonable requirements as Lessor may deem necessary in its reasonable discretion, including without limitation: the manner in which the work is done; a right of approval of the contractor by whom the work is to be performed; the times during which such work is to be accomplished; the requirement that Lessee reimburse Lessor, as additional rent, for Lessor’s reasonable out-of-pocket costs incurred in reviewing any proposed Alterations, whether or not Lessor’s consent is granted; and the requirement that at Lease Termination, either (i) Lessee, at its expense, will remove any and all such Alterations installed by Lessee and shall, at its cost, promptly repair all damages to the Project caused by such removal, or (ii) the Alterations made by Lessee shall remain with the Premises, be a part of the realty, and belong to Lessor. If Lessor consents to any Alterations to the Premises by Lessee, the same shall be made by Lessee at Lessee’s sole cost and expense in accordance with plans and specifications approved by Lessor. Any such Alterations made by Lessee shall be performed in accordance with all applicable laws, ordinances and codes and in a first class workmanlike manner, and shall not weaken or impair the structural strength or lessen the value of the Building, shall not invalidate, diminish, or adversely affect any warranty applicable to the Building or any other improvements located within the Project, including any equipment therein, and shall be performed in a manner causing Lessor and Lessor’s agents and other tenants of the Building the least interference and inconvenience practicable under the circumstances. In making any such Alterations, Lessee shall, at Lessee’s sole cost and expense:

(i) File for and secure any necessary permits or approvals from all governmental departments or authorities having jurisdiction, and any utility company having an interest therein,

(ii) Notify Lessor in writing at least ten (10) days prior to the commencement of work on any Alteration, so that Lessor can post and record appropriate notices of non-responsibility, and

(iii) Provide Lessor with copies of all drawings and specifications prior to commencement of construction of any Alterations, and provide Lessor with “as built” plans and specifications (on CAD diskette if available) following completion of such Alterations.

In no event shall Lessee make or suffer to be made any Alteration to the Common Area or the structural portions of the Building or any part thereof without Lessor’s prior written consent, which consent may be withheld in Lessor’s sole discretion.

b. Removal. Upon Lease Termination, Lessee shall, upon written demand by Lessor at Lessee’s sole cost and expense, forthwith and with all due diligence remove any Alterations made by Lessee, which is then designated by Lessor to be removed and Lessee shall, forthwith and with all due diligence at its sole cost and expense, repair any damage to the Project caused by such removal; provided that Lessor shall not be permitted to require removal of a particular Alteration made by Lessee if, prior to making the applicable Alteration, Lessee requested of Lessor in writing whether such Alteration was subject to such requirement for removal and Lessor at such time specified that such Alteration was not so subject to such requirement for removal (and Lessor hereby agrees to promptly respond to any Tenant request as to whether a proposed Alteration shall be subject to such requirement for removal). Lessee shall also, upon Lease Termination and provided that Lessee is not then in default hereunder, remove Lessee’s movable equipment, furnishings, trade fixtures and other personal property (excluding any Alterations made by Lessee not specifically designated by Lessor to be removed), provided that Lessee shall, forthwith and with all due diligence at its sole cost and expense, repair any damages to the Project caused by such removal. Unless Lessor elects to have Lessee remove any such Alterations, all such Alterations except for movable furniture and trade fixtures of Lessee not affixed to the Premises, shall become the property of Lessor upon Lease Termination (without any payment therefor) and remain upon and be surrendered with the Premises.

c. Alterations Required by Law. Lessee shall pay to Lessor as additional rent, the cost of any structural or non-structural alteration, addition or change to the Building and/or at Lessor’s election, shall promptly make, at Lessee’s sole expense and in accordance with the provisions of subsection 10.a. above, any structural or non-structural alteration, addition or change to the Premises required to comply with laws, regulations, ordinances or orders of any public agencies, whether now existing or hereinafter promulgated, where such alterations, additions or changes are required by reason of: Lessee’s or Lessee’s Agents’ acts; Lessee’s particular use or change of use to the Premises; alterations or improvements to the Premises made by or for Lessee; or Lessee’s application for any permit or governmental approval.

d. Lessor’s Improvements. All fixtures, improvements or equipment which are installed, constructed on or attached to the Premises, or any part of the Project by Lessor at its expense shall be a part of the realty and belong to Lessor.

11.	REPAIRS.

a. By Lessee. Subject to the express covenants, representations and warranties of Lessor set forth in this Lease, by taking possession of the Premises, Lessee shall be deemed to have accepted the Premises as being in good and sanitary order, condition and repair and to have accepted the Premises in their condition existing as of the date of such possession, subject to all applicable laws, covenants, conditions, restrictions, easements, and other matters of public record and the Rules and Regulations from time to time reasonably promulgated by Lessor governing the use of any portion of the Project. Lessee shall at Lessee’s sole cost and expense, keep every part of the Premises (excepting therefrom the structural portions of the Building. Building systems, roof, foundation and exterior walls) in good condition and repair, damage thereto from causes beyond the control of Lessee (and not caused by any act or omission of Lessee or Lessee’s Agents) and ordinary wear and tear excepted. If Lessee fails to maintain the Premises as required by this Lease, Lessor may give Lessee notice to do such acts as are reasonably required to so maintain the Premises and if Lessee fails to commence such work immediately in an emergency or where immediate action is required to protect the Premises or any portion of the Project, or within ten (10) days after such notice is given under other circumstances, and diligently prosecute it to completion, then Lessor or Lessor’s agents, in addition to all of the rights and remedies available hereunder or by law and without waiving any alternative remedies, shall have the right to enter the Premises and to do such acts and expend such funds at the expense of Lessee as are reasonably required to perform such work. Any amount so expended by Lessor shall be paid by Lessee to Lessor as additional rent, upon demand. With respect to any work performed by Lessor pursuant to this Article 11.a., Lessor shall be liable to Lessee only for physical damage caused to Lessee’s personal property located within the Premises to the extent such damage is caused by Lessor’s active negligence or willful misconduct and is not covered by the insurance required to be maintained by Lessee pursuant to this Lease. In no event shall Lessor have any liability to Lessee for any other damages, or for any inconvenience or interference with the use of the Premises by Lessee, or for any consequential damages, including lost profits, as a result of performing any such work. Except as specifically provided in this Lease, Lessor shall have no obligation whatsoever to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof and the parties hereto affirm that Lessor has made no representations or warranties, express or implied, to Lessee respecting the condition of the Premises or any part of the Project except as specifically set forth in this Lease.

b. By Lessor. Except as expressly otherwise provided in this Lease, the costs of repairs and maintenance which are the obligation of Lessor under this Lease or which Lessor elects to perform under this Lease except such repairs and maintenance which are the responsibility of Lessee hereunder, shall be an Operating Expense. Lessor shall repair and maintain the structural portions of the Building, including the basic plumbing, air conditioning, heating and electrical systems installed or furnished by Lessor, unless such maintenance or repairs are caused in part or in whole by the neglect, fault or omission of any duty by Lessee or Lessee’s Agents, in which case Lessee shall pay to Lessor the reasonable cost of such maintenance or repairs as additional rent. Lessor shall not be liable for any failure to make any such repairs or to perform any maintenance for which Lessor is responsible as provided above unless Lessor fails to commence such work for a period of more than thirty (30) days after written notice of the need of such repairs or maintenance is given to Lessor by Lessee and the failure is due solely to causes within Lessor’s reasonable control. Except as provided in Article 17 and/or 21 of this Lease, there shall be no abatement of Rentals, and in any event there shall be no liability of Lessor by reason of any injury to or interference with Lessee’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Project or in or to fixtures, appurtenances and equipment therein (except for damage to Lessee’s fixtures, appurtenances or equipment caused by the negligence or willful misconduct of Lessor or any of its agents, employees or contractors, subject to Article 15 of this Lease). Lessee waives the benefits of any statute now or hereafter in effect (including, without limitation, the provisions of subsection I of Section 1932, Section 1941 and Section 1942 of the California Civil Code and any similar or dissimilar law, statute or ordinance now or hereafter in effect) which would otherwise afford Lessee the right to make repairs at Lessor’s expense (or to deduct the cost of such repairs from Rentals due hereunder) or to terminate this Lease because of Lessor’s failure to keep the Premises in good and sanitary order; except, however, that in the event of an emergency situation which (i) materially and adversely affects the operation of Lessee’s business from the Premises or which results an imminent risk of injury to persons or material property damage, and (ii) is susceptible of cure by Lessee’s performance of a Lessor maintenance and/or repair obligation under this Lease, then if Lessor shall fail to promptly commence and diligently prosecute to completion such cure following receipt of notice from Lessee of the existence of such situation, Lessee shall have the right, but not the obligation, to promptly take such measures as are necessary to cure such default (using the Building-standard subcontractors for utility or mechanical system work or work affecting the Building exterior, if such cure requires subcontractor work, provided such subcontractors are available at commercially reasonable rates for the work to be performed), and Lessor shall reimburse Lessee for the reasonable costs of completing such cure within thirty (30) days following Lessee’s submission to Lessor of reasonable evidence of the amount of such costs.

12. LIENS. Lessee shall keep the Premises and every portion of the Project free from any and all mechanics’, materialmen’s and other liens, and claims thereof, arising out of any work performed, materials furnished or obligations incurred by or for Lessee. Lessee shall indemnify and defend with counsel acceptable to Lessor and hold Lessor harmless from and against any liens, demands, claims, actions, suits, proceedings, orders, losses, costs, damages, liabilities, penalties, expenses, judgments or encumbrances (including without limitation, attorneys’ fees) arising out of any work or services performed or materials furnished by or at the direction of Lessee or Lessee’s Agents or any contractor employed by Lessee with respect to the Premises. Should any claims of lien relating to work performed, materials furnished or obligations incurred by Lessee be filed against, or any action be commenced affecting the Premises, any part of the Project, and/or Lessee’s interest therein, Lessee shall give Lessor notice of such lien or action within three (3) days after Lessee receives notice of the filing of the lien or the commencement of the action. If Lessee does not, within twenty (20) days following the imposition of any such lien, cause such lien to be released of record by payment or posting of a proper bond, Lessor shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including by payment of the claim giving rise to such lien or by posting a proper bond, or by requiring Lessee to post for Lessor’s benefit a bond, surety, or cash amount equal to one and one-half (1-1/2) times the amount of lien and sufficient to release the Premises and Project from the lien. All sums paid by Lessor pursuant to this Article 12 and all expenses incurred by it in connection therewith including attorneys’ fees and costs shall be payable to Lessor by Lessee as additional rent on demand.

13.	ASSIGNMENT AND SUBLETTING.

a. Prohibitions in General. Lessee shall not (whether voluntarily, involuntarily, or by operation of law) assign this Lease or allow all or any part of the Premises to be sublet, without Lessor’s prior written consent in each instance, which consent shall not be unreasonably withheld, subject, nevertheless, to the provisions of this Article 13. Notwithstanding anything to the contrary contained herein, Lessee shall have the right without Lessor’s prior consent and without being subject to Article 13.e. or 13g. below, but upon not less than fifteen (15) days prior written notice to Lessor, to assign this Lease or sublet the Premises to any entity (i) controlling, controlled by or having fifty percent (50%) or more common control with Lessee, or (ii) resulting from a merger or consolidation with Lessee or acquiring all or substantially all of the assets and/or stock of Lessee; provided that any such entity shall have a tangible net worth sufficient to satisfy all of Lessee’s lease obligations hereunder, and shall assume the obligations and liabilities of Lessee under this Lease accruing from and after the date of the assignment of Lessee’s interest in this Lease (or such obligations and liabilities as are to be performed by the sublessee under the terms of the applicable sublease in the event of a sublease), and no such assignment or sublease shall in any manner release Lessee from its primary liability under this Lease (any assignee or sublessee pursuant to an assignment or subletting permitted without the prior consent of Lessor pursuant to the provisions of this sentence is referred to in this Lease as a “Permitted Transferee”). Except for an allowed assignment or subletting pursuant to the foregoing provisions of this Article 13.a., Lessee shall not (whether voluntarily, involuntarily, or by operation of law) (i) allow all or any part of the Premises to be occupied or used by any person or entity other than Lessee, (ii) transfer any right appurtenant to this Lease or the Premises, (iii) mortgage, hypothecate or encumber the Lease or Lessee’s interest in the Lease or Premises (or otherwise use the Lease as a security device) in any manner, or (iv) permit any person to assume or succeed to any interest whatsoever in this Lease, without Lessor’s prior written consent in each instance, which consent may be withheld in Lessor’s sole and absolute discretion.

Any assignment, sublease, hypothecation, encumbrance, or transfer (collectively “Transfer”) without Lessor’s consent shall constitute a default by Lessee and shall be voidable. Lessor’s consent to any one Transfer shall not constitute a waiver of the provisions of this Article 13 as to any subsequent Transfer nor a consent to any subsequent Transfer. The provisions of this subsection 13.a. expressly apply to all heirs, successors, sublessees, assigns and transferees of Lessee. If Lessor consents to a proposed Transfer, such Transfer shall be valid and the transferee shall have the right to take possession of the Premises only if the Assumption Agreement described in subsection 13.c. below is executed and delivered to Lessor, Lessee has paid the costs and fees described in subsection 13.i. below, and an executed counterpart of the assignment, sublease or other document evidencing the Transfer is delivered to Lessor and such transfer document contains the same terms and conditions as stated in Lessee’s notice given to Lessor pursuant to subsection 13.d. below, except for any such modifications Lessor has consented to in writing. The acceptance of Rentals by Lessor from any person or entity other than Lessee shall not be deemed to be a waiver by Lessor of any provision of this Lease or to be a consent to any Transfer.

b. Collection of Rent. Lessee irrevocably assigns to Lessor, as security for Lessee’s obligations under this Lease, all rent not otherwise payable to Lessor by reason of any Transfer of all or any part of the Premises or this Lease. Lessor, as assignee of Lessee, or a receiver for Lessee appointed on Lessor’s application, may collect such rent and apply it toward Lessee’s obligations under this Lease; provided, however, that until the occurrence of any default by Lessee or except as provided by the provisions of subsection 13.f. below, Lessee shall have the right to collect such rent.

c. Assumption Agreement. As a condition to Lessor’s consent to any Transfer of Lessee’s interest in this Lease or the Premises, Lessee and Lessee’s assignee, sublessee, encumbrancer, hypothecate, or transferee (collectively “Transferee”), shall execute a written Assumption Agreement or Sublease Agreement, as applicable, in a form reasonably approved by Lessor, which Agreement shall include a provision that Lessee’s Transferee shall expressly assume all obligations of Lessee under this Lease accruing from and after the effective date of the Transfer, and shall be and remain jointly and severally liable with Lessee for the performance of all conditions, covenants, and obligations under this Lease from the effective date of the Transfer of Lessee’s interest in this Lease (except that as to a subletting, such agreement to assume Lessee’s obligations shall relate only to performance of such of Lessee’s obligations under this Lease as are the responsibility of such subtenant under the applicable sublease). In no event shall Lessor have any obligation to materially amend or modify this Lease in connection with any proposed Transfer, including, without limitation, amending or modifying the use restriction set forth in subsection 8.a. above.

d. Request for Transfer. Lessee shall give Lessor at least thirty (30) days prior written notice of any desired Transfer and of the proposed terms of such Transfer, including but not limited to: the name and legal composition of the proposed Transferee; an audited financial statement of the proposed Transferee prepared in accordance with generally accepted accounting principles within one year prior to the proposed effective date of the Transfer; the nature of the proposed Transferee’s business to be carried on in the Premises; the payment to be made or other consideration to be given on account of the Transfer; and other such pertinent information as may be reasonably requested by Lessor, all in sufficient detail to enable Lessor to evaluate the proposed Transfer and the prospective Transferee. Lessee’s notice shall not be deemed to have been served or given until such time as Lessee has provided Lessor with all information specified above and all additional information requested by Lessor pursuant to this subsection 13.d. Lessee shall immediately notify Lessor of any modification to the proposed terms of such Transfer.

e. Excess Consideration. In the event of any Transfer, Lessor shall receive as additional rent hereunder, fifty percent (50%) of Lessee’s “Excess Consideration” derived from such Transfer. As used herein, “Excess Consideration” shall mean all rent, additional rent, key money, bonus money and/or other consideration (including, without limitation, any payment in excess of fair market value for services rendered by Lessee to the Transferee for assets, fixtures, inventory, equipment, or furniture transferred by Lessee to the Transferee in connection with the Transfer) received by Lessee from a Transferee and/or paid by a Transferee on behalf of Lessee in connection with the Transfer in excess of the rent, additional rent and other sums payable by Lessee under this Lease (on a per square foot basis if less than all of the Premises is subject to such Transfer), less the sum of Lessee’s reasonable out-of-pocket costs incurred for brokerage commissions, attorneys’ fees and any Alterations to the Premises in connection with such Transfer. If part of the Excess Consideration shall be payable by the Transferee other than in cash, then Lessor’s share of such non-cash consideration shall be in such form as is reasonably satisfactory to Lessor.

f. Standards for Consent. Without otherwise limiting the criteria upon which Lessor may withhold its consent to any proposed Transfer, the parties hereby agree that it shall be deemed presumptively reasonable for Lessor to withhold its consent to a proposed Transfer if:

(i) The proposed Transferee’s net worth (according to generally accepted accounting principles) is not sufficient in Lessor’s business judgment given the obligations to be performed by the proposed Transferee pursuant to the proposed Transfer;

(ii) The proposed Transferee’s use of the Premises is inconsistent with the permitted use of the Premises set forth in this Lease or the proposed Transferee is of a character or reputation which is not consistent with the quality of the Building or Project;

(iii) As to a Transfer of less than all of the Premises, the space to be Transferred is not regular in shape with appropriate means of ingress and egress suitable for normal leasing purposes;

(iv) The proposed Transferee is a governmental agency or instrumentality thereof or a person or entity (or an affiliate thereof) currently leasing or occupying space within the Project or with whom Lessor is then negotiating for the lease or occupancy of space within the Project, so long as sufficient space remains available within the Project for lease to such proposed Transferee;

(v) Lessee is in default under this Lease beyond any applicable cure period at the time Lessee requests consent to the proposed Transfer; or

(vi) The proposed Transfer will result in more than a reasonable and safe number of occupants per floor within the space proposed to be Transferred or will result in insufficient parking for the Building.

g. Right of Recapture. In addition to and without limitation upon, the other rights of Lessor in the event of a proposed Transfer by Lessee pursuant to this Article 13, in the event of a proposed Transfer by Lessee of two-thirds (2/3rds) or more of the Premises, Lessor may elect (by written notice delivered to Lessee within thirty (30) days following Lessee’s submission to Lessor of all information required pursuant to subsection 13.d. above) to terminate this Lease effective as of the date Lessee proposes to enter into such Transfer (or in the case of a proposed Transfer of less than all of the Premises, terminate this Lease as to the portion of the Premises proposed to be Transferred as of the date of such proposed Transfer). Nothing contained in this Article shall be deemed to nullify Lessor’s right to elect to terminate this Lease in accordance with this subsection 13.g. including, but not limited to, Lessor’s failure to exercise the right to terminate this Lease with respect to any previous Transfer. Further, Lessee understands and acknowledges that Lessor’s option to terminate this Lease rather than approve a proposed Transfer of two-thirds (2/3rds) or more of the Premises is a material inducement for Lessor’s agreeing to lease the Premises to Lessee upon the terms and conditions herein set forth and is deemed a reasonable limitation upon Lessee’s right to enter into such a Transfer.

h. Corporations and Partnerships. If Lessee is a partnership, a withdrawal or substitution (whether voluntary, involuntary, or by operation of law and whether occurring at one time or over a period of time) of any partner(s) owning twenty-five percent (25%) or more of the partnership, any assignment(s) of twenty-five percent (25%) or more (cumulatively) of any interest in the capital or profits of the partnership, or the dissolution of the partnership shall be deemed a Transfer of this Lease. If Lessee is a corporation, limited liability company or other entity, subject to the provisions of Article 14.a above, any dissolution, merger, consolidation or other reorganization of Lessee, any sale or transfer (or cumulative sales or transfers) of the capital stock of or equity interests in Lessee in excess of twenty-five percent (25%) or any sale (or cumulative sales) of more than fifty percent (50%) of the value of the assets of Lessee shall be deemed a Transfer of this Lease. This subsection 13.h. shall not apply to corporations the capital stock of which is publicly traded.

i. Attorneys’ Fees and Costs. Lessee shall pay, as additional rent, Lessor’s reasonable costs and attorneys’ fees (not to exceed $1,500 per Transfer request) incurred for reviewing, investigating, processing and/or documenting any requested Transfer, whether or not Lessor’s consent is granted.

j. Miscellaneous. Regardless of Lessor’s consent, no Transfer shall release Lessee of Lessee’s obligations under this Lease or alter the primary liability of Lessee to pay the Rentals and to perform all other obligations to be performed by Lessee hereunder. The acceptance of Rentals by Lessor from any other person shall not be deemed to be a waiver by Lessor of any provision hereof. Upon default by any assignee of Lessee or any successor of Lessee in the performance of any of the terms hereof. Lessor may proceed directly against Lessee without the necessity of exhausting remedies against said assignee or successor. Lessor may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with any assignee of Lessee, without notifying Lessee, or any successor of Lessee and without obtaining its or their consent thereto and such action shall not relieve Lessee of liability under this Lease.

k. Reasonable Provisions. Lessee acknowledges that, but for Lessee’s identity, financial condition and ability to perform the obligations of Lessee under the Lease, Lessor would not have entered into this Lease nor demised the Premises in the manner set forth in this Lease, and that in entering into this Lease, Lessor has relied specifically on Lessee’s identity, financial condition, responsibility and capability of performing the obligations of Lessee under the Lease. Lessee acknowledges that Lessor’s rights under this Article 13, including the right to terminate this Lease or withhold consent to certain Transfers in Lessor’s sole and absolute discretion, are reasonable, agreed upon and bargained for rights of Lessor and that the Rentals set forth in the Lease have taken into consideration such rights. Lessee expressly agrees that the provisions of this Article 13 are not unreasonable standards or conditions for purposes of Section 1951.4(b)(2) of the California Civil Code, as amended from time to time, under the Federal Bankruptcy Code or for any other purpose.

14. HOLD HARMLESS. Lessee shall to the fullest extent permitted by law, indemnify, defend with counsel acceptable to Lessor, and hold Lessor and Lessor’s employees, agents, partners, officers, directors and shareholders harmless from and against any and all claims, damages, losses, liabilities, penalties, judgments, and costs and expenses (including, without limitation, attorneys’ fees) and any suit, action or proceeding brought pursuant thereto (collectively, “Claims”), including, without limitation, Claims for property damage, or personal injury including death, arising out of (i) Lessee’s use of the Premises or any part thereof, or any activity, work or other thing done in or about the Premises, (ii) any breach or default in the performance of any obligation on Lessee’s part to be performed under the terms of this Lease, (including, without limitation, a failure to maintain insurance as provided in Article 16), or (iii) any negligence or willful misconduct of the Lessee or Lessee’s Agents; provided, however, that Lessee shall not be required to indemnify Lessor pursuant hereto for Claims to the extent (1) arising as a result of Lessor’s default under this Lease, or the negligence or willful misconduct of Lessor or any of Lessor’s employees, agents or contractors, and (2) not covered by the insurance required to be maintained by Lessee pursuant to this Lease.

The indemnity herein shall extend to the costs and expenses incurred by Lessor for administrative expenses, consultant fees, expert costs, investigation expenses and costs incurred in settling indemnified claims, whether such costs occurred before or after any litigation is commenced, provided that any such settlement shall be subject to Lessee’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. The obligations of Lessee pursuant to this Article 14 and elsewhere in this Lease with respect to indemnification of Lessor shall survive the Lease Termination and shall continue in effect until any and all claims, actions or causes of action with respect to any of the matters indemnified against are fully and finally barred by the applicable statute of limitations. In no event shall any of insurance provisions set forth in Article 16 of this Lease be construed as any limitation on the scope of indemnification set forth herein.

As a material part of the consideration to Lessor, as between Lessee and Lessor, Lessee hereby assumes all risk of damage or loss to property or injury or death to person in, upon or about all portions of the Project from any cause except as hereinafter stated. Lessor or its agents shall not be liable for any damage or loss to property entrusted to Lessor’s employees nor for loss or damage to any property of Lessee or Lessee’s Agents by theft or otherwise, nor for any injury or death to Lessee or any of Lessee’s Agents or for damage or loss to persons or property of Lessee or any of Lessee’s Agents resulting from any accident, casualty or condition occurring in or about any portion of the Project, or to any equipment, appliances or fixtures of Lessee or any of Lessee’s Agents therein. Lessee’s assumption of risk and the exculpation of Lessor pursuant hereto is unqualified with the single exception that it shall not apply to the portion of any claim, damage or loss to the extent arising out of Lessor’s negligence or willful misconduct of Lessor or any of Lessor’s agents, employees or contractors, and which is not covered by the insurance required to be maintained by Lessee pursuant to this Lease. Lessor or its agents shall not be liable for interference with the light reaching or view from the Premises, nor shall Lessor be liable for any latent defect in the Premises or in the Building (provided that nothing contained herein shall be deemed to limit the obligations of Lessor for maintenance and repairs as expressly provided in this Lease). Notwithstanding any other provision of this Lease, in no event shall Lessor have any liability for loss of business (including, without limitation, lost profits) by Lessee. Lessee shall give prompt written notice to Lessor in case of fire or accidents in the Premises or in the Building or of defects therein or in the fixtures or equipment.

If, by reason of any negligent or willful act or omission of Lessee or Lessee’s Agents, Lessor is made a party defendant to any litigation concerning this Lease or any part of the Project or otherwise, Lessee shall indemnify, defend with counsel acceptable to Lessor, and hold Lessor harmless from any liability and damages incurred by (or threatened against) Lessor as a party defendant, including without limitation all damages, costs and expenses, including attorneys’ fees.

15. SUBROGATION. Lessor releases Lessee and Lessee’s officers, directors, agents, employees, partners and shareholders from any and all claims or demands for damages, loss, expense or injury arising out of any perils to the extent covered by insurance carried by Lessor, or that are due to the negligence of Lessee or Lessee’s officers, directors. agents, employees, partners and shareholders and regardless of cost or origin, to the extent such waiver is permitted by Lessor’s insurers and does not prejudice the insurance required to be carried by Lessor under this Lease. Lessee releases Lessor and Lessor’s officers, directors, agents, employees, partners and shareholders from any and all claims or demands for damages, loss, expense or injury arising out of any perils which are insured against under any insurance carried by Lessee, whether due to the negligence of Lessor or its officers, directors, agents, employees, partners and shareholders and regardless of cost or origin, to the extent such waiver is permitted by Lessee’s insurers and does not prejudice the insurance required to be carried by Lessee under this Lease.

16. LESSEE’S INSURANCE.

a. Lessee shall, at Lessee’s expense, obtain and keep in force during the Term a policy of commercial general liability insurance, including the broad form endorsement, insuring Lessor and Lessee against any liability arising out of the use, occupancy, maintenance, repair or improvement of the Premises and out of the use of the Common Areas by Lessee, any subtenant of Lessee and any of Lessee’s or such subtenant’s employees, agents, contractors or invitees. Such insurance shall provide single limit liability coverage of not less than Five Million Dollars ($5,000,000.00) per occurrence for bodily injury or death and property damage. Such insurance shall name Lessor and at Lessor’s request, Lessor’s mortgagee, each as an additional insured, and shall provide that Lessor and any such mortgagee, although an additional insured, may recover for any loss suffered by Lessor or Lessor’s agents by reason of Lessee’s or Lessee’s Agent’s negligence. All such insurance shall be primary and non-contributing with respect to any insurance maintained by Lessor and shall specifically insure Lessee’s performance of the indemnity and hold harmless agreements contained in Article 14 above although Lessee’s obligations pursuant to Article 14 shall not be limited to the amount of any insurance required of or carried by Lessee under this Article 16 and Lessee is responsible for ensuring that the amount of liability insurance carried by Lessee is sufficient for Lessee’s purposes. Lessee may carry said insurance under a blanket policy provided that such policy conforms with the requirements specified in this Article and the coverage afforded Lessor is not diminished thereby.

b. Lessee acknowledges and agrees that insurance coverage carried by Lessor will not cover Lessee’s property within the Premises or within the Building. Lessee shall, at Lessee’s expense, obtain and keep in force during the Term a policy of “All Risk” property insurance, including without limitation, coverage for earthquake and flood (provided that Lessee may elect to self-insure for earthquake and flood); boiler and machinery (if applicable); sprinkler damage; vandalism; malicious mischief; and demolition, increased cost of construction and contingent liability from changes in building laws on all leasehold improvements installed in the Premises by Lessee at its expense (if any), and on all equipment, trade fixtures, inventory, fixtures and personal property located on or in the Premises including improvements or fixtures hereinafter constructed or installed on the Premises. Such insurance shall be in an amount equal to the full replacement cost of the aggregate of the foregoing and shall provide coverage comparable to the coverage in the Standard ISO All Risk form, when such form is supplemented with the coverage required above.

c. If Lessee fails to procure and maintain any insurance required to be procured and maintained by Lessee pursuant to this Lease. Lessor may, but shall not be required to, procure and maintain all or any portion of the same, at the expense of Lessee. Lessor’s election pursuant to this subsection 16.c to procure and maintain all or any portion of the insurance which Lessee fails to procure and maintain is acknowledged by Lessee to be for Lessor’s sole benefit. Lessee acknowledges that any insurance procured and maintained by Lessor pursuant to this subsection 16.c, may not be sufficient to adequately protect Lessee. Any personal property insurance procured and maintained by Lessor for Lessee’s equipment, trade fixtures, inventory, fixtures and personal property located on or in the Premises, including improvements or fixtures hereinafter constructed or installed on the Premises, may not sufficiently cover the replacement cost thereof. Any insurance procured and maintained by Lessor pursuant to this subsection 16.c. may provide for less coverage than is required to be maintained by Lessee pursuant to this Lease. Lessee acknowledges and agrees that Lessee is and shall remain solely responsible for procuring insurance sufficient for Lessee’s purposes, notwithstanding the fact that Lessor has procured or maintained any insurance pursuant to this subsection 16.c. Any insurance required to be maintained by Lessee hereunder shall be in companies with a security rating of A or better, and a financial size category rating of X or better, in the then most recently published “Best’s Insurance Guide”. Prior to occupancy of the Premises (and thereafter annually with respect to renewals, not later than thirty (30) days prior to expiration of then existing policies), Lessee shall deliver to Lessor certificates evidencing the existence and amount of the policies of insurance required to be kept by Lessee hereunder and current payment of premiums. No policy shall be cancelable or subject to reduction of coverage except after thirty (30) days prior written notice to Lessor.

d. Not more frequently than once every year, Lessee shall increase the amounts of insurance as recommended by Lessor’s insurance broker provided that the amount of insurance recommended by such broker shall not exceed the amount customarily required of tenants in comparable projects located within Cupertino, California. Any limits set forth in this Lease on the amount or type of coverage required by Lessee’s insurance shall not limit the liability of Lessee under this Lease.

17. SERVICES AND UTILITIES. Provided that Lessee is not in default hereunder, Lessor agrees to furnish to the Premises during the hours of 7:00 a.m. to 6:00 p.m., Monday through Friday, other than recognized Building holidays (collectively, “Building Hours”), and subject to the rules and regulations of the Building of which the Premises are a part, electricity for normal lighting, water, heat, air-conditioning and elevator service which are required in Lessor’s good faith judgment for the comfortable use and occupation of the Premises. During recognized business days for the Building, and subject to the reasonable rules and regulations of the Building and Project, Lessor shall furnish to the Premises and the Common Areas, janitorial service, window washing, fluorescent tube replacement and toilet supplies; provided, however, Lessor shall not be required to provide janitorial services for any portion of the Premises to the extent required as a result of the preparation or consumption of food or beverages (provided that nothing in this paragraph shall be construed as a consent by Lessor to the preparation or consumption of such food or beverages unless otherwise expressly provided elsewhere in this Lease). Lessor shall also maintain and keep lighted during such hours the common stairs, common entries and toilet rooms in the Building. Lessor shall not be liable for, and Lessee shall not be entitled to any reduction of Rentals by reason of Lessor’s failure to furnish any of the foregoing when such failure is caused by casualty, Act of God, accident, breakage, repairs, strikes, lockouts or other labor disturbances or labor disputes of any character, or by any other cause, similar or dissimilar, beyond the reasonable control of Lessor. Lessor shall not be liable under any circumstances for injury to or death of or loss or damage to persons or property or damage to Lessee’s business, however occurring, through or in connection with or incidental to failure to furnish any of the foregoing. Wherever heat generating machines or equipment are used in the Premises which affect the temperature otherwise maintained by the air conditioning system, Lessor reserves the right to install supplementary air conditioning units in the Premises and the cost thereof, including the cost of installation and the cost of operation and maintenance thereof, shall be paid by Lessee to Lessor upon demand by Lessor as additional rent. The costs of all utilities and services furnished by Lessor to Lessee pursuant to this Article 17 which are not specified as being reimbursed or paid directly by Lessee shall be included as items of Building Operating Expenses.

Lessee will not, without the prior written consent of Lessor, use or permit the use of any apparatus or device in or upon the Premises (including, but without limitation thereto, machines using in excess of such electrical capacity as is customary for general office use), which will in any way increase the amount of gas, electricity or water usually furnished or supplied for the use of the Premises as customary general office space (which, as to electricity consumption, the parties hereby agree to mean not more than three (3) watts per square foot of usable area on a demand load basis); nor will Lessee connect or permit connection of any apparatus or device for the purpose of using gas, electric current or water with electric current, gas or water supply lines, except for electricity through existing electrical outlets in the Premises. If Lessee requires water or electric current in excess of that usually furnished or supplied for the use of the Premises as general office space, Lessee shall first procure the written consent of Lessor (which consent shall not be unreasonably withheld or delayed), to any required Alterations in connection therewith (which Alterations shall be performed at Lessee’s sole cost and shall be governed by the provisions of this Lease regarding the making of Alterations by Lessee), and Lessor may cause a water or gas meter or electric current meter to be installed in the Premises so as to measure the amount of water, gas and electric current consumed for any such use. The cost of any such meters and of installation, maintenance and repair thereof shall be paid for by the Lessee and Lessee agrees to pay to Lessor, as additional rent, promptly upon demand thereby by Lessor for all such water, gas and electric current consumed as shown by said meters, at the rates charged for such services by the local public utility furnishing the same, plus any additional expense incurred in keeping account of the water, gas and electric current so consumed. If a separate meter is not installed, such excess cost for such water, gas and electric current will be conclusively established by an estimate made by a utility company or electrical engineer selected by Lessor. In addition, if such Alterations to allow such excess electrical consumption result in increased heating loads in the Premises, Lessee shall be solely responsible for installing such supplemental HVAC systems as are reasonably required to address such additional heating loads, at Lessee’s sole cost, subject to the provisions of this Lease.

If requested by Lessee upon reasonable prior notice to Lessor, heating, ventilation and air conditioning (“HVAC”) service shall be provided to the Premises other than during Building Hours, provided that Lessee shall pay to Lessor for each such hour of HVAC service during non-Building Hours, the then prevailing charge by Lessor for such service on such floor (which shall equal Lessor’s determination, in Lessor’s reasonable business judgment of the actual cost of providing such non-Building Hours HVAC service, including, without limitation, a reasonable administrative charge). Amounts payable by Lessee hereunder shall be paid as additional rent within thirty (30) days following Lessee’s receipt of Lessor’s billing therefor. However, Lessor shall train security personnel of Lessee on the use of the controls for providing HVAC service to the Premises during times other than Building Hours so as to allow Lessee to directly access such non-Building Hours service without the requirement of providing reasonable prior notice to Lessor. At Lessee’s election, but subject to the prior, written consent of Lessor (which shall not be unreasonably withheld or delayed), Lessee shall have the right to install, at Lessee’s sole cost, a meter or submeter within the Premises to measure Lessee’s after-hours HVAC use.

The parties shall reasonably cooperate to endeavor to coordinate Lessee’s security systems with Lessor’s existing security system to achieve acceptable levels of security for both parties. To the extent Lessee desires additional security beyond that which is provided by Lessor, Lessee may provide such additional security at

Lessee’s expense, so long as such additional security does not interfere with the security provided by Lessor (which additional security may include installation of access control system at any Premises entrances located on the Building exterior, subject to the provisions of this Lease governing Lessee’s making of Alterations). Lessee shall be permitted access to the Building on a twenty-four (24) hours per day, seven (7) days per week basis.

Notwithstanding anything to the contrary contained in this Lease, during the Term of the Lease, if Lessee is actually prevented from using all or a material portion of the Premises as a result of an interruption in essential utility services to the Premises which is solely the fault of Lessor or Lessor’s employees, agents or contractors, which prevention from use is not cured within three (3) consecutive days following Lessor’s receipt of written notice thereof from Lessee stating Lessee’s intent to receive an abatement, then monthly Base Rent and Lessee’s obligation for payment of Building Taxes and Building Operating Expenses shall, retroactive to the first day of such prevention from use, be equitably abated based upon the portion of the Premises which Lessee is so prevented from using, until and to the extent that Lessee is no longer so prevented from using such portion of the Premises as a result of the applicable interruption in essential utility services. Notwithstanding the foregoing, the provisions of Article 21 below and not the provisions of this paragraph shall govern in the event of casualty damage to the Premises or Project and the provisions of Article 24 below and not the provisions of this paragraph shall govern in the event of condemnation of all or a part of the Premises or Project.

18. RULES AND REGULATIONS. Lessee shall faithfully observe and comply with the rules and regulations that Lessor shall from time to time promulgate for the Building and the Project. Lessor reserves the right from time to time to make all reasonable modifications to said rules and regulations. The additions and modifications to these rules and regulations shall be binding upon Lessee upon delivery of a copy of them to Lessee. Lessor shall not be responsible to Lessee for the non-performance of any said rules by any other tenants or occupants. The current “Rules and Regulations” are attached hereto as Exhibit “D”.

19. HOLDING OVER. If Lessee remains in possession of the Premises or any part thereof after Lease Termination, with the express written consent of Lessor, such occupancy shall be a tenancy from month to month at a Base Rent in the amount of one hundred twenty-five percent (125%) of the Base Rent in effect immediately preceding such Lease Termination, plus all other rental charges payable hereunder, and upon all the terms hereof applicable to a month to month tenancy. In such case, either party may thereafter terminate this Lease at any time upon giving not less than thirty (30) days written notice to the other party. For any possession of the Premises after the Lease Termination without Lessor’s consent, Lessee shall be liable for all detriment proximately caused by Lessee’s possession. including without limitation, attorneys’ fees, costs and expenses, claims of any succeeding tenant founded on Lessee’s failure to vacate and for payment to Lessor of Base Rent in an amount equal to the greater of (a) one hundred fifty percent (150%) of the Base Rent in effect immediately preceding such Lease Termination, or (b) the fair market rental value for the Base Rent for the Premises, together with such other Rentals provided in this Lease to the date Lessee actually vacates the Premises, and such other remedies as are provided by law, in equity or under this Lease, including without limitation punitive damages recoverable under California Code of Civil Procedure Section 1174.

20. ENTRY BY LESSOR. Lessor reserves and shall at any and all reasonable times upon reasonable advance notice (except in the event of an emergency when no advance notice shall be required) have the right to enter the Premises, inspect the same, supply janitorial service and any other service to be provided by Lessor to Lessee hereunder, to submit said Premises to prospective purchasers mortgagees, lenders or tenants, to post notices of non-responsibility, and to alter, improve or repair the Premises and any portion of the Building that Lessor may deem necessary or desirable, without any abatement of Rentals, and may for such purposes erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, provided that the entrance to the Premises shall not be unreasonably blocked thereby, and further provided that the business of the Lessee shall not be interfered with unreasonably. In no event shall Lessor have any liability to Lessee for, and Lessee hereby waives any claim for, any injury or inconvenience to or interference with Lessee’s business, and Lessee further waives any claims of loss of occupancy or quiet enjoyment of the Premises, and any other damage or loss occasioned thereby (other than damage to the personal property of Lessee caused by the negligence and willful misconduct of Lessor or Lessor’s employees, agents or contractors and which is not covered by the insurance maintained by Lessee, or would not have been so covered if Lessee had maintained the insurance required to be maintained by Lessee under this Lease). Any such entry by persons not having prior approval from Lessee shall require reasonable prior oral or written notice to Lessee (except that no such prior notice shall be required in the event of an emergency). Lessee may accompany the persons conducting any such entry during the course of such entry (provided that such accompaniment by Lessee shall not be a condition to any such entry in the case of an emergency or so long as Lessee has received prior notice of such entry and such entry is conducted in the presence of a person having prior approval from Lessee). For each of the aforesaid purposes, Lessor shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Lessee’s vaults, safes, files, laboratories and/or server rooms (if any, as designated by Lessee), and Lessor shall have the right to use any and all means which Lessor may deem proper to open said doors in an emergency in order to obtain entry to the Premises, without liability to Lessee except for any failure to exercise due care for Lessee’s property under the circumstances of each entry. Any entry to the Premises obtained by Lessor by any of said means or otherwise shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Lessee from the Premises or any portion thereof. With respect to any entry by Lessor into the Premises, Lessor shall be liable to Lessee solely for physical damage caused to Lessee’s personal property located within the Premises to the extent such damage is caused by Lessor’s active negligence or willful misconduct and which is not covered by the insurance required to be maintained by Lessee pursuant to this Lease.

21.  RECONSTRUCTION. If the Premises are damaged and rendered substantially untenantable, or if the Building is damaged (regardless of damage to the Premises) or destroyed, Lessor may, within ninety (90) days after the casualty, notify Lessee of Lessor’s election not to repair, in which event this Lease shall terminate at the expiration of the ninetieth (90th) day. If Lessor elects to repair the damage or destruction, this Lease shall remain in effect and the then current Base Rent and Lessee’s Percentage Share of Building Expenses shall be proportionately reduced from the date of the damage or destruction until the same is substantially restored or repaired to the extent that Lessee is able to resume business operations in the Premises. The reduction shall be based upon the extent to which Lessee is unable to conduct business from the Premises due to the damage or destruction or the making of repairs to the Premises. All other Rentals due hereunder shall continue unaffected, and Lessee shall have no claim against Lessor for compensation for inconvenience or loss of business during any period of repair or reconstruction. Lessee shall continue the operation of its business on the Premises during any period of reconstruction or repair to the extent reasonably practicable from the standpoint of prudent business management. Upon Lessor’s election to repair, Lessor shall diligently repair the damage to the extent of insurance proceeds available to Lessor. Lessor shall not be required to repair or replace, whether injured or damaged by fire or other cause, any items required to be insured by Lessee under this Lease including Lessee’s fixtures, equipment, merchandise, personal property, inventory, panels, decoration, furniture, railings, floor covering, partitions or any other improvements, alterations, additions, or property made or installed by Lessee to the Premises, and Lessee shall be obligated to promptly rebuild or restore the same to the same condition as they were in immediately before the casualty. Lessee hereby waives all claims for loss or damage to the foregoing unless such loss or damage was caused by the negligence or willful misconduct of Lessor or any of its agents, employees or contractors and is not covered by insurance required to be maintained by Lessee hereunder. Except as otherwise expressly provided in this Article 21, Lessee waives any rights to terminate this Lease if the Premises are damaged or destroyed, including without limitation any rights pursuant to the provisions of Subdivision 2 of Section 1932 and Subdivision 4 of Section 1933 of the Civil Code of California, as amended from time to time, and the provisions of any similar law hereinafter enacted. If the Lease is terminated by Lessor pursuant to this Article 21, any Rentals unearned as of the effective date of termination shall be refunded to Lessee. Lessee shall pay to Lessor any Rentals or other charges due Lessor under the Lease, prorated as of the effective date of termination. Notwithstanding anything to the contrary in the foregoing, if the damage is due to the negligence or willful misconduct or Lessee, or Lessee’s Agents, then there shall be no abatement of Base Rent or any other Rentals to the extent that such rental abatement is not covered by the rental loss insurance maintained by Lessor.

Notwithstanding the foregoing, if less than thirty-three percent (33%) of the Rentable Area of the Building is damaged from an insured casualty and the insurance proceeds actually available to Lessor for reconstruction (net of costs to recover such proceeds and after all claimants thereto including lienholders have been satisfied or waive their respective claims) (“Net Insurance Proceeds”), together with the amount of Lessor’s deductible under its property or casualty insurance policy(ies), are sufficient to completely restore the Building, Lessor agrees to make such reparations and continue this Lease in effect. If, upon damage of less than thirty-three percent (33%) of the Rentable Area of the Building there are not sufficient insurance proceeds actually available to allow Lessor to completely restore the Building, Lessor shall not be obligated to repair the Building and the provisions of the first paragraph of this Article shall control. Notwithstanding anything to the contrary contained in this Article, Lessor shall not be permitted to terminate this Lease following casualty damage to portions of the Project other than the Premises unless Lessor also concurrently terminates the leases of all similarly situated Building tenants.

Lessee shall not be entitled to any compensation or damages from Lessor for loss of the use of the whole or any part of the Premises, or for any damage to Lessee’s business, or any inconvenience or annoyance occasioned by such damage, or by any repair, reconstruction or restoration by Lessor, or by any failure of Lessor to make any repairs, reconstruction or restoration under this Article or any other provision of this Lease However, notwithstanding anything to the contrary contained in this Lease, in the event of material casualty damage to the Premises not resulting in termination of this Lease, Lessor shall deliver written notice to Lessee within ninety (90) days following such casualty damage or occurrence setting forth Lessor’s good faith estimate of the time required for completion of repair and/or restoration of the Premises, and if such estimated time exceeds two hundred forty (240) days from the occurrence of the casualty, Lessee may elect to terminate this Lease by written notice to Lessor within fifteen (15) days following Lessee’s receipt of such notice. In addition, if such repair is not substantially completed so as to permit Lessee’s resumption of business from the Premises without material interference from any uncompleted repair work within two hundred ten (210) days from the occurrence of the casualty (or such longer period as may have been estimated in Lessor’s written notice to Lessee pursuant hereto), then Lessee shall thereafter have the right to terminate this Lease upon thirty (30) days prior written notice to Lessor (provided that if such repair work is so substantially completed prior to the expiration of such thirty (30) day period, then Lessee’s election to terminate shall be nullified and this Lease shall continue in full force and effect).

Lessee shall have the right to terminate this Lease in the event that a casualty to the Premises and/or the Building materially adversely affects the operation of Lessee’s business or parking therefor and Lessor’s good faith time estimate for completion of the repair and/or restoration necessitated by such casualty exceeds two hundred forty (240) days following the occurrence of such casualty. Lessor shall provide Lessee written notice of its time estimate within ninety (90) days following such casualty in which event Lessee shall have the right to terminate this Lease by written notice delivered to Lessor within fifteen (15) days following Lessee’s receipt of such estimate notice,.

In the event of a casualty to the Premises and/or the Building that materially adversely affects the operation of Lessee’s business from the Premises or access thereto or parking therefor occurring during the last six months of Term, as the same may be extended, then Lessee or Lessor shall have the right terminate this Lease by delivery of written notice to the other given within thirty (30) days following the occurrence of the casualty.

22. DEFAULT.  The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Lessee:

a. Lessee’s failure to pay when due Base Rent or any other Rentals or other sums payable hereunder where such failure is not cured within three (3) days following Lessor’s delivery of written notice thereof (which notice shall be in lieu of, and not in addition to, any notice required under applicable laws, including, without limitation, notices required under California Code of Civil Procedure Section 1161 or any similar or successor statute);

b. Lessee’s failure to occupy and use the Premises for thirty (30) consecutive days while Base Rent or any other Rentals are past due, which failure shall deem an abandonment of the Premises by Lessee;

c. Commencement, and continuation for at least thirty (30) days, of any case, action, or proceeding by, against, or concerning Lessee, or any guarantor of Lessee’s obligations under this Lease (“Guarantor”), under any federal or state bankruptcy, insolvency, or other debtor’s relief law, including without limitation, (i) a ease under Title 11 of the United States Code concerning Lessee, or a Guarantor, whether under Chapter 7, 11, or 13 of such Title or under any other Chapter, or (ii) a case, action, or proceeding seeking Lessee’s or a Guarantor’s financial reorganization or an arrangement with any of Lessee’s or a Guarantor’s creditors;

d. Voluntary or involuntary appointment of a receiver, trustee, keeper, or other person who takes possession for more than thirty (30) days of substantially all of Lessee’s or a Guarantor’s assets, or of any asset used in Lessee’s business on the Premises, regardless of whether such appointment is as a result of insolvency or any other cause;

e. Execution of an assignment for the benefit of creditors of substantially all assets of Lessee or a Guarantor available by law for the satisfaction of judgment creditors;

f. Commencement of proceedings for winding up or dissolving (whether voluntary or involuntary) the entity of Lessee or a Guarantor, if Lessee or such Guarantor is a corporation, partnership, limited liability company or other entity;

g. Levy of a writ of attachment or execution on Lessee’s interest under this Lease, if such writ continues for a period of ten (10) days;

h. Any Transfer or attempted Transfer of this Lease by Lessee contrary to the provisions of Article 13 above which is not nullified or rescinded within ten (10) days following Lessor’s delivery of written notice thereof;

i. With respect to any report that Lessee is required to submit hereunder, the wilful submission by Lessee of a report which Lessee knows to be materially inaccurate;

j. The use or occupancy of the Premises for any use or purpose not specifically allowed by the terms of this Lease which is not cured within ten (10) days following Lessor’s delivery of written notice thereof; or

k. Breach by Lessee of any term, covenant, condition, warranty, or provision contained in this Lease or of any other obligation owing or due to Lessor other than as described in subsections 22.a., b., c., d., e., f, g., h., i. or j. of this Article 22, where such failure shall continue for the period specified in this Lease or if no such period is specified, for a period of thirty (30) days after written notice thereof by Lessor to Lessee; provided, however, that if the nature of Lessee’s default is such that more than thirty (30) days are reasonably required for its cure, Lessee shall not be deemed to be in default if Lessee commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion, and if Lessee provides Lessor with such security as Lessor may reasonably require to fully compensate Lessor for any loss or liability to which Lessor might be exposed; provided that any such notice from Lessor shall be in lieu of, and not in addition to, any notice required under applicable laws, including, without limitation, notices required under California Code of Civil Procedure Section 1161 or any similar or successor statute.

23. REMEDIES UPON DEFAULT.   Upon any default or breach by Lessee which is not cured within any applicable period for cure pursuant to Article 22 above, at any time thereafter, with or without notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have hereunder or otherwise at law or in equity by reason of such default or breach Lessor may do the following:

a. Termination of Lease. Lessor may terminate this Lease or Lessee’s right to possession of the Premises by notice to Lessee or any other lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee:

(i) The worth at the time of award of the unpaid Rentals which had been earned at the time of termination;

(ii) The worth at the time of award of the amount by which the unpaid Rentals which would have been earned after termination until the time of award exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided;

(iii) The worth at the time of award (computed by discounting at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent) of the amount by which the unpaid Rentals for the balance of the Term after the time of award exceeds the amount of such rental loss that Lessee proves could be reasonably avoided; and

(iv) Any other amounts necessary to compensate Lessor for detriment proximately caused by the default by Lessee or which in the ordinary course of events would likely result, including without limitation the reasonable costs and expenses incurred by Lessor for:

(A) Retaking possession of the Premises;

(B) Cleaning and making repairs and alterations (including installation of leasehold improvements, whether or not the same shall be funded by a reduction of rent, direct payment or otherwise) necessary to return the Premises to good condition and preparing the Premises for reletting;

(C) Removing, transporting, and storing any of Lessee’s property left at the Premises (although Lessor shall have no obligation to remove, transport, or store any of the property);

(D) Reletting the Premises, including without limitation, brokerage commissions, advertising costs, and attorneys’ fees;

(E) Attorneys’ fees, expert witness fees and court costs;

(F) Any unamortized real estate brokerage commissions paid in connection with this Lease; and

(G) Costs of carrying the Premises, such as repairs, maintenance, taxes and insurance premiums, utilities and security precautions, if any.

The “worth at the time of award” of the amounts referred to in Articles 23.a.(i) and 23.a.(ii) is computed by allowing interest at an annual rate equal to the greater of: ten percent (10%); or five percent (5%) plus the rate established by the Federal Reserve Bank of San Francisco, as of the 25th day of the month immediately preceding the default by Lessee, on advances to member banks under Section 13 and 13(a) of the Federal Reserve Act, as not in effect or hereafter from time to time amended (the “Stipulated Rate”). The computation of the amount of rental loss that could be or could have been reasonably avoided by Lessor pursuant to California Civil Code section 1951.2 shall take into account the use restrictions set forth in Article 8.a. above except to the extent that Lessee proves that under all circumstances the enforcement of the use restriction would be unreasonable.

b. Continuation of Lease. Lessor may continue this Lease in full force and effect, and the Lease shall continue in effect as long as Lessor does not terminate Lessee’s right to possession, and Lessor shall have the right to enforce all rights and remedies under this Lease including the right to collect all Rentals when due. During the period Lessee is in default, Lessor can enter the Premises and relet them, or any part of them, to third parties for Lessee’s account. Lessee shall pay to Lessor all Rentals due under this Lease on the date the Rentals are due, less the rent Lessor receives from any reletting. The use restriction provided in Article 8.a. above shall apply to Lessor’s remedies under California Civil Code section 1951.4 except to the extent that Lessee proves that under all circumstances enforcement of the use restriction would be unreasonable.

c. Other Remedies. Lessor may pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the State in which the Premises are located.

d. General. The following shall apply to Lessor’s remedies:

(i) No entry upon or taking of possession of the Premises or any part thereof by Lessor, nor any letting or subletting thereof by Lessor for Lessee, nor any appointment of a receiver, nor any other act of Lessor, whether acceptance of keys to the Premises or otherwise, shall constitute or be construed as an election by Lessor to terminate this Lease or Lessee’s right to possession of the Premises unless a written notice of such election be given to Lessee by Lessor.

(ii) If Lessor elects to terminate this Lease or Lessee’s right to possession hereunder, Lessee shall surrender and vacate the Premises in broom-clean condition, and Lessor may re-enter and take possession of the Premises and may eject all parties in possession or eject some and not others or eject none. Any personal property of or under the control of Lessee remaining on the Premises at the time of such re-entry may be considered and treated by Lessor as abandoned.

24. EMINENT DOMAIN. If more than twenty-five percent (25%) of the area of the Premises is taken or appropriated for any public or quasi-public use under the power of eminent domain, or conveyed in lieu thereof, either party hereto shall have the right, at its option, to terminate this Lease by written notice to the other party given within ten (10) days of the date of such taking, appropriation or conveyance, and Lessor shall be entitled to any and all income, rent, award, or any interest therein whatsoever which may be paid or made (the “Award”) in connection with such public or quasi-public use or purpose, (except that Lessee shall be entitled to independently seek an award for funds attributable to Lessee’s Alterations, trade fixtures, personal property, inventory and equipment, and Lessee’s moving costs in accordance with the terms of this Article 24), and Lessee shall have no claim against Lessor for (and hereby assigns to Lessor any claim which Lessee may have for) the value of any unexpired Term of this Lease. If a substantial portion of the Building (other than the Premises) or the Exterior Common Areas may be so taken, appropriated or conveyed, Lessor shall have the right at its option to terminate this Lease, and in any such event Lessor shall be entitled to the entire Award whether or not this Lease is terminated. If this Lease is terminated as provided above: (i) the termination shall be effective as of the date upon which title to the Premises, the Building, the Project, or a portion thereof, passes to and vests in the condemnor or the effective date of any order for possession if issued prior to the date title vests in the condemnor; (ii) Lessor shall refund to Lessee any prepaid but unearned Rentals and the Security Deposit to the extent required by the express provisions of this Lease; and (iii) Lessee shall pay to Lessor any Rentals or other charges due Lessor under the Lease, prorated as of the date of taking.

If less than twenty-five percent (25%) of the Premises is so taken, appropriated or conveyed, or more than twenty-five percent (25%) thereof is so taken, appropriated or conveyed and neither party elects to terminate as herein provided, (i) Lessor shall be entitled to the entirety of the Award, and Lessee shall be entitled to make a claim for any separate award attributable to any taking of Lessee’s Alterations, trade fixtures, inventory, equipment, personal property and moving expenses, so long as any such award to Lessee does not reduce the amount of the Award available to Lessor; and (ii) the Rental thereafter to be paid hereunder for the Premises shall be reduced in the same ratio that the percentage of the area of the Premises so taken, appropriated or conveyed bears to the total area of the Premises immediately prior to the taking, appropriation or conveyance. In addition, if any Rentable Area in the Building containing the Premises is so taken, appropriated or conveyed and this Lease is not terminated by Lessor, Lessee’s Percentage Share of Building Expenses shall be adjusted pursuant to Article 7.

Notwithstanding this Article 24 above, upon a temporary taking of all or any portion of the Premises, the Lease shall remain in effect and Lessee shall continue to pay and be liable for all Rentals under this Lease. Upon such temporary taking, Lessee shall be entitled to any Award for the temporary use of the portion of the Premises taken which is attributable to the period prior to the date of Lease Termination, and Lessor shall be entitled to any portion of the Award for such use attributable to the period after Lease Termination. As used in this paragraph, a temporary taking shall mean a taking for a period of one year or less and does not include a taking which is to last for an indefinite period and/or which will terminate only upon the happening of a specified event unless it can be determined at the time of the taking when such event will occur.

25. OFFSET STATEMENT; MODIFICATIONS FOR LENDER. Lessee shall at any time and from time to time within twenty (20) days following request from Lessor execute, acknowledge and deliver to Lessor a statement in writing, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect), (ii) acknowledging that there are not, to Lessee’s knowledge, any uncured defaults on the part of the Lessor hereunder, or specifying such defaults if any are claimed, (iii) certifying the date Lessee entered into occupancy of the Premises and that Lessee is open and conducting business at the Premises, (iv) certifying the date to which Rentals and other charges are paid in advance, if any, (v) evidencing the status of this Lease as may be required either by a lender making a loan affecting or a purchaser of the Premises, or part of the Project from Lessor, (vi) certifying that all improvements to be constructed on the Premises by Lessor are substantially completed (if applicable), except for any punch list items which do not prevent Lessee from using the Premises for its intended use, and (vii) certifying such other matters relating to this Lease and/or the Premises as may be requested by Lessor or a lender making a loan to Lessor or a purchaser of the Premises, or any part of the Project from Lessor. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Project, or any interest therein. Lessee shall, within twenty (20) days following request of Lessor, deliver such other documents including Lessee’s financial statements as are reasonably requested in connection with the sale of, or loan to be secured by, any portion of the Project, or any interest therein.

If in connection with obtaining non-disturbance protection for Lessee (which shall be deemed to include an election by a senior lienholder to subordinate its lien to this Lease) with respect to any existing or future lender providing financing for all or any portion of the Project, such lender shall request modifications of this Lease as a condition issuing such non-disturbance protection, Lessee will not unreasonably withhold, delay or condition its consent thereto, provided that such modifications do not increase the financial obligations of Lessee hereunder or otherwise materially decrease the rights or materially increase the obligations of Lessee under this Lease.

26. PARKING. Lessee shall have the right to use the number of non-exclusive parking spaces located within the Project as designated in Article 1.k. without charge during the Term; except, however, notwithstanding anything to the contrary contained in this Lease, if a charge, fee, tax or other imposition is assessed against Lessor or the Project by applicable governmental authorities based upon use of parking spaces at the Project or is required by applicable governmental authorities to be assessed by Lessor upon users of parking spaces at the Project, then Lessee shall pay its equitable share of such charge, fee, tax or other imposition to Lessor monthly in advance as additional rent. Use of all parking spaces shall be subject to rules and regulations established by Lessor which may be altered at any time and from time to time during the Term. The location of all parking spaces may he designated from time to time by Lessor. Lessor shall designate a portion of the parking spaces within the Project as “visitor parking”. Neither Lessee nor Lessee’s Agents shall at any time use more parking spaces than the number so allocated to Lessee or park or permit the parking of their vehicles in any portion of the Parcel not designated by Lessor as a non-exclusive parking area. Lessee and Lessee’s Agents shall not have the exclusive right to use any specific parking space, except as expressly stated in this Article 26.

Notwithstanding anything to the contrary contained herein, Lessee shall be entitled to convert up to twenty-five percent (25%) of its monthly parking allotment from unreserved, non-exclusive parking spaces to reserved, designated parking spaces within the Project parking areas for the exclusive use of Lessee and Lessee’s agents, employees, licensees, guests and invitees (which spaces shall be included as a part of the total parking allotment which Lessor is required to provide to Lessee pursuant hereto). The location of such reserved parking spaces shall be designated by Lessor so as to be proportionately distributed within those parking facilities available to lessees of the Building. Lessor shall cause each reserved parking space to be designated as “reserved” or otherwise designated for Lessee’s use. If Lessee desires any additional signage identifying such reserved parking spaces, such signage shall be subject to Lessor’s prior written approval (which approval shall not be unreasonably withheld, conditioned or delayed) as to design and manner of installation and shall be installed by Lessor at Lessee’s sole but reasonable cost. Lessor shall not be required to police or otherwise monitor Lessee’s “reserved” parking rights granted pursuant hereto. Lessee’s right to convert up to twenty-five percent (25%) of its parking allotment from non-exclusive to reserved parking spaces is personal to original Lessee signatory to this Lease and cannot be assigned, transferred or conveyed to, or exercised for the benefit of, any other person or entity (voluntarily, involuntarily, by operation of law or otherwise) including, without limitation, to any assignee or subtenant permitted under Article 13, except to a Permitted Transferee, and, accordingly, in the event of any sublease or other transfer of rights to use of all or a part of the Premises by Lessee (other than to a Permitted Transferee), Lessee’s right to convert to reserved parking spaces shall be reduced based on the portion of the Premises so subleased or otherwise subject to such transfer. As an illustrative example of the foregoing, if Lessee subleases ten percent (10%) of the Premises (other than to a Permitted Transferee), then the percentage of unreserved parking spaces that Lessee may convert to reserved spaces shall be reduced from twenty-five percent (25%) of Lessee’s monthly parking allotment to twenty-two and one half percent (22.5%) of Lessee’s monthly allotment.

Notwithstanding the number of parking spaces designated for Lessee’s non-exclusive use, in the event by reason of any rule, regulation, order, law, statute or ordinance of any governmental or quasi-governmental authority relating to or affecting parking on the Parcel, or any cause beyond Lessor’s reasonable control, Lessor is required to reduce the number of parking spaces on the Parcel, Lessor shall have the right to proportionately reduce the number of Lessee’s non-exclusive parking spaces and the non-exclusive parking spaces of other tenants of the Building. Lessor reserves the right in its reasonable discretion: to determine whether parking facilities are becoming overcrowded and in such event to re-allocate parking spaces among Lessee and other tenants of the Project; to have any vehicles owned by Lessee or Lessee’s Agents which are parked in violation of the provisions of this Article 26 or Lessor’s rules and regulations relating to parking, towed away at Lessee’s cost, after having given Lessee reasonable notice. In the event Lessor elects or is required by any law to limit or control parking on the Parcel, by validation of parking tickets or any other method, Lessee agrees to participate in such validation or other program under such reasonable rules and regulations as are from time to time established by Lessor. Lessor shall have the right to close all or any portion of the parking areas at reasonable times for any purpose, including, without limitation, the prevention of a dedication thereof, or the accrual of rights in any person or the public therein. Employees of Lessee shall be required to park in areas designated for employee parking, if any. The parking areas shall not be used by Lessee or Lessee’s Agents for any purpose other than the parking of motor vehicles and the ingress and egress of pedestrians and motor vehicles.

27. AUTHORITY. If Lessee is a corporation, partnership, limited liability company or other entity, Lessee represents and warrants that each individual executing this Lease on behalf of said entity is duly authorized to execute and deliver this Lease on behalf of said entity in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the by-laws of said corporation or on behalf of said partnership in accordance with the partnership agreement of such partnership or otherwise on behalf of said entity in accordance with the organizational documents governing such entity, and that this Lease is binding upon said entity in accordance with its terms. if Lessee is a corporation or other entity, Lessee shall, at Lessor’s request, promptly deliver to Lessor a certified copy of a resolution of the Board of Directors of said corporation or other evidence of organizational approval authorizing or ratifying the execution of this Lease, If Lessee is a corporation or other entity, Lessee hereby represents, warrants, and covenants that (i) Lessee is a valid and existing corporation or other entity; (ii) Lessee is qualified to do business in California; (iii) all fees and all franchise and corporate taxes of Lessee are paid to date, and will be paid when due; (iv) all required forms and reports will be filed when due; and (v) the signers of this Lease are properly authorized to execute this Lease on behalf of Lessee and to bind Lessee hereto.

28. SURRENDER OF PREMISES.

a. Condition of Premises. Lessee shall, upon Lease Termination, surrender the Premises in the condition that Lessee (as Sublessee) is required to surrender the same as provided in subsection 6(c) of the Consent to Sublease and Amendment to Lease executed by and among Lessor, Lessee and Existing Lessee in connection with the Existing Sublease, and otherwise in broom clean, trash free, and in good condition, reasonable wear and tear and damage or destruction not required to be repaired by Lessee excepted. By written notice to Lessee, Lessor may elect to cause Lessee to remove from the Premises or cause to be removed, at Lessee’s expense, any logos, signs, notices, advertisements or displays placed on the Premises by Lessee. If the Premises is not so surrendered as required by this Article 28, Lessee shall indemnify, defend and hold harmless Lessor from and against any loss or liability resulting from Lessee’s failure to comply with the provisions of this Article 28, including, without limitation, any claims made by any succeeding tenant or losses to Lessor due to lost opportunities to lease to succeeding tenants, and the obligations of Lessee pursuant hereto shall survive the Lease Termination.

b. Removal of Personal Property. Lessee shall remove all its personal property from the Premises upon Lease Termination, and shall immediately repair all damage to the Premises, Building and Common Area caused by such removal. Any personal property remaining on the Premises after Lease expiration or sooner termination may be packed, transported, and stored at a public warehouse at Lessee’s expense. If after Lease Termination and, within ten (10) days after written demand by Lessor, Lessee fails to remove Lessee’s personal property or, if removed by Lessor, fails to pay the removal expenses, the personal property may be deemed abandoned property by Lessor and may be disposed of as Lessor deems appropriate. Lessee shall repair any damage to the Premises caused by or in connection with the removal of any personal property, including without limitation, the floor and patch and paint the walls, when required by Lessor, to Lessor’s reasonable satisfaction, all at Lessee’s sole cost and expense. The provisions of this Article 28 shall survive Lease Termination.

29. LESSOR DEFAULT AND MORTGAGEE PROTECTION. Lessor shall not be in default under this Lease unless Lessee shall have given Lessor written notice of the breach, and, within thirty (30) days after notice, Lessor has not cured the breach or, if the breach is such that it cannot reasonably be cured under the circumstances within thirty (30) days, has not commenced such cure within such thirty (30) day period or diligently prosecuted such cure to completion. The liability of Lessor pursuant to this Lease shall be limited to Lessor’s interest in the Project and any money judgment obtained by Lessee based upon Lessor’s breach of this Lease or otherwise relating to this Lease or the Premises, shall be satisfied only out of Lessor’s interest in the Project, including without limitation, insurance proceeds and rents to which Lessor is entitled, Lessee agrees that the obligations of Lessor under this Lease do not constitute personal obligations of the individual partners, whether general or limited, members, directors, officers or shareholders of Lessor, and Lessee shall not seek recourse against the individual partners, members. directors, officers or shareholders of Lessor or any of their personal assets for satisfaction of any liability with respect to this Lease. Upon any default by Lessor under this Lease, Lessee shall give notice by registered mail to any beneficiary or mortgagee of a deed of trust or mortgage encumbering the Premises, and/or any portion of the Project, whose address shall have been furnished to it, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises, and/or Project, or any portion thereof, by power of sale or judicial foreclosure, if such should prove necessary to effect a cure.

30. RIGHTS RESERVED BY LESSOR. Lessor reserves the right from time to time, without abatement of Rentals and without limiting Lessor’s other rights under this Lease: (i) to install, use, maintain, repair and replace pipes, ducts, conduits, wires and appurtenant meters and equipment for service to other parts of the Project above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas, and to relocate any pipes, ducts, conduits, wires and appurtenant meters and equipment included in the Premises which are located in the Premises or located elsewhere outside the Premises, and to expand any building within the Project; (ii) to designate other land outside the current boundaries of the Project be a part of the Project, in which event the Parcel shall be deemed to include such additional land, and the Common Areas shall be deemed to include Common Areas upon such additional land; (iii) to add additional buildings and/or other improvements (including, without limitation, additional parking structures or extension of existing parking structures) to the Project, which may be located on land added to the Project pursuant to clause (ii) above; (iv) to make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscape areas and walkways; (v) to close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available; (vi) to use the Common Areas while engaged in making additional improvements, repairs or alterations to the Building or the Project, or any portion thereof; (vii) to grant the right to the use of the Exterior Common Area to the occupants of other improvements located on the Parcel; (viii) to designate the name, address, or other designation of the Building and/or Project, without notice or liability to Lessee; (ix) to close entrances, doors, corridors, elevators, escalators or other Building facilities or temporarily abate their operation so long as Lessee has alternative access to the Premises; (x) to change or revise the business hours of the Building; and (xi) to do and perform such other acts and make such other changes in, to or with respect to the Common Areas, the Building or any other portion of the Project as Lessor deems to be appropriate in the exercise of its reasonable business judgment. Notwithstanding the rights reserved above, in no event shall Lessee’s access to the Premises be prohibited entirely or Lessee’s parking rights be materially impaired by Lessor’s exercise of any of Lessor’s rights under this Article 30. In the exercise of its rights under this Article, Lessor shall use reasonable efforts to minimize any unreasonable interference with the operation of Lessee’s business from the Premises and/or Lessee’s access to the Premises.

31. EXHIBITS. Exhibits and riders, if any, signed by the Lessor and the Lessee and endorsed on or affixed to this Lease are a part hereof.

32. WAIVER. No covenant, term or condition in this Lease or the breach thereof shall be deemed waived, except by written consent of the party against whom the waiver is claimed. Any waiver of the breach of any covenant, term or condition herein shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other covenant, term or condition. Acceptance by Lessor of any performance by Lessee after the time the same shall have become due shall not constitute a waiver by Lessor of the breach or default of any covenant, term or condition unless otherwise expressly agreed to by Lessor in writing. The acceptance by Lessor of any sum less than that which is required to be paid by Lessee shall be deemed to have been received only on account of the obligation for which it is paid (or for which it is allocated by Lessor, in Lessor’s absolute discretion, if Lessee does not designate the obligation as to which the payment should be credited), and shall not be deemed an accord and satisfaction notwithstanding any provisions to the contrary written on any check or contained in a letter of transmittal. Lessor’s efforts to mitigate damages caused by any default by Lessee shall not constitute a waiver of Lessor’s right to recover damages for any default by Lessee. No custom or practice which may arise between the parties hereto in the administration of the terms hereof shall be construed as a waiver or diminution of Lessor’s right to demand performance by Lessee in strict accordance with the terms of this Lease.

33. NOTICES. All notices, consents and demands which may or are to be required or permitted to be given by either party to the other hereunder shall be in writing. All notices, consents and demands by Lessor to Lessee shall be personally delivered, sent by overnight courier providing receipt of delivery (such as Federal Express), or sent by United States Certified Mail, postage prepaid return receipt requested, addressed to Lessee as designated in Article 1.1., or to such other place as Lessee may from time to time designate in a notice to Lessor pursuant to this Article 33. All notices and demands by Lessee to Lessor shall be personally delivered, sent by overnight courier providing receipt of delivery (such as Federal Express) or sent by United States Certified Mail, postage prepaid return receipt requested (provided that a copy of any such notice or demand so sent by United States Certified Mail shall be concurrently sent by Lessee to Lessor by facsimile transmission), addressed to Lessor as designated in Article 1.1., or to such other person or place as Lessor may from time to time designate in a notice to Lessee pursuant to this Article 33. Notices sent by overnight courier shall be deemed delivered upon the next business day following deposit with such overnight courier for next business day delivery. Mailed notices shall be deemed delivered two (2) business days after deposit in the United States mail as required by this Article 33.

34. JOINT OBLIGATIONS. If Lessee consists of more than one person or entity, the obligations of each Lessee under this Lease shall be joint and several.

35. MARGINAL HEADINGS. The captions of paragraphs and articles of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

36. TIME. Time is of the essence of this Lease and each and all of its provisions in which performance is a factor except as to the delivery of possession of the Premises to Lessee.

37. SUCCESSORS AND ASSIGNS. The covenants and conditions herein contained, subject to the provisions of Article 13, apply to and bind the heirs, successors, executors, administrators, legal representatives and assigns of the parties hereto.

38. RECORDATION. Upon request by Lessor, Lessee shall execute and acknowledge a short form of this Lease in form for recording which may be recorded at Lessor’s election. Lessee shall not record this Lease or a short form or memorandum hereof without the prior written consent of Lessor.

39. QUIET POSSESSION. Upon Lessee paying the Rentals reserved hereunder and observing and performing all of the covenants, conditions and provisions on Lessee’s part to be observed and performed hereunder, Lessee shall have quiet possession of the Premises for the entire Term, subject to all the provisions of this Lease.

40. LATE CHARGES; ADDITIONAL RENT AND INTEREST.

a. Late Charges. Lessee acknowledges that late payment by Lessee to Lessor of Rentals or other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which are impracticable or extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by the terms of any mortgage or trust deed covering the Premises or any part of the Project. Accordingly, if any installment of Rentals or any other sum due from Lessee is not received by Lessor or Lessor’s designee within three (3) business days after the due date, then Lessee shall pay to Lessor, in each case, a late charge equal to six percent (6%) of such overdue amount; provided, however, that with respect to the first such late payment in any twelve (12) consecutive month period during the Term, such late charge shall not be due and payable unless such late payment by Lessee shall not be cured within ten (10) days following Lessee’s receipt of written notice from Lessor of Lessee’s failure to make such payment when due. The parties agree that such late charge represents a fair and reasonable estimate of the cost that Lessor will incur by reason of late payment by Lessee. Acceptance of any late charges by Lessor shall in no event constitute a waiver of Lessee’s default with respect to such overdue amount, nor prevent Lessor from exercising any of its other rights and remedies under this Lease.

b. Rentals, Additional Rent and Interest. All taxes, charges, costs, expenses, and other amounts which Lessee is required to pay hereunder, including without limitation Lessee’s Percentage Share of Building Expenses, and all interest and charges (including late charges) that may accrue thereon upon Lessee’s failure to pay the same and all damages, costs and expenses which Lessor may incur by reason of any default by Lessee shall be deemed to be additional rent hereunder. Upon nonpayment by Lessee of any additional rent, Lessor shall have all the rights and remedies with respect thereto as Lessor has for the nonpayment of Base Rent. The term “Rentals” as used in this Lease is Base Rent and all additional rent. Any payment due from Lessee to Lessor (including but not limited to Base Rent and all additional rent) which is not paid within three (3) business days of when due shall bear interest from the date when due until paid, at an annual rate equal to the maximum rate that Lessor is allowed to contract for by law. Payment of such interest shall not excuse or cure any default by Lessee. In addition, Lessee shall pay all costs and attorneys’ fees incurred by Lessor in collection of such amounts. All Rentals and other moneys due under this Lease shall survive the Lease Termination. Interest on Rentals past due as provided herein shall be in addition to the late charges levied pursuant to 40.a. above. All Rentals shall be paid to Lessor, in lawful money of the United States of America which shall be legal tender at the time of payment, at the address of Lessor a provided herein, or to such other person or at such other place as Lessor may from time to time designate in writing. If at any time during the Term Lessee pays any Rentals by check which is returned for insufficient funds, Lessor shall have the right, in addition to any other rights or remedies Lessor may have hereunder, to require that Rentals thereafter be paid in cash or by cashier’s or certified check.

41. PRIOR AGREEMENTS. This Lease contains all of the agreements of the parties hereto with respect to the Premises, this Lease or any matter covered or mentioned in this Lease, and no prior agreements or understanding pertaining to any such matters shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. This Lease shall not be effective or binding on Lessor until fully executed by Lessor.

42. INABILITY TO PERFORM. This Lease and the obligations of each party hereunder shall not be affected or impaired because the other party is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of strike, labor troubles, Acts of God, or any other cause, similar or dissimilar, beyond the reasonable control of the party obligated for such performance (financial inability excepted), provided that nothing contained herein shall be deemed to excuse or permit delay in performance of obligations with respect to the payment of rent or any other monetary amounts owing under this Lease.

43. ATTORNEYS’ FEES. If either party to this agreement shall bring an action to interpret or enforce this agreement or for any relief against the other, including, but not limited to, declaratory relief or a proceeding in arbitration, the losing party shall pay to the prevailing party a reasonable sum for attorney’s fees, expert witness fees and other costs incurred in such action or proceeding. Additionally, the prevailing party shall be entitled to all additional attorney’s fees and costs incurred in enforcing and collecting any such judgment or award. Any judgment or order entered in such action shall contain a specific provision providing for the recovery of attorney’s fees and costs incurred in enforcing such award or judgment.

44. SALE OF PREMISES BY LESSOR. Upon a sale or conveyance by the Lessor herein named (and in case of any subsequent transfers or conveyances, the then grantor) of Lessor’s interest in the Building, other than a transfer for security purposes only, the Lessor herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be relieved, from and after the date of such transfer, of all obligations and liabilities accruing thereafter on the part of Lessor, provided that any funds in the hands of Lessor or the then grantor at the time of transfer and in which Lessee has an interest, less any deductions permitted by law or this Lease, shall be delivered to Lessor’s successor. Following such sale or conveyance by Lessor or the then grantor, Lessee agrees to look solely to the responsibility of the successor-in-interest of Lessor in and to this Lease. This Lease shall not be affected by any such sale or conveyance and Lessee agrees to attorn to the purchaser or assignee provided such purchaser or assignee acquires its interest subject to this Lease.

45. SUBORDINATION/ATTORNMENT. This Lease shall automatically be subject and subordinate to all ground or underlying leases which now exist or may hereafter be executed affecting any portion of the Project and to the lien of any mortgages or deeds of trust (including all advances thereunder, renewals, replacements, modifications, supplements, consolidations, and extensions thereof) in any amount or amounts whatsoever now or hereafter placed on or against any portion of the Project, or on or against Lessor’s interest or estate therein, or on or against any ground or underlying lease, without the necessity of the execution and delivery of any further instruments on the part of Lessee to effectuate such subordination. Lessee covenants and agrees to execute and deliver within fifteen (15) days following demand and without charge therefor, such further instruments evidencing the subordination of this Lease to such ground or underlying leases and/or to the lien of any such mortgages or deeds of trusts as may be reasonably required by Lessor or a lender making a loan affecting the Project; provided that such mortgagee or beneficiary under such mortgage or deed of trust or lessor under such ground or underlying lease agrees in writing that so long as Lessee is not in default under this Lease, this Lease shall not be terminated (nor shall any of Lessee’s rights hereunder be materially, adversely affected) in the event of any foreclosure, deed in lieu of foreclosure, assignment of Lessor’s interest in this Lease or termination of any ground or underlying lease. Failure of Lessee to execute such instruments evidencing subordination of this Lease shall constitute a default by Lessee under this Lease. If any mortgagee, beneficiary or lessor elects to have this Lease prior to the lien of its mortgage, deed of trust or lease, and shall give written notice thereof to Lessee, this Lease shall be deemed prior to such mortgage, deed of trust or lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust, or lease or the date of the recording thereof. Notwithstanding anything to the contrary contained in this Lease, so long as a mortgage or deed of trust encumbering the Project or Building remains outstanding with respect to which Lessee has previously entered into a non-disturbance agreement with the applicable mortgagee or trust deed beneficiary providing that Lessee will not subordinate this Lease to any other lien against the Project or Building without the consent of such mortgagee or trust deed beneficiary, then Lessee shall not be required to subordinate this Lease to any other lien against the Project or Building without the consent of such mortgagee or trust deed beneficiary.

If any proceedings are brought to terminate any ground or underlying leases or for foreclosure, or upon the exercise of the power of sale, under any mortgage or deed of trust covering any portion of the Project, Lessee shall attorn to the lessor or purchaser upon any such termination, foreclosure or sale and recognize such lessor or purchaser as the Lessor under this Lease. So long as Lessee is not in default hereunder beyond any applicable cure period (and attorns as required above, if applicable), this Lease shall remain in full force and effect for the full term hereof after any such termination, foreclosure or sale.

Notwithstanding anything to the contrary contained in the foregoing, Lessor shall use commercially reasonable efforts (i) to obtain from any future mortgagee or trust deed beneficiary under a mortgage or deed of trust hereafter encumbering the Project or Building to which this Lease is subordinated, non-disturbance protection for Lessee (which shall be deemed to include an election by such mortgagee or beneficiary allow its lien to be subordinate to this Lease) on commercially reasonable terms, and (ii) to obtain from any existing mortgagee or trust deed beneficiary under a mortgage or deed of trust encumbering the Project or Building as of the execution of this Lease, non-disturbance protection for Lessee (which shall be deemed to include an election by such mortgagee or beneficiary to subordinate its lien to this Lease) on commercially reasonable terms within thirty (30) days following the execution of this Lease.

46. NAME. Lessee shall not use any name, picture or representation of the Building or Project for any purpose other than as an address of the business to be conducted by the Lessee in the Premises.

47. SEVERABILITY. Any provision of this Lease which proves to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision of this Lease and all such other provisions shall remain in full force and effect; however, if Lessee’s obligation to pay the Rentals is determined to be invalid or unenforceable, this Lease shall terminate at the option of Lessor.

48. CUMULATIVE REMEDIES. Except has otherwise expressly provided in this Lease, no remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

49. CHOICE OF LAW. This Lease shall be governed by the laws of the State of California.

50. SIGNS. Lessee shall not inscribe, paint, affix or place any sign, awning, canopy, advertising matter, decoration or lettering upon any portion of the Premises, including, without limitation, any exterior door, window or wall, without Lessor’s prior written consent. Subject in all events to the requirements of the City of Cupertino and other applicable governmental requirements and any other restrictions of record or to which the Project is subject, (a) Lessee shall be entitled to Building standard identification of Lessee upon the common Building lobby directory board sign to be installed by Lessor in the Building lobby, and (b) in the event that Lessee occupies at least two (2) full floors of the Building, Lessee shall be entitled to display an exterior sign identifying Lessee by name located at the rooftop tower, subject to Lessor’s reasonable approval as to all elements of such exterior signage (including, without limitation, design, materials used, colors, and manner of installation). Lessee’s exterior signage rights pursuant to the foregoing clause (b) are personal to original Lessee signatory to this Lease and cannot be assigned, transferred or conveyed to, or exercised for the benefit of, any other person or entity (voluntarily, involuntarily, by operation of law or otherwise) including, without limitation, to any assignee or subtenant permitted under Article 13, except to a Permitted Transferee. In the event Lessor obtains approval from the City of Cupertino for one or more monument signs within the Project and such monument sign is erected therein, Lessor shall submit Lessee as a candidate for consideration by the appropriate parties for the right to place Lessee’s name on such monument sign (without inference of any additional obligation on the part of Lessor or representation as to the likelihood that Lessee will be chosen).

51. GENDER AND NUMBER. Wherever the context so requires, each gender shall include any other gender, and the singular number shall include the plural and vice-versa.

52. CONSENTS. Whenever the consent of Lessor is required herein, the giving or withholding of such consent in any one or any number of instances shall not limit or waive the need for such consent in any other or future instances. Any consent given by Lessor shall not be binding upon Lessor unless in writing and signed by Lessor or Lessor’s agents. Notwithstanding any other provision of this Lease, where Lessee is required to obtain the consent of Lessor to do any act, or to refrain from the performance of any act, Lessee agrees that if Lessee is in default beyond any applicable cure period with respect to any term, condition, covenant or provision of this Lease, then Lessor shall be deemed to have acted reasonably in withholding its consent if said consent is, in fact, withheld.

53. BROKERS. Lessee and Lessor each warrant to the other that it has had no dealing with any real estate broker or agents in connection with the negotiation of this Lease excepting only the broker or agent designated in Article 1.m., and that it knows of no other real estate broker or agent who is entitled to or can claim a commission in connection with this Lease. Lessor agrees to pay the broker or agent designated in Article 1.m above a leasing commission in accordance with a separate agreement. Lessee and Lessor each agree to indemnify, defend and hold the other harmless from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) with respect to any alleged leasing commission or equivalent compensation alleged to be owing on account of such party’s dealings with any real estate broker or agent (other than the broker or agent designated in Article 1.m). The obligations of Lessor and Lessee under this Article 53 shall survive the expiration or earlier termination of this Lease.

54. SUBSURFACE AND AIRSPACE. This Lease confers on Lessee no rights either with respect to the subsurface of the Parcel or with regard to airspace above the top of the Building or above any paved or landscaped areas on the Parcel or Common Area and Lessor expressly reserves the right to use such subsurface and airspace areas, including without limitation the right to perform construction work thereon and in regard thereto. Any diminution or shutting off of light, air or view by any structure which may be erected by Lessor on those portions of the Parcel, Common Area and/or Building reserved by Lessor shall in no way affect this Lease or impose any liability on Lessor. Lessor shall have the exclusive right to use all or any portion of the roof, side and rear walls of the Premises and Building for any purpose. Lessee shall have no right whatsoever to the exterior of the exterior walls or the roof of the Premises or any portion of the Project outside the Premises except as provided in Article 26 and Article 55 of this Lease (and except for Lessee’s non-exclusive right to the Common Area as expressly described elsewhere in this Lease).

55. COMMON AREA. For purposes of the Lease, “Common Area” shall collectively mean the following:

a. Exterior Common Area. That portion of the Parcel other than the land comprising the property, and all facilities and improvements on such portion for the non-exclusive use of Lessee in common with other authorized users, including, but not limited to, vehicle parking areas, driveways, sidewalks, landscaped areas, and the facilities and improvements necessary for the operation thereof (the “Exterior Common Area”); and

b. Building Common Area. That portion of the Building in which the Premises are located, and all of the facilities therein, set aside by Lessor for the non-exclusive use of Lessee in common with other authorized users, including, but not limited to, entrances, lobbies, halls, atriums, corridors, toilets and lavatories, passenger elevators and service areas (the “Building Common Area”).

Subject to the limitations and restrictions contained in this Lease, and the Rules and Regulations, Lessor grants to Lessee and Lessee’s Agents the nonexclusive right to use the Common Area (including, without limitation, the Building loading dock) in common with Lessor, Lessor’s agent, other occupants of the Building and Project, other authorized users and their agents, subject to the provisions of this Lease, including the exclusive right to use such number of reserved, designated parking spaces as described in Article 26 above. The right to use the Common Area (including, without limitation, all parking spaces referred to in Article 26 above) shall terminate upon Lease Termination.

56. LABOR DISPUTES. If Lessee becomes involved in or is the object of a labor dispute which subjects the Premises or any part of the Project to any picketing, work stoppage, or other concerted activity which in the reasonable opinion of Lessor is in any manner detrimental to the operation of any part of the Project, or its tenants, Lessor shall have the right to require Lessee, at Lessee’s own expense and within a reasonable period of time specified by Lessor, to use Lessee’s commercially reasonable efforts to either resolve such labor dispute or to terminate or control any such picketing, work stoppage or other concerted activity to the extent necessary to eliminate any interference with the operation of the Projector its tenants, To the extent such labor dispute interferes with the performance of Lessor’s duties hereunder, Lessor shall be excused from the performance of such duties and Lessee hereby waives any and all claims against Lessor for damages or losses in regard to such duties. Nothing contained in this Article 56 shall be construed as placing Lessor in an employer-employee relationship with any of Lessee’s employees or with any other employees who may be involved in such labor dispute. Lessee shall indemnify, defend and hold harmless Lessor from and against any and all liability (including, without limitation, attorneys’ fees and expenses) arising from any labor dispute in which Lessee is involved and which affects any part of the Project.

57. CONDITIONS. All agreements by Lessee contained in this Lease, whether expressed as covenants or conditions, shall be construed to be both covenants and conditions.

58. LESSEE’S FINANCIAL STATEMENTS. Lessee hereby warrants that all financial statements delivered by Lessee to Lessor prior to the execution of this Lease by Lessee, or that shall be delivered in accordance with the terms hereof, are or shall be at the time delivered true, correct, and complete to Lessee’s actual knowledge, and prepared in accordance with generally accepted accounting principles. Lessee acknowledges and agrees that Lessor is relying on such financial statements in accepting this Lease, and that a breach of Lessee’s warranty as to such financial statements shall constitute a default by Lessee.

59. LESSOR NOT A TRUSTEE. Lessor shall not be deemed to be a trustee of any funds paid to Lessor by Lessee (or held by Lessor for Lessee) pursuant to this Lease. Lessor shall not be required to keep any such funds separate from Lessor’s general funds or segregated from any funds paid to Lessor by (or held by Lessor for) other tenants of the Building. Any funds held by Lessor pursuant to this Lease shall not bear interest.

60. MERGER. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of the Lessor, terminate all or any existing subleases or subtenancies, or may, at the option of Lessor, operate as an assignment to it of any or all such subleases or subtenancies.

61. NO PARTNERSHIP OR JOINT VENTURE. Nothing in this Lease shall be construed as creating a partnership or joint venture between Lessor, Lessee, or any other party, or cause Lessor to be responsible for the debts or obligations of Lessee or any other party.

62. LESSOR’S RIGHT TO PERFORM LESSEE’S COVENANTS. Except as otherwise expressly provided herein, if Lessee fails at any time to make any payment or perform any other act on its part to be made or performed under this Lease, then upon ten (10) days written notice to Lessee (provided that no such notice shall be required in the event of an emergency), Lessor may, but shall not be obligated to, and without waiving or releasing Lessee from any obligation under this Lease, make such payment or perform such other act to the extent that Lessor may deem desirable, and in connection therewith, pay expenses and employ counsel. All reasonable sums so paid by Lessor and all penalties, interest and costs in connection therewith shall be due and payable by Lessee to Lessor as additional rent upon demand.

63. PLANS. Lessee acknowledges that any plan of the Project which may have been displayed or furnished to Lessee or which may be a part of Exhibit “A” or Exhibit “B” is tentative; Lessor may from time to time change the shape, size, location, number, and extent of the improvements shown on any such plan and eliminate or add any improvements to the Project, in Lessor’s sole discretion, provided such change does not materially, adversely impair Lessee’s access to or use of the Premises or reduce the number of exclusive parking spaces allocated to Lessee.

64. COMMUNICATIONS EQUIPMENT.

a. Subject to the provisions of this Article 64 and the other provisions of this Lease respecting Alterations, Lessee shall have the right during the Term, at Lessee’s sole cost and expense, to install upon a portion of the roof of the Building designated by Lessor (which portion shall be a pro rata share of the Building roof based upon the Rentable Area of the Premises within the Building leased by Lessee) for Lessee’s own use such microwave, satellite or DSS dishes and other antenna equipment (collectively, the “Communications Equipment”), which Communications Equipment shall include, without limitation, the related vertical and horizontal utility and telecommunication lines (“Communication Lines”) throughout the Premises which are compatible with the Building structure and/or mechanical and utility systems, which Communications Equipment shall be of such size, weight and quantity, and at such location as is reasonably approved by Lessor and Lessor’s structural engineer. Lessee shall reimburse Lessor for the reasonable fees of Lessor’s structural engineer incurred in evaluating Lessee’s plans for installation of the Communications Equipment and any modifications thereto, within thirty (30) days following submission by Lessor to Lessee of invoices therefor.

b. The installation, maintenance, repair, operation and removal (as hereinafter provided) of such Communications Equipment shall be completed in a good and workmanlike manner and in conformity with (i) plans and specifications therefor (the “Communications Equipment Plans”) showing matters including, without limitation, equipment size, location, weight and composition, and Lessee’s plan for assembly, installation, maintenance and removal of such equipment, which Communications Equipment Plans shall be subject to Lessor’s prior written approval, which approval shall not be unreasonably withheld or delayed, and (ii) all applicable laws, including, without limitation, Lessee’s obtaining and keeping in force any necessary governmental permits or approvals for the operation of such Communications Equipment. Notwithstanding anything to the contrary contained herein, the supporting structures for such Communications Equipment shall not penetrate the Building roof without Lessor’s prior written approval, which approval shall not be unreasonably withheld or delayed. At Lessor’s option, all work of installation, maintenance, repair and other work affecting the roof in connection with the Communications Equipment shall be performed, at Lessee’s sole cost and expense, by Lessor or Lessor’s designated roof contractor. Lessee shall, at its sole cost and expense, install screening of such Communications Equipment to prevent visibility from the street level, as Lessor may reasonably require, and any other screening of such Communications Equipment as may be required by applicable laws. Lessee shall not be permitted to access the roof except in the event of an emergency, or except when previously scheduled with Lessor or upon receipt of prior written approval from Lessor (which approval shall not be unreasonably withheld or delayed).

c. Lessee shall be solely responsible for any liability, cost, claim, expense (including, without limitation, attorneys’ fees) and/or damage to the Building and/or the Project resulting from Lessee’s installation, maintenance, operation, use, presence or removal of such Communications Equipment. Lessee shall, at all times during the Term, pay to Lessor within thirty (30) days following demand therefor accompanied by reasonable evidence of such charges, all increased real estate taxes, insurance premiums or other charges which may be incurred by or charged to Lessor as a result of the installation, operation, maintenance and/or removal of the Communications Equipment. Lessee shall pay all costs and expenses of operation of the Communications Equipment, including, without limitation, any necessary utility services therefor. Lessee shall be entirely responsible for all maintenance of and repairs to the Communications Equipment so that at all times the Communications Equipment is in good condition and repair. Lessee shall maintain such insurance upon the Communications Equipment as Lessee is obligated to maintain with respect to the Premises pursuant to this Lease.

d. Upon the expiration of the Term or earlier termination of this Lease, Lessee shall remove the Communications Equipment and restore that portion of the Building and Project, including, without limitation, the Building roof, affected by the Communications Equipment, to the same condition as existed prior to such installation, subject to reasonable wear and tear, all at Lessee’s sole cost and expense. In the event Lessee fails to so remove the Communications Equipment and restore the affected portions of the Building by such expiration or earlier termination, Lessor may, at its option and at Lessee’s sole cost and expense, remove and store and/or dispose of the Communications Equipment and restore the affected portions of the Building and Project, in which event all amounts paid or incurred by Lessor in connection therewith shall be paid by Lessee to Lessor within thirty (30) days following Lessor’s submission to Lessee of reasonable evidence of the amount of such costs.

e. Subject to the provisions of this Article 64 and the provisions of this Lease respecting Alterations, Lessee shall have the right to install, maintain, modify, replace and remove the Communications Equipment and Communications Lines during the Term of the Lease.

f. Lessor makes no representation or warranty regarding the availability, feasibility or legality of the installation, operation, maintenance or removal of the Communications Equipment. Lessee acknowledges and agrees that Lessee’s inability to install, maintain, operate and/or remove the Communications Equipment, either pursuant to the terms hereof or for any other reason, shall not affect the remainder of this Lease and shall not entitle Lessee to any reduction in the rent.

g. Lessor shall exercise commercially reasonable efforts to avoid unreasonable interference with Lessee’s Communication Equipment or Communication Lines, or the frequencies associated with the same.

65. WAIVER OF JURY. LESSOR AND LESSEE HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY ON ANY CAUSE OF ACTION, CLAIM, COUNTER-CLAIM OR CROSS-COMPLAINT IN ANY ACTION, PROCEEDING AND/OR HEARING BROUGHT BY EITHER LESSOR AGAINST LESSEE OR LESSEE AGAINST LESSOR ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE.

66. JOINT PARTICIPATION. Lessor and Lessee hereby acknowledge that both parties have been represented by counsel in connection with this Lease and that both parties have participated in the negotiation and drafting of all of the terms and provisions hereof. By reason of this joint participation, no term or provision of this Lease will be construed against either party as the “drafter” thereof, which terms and provisions shall include, without limitation, Article 14 hereof.

67. EXPEDITED DISPUTE RESOLUTION. Except as to any unlawful detainer dispute, controversy, or claim, in the case of any dispute, controversy, or claim arising from, out of, or in connection with, or relating to, this Lease, the negotiation or creation of this Lease, and/or any term, provision and/or condition of this Lease, including. without limitation, any breach or alleged breach of this Lease, the parties shall meet and confer in an attempt to resolve their differences. At any time after fifteen (15) days following notice in writing by any party that it desires to so meet and confer (the “Meet and Confer Notice”), any party may require mediation and then, if the mediation is unsuccessful, within fifteen (15) days from the end of such mediation, binding arbitration through J.A.M.S./Endispute (“JAMS”) in San Francisco, California. Also, if no party commences mediation within forty-five (45) days of the Meet and Confer Notice, then thereafter any party may require binding arbitration as and where above-described. If for any reason JAMS in San Francisco cannot administer the matter, then such JAMS as is selected by Lessor in any county within a fifty (50) mile radius of San Francisco County shall be utilized. The costs of mediation shall be borne equally by the parties thereto. Reimbursement for the costs and attorneys’ fees for binding arbitration shall be as determined by the arbitrator.

Any arbitration shall be conducted under JAMS streamlined arbitration rules and procedures whether or not JAMS is used. Hearings shall be held in San Francisco, California. All notices shall be given as provided in this Lease. By executing this Lease, each party agrees to have any dispute, controversy, or claim arising from the matters contemplated by this Article (but specifically excluding any unlawful detainer dispute, controversy, or claim) decided by neutral and binding arbitration as provided by California law, and each party waives any rights which it may possess to have the dispute litigated in a court or by jury trial and any rights of appeal. Any court of competent jurisdiction shall, upon the petition of any party, confirm the award of the arbitrator and enter judgment in conformity therewith. Any decision of the arbitrator and any such judgment shall be final, binding, and non-appealable. By executing this Lease, each party waives its judicial rights to discovery and appeal in any matter to be resolved by arbitration pursuant hereto. If either party refuses to submit to arbitration with respect to any matter to be resolved by arbitration pursuant hereto after agreeing to this provision, then such party may be compelled to arbitrate under the authority of the California Code of Civil Procedure. This arbitration clause shall self-executing, and arbitration may proceed in the absence of any party or any party’s representative who, after due notice, fails to be present or fails to obtain a postponement. An award shall not be made solely on the default of a party: the arbitrator shall require the party who is present to submit such evidence as the arbitrator may require for the making of an award. Each party’s agreement to this arbitration provision is voluntary.

Notwithstanding anything to the contrary contained in this Article, the provisions concerning meeting and conferring to resolve differences, mediation and arbitration shall not be applicable whatsoever to any unlawful detainer dispute, controversy, claim or action, and all rights of any party to pursue any unlawful detainer dispute, controversy, claim or action shall remain in full force and effect.

By initialing in the space provided below, each of the parties hereto specifically agrees that it has read and understands the foregoing and agrees to submit any dispute, controversy, or claim arising from the matters described above (but specifically excluding any unlawful detainer dispute, controversy, or claim) to neutral and binding arbitration in accordance herewith.

/s/ VM RJL	/s/ RAB
Lessor’s Initials	Lessee’s Initials

68. ONE TIME RIGHT OF FIRST REFUSAL FOR EXPANSION.

a. During the Term of this Lease (including, without limitation, the Extended Term, if applicable), Lessor shall notify Lessee (“Lessor’s Notice”) if Lessor has received an offer from a third party for the lease of any portion of the fifth (5th) floor of the Building (other than the Premises) which Lessor desires to accept, or Lessor is prepared to make an offer to a third party for the lease of any portion of the fifth (5th) floor of the Building (other than pursuant to an “Exempted Transaction” (as hereinafter defined). As used herein, an “Exempted Transaction” means a lease of all or a part of the fifth (5th) floor of the Building pursuant to any rights under the Existing Lease and any rights which any then existing tenants of the fifth (5th) floor of the Building may have to lease such space pursuant to lease transactions hereafter entered for portions of the fifth (5th) floor of the Building into in accordance with this Article 68. Such Lessor’s Notice shall provide the basic business terms on which Lessor is willing to rent such space (including, without limitation, Base Rent, improvement allowances and other economic concessions, Term, options to extend, rights of first refusal, payment of operating expenses) and shall be given to Lessee prior to Lessor accepting such third party offer or making such offer to a third party (other than pursuant to an Exempted Transaction). Lessee is hereby granted the right of first refusal to lease such space on the terms as outlined in Lessor’s Notice to Lessee. No court arbitrator or third party shall have the right to challenge the terms and conditions set forth in Lessor’s Notice to Lessee. Lessee shall have seven (7) days following receipt of such Lessor’s Notice within which to indicate in writing its desire to lease the space under the terms and conditions stated in such Lessor’s Notice. If Lessee rejects or fails to accept Lessor’s offer within such seven (7) day period, Lessor shall have the right at any time within six (6) months thereafter to enter into a lease for such available space which was the subject of the offer made to Lessee in Lessor’s Notice to any one or more third parties on terms and conditions not materially more favorable to the lessee than as specified in Lessor’s Notice, and Lessee shall have no further right to lease such space, provided that such lease is entered into within six (6) months following Lessee’s receipt of the applicable Lessor’s Notice and the lease is on terms and conditions not materially more favorable to the lessee than as specified in Lessor’s Notice. If Lessee rejects or fails to accept Lessor’s offer as set forth in Lessor’s Notice within such seven (7) day period, but Lessor thereafter desires to lease such space which was the subject of such Lessor’s Notice to one or more third parties more than six (6) months following Lessee’s receipt of the applicable Lessor’s Notice or on terms and conditions which are materially more favorable to the lessee than as specified in the Lessor’s Notice, then Lessor shall first deliver a new Lessor’s Notice with respect to such space to Lessee and Lessee shall again have its right of first refusal with respect thereto in the manner set forth above.

b. Lessor’s ability to plan for the orderly transaction of its rental business, to accommodate the needs of other existing and potential tenants, and to enjoy the benefits of increasing rentals at such times as Lessor is able to do so in its sole and absolute discretion, are fundamental elements of Lessor’s willingness to provide Lessee with the right of first refusal contained herein. Accordingly, Lessee hereby acknowledges that strict compliance with the notification provisions contained herein, and Lessee’s strict compliance with the time period for such notification contained herein, are material elements of the bargained for exchange between Lessor and Lessee and are material elements of Lessee’s consideration paid to Lessor in exchange for the grant of the right of first refusal. Therefore, Lessee’s failure to adhere strictly and completely to the provisions and time frame contained in this provision shall render the right of first refusal automatically null, void and of no further force or effect as to the applicable Lessor’s Notice, without notice, acknowledgement, or any action of any nature or sort, required of Lessor. Lessee acknowledges that no other act or notice, other than the express written notice set forth hereinabove, shall act to put Lessor on notice of Lessee’s acceptance of Lessor’s offer as set forth in Lessor’s Notice, and Lessee hereby waives any claims to the contrary, notwithstanding any other actions of Lessee during the Term of this Lease or any statements, written or oral, of Lessee to Lessor to the contrary during the Term of this Lease. In addition, the right of first refusal granted pursuant hereto shall not be applicable (and Lessor shall not be required to deliver any Lessor’s Notice), when Lessee is in default under this Lease (after the expiration of any applicable period for cure provided in Article 22 above). The right of first refusal granted pursuant hereto is personal to original Lessee signatory to this Lease and cannot be assigned, transferred or conveyed to, or exercised for the benefit of, any other person or entity (voluntarily, involuntarily, by operation of law or otherwise) including, without limitation, any assignee or subtenant permitted under Article 13 other than a Permitted Transferee.

69. COUNTERPARTS. This Lease may be executed in any number of counterparts, each of which shall be deemed to be an original, but any number of which, taken together, shall be deemed to constitute one and the same instrument.

IF THIS LEASE HAS BEEN FILLED IN, IT HAS BEEN PREPARED FOR SUBMISSION TO YOUR ATTORNEY FOR APPROVAL. NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE LESSOR BY THE REAL ESTATE BROKER OR ITS AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTIONS RELATING THERETO.

IN WITNESS WHEREOF, the parties hereto have entered into this Lease as of the date first written above.

LESSOR:			LESSEE:

CUPERTINO CITY CENTER BUILDINGS, a California limited partnership			BORLAND SOFTWARE CORPORATION, a Delaware corporation

By:	PROM XX, INC., a California corporation, its general partner		By: /s/ ROGER A. BARNEY
Print Name: Roger A. Barney

Its: SVP CORPORATE SERVICES & CAO

	By:	PROMETHEUS REAL ESTATE GROUP, INC., a California corporation, agent for owner	Date: December 18, 2002
		By: /s/ VICKI R. MULLINS	By:

		Print Name: Vicki R. Mullins	Print Name:

		Its: Vice President	Its:

		Date: December 19, 2002	Date: , 2002

By: /s/ ROBERT J. LAMPHER

Print Name: Robert J. Lampher

Its: Vice President

Date: December 19, 2002

EXHIBIT “A”

FLOOR PLAN OF THE PREMISES

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Exhibit “A” - Page 1

EXHIBIT “B”

DEPICTION OF THE PROJECT

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Exhibit “B” - Page 1

EXHIBIT “C”

RULES AND REGULATIONS

1. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside or inside of the Building without prior written consent of Lessor. Lessor shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Lessee. All approved signs or lettering on doors shall be printed, painted, affixed or inscribed at the expense of Lessee, by a person approved of by Lessor. Lessee shall not place anything or allow anything to be placed near the glass of any exterior window, door, partition or wall which may appear unsightly from outside the Premises. Lessee shall not, without prior written consent of Lessor cover or otherwise sunscreen any window.

2. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by Lessee or used by Lessee for any purpose other than for ingress or egress from its Premises.

3. Lessor will furnish Lessee, free of charge, with two keys to each door lock in the Premises. Lessor may make a reasonable charge for any additional keys. Lessee shall return all keys issued for the Premises at the expiration or earlier termination of the Lease Term. Lessee shall pay to Lessor the costs of re-keying the Premises if all keys are not timely returned. Without Lessor’s prior approval and otherwise complying with the provisions of this Lease governing the making of Alterations, Lessee shall not alter any lock or install any new or additional locks or any bolts on any doors or windows of the Premises.

4. The Common Area toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Lessee who, or whose agents, officers, employees, contractors, servants, invitees or guests shall have caused it.

5. Lessee shall not overload the floor of the Premises or in any way deface the Premises or any part thereof. Lessor shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building and also the time and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Lessor, stand on supports of such thickness as is necessary to properly distribute the weight. Lessor will not be responsible for loss of or damage to any such safe or property from any cause and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of Lessee.

6. No furniture, freight or equipment of any kind shall be brought into the Building without prior notice to Lessor and all moving of the same into or out of the Building shall be done at such time and in such manner as Lessor shall designate. Unless otherwise agreed to in writing by Lessor, any such movement of furniture, freight, or equipment shall be made during non-business hours for the Building.

7. Lessee shall have the right to use the loading facilities provided at the Building, if any, in common with the other tenants. All Lessee deliveries of bulk items shall be through the Building loading facilities, if any. Freight elevator(s) will be available for use by all tenants in the Building, subject to such reasonable scheduling as Lessor, in its discretion, deems appropriate. Lessor shall have the right at its sole discretion to prohibit Lessee’s delivery through the main lobbies.

8. Lessee shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Lessor or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be in or kept in or about the Premises or Building (other than “seeing-eye” dogs or other animals providing assistance to disabled persons).

9. The Premises will not be used for lodging, storage of merchandise, washing clothes, or manufacturing of any kind, nor shall the Premises be used for any improper, immoral or objectionable purpose. No cooking will be done or permitted on the Premises without Lessor’s consent, except the use by Lessee of Underwriters Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, and the use of a microwave oven for employees use will be permitted, provided that such equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

10. Lessee shall not use or keep in the Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material, or any method of heating or air conditioning other than supplied by Lessor.

11. Lessor shall approve in writing the method of attachment of any objects affixed to walls, ceilings or doors. Lessor will direct electricians as to where and how telephone and telegraph wires are to be introduced. No boring or cutting for the wires will be allowed without the consent of Lessor (which shall not be unreasonably withheld). The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Lessor (which shall not be unreasonably withheld). Lessee shall not install any wiring above the ceiling tiles that does not comply with the fire codes. Any such wiring not in compliance herewith shall be removed immediately at the expense of Lessee. Lessee will not affix any floor covering to the floor of the Premises in any manner except as approved by Lessor (which shall not be unreasonably withheld).

Exhibit “C” - Page 1

12. All cleaning and janitorial services for the Building and the Premises will be provided exclusively through Lessor, and except with the written consent of Lessor, no person or persons other than those approved by Lessor will be employed by Lessee or permitted to enter the Building for the purpose of cleaning the same.

13. Lessee will store all its trash and garbage within its Premises or in other facilities provided by Lessor. Lessee will not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal is to be made in accordance with directions issued from time to time by Lessor.

14. On Saturdays, Sundays and legal holidays, and on other days between the hours of 6:00 p.m. and 7:00 a.m. the following day, access to the Building, or to the halls, corridors, elevators or stairways in the Building, or to the Premises may be refused unless the person seeking access is known to the person or employee of the Building in charge and has a pass or is properly identified. Lessor shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement or other commotion, Lessor reserves the right to prevent access to the Building during the continuance of the same by closing the doors or otherwise, for the safety of the tenants and protection of the Building and of property in the Building.

15. Lessee will not waste electricity, water or air conditioning and agrees to reasonably cooperate with Lessor to assure the most effective operation of the Building’s heating and air conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Lessee has actual notice, and will refrain from attempting to adjust controls (except for Lessee’s adjustment of controls with approval of and training by Lessor as provided in this Lease). Lessee will keep corridor doors closed, and shall keep all window coverings pulled down.

16. Lessor reserves the right to exclude or expel from the Building any person who, in the judgment of Lessor, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

17. No vending machine or machines or any description shall be installed, maintained or operated upon the Premises without the written consent of Lessor, which approval shall not be unreasonably withheld, conditioned or delayed.

18. Lessor shall have the right, exercisable without notice and without liability to Lessee to change the name and street address of the Building or the Project.

19. Lessee shall not disturb, solicit or canvass any occupant of the Building or Project and shall cooperate to prevent the same.

20. Lessor shall have the right to control and operate the public portions of the Buildings and the public facilities, and hearing and air conditioning, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

21. All entrance doors in the Premises shall be left locked when the Premises are not in use and all doors opening to public corridors shall be kept closed except for normal ingress or egress from the Premises.

22. Without the written consent of Lessor, Lessee shall not use the name of the Building or Project in connection with or in promoting or advertising the business of Lessee except as Lessee’s address.

23. Lessee shall place pads under all desk chairs, or have carpet coasters to protect chairs.

24. Except as specifically otherwise provided in this Lease, Lessee will not install any radio or television antenna, loudspeaker, satellite dishes or other devices on the roof(s) or exterior walls of the Building or the Project. Lessee will not interfere with radio or television broadcasting or reception from or in the Project or elsewhere.

25. Lessee agrees to comply with all safety, fire protection and evacuation procedures and regulations established by Lessor or any governmental agency.

26. Lessee assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

27. Lessor may prohibit smoking in the Building and/or any other portion of the Project and may require Lessee and any of its employees, agents, clients, customers, invitees and guests who desire to smoke, to smoke within designated smoking areas within the Project, if any such smoking areas are provided.

28. Lessee’s requirements will be attended to by Lessor only upon appropriate application to Lessor’s management offices for the Project by an authorized individual of Lessee. Employees of Lessor will not perform any work or do anything outside of their duties unless under special instructions from Lessor, and no employee of Lessor will admit any person (Lessee or otherwise) to any office without specific instructions from Lessor.

29. In the event of any conflict between these Rules and Regulations and the Lease of which they are a part, the other provisions of the Lease shall prevail. Lessor may waive any one or more of these Rules and Regulations for the benefit of Lessee or any other tenant, but no such waiver by Lessor will be construed as a waiver of such Rules and Regulations in favor of Lessee or any other tenant, nor prevent Lessor from thereafter enforcing

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any such Rules and Regulations against any or all of the tenants of the Project Lessor shall use commercially reasonable efforts to enforce the Rules and Regulations in a non-discriminatory manner, subject to Lessor’s reasonable discretion.

Exhibit “C” - Page 3

SUBLEASE

20450 Stevens Creek Boulevard

Cupertino, California

(CUPO3)

This Sublease (“Sublease”), dated December 16, 2002 (the “Execution Date”), is entered into by and between Sun Microsystems, Inc., a Delaware corporation (“Sublandlord”), and Borland Software Corporation, a Delaware corporation (“Subtenant”).

1. BASIC SUBLEASE PROVISIONS

1.1 Premises: The Premises under this Sublease, consisting of approximately 61,200 rentable square feet in the aggregate, is comprised of all of the space on the sixth, seventh and eighth floors of the building located at 20450 Stevens Creek Boulevard, in Cupertino, California (the “Building”), which is a portion of the Master Landlord’s project as shown on Exhibit B of the Master Lease (the “Project”). The Premises demised hereunder is a portion of those certain premises (“Master Premises”) containing approximately 183,074 square feet of space, which is demised pursuant to the Master Lease. The Premises are depicted on Exhibit A to this Sublease.

1.2 Master Landlord: Cupertino City Center Buildings, a California limited partnership, or any successors thereto under the Master Lease.

1.3 Master Lease: Lease Agreement dated November 20. 1997, entered into by Sublandlord, as tenant, and Master Landlord, as landlord, a copy of which is attached hereto as Exhibit B.

1.4 Term: Approximately two (2) years and eleven (11) months beginning on the Commencement Date and ending on the Expiration Date unless terminated earlier in accordance with the terms and conditions of this Sublease.

1.5 Commencement Date: January 1, 2003

1.6 Rent Commencement Date: April 1 ,2003

1.7 Expiration Date: November 30, 2005

1.8 Base Rent:	$85,680.00 per month ($16.80 per square foot of rentable space of the Premises per annum) from the Rent Commencement Date to November 30, 2003.

$88,740 per month ($17.40 per square foot of rentable space of the Premises per annum) from December 1, 2003, to November 30, 2004.

$91,800 per month ($18.00 per square foot of rentable space of the Premises per annum) from December 1, 2004 to the Expiration Date.

1.9 Subtenant’s Share: 33.4 percent

1.10 Subtenant’s Use: Any use permitted under Section 8 of the Master Lease.

1.11 Subtenant Improvement Allowance: $1,530,000 ($25.00 per rentable square foot of the Premises).

1.12 Address for Payment of Rent:	Sun Microsystems, Inc.
7777 Gateway Blvd.
MS NWK15-103
Newark, CA 94560
Attn: Lease Administration

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1.13 Sublandlord’s Notice Address:	Sun Microsystems, Inc.
7777 Gateway Blvd.
MS NWK15-103
Newark, CA 94560
Attn: Lease Administration

Sun Microsystems, Inc.
4120 Network Circle
MS SCA12-202
Santa Clara, CA 95054
Attn: Real Estate Counsel

1.14 Subtenant’s Notice Address:	Borland Software Corporation
100 Enterprise Way
Scotts Valley, CA 95066
Ann: Roger Barney

Borland Software Corporation
100 Enterprise Way
Scotts Valley, CA 95066
Attn: General Counsel

1.15 Brokers: For Sublandlord:	Jones Lang LaSalle
Comish & Carey Commercial

For Subtenant:	Tory Corporate Real Estate Advisors dba The
Staubach Company

1.16 Definitions: The terms in the Basic Sublease Provisions are used in this Sublease as defined terms and have the meanings given above. Other capitalized words and phrases have the meanings given in the Sublease. Unless otherwise indicated, all section references are to the sections of this Sublease.

2.	DEMISE OF PREMISES

2.1 Sublandlord hereby subleases the Premises to Subtenant, and Subtenant hereby subleases the Premises from Sublandlord, for the Term, on and subject to the terms and conditions of this Sublease.

2.2 During the Term, Subtenant shall have the right to make reasonable and appropriate non-exclusive use of those areas of the Building that Sublandlord has designated for common use by all subtenants, including the shipping and receiving area, the first floor lobby, driveways, stairways and elevators. Without limiting the terms of the immediately preceding sentence, Sublandlord acknowledges and agrees that, during the Term, Subtenant shall have the right to make reasonable and appropriate non-exclusive use of the first floor lobby, the driveways, accessways, stairways and elevators and the shipping and receiving areas within the Exterior Common Area appurtenant to the Building in which the Premises are a part. During the Term, Subtenant shall have reasonable access to the common area telecommunications closet and the risers throughout and in the Building so that Subtenant may install, subject to the provisions of Paragraph 10 of the Master Lease, telecommunications, data and/or telephone lines in such risers, if necessary.

2.3 Sublandlord hereby grants to Subtenant the right to use without charge (except as otherwise expressly provided in the Master Lease) during the Term 3 parking spaces per 1,000 rentable square feet of the Premises pursuant to the terms and conditions of the Master Lease. Subject to the Master Landlord’s consent, fifty (50) of the parking spaces granted under this Section 2.3 shall be on the lower level of the underground parking structure and shall be designated exclusively for Subtenant.

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2.4 Sublandlord reserves the right, on reasonable prior notice, at reasonable times, during the Term, to inspect, repair or maintain the Premises, or to exhibit the Premises to persons having a legitimate interest. In connection with the exercise of such right of entry, Sublandlord shall use reasonable efforts not to interfere with Subtenant’s use or occupancy of the Premises and to comply with all reasonable security requirements imposed by Subtenant. Subtenant shall have a right to have a representative of Subtenant accompany Sublandlord in connection with any entry into the Premises, or any portion thereof, by Sublandlord.

3. TERM

3.1 The Term will commence on the Commencement Date. If for any reason Sublandlord cannot deliver possession of the Premises to Subtenant by Commencement Date, Sublandlord will not be liable therefore, nor will such failure affect the validity of this Sublease or the obligations of Subtenant hereunder, or extend the Expiration Date, but in such case the Commencement Date will not occur until possession of the Premises is tendered to Subtenant and the Rent Commencement Date shall be delayed by the same number of days as the Commencement Date is so delayed. The preceding to the contrary notwithstanding, if Sublandlord has not delivered possession of the Premises to Subtenant in the condition required by this Sublease by January 7, 2003, then Subtenant shall have a right to terminate this Sublease by written notice to Sublandlord given at any time prior to the date Sublandlord delivers possession of the Premises to Subtenant. In the event of such termination, all rights and obligations hereunder shall cease and Sublandlord shall promptly return to Subtenant all prepaid rent paid by Subtenant to Sublandlord.

3.2 The Term will end on the Expiration Date. However, unless the Master Landlord has entered into a non disturbance agreement with Subtenant, the Sublease may be terminated prior to the Expiration Date if the Master Lease is terminated for any cause whatsoever (and Master Landlord does not require Subtenant to attorn), or as provided elsewhere in this Sublease, and the Term will end on such earlier termination.

3.3 Sublandlord shall have the right to terminate the Master Lease under any circumstance specifically provided in the Master Lease without the prior consent of Subtenant. Sublandlord shall not terminate the Master Lease by mutual agreement with Master Landlord without Subtenant’s prior written consent (which written consent may be given or withheld by Subtenant in its sole and absolute discretion).

4. RENT

4.1 The consideration payable by Subtenant for the Premises consists of the Base Rent specified in the Basic Sublease Provisions, the Additional Rent set forth in Section 4.3, and the Utility Charges set forth in Section 4.5. Base Rent, Additional Rent and Utility Charges are collectively referred to as “Rent.” Subtenant’s covenant to pay Rent will be independent of every other covenant in this Sublease.

4.2 Beginning on the Rent Commencement Date and continuing thereafter on the first day of each month during the Term, Subtenant must pay to Sublandlord in advance, and without notice, demand, deduction or offset, the monthly Base Rent. Base Rent for any partial month will be prorated. Subtenant must pay the first full month’s Rent on the Execution Date, and if the Commencement Date is not the first day of the month, then Subtenant must pay the prorated Rent for the first partial month on the Commencement Date.

4.3 Beginning on the Commencement Date and continuing throughout the Term, Subtenant also must pay as “Additional Rent,” an amount equal to Subtenant’s Share of all additional rent, fees, charges or other sums due and payable by Sublandlord under the Master Lease, insofar as applicable to the Premises described herein and the period encompassed by the Term (but not inclusive of any additional rent payable by Sublandlord under the Master Lease due to a breach or default by Sublandlord under the Master Lease that is not caused by a breach of any of Subtenant’s obligations under this

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Sublease), to reimburse Master Landlord for taxes, insurance, operating expenses, common area maintenance charges, cost of security guards, management fees, capital expenditures for required repairs or improvements, and/or other expenses incurred by Master Landlord in connection with the Building, and any other charges, except those charges which constitute Utility Charges payable under Section 4.5 (collectively, “Master Lease Pass Through Costs”). To the extent the Master Lease Pass Through Costs are payable on a monthly estimated basis, the Additional Rent in respect thereto must be paid as and when Base Rent is due based on Master Landlord’s estimates; and upon any reconciliation of estimated and actual Master Lease Pass Through Costs, the corresponding Additional Rent must be adjusted between Sublandlord and Subtenant (with appropriate reimbursements or additional payments) within thirty (30) days after delivery to Subtenant of any reconciliation statement under the Master Lease. For purposes of calculating Additional Rent, Sublandlord will be entitled to rely conclusively on Master Landlord’s determination of estimated and actual Master Lease Pass Through Costs. Sublandlord hereby agrees to provide or furnish Subtenant, within three (3) business days following receipt of the same by Sublandlord, with estimates of Master Lease Pass-Through Costs and reconciliation statements received by Sublandlord from Master Landlord. In the event that Subtenant believes that an audit of Master Landlord’s books and records related to the Master Lease Pass-Through Costs is warranted, then, Sublandlord shall use commercially reasonable efforts to conduct such an audit or to assign its right to conduct such an audit to Subtenant, provided that such audit is not, in Sublandlord’s reasonable business judgment, unwarranted.

4.4 [Intentionally omitted]

4.5 Beginning on the Commencement Date and continuing throughout the Term, Subtenant also must pay within thirty (30) days after receipt of written notice from Sublandlord any other fees, charges or other sums due on account of utility consumption in the Premises during the Term, including without limitation, water, electric and other charges incurred in connection with lighting, and providing electrical power and heating, ventilating and air conditioning service (collectively, “Utility Charges”). To the extent that utility consumption at the Premises are separately metered and billed directly to Subtenant, Subtenant must be responsible for paying all such costs before delinquency as Utility Charges. To the extent such utilities are not separately metered to the Premises, Subtenant must pay such costs in an amount equal to Sublandlord’s reasonable determination of Subtenant’s equitable allocation of such charges based upon actual usage. Utility Charges also include: (a) excess or after hours electrical service or heating, ventilating or air conditioning service supplied to the Premises; (b) services or benefits supplied to the Premises at Subtenant’s request (or with Subtenant’s acquiescence) for which Master Landlord reserves any right under the Master Lease to impose a fee or charge separate from the Master Lease Pass Through Costs. Sublandlord covenants and agrees that excess or after-hours electrical service or HVAC service supplied to the Premises during the Term of the Sublease shall be charged to Subtenant at Master Landlord’s cost to provide or furnish the same and without any markup from Master Landlord (unless the Master Lease expressly allows Master Landlord thereunder to charge a premium for excess or after-hours electrical or HVAC service) or Sublandlord. If Subtenant disputes Sublandlord’s allocation of Utility Charges to Subtenant pursuant to the terms above, then either party may notify the other in writing of the basis of the dispute and the parties shall make diligent efforts to resolve the dispute. If no resolution of the dispute has been achieved within 15 days of delivery of the notice of such dispute, then either party may thereafter submit such dispute to arbitration in accordance with the following terms:

4.5.1 Subtenant and Sublandlord agree that any dispute or claim in law or equity arising between Subtenant and Sublandlord concerning the allocation of Utility Charges to Subtenant pursuant to the terms of Section 4.5 above shall be decided by neutral, binding arbitration and not by court action, except as provided by California law for judicial review of arbitration proceedings.

4.5.2 The arbitration shall be conducted in accordance with the rules of the American Arbitration Association (AAA). The parties may agree in writing to use different rules and/or arbitrator(s). In all other respects, the arbitration shall be conducted in accordance with Part III, Title 9 of the California

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Code of Civil Procedure. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The parties shall have the right to discovery in accordance with Code of Civil Procedure Section 1283.05.

The arbitrator(s) shall award to the prevailing party in such arbitration, if any, as determined by the arbitrator(s), all of its costs and fees. “Costs and fees” shall mean, as used in the immediately preceding sentence, all reasonable pre-award expenses of the arbitration, including the arbitrators’ fees, administrative fees, travel expenses, out-of-pocket expenses such as copying and telephone, court costs, witness fees and attorneys’ fees.

“NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT THE MATTERS INCLUDED IN THE ‘ARBITRATION OF DISPUTES’ PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE ‘ARBITRATION OF DISPUTES’ PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.”

“WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE ‘ARBITRATION OF DISPUTES’ PROVISION TO NEUTRAL ARBITRATION.”

SUBTENANTS INITIALS:    /s/    RAB

SUBLANDLORD’S INITIALS:

4.6 All Rent must be paid to Sublandlord at the Address for Payment of Rent specified in the Basic Sublease provisions, or to such other person or such other place as Sublandlord may from time to time designate by giving notice in writing.

4.7 If any Rent is not paid within three days of when due, Subtenant must pay a late charge to Sublandlord equal to ten percent (10%) of the delinquent amount; provided, however, that with respect to the first such later payment in any twelve (12) consecutive month period during the Term of the Sublease, such late charge shall not be due and payable unless such late payment by Subtenant shall not be cured within five business days following Subtenant’s receipt of written notice from Sublandlord of Subtenant’s failure to make such payment when due. Neither demand for, nor receipt of, any late charge called for under this Sublease will (i) operate to waive any default by Subtenant or provide a substitute for Subtenant’s full and timely performance of the obligation to pay Rent, or (ii) limit the exercise of any other right or remedy Sublandlord may have under this Sublease in case of Subtenant’s Default.

5. CONDITION AND USE OF PREMISES

5.1 Sublandlord subleases the Premises to Subtenant strictly in their present “as-is” and “with all faults” condition. Sublandlord represents, but does not warrant, that to Sublandlord’s best knowledge, which shall mean the actual knowledge (without duty of inquiry) of Charles Barry, Sublandlord’s Director, Workplace Resources, West Geo, and Andrew Smith, Program Manger (who are the persons within Sublandlord’s organization or affiliated with Sublandlord’s organization who are most familiar with the physical condition of the Master Premises), all building systems and equipment serving the Premises are in good working order and condition as of the Execution Date, although Sublandlord does not represent that any particular capacity is available at the Premises. Sublandlord covenants and agrees to use its best efforts to ensure that the Master Landlord maintains all building systems in good working order as required under the Master Lease. Subtenant, by acceptance of possession of the Premises, conclusively acknowledges that it has satisfied itself as to the condition of the Premises and

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that, subject to Sublandlord’s representation above and reservation of claims of latent defects, the building systems servicing the Premises are in order and repair and in tenantable condition satisfactory to Subtenant.

5.2 The Premises may be used and occupied solely for Subtenant’s Use as specified in the Basic Sublease Provisions. Subtenant must not use or suffer or permit the Premises to be used for any other purpose except with Master Landlord’s and Sublandlord’s discretionary consent. During the Term, Subtenant shall have access to the Premises 24 hours a day, 365 days per year.

5.3 Subject to the provisions of Section 10 of the Master Lease, including any requirement to obtain the consent of the Master Landlord, and pursuant to the terms and conditions of Exhibit C attached hereto (the “Work Letter”), Subtenant may construct certain improvements reasonably necessary for Subtenant to occupy and use the Premises (the “Subtenant Improvements”). In accordance with the terms of the Work Letter, Sublandlord shall reimburse Subtenant for the costs relating to the initial design and construction of the Subtenant Improvements that are constructed or installed, or caused to be constructed or installed, in the Premises and/or that are caused to be constructed or installed by Subtenant to fulfill Sublandlord’s restoration obligations for the Premises as required by Master Landlord, up to, but in no event more than the Subtenant Improvement Allowance. The costs to which the Subtenant Improvement Allowance may be applied are the Subtenant Improvement Allowance Items described in Exhibit C attached to this Sublease.

5.4 Subtenant must not permit the Premises or the Building to become subject to any mechanics’, laborers’ or materialmen’s lien on account of labor or material furnished to Subtenant or claimed to have been furnished to Subtenant in connection with work of any character performed or claimed to have been performed on the Premises by, or at the direction or sufferance of, Subtenant, and must not do or fail to do any other act which in any way encumbers the title of Master Landlord in and to the Building, whether by operation of law or by virtue of any express or implied contract by Subtenant. Any claim to, or lien upon, the Premises or the Building, arising from any act or omission of Subtenant will accrue only against the subleasehold estate of Subtenant and will be subject and subordinate to the paramount title and rights of Master Landlord in and to the Building and the interest of Sublandlord in the Master Lease Premises.

5.5 To the best knowledge of Sublandlord, which shall mean the actual knowledge (without duty of inquiry) of Charles Barry, Sublandlord’s Director, Workplace Resources, West Geo, and Andrew Smith, Program Manger (who are the persons within Sublandlord’s organization or affiliated with Sublandlord’s organization who are most familiar with the physical condition of the Master Premises), no Hazardous Substances are or have been located, stored, or disposed on or released or discharged from, onto or under the Master Premises, or any portion thereof (including, without limitation, soil or groundwater contamination). For purposes of this Sublease, the term “Hazardous Substances” shall mean and include all hazardous and toxic substances, waste or materials, any pollutant or contaminant, including, but without limitation, PCBs, asbestos, asbestos-containing material, petroleum products, and raw materials that are included under or regulated by any Environmental Law or that would pose a health, safety or environmental hazard, except that Hazardous Substances shall not include amounts of materials which are ordinarily and reasonably required to be used in the normal course of Sublandlord’s business, so long as such use complies with all Environmental Laws. The term “Environmental Law” shall mean and include all federal, state and local statues, ordinances, regulations and rules presently in force or hereafter enacted relating to environmental quality, contamination, and clean-up of Hazardous Substances, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 6091 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act of 1976,42 U.S.C. § 6091, et seq., as amended by the Hazardous and Solid Waste Amendments of 1984, and state superlien and environmental clean-up statutes and all rules and regulations presently or hereafter promulgated under said statutes as amended.

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5.6 Sublandlord shall indemnify, defend and hold harmless Subtenant and its agents, employees, officers, directors, shareholders, sub-subtenants, successors and assigns from and against any and all damages, claims, losses, liabilities, actions, causes of action, remediation or clean up expenses, costs or other expenses (including, without limitation, reasonable attorney’s fees and court costs) (collectively, “Claims”) arising out of, or related to, the presence of Hazardous Substances on, in or under the Master Premises on or prior to the Commencement Date or to the extent that the existence of such Hazardous Substance at the Premises, the Building, the Master Premises or the Project is caused by Sublandlord. Subtenant shall indemnify, defend and hold harmless Sublandlord from all Claims arising out of, or related to, the presence of Hazardous Substances at the Premises, the Building or the Project caused by Subtenant. The obligations of Sublandlord and Subtenant under this Section 5.6 shall survive the expiration or earlier termination of this Sublease.

5.7 Sublandlord agrees to cause the first floor lobby of the Building to be manned by a security guard 24 hours per day, 365 days per year.

6. SUBTENANT’S INSURANCE AND INDEMNITY

6.1 Throughout the Term, Subtenant must procure and maintain, at its own cost and expense, such commercial general liability insurance as is required to be carried by Sublandlord under the Master Lease (to the extent applicable to Subtenant’s use, occupancy, maintenance, repair or improvements of the Premises and the Project by Subtenant or any subtenant of Subtenant and any of Subtenant’s or its subtenant’s employees, agents, contractors or invitees), naming Sublandlord and all other parties as may be required to be named under the Master Lease as “additional insureds,” and such property insurance as is required to be carried by Sublandlord under the Master Lease to the extent such property insurance pertains to leasehold improvements installed in the Premises, alterations constructed by Subtenant and all equipment, trade fixtures, inventory, fixtures and personal property located on or in the Premises. Subtenant shall have no obligation to maintain insurance on any of Sublandlord’s equipment, trade fixtures, inventory, fixtures or personal property located on or in the Premises. Subtenant must furnish to Sublandlord a certificate of Subtenant’s insurance required under this Section at least ten (10) days before the Commencement Date. Such certificate shall provide that Sublandlord shall be given not less than thirty (30) days notice of cancellation, intent to non-renew and adverse material changes in the insurance evidenced thereby.

6.2 Subtenant waives claims against Sublandlord for damage to property owned by Subtenant where such damage is covered under any policy of property damage insurance maintained by Subtenant, to the extent such waiver is permitted by Subtenant’s insurers and does not prejudice the insurance required to be carried by Subtenant under this Sublease. Sublandlord waives claims against Subtenant for damage to property owned by Sublandlord where such damage is covered under any policy of property damage insurance maintained by Sublandlord, to the extent such waiver is permitted by Sublandlord’s insurers and does not prejudice the insurance carried by Sublandlord or required to be carried by Sublandlord under this Sublease. Subtenant hereby waives claims against Master Landlord and Sublandlord for death, injury, loss or damage of every kind and nature, to the same extent that Sublandlord waives or releases such claims against Master Landlord under Section 14 the Master Lease, except such claims arising out of Sublandlord’s or Master Landlord’s negligence or willful misconduct and which is not covered by insurance required to be maintained by Subtenant pursuant to this Sublease.

6.3 Subtenant agrees to obtain, for the benefit of Master Landlord and Sublandlord, such waivers of subrogation rights from its insurer as are required, if applicable, of Sublandlord, as the tenant, under the Master Lease. Sublandlord agrees to obtain, for the benefit of Subtenant, a waiver of subrogation rights from its insurers.

6.4 Subtenant hereby agrees to indemnify, defend and hold harmless Sublandlord and Master Landlord on the terms and conditions provided in and pursuant to the provision of Section 14 of the Master Lease, as if each of Master Landlord and Sublandlord were “Lessor thereunder, except such

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claims, damages or loss arising out of Sublandlord’s negligence or willful misconduct and which is not covered by insurance required to be maintained by Subtenant pursuant to this Sublease

7. ASSIGNMENT OR SUBLETTING

7.1 If Subtenant desires to (a) assign, convey or mortgage this Sublease or any interest under it; (b) allow any transfer thereof or any lien upon Subtenant’s interest by operation of law; (c) further sublet the Premises or any part thereof; or (d) permit the occupancy of the Premises or any part thereof by anyone other than Subtenant, then Subtenant shall seek Sublandlord’s consent in the same manner and to the same extent that Sublandlord would be required under Section 13 of the Master Lease to seek Master Landlord’s consent to such a transfer, assignment or sublease. And Sublandlord shall not unreasonably withhold its consent thereto to the same extent Master Landlord is so required to reasonably consider such a request from Sublandlord under Section 13 of the Master Lease. If Sublandlord consents to any such transfer, assignment or sub-subletting, Sublandlord will use commercially reasonable efforts to obtain the consent of Master Landlord, provided that it will not be required to file any lawsuit against the Master Landlord to enforce the provision of the Master Lease and Sublandlord shall not be liable in the event of a failure to obtain such consent after use of commercially reasonable efforts. Sublandlord’s reasonable costs incurred in connection with any proposed assignment or subletting by Subtenant, including all reasonable costs incurred by Sublandlord in obtaining Master Landlord’s consent must be paid by Subtenant within thirty (30) days of receipt of an invoice from Sublandlord.

7.2 Fifty percent (50%) of any Bonus Rent received by Subtenant under any sub-sublease or assignment shall be paid to Sublandlord. “Bonus Rent” shall mean the excess of (i) all consideration received by Subtenant from an assignment of this Sublease or a sub-sublease of all or any portion of the Premises over (ii) the sum of the Rent and other charges payable by Subtenant to Sublandlord under this Sublease (prorated, in the case of a sub-sublease of less than all of the Premises, to reflect obligations allocable to only the portion of the Premises so sublet), the reasonable leasing commissions and advertising costs paid by Subtenant to any unaffiliated third party, the Subtenant’s actual cost of improvements made to the Premises to ready the Premises for the assignee or sub-subtenant, and reasonable outside attorneys’ fees incurred by Subtenant in connection with such assignment or sub-sublease.

7.3 No permitted assignment will be effective and no permitted sublease will commence unless and until any Default by Subtenant hereunder has been cured. No permitted assignment or subletting will relieve Subtenant from Subtenant’s obligations and agreements under this Sublease and Subtenant will continue to be liable as a principal and not as a guarantor or surety, to the same extent as though no assignment or subletting had been made.

8. ALTERATIONS

8.1 Subtenant must not make any alterations in or additions to the Premises (“Subtenant Alterations”) without the Sublandlord’s prior written consent, which shall not be unreasonably withheld, provided that it shall be reasonable for the Sublandlord to withhold consent to any Subtenant Alteration if it is unable to obtain the Master Landlord’s consent thereto. Notwithstanding the foregoing, if Master Landlord has released Sublandlord from all restoration obligations related to the proposed Subtenant Alterations, then Sublandlord shall not withhold its consent thereto, except if the proposed Subtenant Alterations would unreasonably interfere with use of the balance of the Master Premises by Sublandlord or its other subtenants. If Sublandlord consents to the Subtenant Alterations, Sublandlord will use commercially reasonable efforts to obtain the consent of Master Landlord, provided that it will not be required to file any lawsuit against the Master Landlord to enforce the provision of the Master Lease and Sublandlord shall not be liable in the event of a failure to obtain such consent after use of commercially reasonable efforts.

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8.2 If the Subtenant Alterations are permitted or consented to, Subtenant must comply with all of the covenants of Sublandlord contained in the Master Lease pertaining to the performance of such Subtenant Alterations. Any permitted Subtenant Alterations must be made at Subtenant’s sole cost and expense, including any cost to comply with applicable laws and regulations and any management or supervision fee charged by Master Landlord pursuant to the terms of the Master Lease.

9. CASUALTY OR EMINENT DOMAIN

9.1 In the event of a fire or other casualty affecting the Building or the Premises, or of a taking of all or a part of the Building or the Premises under the power of eminent domain, Sublandlord will be entitled to exercise any right it expressly has under the Master Lease to terminate the Master Lease without first obtaining the consent or approval of Subtenant.

9.2 To the extent any portion of the Premises is taken or appropriated under the power of eminent domain, or conveyed in lieu thereof, and this Sublease is not terminated as a result thereof, then the Rent thereafter to be paid under this Sublease for the Premises shall be abated in the same ratio that the percentage of the area of the Premises so taken, appropriated or conveyed bears to the total area of the Premises immediately prior to the taking, appropriation or conveyance. In addition, if any rentable area of the Building containing the Premises is so taken, appropriated or conveyed and this Sublease is not terminated as may be permitted under the Master Lease, Subtenant’s Share of Master Lease Pass Through Costs shall be adjusted pursuant to Article 7 of the Master Lease. To the extent any portion of the Premises is damaged or destroyed by fire or other casualty and this Sublease is not terminated as a result thereof, then the Base Rent and Subtenant’s Share of Master Lease Pass Through Costs shall be proportionately reduced during the period of repair. The reduction shall be based upon the extent to which the making of repairs interferes with Subtenant’s business conducted in the Premises, as reasonably determined by Sublandlord.

9.3 If, in the event of a casualty or loss, the Master Lease imposes on Sublandlord the obligation to repair or restore leasehold improvements or alterations within the Master Premises, Subtenant must be responsible for repair or restoration of leasehold improvements within the Premises, including, but not limited to, the Subtenant Alterations and any alterations constructed by Sublandlord prior to the Commencement Date. Sublandlord shall not in any event be responsible for reconstruction of any portion of the Premises that is the responsibility of Master Landlord under the Master Lease, provided that if Sublandlord does not terminate the Master Lease Sublandlord will use commercially reasonable efforts to enforce any provision of the Master Lease that shall require Master Landlord to reconstruct the Building or Premises.

10. SURRENDER

10.1 On the Expiration Date, or upon the earlier termination of the Sublease or of Subtenant’s right to possession of the Premises, Subtenant must at once surrender and deliver up the Premises, together with all improvements thereon, to Sublandlord in good condition and repair, reasonable wear and tear excepted; conditions existing because of Subtenant’s failure to perform maintenance, repairs or replacements as required of Subtenant under this Sublease will not be deemed “reasonable wear and tear.”

10.2 Subtenant shall remove at the expiration or earlier termination of the Term any Subtenant Alterations that Master Landlord requires be removed from the Premises and restore the Premises to the condition existing on the Commencement Date, or such earlier date that the Premises were delivered to Subtenant, and shall repair any and all damage to the Premises resulting from the removal of Subtenant’s Property therefrom and shall remove Subtenant’s articles of personal property and fixtures incident to Subtenant’s business (“Subtenant’s Property”) therefrom. All other Subtenant Alterations in or upon the Premises made by Subtenant will become a part of and will remain upon the Premises upon such termination without compensation, allowance or credit to Subtenant. Subtenant shall repair any damage occasioned by such removal of the Subtenant Alterations or Subtenant’s Property, which obligation will

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survive termination of this Sublease. If Master Landlord requires removal of any Subtenant Alterations, or a portion thereof, and Subtenant does not remove such, or Subtenant does not remove Subtenant’s Property from the Premises on or before the Expiration Date or the earlier termination of this Sublease, Sublandlord may remove the same (and repair any damage occasioned thereby), and dispose thereof, or at its election, remove and/or store the same. Subtenant shall pay the reasonable costs of such removal, repair and/or storage on demand, and/or Sublandlord may treat any Subtenant’s Property as having been conveyed to Sublandlord with this Sublease acting as a bill of sale therefor, without further payment or credit by Sublandlord to Subtenant.

10.3 Subtenant will not be required to remove any alterations or improvements made by Sublandlord. If Sublandlord is required under the Master Lease to remove any such alterations or improvements, Subtenant must permit Sublandlord to enter the Premises for a reasonable period of time, subject to such conditions as Subtenant may reasonably impose, for the purpose of removing such alterations and improvements and restoring the Premises as required by the Master Lease.

10.4 At the end of the Term of this Sublease, unless Subtenant has entered into a direct lease with Master Landlord covering the Premises to commence immediately following the expiration or earlier termination of the Sublease, Subtenant must surrender to Sublandlord all keys to the Premises and make known to Sublandlord the combination of all combination locks that Subtenant is permitted to leave on the Premises.

11. HOLDING OVER

11.1 Subtenant has no right under this Sublease to occupy the Premises or any portion thereof after the Expiration Date or after the termination of this Sublease or of Subtenant’s right to possession hereunder. In the event Subtenant or any party claiming by, through or under Subtenant holds over, Sublandlord may exercise any and all remedies available to it at law or in equity to recover possession of the Premises, and to recover damages, including without limitation, all damages payable by Sublandlord to Master Landlord by reason of such holdover.

11.2 Without limiting Sublandlord’s rights under Section 11.1, for each and every month or partial month that Subtenant or any party claiming by, through or under Subtenant remains in occupancy of all or any portion of the Premises after the Expiration Date or after the earlier termination of this Sublease or of Subtenant’s right to possession, Subtenant must pay, as minimum damages and not as a penalty, monthly rental at a rate equal to double the rate of Rent payable by Subtenant hereunder immediately prior to the Expiration Date or the earlier termination of this Sublease or of Subtenant’s right to possession. The acceptance by Sublandlord of any lesser sum will be construed as payment on account and not in satisfaction of damages for such holding over.

12. SUBTENANT’S DEFAULT

12.1 Any one or more of following events will be considered a “Default” by Subtenant:

12.1.1 Subtenant fails to make any payment of Rent within three days of when the same is due; or

12.1.2 Subtenant, by its act or omission, causes an event or condition that is a default under Section 22 of the Master Lease;

12.1.3 Subtenant, by its act or omission, causes an event or condition that, subject only to the delivery of any required notice or passage of any cure or grace period, would constitute a default under any provision of the Master Lease, and such event or condition is not cured on or before the date three (3) days prior to the expiration of the applicable cure or grace period given in the Master Lease;

12.1.4 Subtenant fails to fulfill, keep, observe or perform any of the other covenants and obligations herein contained to be fulfilled, kept, observed and performed by Subtenant, and such failure continues for more than fifteen (15) days after notice thereof in writing to Subtenant, provided however, if

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such failure cannot be cured within fifteen (15) days, then provided that Subtenant has commenced to cure such failure and diligently pursues a cure of such failure, Subtenant shall have such reasonable time to cure such failure.

12.2 Upon the occurrence of any one or more Default(s), Sublandlord may exercise any remedy against Subtenant that Master Landlord may exercise for default by Sublandlord under the Master Lease, including, without limitation, any right to terminate this Sublease and recover certain sums and any right to continue this Sublease in effect and recover Rent and other charges as they become due.

12.3 Any notice delivered by Sublandlord in connection with, or as a precondition to, a Default by Subtenant will be in lieu of and not in addition to any notice to pay rent or notice to perform covenant required under law.

13. PROVISIONS REGARDING MASTER LEASE

13.1 The terms and provisions of the Master Lease are incorporated in this Sublease. Except as is specified in this Sublease, the within subletting is upon and subject to all of the terms of the Master Lease so incorporated in this Sublease; provided, however, that: (i) each reference in such incorporated sections to “Lease” shall be deemed a reference to “Sublease”; (ii) each reference to the “Premises” in the Master Lease shall be deemed a reference to the Premises described in this Sublease; (iii) each reference to “Lessor and “Lessee” shall be deemed a reference to “Sublandlord” and “Subtenant”, respectively; (iv) with respect to work, services, repairs, restoration, insurance, capital improvements or the performance of any other obligation of Master Landlord under the Master Lease, the sole obligations of Sublandlord shall be as set forth in the last sentence of Section 13.2 below; (v) Sublandlord shall have no liability to Subtenant with respect to (a) representations and warranties made by Master Landlord under the Master Lease, (b) any indemnification obligations of Master Landlord under the Master Lease or other obligations or liabilities of Master Landlord with respect to compliance with laws or condition of the Premises; and (c) Master Landlord’s repair, maintenance, restoration, upkeep, insurance and similar obligations under the Master Lease, regardless of whether the incorporation of one or more provisions of the Master Lease into this Sublease might otherwise operate to make Sublandlord liable therefor other than to use reasonable efforts to obtain Master Landlord’s compliance with the same as set forth in Section 13.2 below; and provided further that nothing in the foregoing shall abrogate, modify, detract from or diminish any obligation of Master Landlord under the Master Lease or any obligation of Sublandlord to Master Landlord; (vi) with respect to any approval or consent required to be obtained from the “Lessor” under the Master Lease, Subtenant shall be required to obtain such approval or consent from Master Landlord and Sublandlord (unless otherwise expressly provided in this Sublease), and the approval or consent of Sublandlord may be withheld if Master Landlord’s approval or consent is not obtained, provided however Sublandlord’s consent may not be unreasonably withheld if Master Landlord provides its consent; and (vii) the following provisions of the Master Lease are expressly not incorporated herein by reference: Sections 1.a-m, 3, 4, 22.1, 39, 53 and 64 and Exhibit A. In addition, for the purposes of this Sublease and the incorporation of Master Lease terms, the references to “Exhibit A” attached to the Master Lease shall be deemed to refer to Exhibit A attached hereto. Further the following modifications are made to the following incorporated provisions of the Master Lease, such modifications are not intended to and do not after the terms and conditions of the Master Lease as it pertains to the relationship between Sublandlord and Master Landlord:

Incorporated Section of Master Lease	Modification
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With respect to the second sentence of Section 9 of the Master Lease, Subtenant shall not be obligated to make (or contribute to the cost of making) any alteration or addition required to bring the Premises into compliance with legal requirements in effect as of the Commencement Date of the Master

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Lease. Notwithstanding the provisions of Section 9 and 10.c of the Master Lease, Subtenant shall have no obligation under the Sublease to cure or remedy any violations of law that exist with respect to the Premises, the Building or the Parcel, or any portion thereof, as of the Commencement Date of the Sublease.

10.b

In the first sentence of Section 10.b. of the Master Lease, the words “which is then designated by Lessor to be removed” are hereby deleted and the words “which were required to be removed by Sublandlord at the time Sublandlord consented to such Alterations” shall be deemed substituted in place thereof. Nothing in this Section shall alter the master Landlord’s rights to designate alterations for removal at the end of the term of the Master Lease.

13.a

In addition, in the second sentence of Section 13.a, the words “in the event of an assignment of the Premises,” shall be deemed inserted immediately after the words “shall assume the obligations and liabilities of Lessee under this Lease.”

22.b

In Section 22.b. of the Master Lease, the words “(except if unable to occupy or use the Premises due to damage or destruction or condemnation)” shall be deeded inserted immediately after the words “consecutive days.”

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The second sentence of Section 29 shall be deleted and the following sentence shall be inserted in its place: “The liability of Sublandlord pursuant to this Sublease shall be limited to an amount equal to the lesser of (i) five million dollars ($5,000,000) or (ii) the amount of Master Landlord’s equity interest in the Building.

13.2 Subtenant shall assume and perform for the benefit of Sublandlord and Master Landlord each and all of the conditions, covenants and obligations to be performed by Sublandlord as “Lessee” under the Master Lease to the extent said terms, covenants, conditions and obligations are incorporated in this Sublease (and accrue from and after the Commencement Date of this Sublease), are not modified or limited hereby and are applicable to the Premises demised hereby. Unless otherwise expressly provided in this Sublease, both Sublandlord and Master Landlord shall have all of the rights of Master Landlord under the Master Lease to the extent such rights are applicable to the Premises, including, without limitation, the right of entry set forth in Section 20 of the Master Lease. Subtenant shall not commit or knowingly permit to be committed on the Premises any act or omission which would constitute a breach of any of the terms, covenants, conditions and obligations of Sublandlord under the Master Lease. Notwithstanding the foregoing, in the case of any covenant contained in the Master Lease that by its nature is to be performed by the Master Landlord, Sublandlord’s obligation hereunder shall be limited to, within a reasonable time after Subtenant provides notice to Sublandlord of such default, using commercially reasonable efforts to enforce the Master Lease.

13.3 Sublandlord shall have no responsibility or obligations with respect to furnishing any services under Section 17 of the Master Lease, to the extent the same is made expressly the responsibility of the Master Landlord under the Master Lease, including, but not limited to, utilities, with respect to the Premises, and the sole responsibility of Sublandlord with respect to Section 17 of the Master Lease shall be to enforce the Master Lease with respect to any obligation of Master Landlord to furnish such basic services under the Master Lease.

13.4 Subtenant shall indemnify and save Sublandlord harmless against any loss, damage or injury, including, without limitation, reasonable attorneys’ fees, and/or any amounts assessed against Sublandlord by Master Landlord under the Master Lease on account of any default by Subtenant that

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shall give rise to a default under Section 22 of the Master Lease, which Sublandlord may suffer or incur under the Master Lease as the result of any breach by Subtenant of its obligations under this Sublease, including, without limitation, any provisions of the Master Lease that are incorporated herein. Subtenant’s obligations under the immediately preceding sentence shall survive termination of this Sublease. Notwithstanding any other provision of this Sublease to the contrary, in the event of a material default of this Sublease that may cause an event of default to occur under the Master Lease, Sublandlord may, in addition to all other remedies granted to Sublandlord hereunder, at Subtenant’s expense and after written notice to Subtenant, take such action as may reasonably be required to prevent such matter from maturing into an incurable event of default under the Master Lease, and Subtenant shall pay such reasonable expenses so incurred by Sublandlord within thirty (30) days after demand by Sublandlord. Notwithstanding the foregoing provisions of this Section 13.4, under no circumstances shall Subtenant be liable to Sublandlord for any claims of lost profits, loss of business or lost income.

13.5 Sublandlord acknowledges that a true and correct copy of the Master Lease is attached hereto and incorporated herein as Exhibit B. Subtenant covenants, represents and warrants that it shall keep the terms of the Master Lease confidential and will not disclose any such terms or distribute copies of the Master Lease to any person or entity (other than Subtenant’s agents, employees, contractors, attorneys, accountants, consultants and prospective subtenants, Master Landlord and/or the City of Cupertino) without obtaining the prior written consent of Sublandlord (which consent shall not be unreasonably withheld or delayed). The preceding sentence to the contrary notwithstanding, Subtenant shall also be entitled to disclose this Sublease and/or the Master Lease, or the terms thereof, in connection with any securities laws or other regulatory requirements affecting Subtenant.

14. MASTER LANDLORD’S CONSENT

14.1 This Sublease and the obligations of the parties hereunder are expressly conditioned upon Sublandlord obtaining the Master Landlord’s prior written consent to this Sublease in a form acceptable to the parties in their sole discretion. Subtenant must promptly deliver to Sublandlord any information reasonably requested by Master Landlord (in connection with Master Landlord’s approval of this Sublease) with respect to the nature and operation of Subtenant’s business and/or the financial condition of Subtenant.

14.2 Sublandlord and Subtenant hereby agree, for the benefit of Master Landlord, that this Sublease and Master Landlord’s consent hereto will not (a) be deemed to have amended the Master Lease between Master Landlord and Sublandlord in any regard (unless Master Landlord will have expressly agreed writing to such amendment); or (b) be construed as a waiver of Master Landlord’s right to consent to any assignment of the Master Lease by Sublandlord or any further subletting of the Master Premises, or as a waiver of Master Landlord’s right to consent to any assignment by Subtenant of this Sublease or any sub-subletting of the Premises or any part thereof.

14.3 If Master Landlord fails to consent to this Sublease within thirty (30) days after the Execution Date, either party shall have the right to terminate this Sublease be giving written notice thereof to the other at any time thereafter, but before Master Landlord grants such consent. In the event of such termination, Sublandlord shall promptly refund to Subtenant any prepaid Rent received from Subtenant. Sublandlord agrees to exercise commercially reasonable and diligent efforts to obtain Master Landlord’s written consent to this Sublease as provided in Section 14.1 above and the transaction described herein.

15. NOTICES

15.1 All notices which may or are required to be given by either party to the other must be in writing and will be deemed given when received or refused if personally delivered, or if sent by United States registered or certified mail, postage prepaid, return receipt requested, or if sent by a nationally recognized overnight commercial courier service providing receipted delivery, to the respective Notice Address specified in the Basic Sublease Provisions, or at such other place as a party may from time to time designate by notice in writing.

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15.2 Subtenant agrees promptly to deliver to Sublandlord a copy of any notice, demand, request, consent or approval received from Master Landlord or any governmental agency. Sublandlord agrees promptly to deliver to Subtenant a copy of any notice, demand, request, consent or approval received from or delivered to Master Landlord or any governmental agency respecting the Premises.

16. SECURITY DEPOSIT

      [Intentionally omitted.]

17. MISCELLANEOUS

17.1 As of the Commencement Date, Sublandlord does hereby sell, grant, convey, transfer, assign, deliver, and set unto Subtenant, at no cost to Subtenant, all of Sublandlord’s rights, title and interest in and to the furniture located on the Premises, a complete inventory of which is attached hereto as Exhibit D (the “Furniture”). As of the Commencement Date, Subtenant does hereby accept the Furniture in its “as is” condition “with all faults.” Subtenant acknowledges that Sublandlord has made no representations or warranty of any kind, express or implied with respect to the condition of the Furniture, except as provided in the following sentence. Sublandlord hereby represents to Subtenant that the Furniture is solely owned by Sublandlord and is free and clear of any and all encumbrances or liens. Sublandlord shall indemnify, defend and hold harmless Subtenant from and against any and all claims, demands, causes of action, damages, liabilities, losses, obligations, costs and attorneys’ fees arising out of, or in any way connected with any breach by Sublandlord of its representation set forth in the immediately preceding sentence. Sublandlord’s obligations under the immediately preceding sentence shall survive the expiration or earlier termination of this Sublease. Subtenant does hereby forever release and discharge Sublandlord, its agents, directors, officers and employees, to the maximum extent permitted by law, of and from any and all claims, demands, causes of action, damages, liabilities, losses, obligations, costs and attorneys’ fees whether known or unknown, foreseen or unforeseen, arising out of, or in any way connected with or concerning the condition of the Furniture to the extent arising on or after the Commencement Date; provided, however, such release and discharge shall not be applicable to any breach by Sublandlord or its representation set forth in the fourth (4th) sentence of this Section 17.1.

17.2 Sublandlord hereby rescinds, waives and forfeits its option to extend the term of the Master Lease as provided in Section 3 of the Master Lease.

17.3 Subtenant shall have the right to install, at its own cost (including removal expenses), such exterior Building signage as the Master Landlord and any applicable governing agency may allow. If Sublandlord installs a monument sign or is granted monument signage rights by the Master Landlord, then Subtenant shall have the right to Subtenant’s Share of the space on such sign.

17.4 Subject to the limitations specially expressed in this Sublease, so long as Subtenant is not in Default under this Sublease. Subtenant’s quiet and peaceable enjoyment of the Premises will not be disturbed or interfered with by Sublandlord, or by any person claiming by, through, or under Sublandlord.

17.5 Neither party shall be deemed in default with respect to performance of any of the terms, covenants and conditions of this Sublease (other than for payment of money), if party’s failure to timely perform same is due in whole or in part to any strike, lockout, labor trouble (whether legal or illegal), civil disorder, failure of power, restrictive governmental laws and regulations, riots, insurrections, war, shortages, accidents, casualties, acts of God or acts of the other party’s agents, employees or invitees.

17.6 Each party warrants to the other that it has had no dealings with any broker or agent in connection with this Sublease, except those Brokers specified in the Basic Sublease Provisions. Each party covenants to protect, defend, indemnify and hold harmless the other party from and against any and all costs (including reasonably attorneys’ fees), expense or liability for any compensation, commission

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and charges claimed by any broker or outer agent, other than the Brokers, with respect to this Sublease or the negotiation thereof an behalf of such party.

17.7 This Sublease and the rights and obligations of the parties shall be interpreted, construed and enforced in accordance with the laws of the State of California, and Sublandlord and Subtenant hereby irrevocably consent to the jurisdiction and proper venue of such state. If any term or provision of this Sublease shall to any extent be invalid or unenforceable, the remainder of this Sublease shall not be affected, and each provision of this Sublease shall be valid and enforced to the fullest extent permitted by law. The headings and titles to the Articles and Sections of this Sublease are for convenience only and shall have no effect on the interpretation of any part of the Sublease.

17.8 Subtenant shall not record this Sublease or any memorandum without Sublandlord’s and Master Landlord’s prior written consent.

17.9 Sublandlord and Subtenant hereby waive any right to trial by jury in any proceeding based upon a breach of this Sublease.

17.10 The expiration of the Term, whether by lapse of time or otherwise, shall not relieve either party of any obligations which accrued prior to or which may continue to accrue after the expiration or early termination of this Sublease. Without limiting the scope of the prior sentence, it is agreed that Subtenant’s obligations under any provision of this Sublease or the Master Lease that is expressly provided by its terms to survive termination of this Sublease shall survive the expiration or early termination of this Sublease.

17.11 All understandings and agreements previously made between the parties are superseded by this Sublease, and neither party is relying upon any warranty, statement or representation not contained in this Sublease. This Sublease may be modified only by a written agreement signed by Sublandlord and Subtenant.

17.12 Each party represents and warrants to the other that the person or persons executing this Sublease for the representing party are fully authorized to so act and no other action is required to bind Sublandlord to this Sublease and that the representing party has the right and power to execute and deliver this Sublease and to perform its obligations hereunder, subject only to Master Landlord’s consent, and that the representing party is duly organized and in good standing in its state of formation and is authorized to conduct business in the state where the Premises are located.

(signatures follow on next page)

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In witness whereof, Sublandlord and Subtenant have executed this Sublease on the dates set forth below, intending to be bound hereby.

SUBLANDLORD:	SUBTENANT:

Sun Microsystems, Inc., a Delaware corporation	Borland Software Corporation, a Delaware corporation

By:	By:	/S/ ROGER A. BARNEY

Name:	Name:	Roger A. Barney

Its:	Its:	SVP CORPORATE SERVICES & CAO

Date:	Date:	December 18, 2002

[Both parties must also initial Section 4.5]

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In witness whereof, Sublandlord and Subtenant have executed this Sublease on the dates set forth below, intending to be bound hereby.

SUBLANDLORD:		SUBTENANT:

Sun Microsystems, Inc., a Delaware corporation		Borland Software Corporation, a Delaware corporation

By:	/s/ Charles C Barry	By:

Name:	Charles C Barry	Name:

Its:	SENIOR DIRECTOR	Its:

Date:	12/19/02	Date:

[Both parties must also initial Section 4.5]

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EXHIBIT A

DESIGNATION OF PREMISES

EXHIBIT A

[GRAPHIC APPEARS HERE]

[GRAPHIC APPEARS HERE]

[GRAPHIC APPEARS HERE]

EXHIBIT B

MASTER LEASE

EXHIBIT B

EXHIBIT C

WORK LETTER

This Work Letter shall set forth the terms and conditions relating to the construction of the Premises.

1. SUBTENANT IMPROVEMENT ALLOWANCE ITEMS

Except as otherwise set forth in this Work Letter, the Subtenant Improvement Allowance shall be disbursed by Sublandlord only for actually incurred cost for the following items associated with the construction of the Subtenant Improvements at the Premises: (a) the fees of the architect and the engineers; (b) documents and materials supplied by Master Landlord, Sublandlord or their consultants in connection with the preparation and review of the construction drawings; and management fees charged by the Master Landlord (to the extent permitted to be charged under the existing Master Lease); (c) any plan, permit and license fees relating to construction of the Subtenant Improvements; (d) demolition of the existing improvements and construction of the Subtenant Improvements, including, without limitation, testing and inspection costs, freight elevator usage, utility usage, parking charges and trash removal costs, and contractors’ fees; (e) sales and use taxes; (f) installation of telecommunications equipment and other specialty trade fixtures and equipment at the Premises, (g) manufacture and installation of building signage for identification of Subtenant at the Premises or the Building, (h) legal and consulting fees associated with construction of the Subtenant Improvements; and (i) moving costs, of any kind or nature, associated with Subtenant’s occupancy of the Premises (collectively the “Subtenant Improvement Allowance Items”).

2. DISBURSEMENT OF SUBTENANT IMPROVEMENT ALLOWANCE

2.1 Upon (i) substantial completion of approximately one-third of the Subtenant Improvements in compliance with the approved plans (as determined by inspection by Sun); (ii) receipt of Subtenant’s interim application for payment not in excess of 33.3% of the Subtenant Improvement Allowance, including subcontractor back-up and copies of paid receipts or other reasonably acceptable proof of the actual cost for Subtenant Improvement Allowance Items incurred to-date; and (iii) properly executed mechanics lien releases in compliance with both California Civil Code Section 3262(d)(2) and Section 3262(d)(4) for the then fully completed and fully paid work; then Sublandlord shall reimburse Subtenant for the a portion of the Subtenant Improvement Allowance Items, equal to the cost of the Subtenant Improvement Allowance Items as applied for in the interim application for payment.

2.2 Upon (i) substantial completion of approximately two-thirds of the Subtenant Improvements in compliance with the approved plans (as determined by inspection by Sun); (ii) receipt of Subtenant’s interim application for payment not in excess of 33.3% of the Subtenant Improvement Allowance, including subcontractor back-up and copies of paid receipts or other reasonably acceptable proof of the actual cost for Subtenant Improvement Allowance Items incurred to-date; and (iii) properly executed mechanics lien releases in compliance with both California Civil Code Section 3262(d)(2) and Section 3262(d)(4) for the then fully completed and fully paid work; then Sublandlord shall reimburse Subtenant for the a portion of the Subtenant Improvement Allowance Items, equal to the cost of the Subtenant Improvement Allowance Items as applied for in the interim application for payment.

2.3 Upon (i) substantial completion of the Subtenant Improvements in compliance with the approved plans (as determined by inspection by Sun); (ii) receipt of Subtenant’s final application for payment up to the amount of the unpaid portion of the Subtenant Improvement Allowance, including subcontractor back-up and copies of paid receipts or other reasonably acceptable proof of the actual cost for all Subtenant Improvement Allowance Items; and (iii) properly executed final mechanics lien releases in compliance with both California Civil Code Section 3262(d)(2) and Section 3262(d)(4) for all work related to the Subtenant Improvements; (iv) copies of the signed off building permit card, the certificate of occupancy (if issued by the local municipality) and the recorded notice of completion; then Sublandlord shall reimburse Subtenant for the remaining unpaid portion of the Subtenant Improvement Allowance

EXHIBIT C

CUPERTINO CITY CENTER

NET OFFICE LEASE

by and between

CUPERTINO CITY CENTER BUILDINGS,

a California limited partnership,

as Lessor

and

SUN MICROSYSTEMS, INC.,

a Delaware corporation,

as Lessee

i

ii

CUPERTINO CITY CENTER

NET OFFICE LEASE

For and in consideration of rentals, covenants, and conditions hereinafter set forth, Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the herein described Premises for the term, at the rental rate specified herein and subject to and upon all of the terms, covenants and agreements set forth in this lease (“Lease”):

1.	SUMMARY OF LEASE PROVISIONS.

a.	Lessee: SUN MICROSYSTEMS, INC., a Delaware corporation (“Lessee”).

b.	Lessor: CUPERTINO CITY CENTER BUILDINGS, a California limited partnership (“Lessor”).

c.	Date of Lease (for reference purposes only): November 20, 1997.

d.	Premises: That certain office space commonly known all of floors one (1) through eight (8) of the building located at 20450 Stevens Creek Boulevard, Cupertino, California, and shown cross-hatched on the reduced floor plans attached hereto as Exhibit “A,” consisting of approximately one hundred eighty-three thousand seventy-four (183,074) square feet of Rentable Area (the “Premises”). (ARTICLE 2)

e.	Term: Eight (8) years. (ARTICLE 3)

f.	Commencement Date: December 1, 1997 (“Commencement Date”). (ARTICLE 3)

g.	Lease Termination: November 30, 2005 (“Expiration Date”), unless sooner terminated or extended pursuant to the terms of this Lease. (ARTICLE 3)

h.	Base Rent: (ARTICLE 5)

Months	Monthly Base Rent
December 1, 1997-November 30, 1998	$338,686.90
December 1, 1998-November 30, 1999	$475,992.40
December 1, 1999-November 30, 2000	$494,299.80
December 1, 2000-November 30, 2001	$512,607.20
December 1, 2001-November 30, 2002	$530,914.60
December 1, 2002-November 30, 2003	$549,222.00
December 1, 2003-November 30, 2004	$567,529.40
December 1, 2004-November 30, 2005	$585,836.80

i.	Security Deposit: None. (ARTICLE 6)

j.	Lessee’s Percentage Share: One hundred percent (100%). (ARTICLE 7)

k.	Parking: Non-Exclusive right to use three (3) unreserved, uncovered spaces per each one thousand (1,000) square feet of Rentable Area in the Premises (rounded to the nearest whole number) without charge during the Term, subject to the provisions of Article 26. (ARTICLE 26)

1.	Addresses for Notices:

Lessor:	c/o Maxim Property Management
350 Bridge Parkway
Redwood City, California 94065-1517
Attn: Mr. Sanford Diller
Telephone No.: (650) 596-5300
Fax No.: (650) 596-5377

with a concurrent copy to:

c/o Maxim Property Management
350 Bridge Parkway
Redwood City. California 94065-1517
Attn: Ms. Vicki Mullins
Telephone No.: (650) 596-5300
Fax No.: (650) 596-5377

and with a concurrent copy to the
Project Management Office at:

20400 Stevens Creek Boulevard, Suite 200
Cupertino, California 95014
Telephone No.: (408) 873-0121
Fax No.: (408) 873-0122

Lessee:	Sun Microsystems, Inc.
1545 Charleston Road
MTV 81-103
Mountain View, California 94043
Attn: Lease Administrator
Telephone No.: (650) 934-9762
Fax No.: (650) 934-9832

with a concurrent copy to:

Sun Microsystems, Inc.
901 San Antonio Road
PAL 01-521
Palo Alto, California 94303
Attn: General Counsel
Telephone No.: (650) 336-0236
Fax No.: (650) 336-0530

m. Broker: LSP Services (California) Limited Partnership and Cornish & Carey Commercial. (ARTICLE 53)

n. Summary Provisions in General. Parenthetical references in this Article 1 to other articles in this Lease are for convenience of reference, and designate some of the other Lease articles where applicable provisions are set forth. All of the terms and conditions of each such referenced Article shall be construed to be incorporated within and made a part of each of the above referred to Summary of Lease Provisions. If any conflict exists between any Summary of Lease Provisions as set forth above and the balance of the Lease, then the latter shall control.

2. PREMISES DEMISED. Lessor does hereby lease to Lessee and Lessee hereby leases from Lessor the Premises described in Article l.d., subject, nevertheless, to all of the terms and conditions of this Lease. Notwithstanding anything to the contrary contained in this Lease, the Premises shall be deemed for all purposes of this Lease to contain the amount of Rentable Area specified in Article 1.d. above, notwithstanding any deviation in actual Rentable Area of the Premises from such amount. Calculation of the actual “Rentable Area” of the Building and Project shall be performed by Lessor’s architect in accordance with Building measurement standards, which calculation shall be conclusive and binding upon Lessor and Lessee. The Premises is approximately as shown as cross-hatched on the floor plan attached hereto as Exhibit “A”. As used in this Lease, the term “Building” shall mean the building at the address listed in Article 1.d. above in which the Premises is located. The Building is situated upon the parcel(s) of land shown on Exhibit “B” attached hereto (collectively, the “Parcel”). The Building and the “Exterior Common Area” (as defined in Article 55 below) and all other improvements as now or hereafter located on the Parcel, if any, are herein sometimes referred to collectively as the “Project”.

3. TERM: OPTION TO EXTEND.

a. Initial Term. The term of this Lease shall be for the period designated in Article 1.f., commencing on the Commencement Date and ending on the Expiration Date set forth in Article 1.g., unless sooner terminated or extended pursuant to this Lease (“Term”). The expiration or sooner termination of the Lease is hereinafter referred to as “Lease Termination”.

b. Option to Extend. Lessee shall have the option to extend the Term for a period of four (4) years immediately following the expiration of the Term (the “Extended Term”), on all provisions contained in this Lease (except for Base Rent and such other terms and conditions as are specifically or by their operation limited to the initial Term only and except that Lessee shall have no further right or option to extend the term upon the expiration of the Extended Term), by giving notice of exercise of the option (the “Option Notice”) to Lessor at least twelve (12) months but not more than fifteen (15) months before the expiration of the Term.

Lessor’s ability to plan for the orderly transaction of its rental business, to accommodate the needs of other existing and potential tenants, and to enjoy the benefits of increasing rentals at such times as Lessor is able to do so in its sole and absolute discretion, are fundamental elements of Lessor’s willingness to provide Lessee with the option to extend contained herein. Accordingly, Lessee hereby acknowledges that strict compliance with the notification provisions contained herein, and Lessee’s strict compliance with the time period for such notification contained herein, are material elements of the bargained for exchange between Lessor and Lessee and are material elements of Lessee’s consideration paid to Lessor in exchange for the grant of the option. Therefore, Lessee’s failure to adhere strictly and completely to the provisions and time frame contained in this provision shall render the option automatically null, void and of no further force or effect, without notice, acknowledgement, or any action of any nature or sort, required of Lessor. Lessee acknowledges that no other act or notice, other than the express written notice set forth hereinabove, shall act to put Lessor on notice of Lessee’s intent to extend, and Lessee hereby waives any claims to the contrary, notwithstanding any other actions of Lessee during the Term of this Lease or any statements, written or oral, of Lessee to Lessor to the contrary during the Term of this Lease. Notwithstanding the foregoing, if Lessee is in default (after the expiration of any applicable period for cure pursuant to Article 22 below) on the date of giving the Option Notice, the Option Notice shall be totally ineffective, or if Lessee is in default (after the expiration of any applicable period for cure pursuant to Article 22 below) on the date the Extended Term is to commence, in addition to any and all other remedies available to Lessor under this Lease, at Lessor’s election, the exercise of the option shall be deemed null and void, the Extended Term shall not commence, and this Lease shall expire at the end of the Term. Further, the option to extend granted pursuant hereto and this entire Article 3.b. shall be null and void and of no further force or effect if during the twelve (12) month period prior to the delivery of the Option Notice, Lessee has incurred two or more late charges pursuant to Article 40.a. below, due to late payment of Base Rent (regardless of whether such late payment was subsequently cured).

The option to extend granted pursuant hereto is personal to original Lessee signatory to this Lease and cannot be assigned, transferred or conveyed to, or exercised for the benefit of, any other person or entity (voluntarily, involuntarily, by operation of law or otherwise) including, without limitation, to any assignee or subtenant permitted under Article 13. All of Lessee’s rights under this Article 3.b. shall terminate upon the expiration of the initial Term or sooner termination of this Lease.

The parties shall have thirty (30) days after Lessor receives the Option Notice in which to agree upon the Base Rent to be payable during the Extended Term. The Base Rent payable during the Extended Term shall be an amount equal to the then current “Fair Market Rental Value” (defined below) of the Premises at the time of commencement of the proposed Extended Term. The term “Fair Market Rental Value” of the Premises as used in this Lease shall mean the then prevailing fair market rent for the Premises at the expiration of the Term. In determining such rate, the parties may consider first class office space comparable in size and quality to the Premises, if any, located in the vicinity of the Project and located in the Building and other buildings comparable in size and quality to the Building in which the Premises is located, and taking into consideration all other factors normally considered when determining fair market rental value (including, without limitation, the duration of the Extended Term and such rental increases as may be appropriate during such period).

Upon determination of the Fair Market Rental Value for the Premises, the parties shall immediately execute an amendment to this Lease stating the Base Rent to be paid during the Extended Term. In the event Lessee has retained the services of a real estate broker to represent Lessee during the negotiations of the Extended Term, it is expressly understood that Lessor shall have no obligation for the payment of all or any part of a real estate commission or other brokerage fee to Lessee’s real estate broker in connection with the Extended Term. Lessee shall be solely responsible for payment of fees for services rendered to Lessee by such broker in connection with the Extended Term.

If the parties are unable to agree, in their sole and absolute discretion, on the Fair Market Rental Value for the Premises within such thirty (30) day period, then the Fair Market Rental Value for the Extended Term shall be determined as follows:

a. Following the expiration of such thirty (30) day period, Lessor and Lessee shall meet and endeavor in good faith to agree upon a licensed commercial real estate agent with at least seven (7) years full-time experience as a real estate agent active in leasing of commercial office buildings in the area of the Premises to appraise and set the Fair Market Rental Value for the Extended Term. If Lessor and Lessee fail to reach agreement upon such agent within fifteen (15) days following the expiration of such thirty (30) day period, then, within fifteen (15) days thereafter, each party, at its own cost and by giving notice to the other party, shall appoint a licensed commercial real estate agent with at least seven (7) years full-time experience as a real estate agent active in leasing of commercial office buildings in the area of the Premises to appraise and set the Fair Market Rental Value for the Extended Term. If a party does not appoint an agent within fifteen (15) days after the other party has given notice of the name of its agent, the single agent appointed shall be the sole agent and shall set the Fair Market Rental Value for the Extended Term. If there are two (2) agents appointed by the parties as stated above, the agents shall meet within ten (10) days after the second agent has been appointed and attempt to set Fair Market Rental Value for the Extended Term. If the two (2) agents are unable to agree on such Fair Market Rental Value within fifteen (15) days after the second agent has been appointed, they shall, within fifteen (15) days after the last day the two (2) agents were to have set such Fair Market Rental Value, attempt to select a third agent who shall be a licensed commercial real estate agent meeting the qualifications stated above. If the two (2) agents are unable to agree on the third agent within such twenty (20) day period, either Lessor or Lessee may request the President of the local chapter of the Society of Industrial and Office Realtors (SIOR) or a then equivalent organization if SIOR is not then in existence to select a third agent meeting the qualifications stated in this subsection. Each of the parties shall bear one-half (1/2) of the cost of appointing the third agent and of paying the third agent’s fee. No agent shall be employed by, or otherwise be engaged in business with or affiliated with, Lessor or Lessee, except as an independent contractor.

b. Within fifteen (15) days after the selection of the third agent, a majority of the agents shall set the Fair Market Rental Value for the Extended Term. If a majority of the agents are unable to set such Fair Market Rental Value within the stipulated period of time, each agent shall make a separate determination of such Fair Market Rental Value and the three (3) appraisals shall be added together and the total shall be divided by three (3). The resulting quotient shall be the Fair Market Rental Value for the Premises for the Extended Term. If, however, the low appraisal and/or high appraisal is/are more than twenty percent (20%) lower and/or higher than the middle appraisal, the low appraisal and/or the high appraisal shall be disregarded. If only one (1) appraisal is disregarded, the remaining two (2) appraisals shall be added together and their total divided by two (2), and the resulting quotient shall be Fair Market Rental Value for the Extended Term. If both the low appraisal and the high appraisal are disregarded as stated in this subsection, the middle appraisal shall be the Fair Market Rental Value for the Extended Term.

c. Each agent shall hear, receive and consider such information as Lessor and Lessee each care to present regarding the determination of Fair Market Rental Value for the Extended Term and each agent shall have access to the information used by each other agent. Upon determination of the Fair Market Rental Value for the Extended Term, the agents shall immediately notify the parties hereto in writing of such determination by certified mail, return receipt requested.

4. POSSESSION.

a. Construction of Improvements/Delay in Possession. If Lessor, for any reason whatsoever, cannot deliver possession of the Premises to Lessee at the date specified in Article 1.f. above, this Lease shall not be void or voidable, nor shall Lessor be liable to Lessee for any loss or damage resulting therefrom; except, however, that in such event the “Commencement Date” for all purposes of this Lease shall be adjusted to be the date when Lessor delivers possession or such earlier date upon which such delivery of possession would have occurred but for delay in delivery of possession of the Premises caused and/or contributed to by Lessee and/or Lessee’s agents, officers, employees, representatives, contractors, servants, invitees and/or guests (collectively “Lessee’s Agents”), and the “Expiration Date” for all purposes of this Lease shall be the date which is the period of the Term specified in Article 1.e. following such Commencement Date. Lessor shall be deemed to have delivered possession to Lessee on the date of the execution and delivery of this Lease by Lessor and Lessee.

b. Construction of Improvements: Early Possession. Subject to Article 4.c. below, Lessee shall be permitted access to the Premises prior to the Commencement Date and following the full execution and delivery of this Lease for purposes of construction of certain improvements to be permanently affixed to the Premises (the “Lessee Improvements”) and installation of Lessee’s furnishings, trade fixtures and equipment. Subject in all events to compliance with the requirements of the City of Cupertino and other applicable governmental requirements, Lessor hereby approves the general schematics for the Lessee Improvements prepared by LEM Construction, Inc., a copy of which has been provided by Lessee to Lessor prior to the execution of this Lease, and agrees to reasonably approve the final plans and specifications for the Lessee Improvements when submitted to the extent consistent with, and logical extensions of, such general schematics, and otherwise consistent with Building systems. Lessee’s construction of the Lessee Improvements shall be governed by the provisions of this Lease respecting Lessee’s making of Alterations to the Premises including, without limitation, the requirement set forth in this Lease that Lessor’s prior written consent be obtained for any such Alterations; except, however, that as to the removal of the Lessee Improvements, the parties agree as follows: (i) Lessor shall specify in writing at the time of approval of Lessee’s plans and specifications for the Lessee Improvements, which items of the Lessee Improvements shall be required to be removed by Lessee by the expiration of the Term to restore the Premises from a hard walled office plan to an open plan pursuant to this Lease; provided that Lessee shall not be required to remove any compartment walls or electrical/mechanical distribution systems; (ii) Lessee shall not be required to so remove such of the Lessee Improvements which have so been designated for removal by Lessor if a successor lessee with whom Lessor has entered into a lease for the Premises commencing upon the expiration of the Term of this Lease specifies in writing its desire to make use of such Lessee Improvements; (iii) in the event of the extension of the Term by the Extended Term, then Lessee shall not be required to remove any of such Lessee Improvements as are so designated for removal by Lessor; and (iv) restoration of the Premises upon expiration of the Term shall not include refinishing of wall or floor surfaces. Lessor hereby pre-approves Swinerton & Walberg, Rudolph & Sletten, Lem Construction, Inc. or Toenis Koetter & Breeding as general Contractor for the construction of the Lessee Improvements if any such entity is selected by Lessee, provided that any other general contractor selected by Lessee shall be subject to Lessor’s prior approval as set forth in the provisions of this Lease governing Lessee’s making of Alterations. Lessee’s occupancy of the Premises prior to the Commencement Date shall be subject to all the provisions of this Lease other than Lessee’s obligation for payment of Base Rent and Lessee’s Percentage Share of Building Expenses. Said early possession shall not advance the Expiration Date.

c. Certificates and Licenses. Prior to occupancy, Lessee shall provide to Lessor the certificate(s) of insurance required by Article 16 and a copy of all licenses and authorizations that may be required for the lawful operation of Lessee’s business upon the Premises, including any City business licenses as may be required.

d. Condition of Premises on Delivery. Lessee acknowledges that except as specifically otherwise provided in this Lease and subject to Lessor’s representations, warranties and covenants set forth in this Lease, (i) the lease of the Premises by Lessee pursuant hereto shall be in its present “AS IS” condition, in the broadest sense of that term, with all faults, if any, (ii) neither Lessor nor any employee, representative or agent of Lessor has made any representation or warranty, express or implied, with respect to the Premises or any other portion of the Project, and (iii) Lessor shall have no obligation to improve or alter the Premises or Project for the benefit of Lessee. Without regard to Lessee’s particular use of, or Alterations to, the Premises, upon the delivery of possession of the Premises to Lessee, the Building roof, parking lot serving the Project (including parking lot lighting, ballasts and tubes), and HVAC, electrical, plumbing and lighting systems serving the Premises shall be in good working condition, and the core Building systems (including toilet rooms, elevator lobbies, janitorial rooms and associated circulation areas) shall all be fully operable. In the event it is established within ninety (90) days following delivery of possession of the Premises that, other than as a result of work necessitated by Lessee’s particular use of, or Alterations to, the Premises, the Building roof, parking lot serving the Project, and/or HVAC, electrical, plumbing and/or lighting systems serving the Premises were not in good working condition as of the delivery of possession of the Premises or such core Building systems were not fully operable as of the delivery of possession of the Premises, Lessor shall promptly thereafter commence and diligently prosecute to completion the work necessary to restore such systems to working order or fully operable condition, as applicable (provided that Lessor shall not be responsible for any increased costs of performance of such work resulting from Lessee’s particular use (as opposed to mere general office use) of, or Alterations to, the Premises). Lessor shall be responsible, at Lessor’s cost, for taking such actions as are required to correct any current non-compliance of the Premises and Common Areas with applicable laws, including, without limitation, laws respecting accessibility and use by disabled persons (as enforced by applicable governmental authorities) as of the delivery of possession of the Premises, which work shall include work required to correct such non-compliance which is necessitated by mere use of the Premises (as opposed to the particular nature of Lessee’s use), or by mere performance of improvement work to the Premises (as opposed to the particular nature of the Lessee Improvements or Lessee’s Alterations)), except that Lessee shall be responsible for Premises work required to correct non-compliance which is necessitated by the particular nature of Lessee’s use, or the particular nature of the Lessee Improvements or Lessee’s Alterations. Notwithstanding anything to the contrary contained in this Lease, in the event Lessee is unable to obtain a building permit for the construction of the Lessee Improvements solely due to pre-existing non-compliance of the Project with applicable laws, then Lessee shall have the right to terminate this Lease effective upon thirty (30) days prior written notice to Lessor, provided that if Lessor is able to obtain necessary sign offs, approvals or otherwise takes action within such thirty (30) day period so that such pre-existing non-compliance no longer prevents Lessee’s obtaining a building permit for the Lessee Improvements, then such election by Lessee to terminate pursuant hereto shall be null and void and this Lease shall continue in full force and effect as if such notice were never given.

5. RENT. Lessee agrees to pay to Lessor as rental for the Premises, without offset, deduction, prior notice or demand, the monthly Base Rent designated in Article 1.h. Base Rent shall be payable monthly in advance on or before the first day of each calendar month during the Term. Base Rent for any period during the Term which is for less than one (1) month shall be prorated based upon a thirty (30) day month. Base Rent and all other amounts owing to Lessor pursuant to this shall be paid to Lessor in lawful money of the United States of America which shall be legal tender at the time of payment, at the office of the Project, or to such other person or at such other place as Lessor may from time to time designate in writing.

6. INTENTIONALLY OMITTED.

7. PROJECT TAXES AND OPERATING EXPENSE ADJUSTMENTS.

a. Intentionally Omitted.

b. Building Taxes and Building Operating Expenses. Lessee shall pay to Lessor, as additional rent and without deduction or offset, Lessee’s percentage share set forth in Article 1.j. (“Lessee’s Percentage Share”) of the amount of annual “Building Taxes” and “Building Operating Expenses” (as such terms are defined below). Building Taxes and Building Operating Expenses are collectively referred to herein as “Building Expenses”. Lessee’s Percentage Share shall be determined by dividing the Rentable Area of the Premises by the total Rentable Area in the Building. Lessee’s Percentage Share shall be subject to an equitable adjustment upon a condemnation, sale by Lessor of part of the Building, reconstruction after damage or destruction or expansion or reduction of the areas within the Building. Lessee’s Percentage Share of Building Expenses shall be payable during the Term in equal monthly installments on the first day of each month in advance, without deduction, offset or prior demand.

At any time during the Term, Lessor may give Lessee notice of Lessor’s estimate of the Building Expenses for the current calendar year. An amount equal to one twelfth (1/12) of Lessee’s Percentage Share of the estimated Building Expenses shall be payable monthly by Lessee as aforesaid, commencing on the first day of the calendar month following thirty (30) days written notice and continuing until receipt of any notice of adjustment from Lessor given pursuant to this paragraph. Until notice of the estimated Building Expenses for a subsequent calendar year is delivered to Lessee, Lessee shall continue to pay its Percentage Share of Building Expenses on the basis of the prior year’s estimate. Lessor may at any time during the Term adjust estimates of the Building Expenses to reflect current expenditures and following Lessor’s written notice to Lessee of such revised estimate, subsequent payments by Lessee shall be based upon such revised estimate.

If the Commencement Date is on a date other than the first day of a calendar year, the amount of the Building Expenses payable by Lessee in such calendar year shall be prorated based upon a fraction, the numerator of which is the number of days from the Commencement Date to the end of the calendar year in which the Commencement Date falls, and the denominator of which is three hundred sixty (360).

Within one hundred twenty (120) days after the end of each calendar year during the Term or as soon thereafter as practicable, Lessor will furnish to Lessee a statement (“Lessor’s Statement”) setting forth in reasonable detail the actual Building Expenses paid or incurred by Lessor during the preceding year, and thereupon within ten (10) days an adjustment will be made by Lessee’s payment to Lessor or credit to Lessee by Lessor against the Building Expenses next becoming due from Lessee, as the case may require, to the end that Lessor’s shall receive the entire amount of Lessee’s Percentage Share of Building Expenses for such calendar year and no more. If, based on Lessor’s Statement a payment from Lessee is required, Lessee shall not have the right to withhold or defer such payment pending a review of Lessor’s books and records pursuant to the following paragraph or the resolution of any dispute relating to Building Expenses. If the Expiration Date is on a day other than the last day of a calendar year, the amount of Building Expenses payable by Lessee for the calendar year in which Lease Termination falls shall be prorated on the basis which the number of days from the commencement of such calendar year to and including such Expiration Date bears to three hundred sixty (360). The termination of this Lease shall not affect the obligations of Lessor and Lessee pursuant to this Article 7.

Within sixty (60) days after Lessee receives a statement of actual Building Expenses paid or incurred for a calendar year, Lessee shall have the right, upon written demand and reasonable notice, to inspect Lessor’s books and records relating to such Building Expenses for the calendar year covered by Lessor’s Statement for the purpose of verifying the amount set forth in such statement. Such inspection shall be made during Lessor’s normal business hours, at the place where such books and records are customarily maintained by Lessor. In no event may any such inspection be performed by a person or entity being compensated on a contingency fee basis or based upon a share of any refund obtained by Lessee. Information obtained by such inspection shall be kept in the strictest confidence by Lessee. Unless Lessee asserts in writing a specific error within ninety (90) days following Lessee’s receipt of Lessor’s Statement, the amounts set forth in Lessor’s Statement shall be conclusively deemed correct and binding on Lessee.

(i) Operating Expenses. As used in this Lease, “Building Operating Expenses” means all of the Building Service Expenses and an allocable portion of the Project Expenses as follows:

(A) Building Service Expenses. Building Operating Expenses shall include all costs of operation, maintenance, repair and management of the Building and Building Common Area (defined in Article 55), hereinafter collectively referred to as “Building Service Expenses,” as determined by Lessor’s standard accounting practices. Building Service Expenses as used herein shall include, but not be limited to, all sums expended in connection with all general maintenance, repairs, painting, cleaning, sweeping and janitorial services; maintenance and repair of signs, indoor plants, and atriums; trash removal; sewage; electricity, gas, water and any other utilities (including any temporary or permanent utility surcharge or other exaction whether now or hereafter imposed); maintenance and repair of any fire protection systems, elevator systems, lighting systems, storm drainage systems, heating, ventilation and air conditioning systems and other utility and/or mechanical systems; any governmental imposition or surcharge imposed upon Lessor with respect to the Building or assessed against the Building; all costs and expenses pertaining to a security alarm system or other security services or measures for the Building, if Lessor deems necessary in Lessor’s sole business judgment; materials; supplies; tools; depreciation on maintenance and operating machinery and equipment (if owned) and rental paid for such machinery and equipment (if rented); service agreements on equipment; maintenance and repair of the roof (including repair of leaks and resurfacing) and the exterior surfaces of all improvements (including painting); non-structural maintenance and repair of structural parts (including repair of leaks and resurfacing) and the exterior surfaces of all improvements (including painting); window cleaning; elevator or escalator services; materials handling; fees for licenses and permits relating to the Building; the cost of complying with rules, regulations and orders of governmental authorities; Building office rent or rental value; accounting and legal fees; the cost of contesting the validity or applicability of any governmental enactment which may affect Building Service Expenses; personnel to implement such services, including, if Lessor deems necessary, the cost of security guards and valet attendants; public liability, environmental impairment, property damage and fire and extended coverage insurance on the Building (in such amounts and providing such coverage as determined in Lessor’s sole discretion and which may include, without limitation, liability, all risk property, lessor’s risk liability, war risk, vandalism, malicious mischief, boiler and machinery, rental income, earthquake, flood and worker’s compensation insurance); compensation and fringe benefits payable to all persons employed by Lessor in connection with the operation, maintenance, repair and management of the Building; and a management fee equal to five percent (5%) of gross receipts from the Building (including, without limitation, all rentals and parking receipts from Building tenants and/or visitors). Lessor may cause any or all of said services to be provided by an independent contractor or contractors or they may be rendered by Lessor. It is the intent of the parties hereto that Building Service Expenses shall include every cost paid or incurred by Lessor in connection with the operation, maintenance, repair, and management of the Building, and the specific examples of Building Service Expenses stated in this Article 7 are in no way intended to, and shall not, limit the costs comprising Building Service Expenses, nor shall such examples be deemed to obligate Lessor to incur such costs or to provide such services or to take such actions, except as may be expressly required of Lessor in other portions of this Lease, or except as Lessor, in its sole discretion, may elect. The maintenance of the Building shall be at the sole discretion of Lessor and all costs incurred by Lessor in good faith shall be deemed conclusively binding on Lessee. If less than one hundred percent (100%) of the Rentable Area of the Building is occupied during any calendar year, then in calculating Building Service Expenses for such year, the components of Building Service Expenses which vary based upon occupancy level shall be adjusted to equal Lessor’s reasonable estimate of the amount of such Building Service Expenses had one hundred percent (100%) of the total Rentable Area of the Building been occupied during such year. Notwithstanding anything to the contrary contained in this Lease, in no event shall Building Service Expenses include any costs relating to the structural repairs to maintain the structural integrity of the Building (including, without limitation, the structural repairs to the structural elements of the exterior, walls, roof, columns, footings and floor slab of the Building) and in no event shall Building Service Expenses include the cost of correction of the Building exterior caulking system to correct existing leakage, which correction work shall be completed by Lessor prior to September 1, 1998. Prior to completion of such correction work, Lessor shall respond within twenty-four (24) hours following receipt of notification from Lessee of the need for repair of such leakage and thereafter diligently prosecute to completion the work of repair of such leakage and any Premises improvements damaged by such leakage (but Lessor shall not in any event be responsible for repair of Lessee’s personal property, fixtures, furnishings and/or equipment), at Lessor’s cost without such cost constituting a Building Service Expense. In addition, if any capital expenditure otherwise includable in Building Service Expenses costs more than fifty cents ($0.50) per square foot of Rentable Area in the Building, then such capital expenditure shall be amortized over the useful life of the applicable item as reasonably determined by Lessor, and Building Service Expenses shall not include the entire cost of such expenditure in the year incurred, but shall include annual amortization of such expenditure during each year of such useful life.

(B) Project Expenses. Building Operating Expenses shall include the Building’s equitable share of all direct costs of operation, maintenance, repair and management of the Project (as opposed to expenses relating solely to the Building or any other particular building within the Project) and/or the Exterior

Common Area, determined by Lessor’s standard accounting practices (collectively, “Project Expenses”). Such costs shall be allocated by Lessor between the Building containing the Premises and the other buildings located within the Project from time to time, in such manner as Lessor reasonably determines in good faith. Project Expenses as used herein shall include, but not be limited to, all sums expended in connection with all general maintenance, repairs, resurfacing, painting, restriping, cleaning, sweeping, and janitorial services; maintenance and repair of sidewalks, curbs, signs and other Exterior Common Areas; maintenance and repair of sprinkler systems, planting, and landscaping; trash removal; sewage; electricity, gas, water and any other utilities (including any temporary or permanent utility surcharge or other exaction whether now or hereafter imposed); maintenance and repair of directional signs and other markers and bumpers; maintenance and repair of any fire protection systems, elevator systems, lighting systems, storm drainage systems and other utility systems; any governmental imposition or surcharge imposed upon Lessor or assessed against the Exterior Common Area or the Project; materials; supplies, tools; depreciation on maintenance and operating machinery and equipment (if owned) and rental paid for such machinery and equipment (if rented); service agreements on equipment; maintenance and repair of parking areas and parking structures, if any; maintenance and repair of structural parts (including foundation and floor slabs); elevator services, if applicable; material handling; fees for licenses and permits relating to the Exterior Common Area; the cost of complying with rules, regulation and orders of governmental authorities; accounting and legal fees; the cost of contesting the validity or applicability of any governmental enactment which may affect Project Expenses; personnel to implement such services, including if Lessor deems necessary, the cost of security guards and valet attendants; all annual assessments and special assessments levied or charged against the Project and/or Lessor pertaining to the Project by the Cupertino City Center Owner’s Association pursuant to the “CC&R’s” (as hereinafter defined); public liability, environmental impairments, property damage and fire and extended coverage insurance on Exterior Common Area (in such amounts and providing such coverage as determined in Lessor’s sole discretion and which may include, without limitation, liability, all risk property, lessor’s risk liability, war risk, vandalism, malicious mischief, sprinkler leakage, boiler and machinery, parking income, earthquake, flood and worker’s compensation insurance); compensation and fringe benefits payable to all persons employed by Lessor in connection with the operation, maintenance, repair and management of the Exterior Common Area; and a management fee equal to five percent (5%) of gross receipts from the Project (exclusive of amounts collected from tenants of any building within the Project under their respective leases). Lessor may cause any or all of said services to be provided by an independent contractor or contractors, or they may be rendered by Lessor. It is the intent of the parties hereto that Project Expenses shall include every Cost paid or incurred by Lessor in connection with the operation, maintenance, repair and management of the Exterior Common Area, and the specific examples of Project Expenses stated in this Article 7 are in no way intended to, and shall not limit the costs comprising Project Expenses, nor shall such examples be deemed to obligate Lessor to incur such costs or to provide such services or to take such actions except as Lessor may be expressly required in other portions of this Lease, or except as Lessor, in its sole discretion, may elect. The maintenance of the Exterior Common Areas shall be at the sole discretion of Lessor and all costs incurred by Lessor in good faith shall be deemed conclusively binding on Lessee. If less than one hundred percent (100%) of the Rentable Area of the Project is occupied during any calendar year, then in calculating Project Expenses for such year, the components of Project Expenses which vary based upon occupancy level shall be adjusted to equal Lessor’s reasonable estimate of the amount of such Project Expenses had one hundred percent (100%) of the total Rentable Area of the Project been occupied during such year. If any capital expenditure otherwise includable in Project Expenses costs more than fifty cents ($0.50) per square foot of Rentable Area in the Project, then such capital expenditure shall be amortized over the useful life of the applicable item as reasonably determined by Lessor, and Project Expenses shall not include the entire cost of such expenditure in the year incurred, but shall include annual amortization of such expenditure during each year of such useful life.

(ii) Project Taxes. “Building Taxes” as used in this Lease, shall mean those items of “Project Taxes” (as hereinafter defined) which relate solely to the Building, plus an equitable share of Project Taxes which relate to the land underlying the Project, to the Exterior Common Areas and/or to the Project as a whole (as opposed to Project Taxes relating solely to the Building or any other particular building within the Project), which equitable share shall be allocated by Lessor between the Building and the other buildings located within the Project from time to time, in such manner as Lessor reasonably determines in good faith. For purposes of clarification, in no event shall Building Taxes include any impositions or assessments imposed in connection with any future development of one or more other buildings within the Project. The term “Project Taxes” as used in this Lease shall collectively mean (to the extent any of the following are not paid by Lessee pursuant to Article 7.c. below) all: real estate taxes and general or assessments (including, but not limited to, assessments for public improvements or benefits); personal property taxes; taxes based on vehicles utilizing parking areas on the Parcel; taxes computed or based on rental income (including without limitation any municipal business tax but excluding federal, state and municipal net income taxes); Environmental Surcharges; excise taxes; gross receipts taxes; sales and/or use taxes: employee taxes; water and sewer taxes, levies, assessments and other charges in the nature of taxes or assessments (including, but not limited to, assessments for public improvements or benefit); and all other governmental, quasi-governmental or special district impositions of any kind and nature whatsoever, regardless of whether now customary or within the contemplation of the parties hereto and regardless of whether resulting from increased rate and/or valuation, or whether extraordinary or ordinary, general or special, unforeseen or foreseen, or similar or dissimilar to any of the foregoing which during the Lease Term are laid, levied, assessed or imposed upon Lessor and/or become a lien upon or chargeable against the Project or the Premises, Building, Common Area and/or Parcel under or by virtue of any present or future laws, statutes, ordinances, regulations, or other requirements of any governmental authority or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments whatsoever. The term “Environmental Surcharges” shall include any and all expenses, taxes, charges or penalties imposed by the Federal Department of Energy, Federal Environmental Protection Agency, the Federal Clean Air Act, or any regulations promulgated thereunder, or imposed by any other local, state or federal governmental agency or entity now or hereafter vested with the power to impose taxes, assessments or other types of surcharges as a means of controlling or abating environmental pollution or the use of energy in regard to the use, operation or occupancy of the Project including the Premises, Building, Common Area and/or Parcel. The term

“Project Taxes” shall include (to the extent the same are not paid by Lessee pursuant to Article 7.c. below), without limitation: the cost to Lessor of contesting the amount or validity or applicability of any Project Taxes described above; and all taxes, assessments, levies, fees, impositions or charges levied, imposed, assessed, measured, or based in any manner whatsoever upon or with respect to the use, possession, occupancy, leasing, operation or management of the Project (including, without limitation, the Premises, Building, Common Area and/or Parcel) or in lieu of or equivalent to any Project Taxes set forth in this Article 7.b.(ii).

If at any time during the Term, Project Taxes are under-assessed by the taxing authorities so that they are not computed on a fully-completed and occupied basis in accordance with the then applicable taxing authority of the governmental entities having jurisdiction, Lessor shall have the right, but not the obligation, to adjust Project Taxes to reflect the amount that Project Taxes would be if the Project were assessed on a fully-completed and occupied basis, as determined in Lessor’s reasonable discretion, and such adjusted amount shall be allocated to the Project in accordance with the terms of this Lease.

c. Other Taxes. Lessee shall pay the following:

(i) Lessee shall pay (or reimburse Lessor as additional rent if Lessor is assessed), before delinquency, any and all taxes levied or assessed, and which become payable for or in connection with any period during the Term, upon all of the following (collectively, “Leasehold Improvements and Personal Property”): Lessee’s Leasehold Improvements, the Lessee Improvements, equipment, furniture, furnishings, fixtures, merchandise, inventory, machinery, appliances and other personal property located in the Premises; except only that which has been paid for by Lessor and is the standard of the Building. Lessee hereby acknowledges receipt of a copy of a schedule setting forth the improvements comprising the standard of the Building. If any or all of the Leasehold Improvements and Personal Property are assessed and taxed with the Project, Lessee shall pay to Lessor such taxes within ten (10) days after delivery to Lessee by Lessor of a statement in writing setting forth the amount applicable to the Leasehold Improvements and Personal Property. If the Leasehold Improvements and Personal Property are not separately assessed on the tax statement or bill, Lessor’s good faith determination of the amount of such taxes applicable to the Leasehold Improvements and Personal Property shall be a conclusive determination of Lessee’s obligation to pay such amount as so determined by Lessor.

(ii) Lessee shall pay (or reimburse Lessor if Lessor is assessed, as additional rent), prior to delinquency or within ten (10) days after receipt of a statement thereof, any and all other taxes, levies, assessments, or surcharges payable by Lessor or Lessee and relating to this Lease, the Premises or Lessee’s activities in the Premises (other than Lessor’s net income, succession, transfer, gift, franchise, estate, or inheritance taxes), whether or not now customary or within the contemplation of the parties hereto, now in force or which may hereafter become effective, including but not limited to taxes: (1) upon, allocable to, or measured by the area of the Premises or on the Rentals payable hereunder, including without limitation any gross income, gross receipts, excise, or other tax levied by the state, any political subdivision thereof, city or federal government with respect to the receipt of such Rentals; (2) upon or with respect to the use, possession, occupancy, leasing, operation and management of the Premises or any portion thereof; (3) upon this transaction or any document to which Lessee is a party creating or transferring an interest or an estate in the Premises; or (4) imposed as a means of controlling or abating environmental pollution or the use of energy, including, without limitation, any parking taxes, levies or charges or vehicular regulations imposed by any governmental agency. Lessee shall also pay, prior to delinquency, all privilege, sales, excise, use, business, occupation, or other taxes, assessments, license fees, or charges levied, assessed, or imposed upon Lessee’s business operations conducted at the Premises. If any such taxes are payable by Lessor and it shall not be lawful for Lessee to reimburse Lessor for such taxes, then the Rentals payable hereunder shall be increased to net Lessor the net Rental after imposition of any such tax upon Lessor as would have been payable to Lessor prior to the imposition of any such tax.

(iii) Any payments made by Lessee directly to the applicable taxing authority pursuant to this subsection 7.c. shall be made prior to the applicable delinquency date for such payment, and Lessee shall deliver evidence of such payment to Lessor within fifteen (15) days thereafter.

8. USE.

a. In no event shall Lessee use or permit the use of the Premises for any purpose other than general office use (which may include, subject to compliance with applicable laws and governmental requirements, use of the Premises for administration, software design and non-destructive, research and development purposes and for other incidental lawful uses, all not involving Hazardous Materials, and all in a manner consistent with operation within a first-class general office use building, so as not to exceed the capacity of the mechanical and utility systems serving, and/or the floor load capacity of, the Premises or interfere with the use or occupancy of any other occupant of the Project). Lessor and Lessee hereby acknowledge and agree that the foregoing use restriction is an absolute prohibition against a change in use of the Premises as contemplated under California Civil Code Section 1997.230. Lessee shall not do or permit to be done in or about the Premises nor bring or keep anything therein which will in any way increase the existing rate of or affect any fire or other insurance upon the Building or the Project or any of its contents, or cause cancellation of any insurance policy covering the Building or the Project or any part thereof or any of its contents. Lessee shall not, without prior consent of Lessor, bring into the Building or the Premises or use or incorporate in the Premises any apparatus, equipment or supplies that may cause substantial noise, odor, or vibration or overload the Premises or the Building or any of its utility or elevator systems or jeopardize the structural integrity of the Building or any part thereof. Lessee and Lessee’s Agents shall not use, store, or dispose of any “Hazardous Materials” (defined below) on any portion of the Project. Without limiting the generality of the foregoing, Lessee shall not (either with or without negligence) cause or permit the escape, disposal or release of any Hazardous Materials in, on or below the Premises or any other portion of the Project. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release or other use of Hazardous Materials at the Premises during the Term of this Lease, then the reasonable costs thereof shall be reimbursed by Lessee to Lessor upon demand as additional rent. In addition, Lessee shall execute such affidavits, representations and certifications as may be reasonably required by Lessor from time to time concerning Lessee’s best knowledge and belief regarding the presence of Hazardous Materials at the Premises. Lessee shall indemnify, defend with counsel acceptable to Lessor, and hold Lessor and Lessor’s employees, agents, partners, officers, directors and shareholders harmless from and against any and all claims, actions, suits, proceedings, orders, judgment, losses, costs, damages, liabilities, penalties, or expenses (including, without limitation, attorneys’ fees) arising in connection with the breach of the obligations described in any of the previous four sentences and the obligations of Lessee pursuant hereto and under the previous four sentences shall survive the Lease Termination. As used in this paragraph, “Hazardous Materials” means any chemical, substance or material which has been determined or is hereafter determined by any federal, state, or local governmental authority to be capable of posing risk of injury to health or safety, including, without limitation, petroleum, asbestos, polychlorinated biphenyls, radioactive materials, radon gas, and/or biologically and/or chemically active materials. Without limiting the generality of the foregoing, the definition of “Hazardous Materials” shall include those definitions found in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. §§ 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §§ 6901 et. seq., the Hazardous Materials Transportation Authorization Act, 49 U.S.C. §§ 5101 et. seq., the National Environmental Policy Act, 42 U.S.C. §§ 4321 et. seq., the Clean Water Act, 33 U.S.C. §§ 1251., the Clean Air Act, 42 U.S.C. §§ 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq., the Safe Drinking Water Act, 42 U.S.C. §§ 300f et seq., the Occupational Safety and Health Act, 29 U.S.C. §§ 651 et seq., Division 20 of the California Health and Safety Code commencing at Section 24000, Division 7 of the California Water Code commencing at Section 13000, each as amended from time to time, and all similar federal, state and local statutes and ordinances and all rules, regulations or policies promulgated thereunder. Lessee shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or the Project or injure or annoy them or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Lessee cause, maintain or permit any nuisance in, on or about the Premises. Lessee shall not commit or suffer to be committed any waste in or upon the Premises.

Lessor shall promptly notify Lessee of any Hazardous Materials actually known by Lessor to exist in or about the Premises or other portions of the Project at levels in violation of applicable laws or which otherwise pose a material risk of having a material and adverse affect upon the operation of Lessee’s business from the Premises (including, without limitation, access to and/or use of the Premises and parking areas serving the Project). If requested by Lessee within thirty (30) days following the execution of this Lease, Lessor shall provide to Lessee copies of any Hazardous Materials reports or other environmental reports respecting the Project then existing in Lessor’s possession, which reports shall be maintained by Lessee in strict confidence. Notwithstanding anything to the contrary contained herein, Lessee shall not be responsible for costs related to the testing, remediation and/or presence of Hazardous Materials on or about the Premises or Project except if caused, in whole or in part, to be present thereon or thereabout by Lessee, any subtenant of Lessee and/or any of their respective employees, agents, representatives, contractors and/or invitees.

b. Effect of Use Restriction. Lessor and Lessee hereby acknowledge and agree that the use restriction set forth in subsection 8.a. above shall be deemed reasonable in all respects and under all circumstances. Lessor and Lessee further acknowledge and agree that, notwithstanding any provision of this Lease to the contrary, (i) in the event Lessee requests Lessor’s consent to a proposed assignment of this Lease or subletting of the Premises, Lessor shall be deemed reasonable in withholding its Consent to such assignment or subletting if the proposed assignee or subtenant desires to use the Premises for any purpose other than as expressly provided in subsection 8 .a. above, and (ii) in the event of a default by Lessee under the Lease, the enforcement of the use restriction set forth in subsection 8.a. above shall be deemed reasonable for purposes of computing the rental loss that could be or could have been reasonably avoided by Lessor pursuant to California Civil Code Section 1951.2 and in connection with the exercise of Lessor’s remedies under California Civil Code Section 1951.4.

Notwithstanding the preceding to the contrary, if Lessor withholds its consent to an assignment of the Lease or subletting of the Premises based upon the desire of the proposed assignee or subtenant to use the Premises for any purpose other than as expressly provided in subsection 8.a. above, or if Lessee is in default under this Lease, then, prior to commencing or pursuing any claim or defense against Lessor based upon the unreasonableness of the use restriction set forth in subsection 8.a. above, Lessee shall provide Lessor with written notice (by certified mail, postage prepaid and return receipt requested) setting forth Lessee’s objections to the enforcement of the use restriction in such instance, the basis upon which Lessee intends to demonstrate that the enforcement of such use restriction would be unreasonable in such instance, and the use(s) which Lessee believes Lessor should allow Lessee or its proposed assignee or subtenant, as the case may be, to make of the Premises. Within thirty (30) days of Lessor’s receipt of Lessee’s written notice of objection, Lessor shall provide Lessee with written notice of Lessor’s election to either (A) enforce the use restriction set forth in subsection 8.a. above, or (B) permit a change in the use of the Premises, provided that such proposed use shall in no event (1) require the use, storage or disposal of Hazardous Materials on or about the Premises or the Project, (2) increase or affect any fire or other insurance covering the Building or the Project, (3) interfere with the rights of other tenants of the Building or Project, including, without limitation, any exclusive use rights of such tenants, (4) be in violation of applicable federal, state or local laws, rules, regulations, codes or ordinances, or (5) require Lessor to construct or install, or to provide any allowance for the construction or installation of, any tenant improvements in the Premises. Notwithstanding the preceding to the contrary, in no event shall Lessor have any obligation to allow a change in the use of the premises, it being expressly understood by the parties that the use restriction set forth in subsection 8.a. above is an absolute prohibition against a change in use of the Premises. In the event Lessor fails to provide Lessee with written notice of its election to either enforce the use restriction or allow a change in use of the Premises within said thirty (30) day period, Lessor shall be deemed to have elected to enforce the use restriction. In the event Lessor elects or is deemed to have elected to enforce the use restriction as provided hereinabove, Lessee shall have the right to pursue such valid claims or defenses against Lessor as may be permitted under California Civil Code section 1997.040 and which Lessee is able to prove.

9. COMPLIANCE WITH LAWS. Lessee shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with or violate any law, statute, ordinance, order or governmental rule or regulation or requirement of duly constituted public authorities or quasi-public authorities now in force or which may hereafter be enacted or promulgated. Lessee shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances, orders and governmental or quasi-governmental rules, regulations or requirements now in force or which may hereafter be in force and with all recorded documents which relate to or affect the condition, use or occupancy of the Premises, including, without limitation, that certain Declaration of Covenants, Conditions and Restrictions and Grant of Easements for Cupertino City Center, recorded October 9, 1985, Series No. 8554457 of the Official Records of Santa Clara County, California, as amended by First Amendment to Declaration of Covenants, Conditions and Restrictions and Grant of Easements for Cupertino City Center recorded September 12, 1987, Series No. 9417820 of the Official Records of Santa Clara County, California (as amended, the “CC&R’s”), and with the requirements of any board of fire insurance underwriters or other similar bodies now or hereafter constituted, relating to, or affecting the condition, use or occupancy of the Premises, excluding structural changes not related to or affected by Lessee’s improvements, acts or use or occupancy of the Premises. The judgment of any court of competent jurisdiction or the admission of Lessee in any action against Lessee, whether Lessor be a party thereto or not, that Lessee has violated any law, statute, ordinance, or governmental or quasi-governmental rule, regulation or requirement, shall be conclusive of that fact as between the Lessor and Lessee. Lessee shall obtain, prior to taking possession of the Premises, all permits, licenses, or other authorizations for the lawful operation of its business at the Premises. Lessee shall indemnify, defend with counsel acceptable to Lessor and hold Lessor and Lessor’s employees, agents, partners, officers, directors and shareholders harmless from and against any claim, action, suit, proceeding, order, judgment, liability, penalty or expense (including, without limitation, attorneys’ fees) arising out of the failure of Lessee to comply with any applicable law, statute, ordinance, order, rule, regulation, requirement or recorded document. Lessee acknowledges that Lessee has independently investigated and is satisfied that the Premises are suitable for Lessee’s intended use and that the Building and Premises meet all governmental and quasi-governmental requirements for such intended use.

Lessor and Lessee acknowledge that, in accordance with the provisions of the Americans with Disabilities Act of 1990 (the “ADA”), responsibility for compliance with the terms and conditions of Title III of the ADA may be allocated as between Lessor and Lessee. In this regard and notwithstanding anything to the contrary contained in the Lease, Lessor and Lessee agree that the responsibility for compliance with the ADA (including, without limitation, the removal of architectural and communications barriers and the provision of auxiliary aids and services to the extent required) shall be allocated as follows: (i) Lessee shall be responsible for compliance with the provisions of Title I of the ADA, and of Title II and Title III of the ADA as Titles II and III relate to any construction, renovations, alterations and repairs made within the Premises if such construction, renovations, alterations and repairs are made by Lessee, at its expense without the assistance of Lessor; (ii) Lessor shall be responsible for compliance with the provisions of Title II and III of the ADA for all construction, renovations, alterations and repairs which Lessor is required, under this Lease, to make within the Premises, whether (pursuant to the relevant provisions of the Lease) at Lessor’s or Lessee’s expense; and (iii) Lessor shall be responsible for compliance with the provisions of Title III of the ADA for all exterior and interior areas of the Building not included within the Premises except to the extent such compliance is necessitated as a result of Lessee’s particular use of, or alterations to, the Premises. Lessor agrees to indemnify, defend and hold Lessee harmless from and against any claims, damages, costs and liabilities arising out of Lessor’s failure, or alleged failure, as the case may be, to comply with the ADA, to the extent such compliance has been allocated to Lessor herein, which indemnification obligation shall survive the expiration or termination of this Lease if the Lease has not been terminated by reason of a default by Lessee. Lessee agrees to indemnify, defend and hold Lessor harmless from and against any claims, damages, costs and liabilities arising out of Lessee’s failure, or alleged failure, as the case may be, to comply with the ADA to the extent such compliance has been allocated to Lessee herein, which indemnification obligation shall survive the expiration or termination of this Lease. Lessor and Lessee each agree that the allocation of responsibility for ADA compliance shall not require Lessor or Lessee to supervise, monitor or otherwise review the compliance activities of the other with respect to its assumed responsibilities for ADA compliance as set forth in this Article 9. Lessor shall, in complying with the ADA (to the extent such compliance has been allocated to Lessor herein), be entitled to rely upon representations made to, or information given to Lessor by Lessee in regard to Lessee’s use of the Premises, Lessee’s employees, and other matters pertinent to compliance with the ADA. The indemnity of Lessee set forth above shall apply as to any liability arising against Lessor by reason of any misrepresentations or misinformation given by Lessee to Lessor. The allocation of responsibility for ADA compliance between Lessor and Lessee, and the obligations of Lessor and Lessee established by such allocations, shall supersede any other provisions of the Lease that may contradict or otherwise differ from the requirements of this Article 9; except, however, that in the event of any conflict between the provisions of Article 4.d. above and the provisions of this Article 9, the provisions of Article 4.d. above shall control.

10. ALTERATIONS AND ADDITIONS.

a. Lessee’s Alterations. Lessee shall not make or suffer to be made any alterations, additions, changes or improvements (collectively, “Alterations”) to or of the Premises, or any part thereof without Lessor’s prior written consent, which consent shall not, except as otherwise expressly provided in the Lease, be unreasonably withheld. Lessor may impose, as a condition to the aforesaid consent, such requirements as Lessor may deem necessary in its sole discretion, including without limitation: the manner in which the work is done; a right of approval of the contractor by whom the work is to be performed; the times during which such work is to be accomplished; the requirement that Lessee reimburse Lessor, as additional rent, for Lessor’s reasonable out-of-pocket costs incurred in reviewing any proposed Alterations, whether or not Lessor’s consent is granted; and the requirement that at Lease Termination, either (i) Lessee, at its expense, will remove any and all such Alterations installed by Lessee and shall, at its cost, promptly repair all damages to the Project caused by such removal, or (ii) the Alterations made by Lessee shall remain with the Premises, be a part of the realty, and belong to Lessor. If Lessor consents to any Alterations to the Premises by Lessee, the same shall be made by Lessee at Lessee’s sole cost and expense in accordance with plans and specifications approved by Lessor. Any such Alterations made by Lessee shall be performed in accordance with all applicable laws, ordinances and codes and in a first class workmanlike manner, and shall not weaken or impair the structural strength or lessen the value of the Building, shall not invalidate, diminish, or adversely affect any warranty applicable to the Building or any other improvements located within the Project, including any equipment therein, and shall be performed in a manner causing Lessor and Lessor’s agents and other tenants of the Building the least interference and inconvenience practicable under the circumstances. In making any such Alterations, Lessee shall, at Lessee’s sole cost and expense:

(i) File for and secure any necessary permits or approvals from all governmental departments or authorities having jurisdiction, and any utility company having an interest therein,

(ii) Notify Lessor in writing at least fifteen (15) days prior to the commencement of work on any Alteration, so that Lessor can post and record appropriate notices of non-responsibility, and

(iii) Provide Lessor with copies of all drawings and specifications prior to commencement of construction of any Alterations, and provide Lessor with “as built” plans and specifications (on CAD diskette if available) following completion of such Alterations.

In no event shall Lessee make or suffer to be made any Alteration to the Common Area or the structural portions of the Building or any part thereof without Lessor’s prior written consent, which consent may be withheld in Lessor’s sole discretion.

b. Removal. Upon Lease Termination, Lessee shall, upon written demand by Lessor at Lessee’s sole cost and expense, forthwith and with all due diligence remove any Alterations made by Lessee, which is then designated by Lessor to be removed and Lessee shall, forthwith and with all due diligence at its sole cost and expense, repair any damage to the Project caused by such removal. Lessee shall also, upon Lease Termination and provided that Lessee is not then in default hereunder, remove Lessee’s movable equipment, furnishings, trade fixtures and other personal property (excluding any Alterations made by Lessee not specifically designated by Lessor to be removed), provided that Lessee shall, forthwith and with all due diligence at its sole cost and expense, repair any damages to the Project caused by such removal. Unless Lessor elects to have Lessee remove any such Alterations, all such Alterations except for movable furniture and trade fixtures of Lessee not affixed to the Premises, shall become the property of Lessor upon Lease Termination (without any payment therefor) and remain upon and be surrendered with the Premises.

c. Alterations Required by Law. Lessee shall pay to Lessor as additional rent, the cost of any structural or non-structural alteration, addition or change to the Building and/or at Lessor’s election, shall promptly make, at Lessee’s sole expense and in accordance with the provisions of subsection 10.a. above, any structural or non-structural alteration, addition or change to the Premises required to comply with laws, regulations, ordinances or orders of any public agencies, whether now existing or hereinafter promulgated, where such alterations, additions or changes are required by reason of: Lessee’s or Lessee’s Agents’ acts; Lessee’s use or change of use to the Premises; alterations or improvements to the Premises made by or for Lessee; or Lessee’s application for any permit or governmental approval.

d. Lessor’s Improvements. All fixtures, improvements or equipment which are installed, constructed on or attached to the Premises, or any part of the Project by Lessor at its expense shall be a part of the realty and belong to Lessor.

11. REPAIRS.

a. By Lessee. Subject to the express covenants, representations and warranties of Lessor set forth in this Lease, by taking possession of the Premises, Lessee shall be deemed to have accepted the Premises as being in good and sanitary order, condition and repair and to have accepted the Premises in their condition existing as of the date of such possession, subject to all applicable laws, covenants, conditions, restrictions, easements, and other matters of public record and the Rules and Regulations from time to time promulgated by Lessor governing the use of any portion of the Project. Lessee shall at Lessee’s sole cost and expense, keep every part of the Premises in good condition and repair, damage thereto from causes beyond the control of Lessee (and not caused by any act or omission of Lessee or Lessee’s Agents) and ordinary wear and tear excepted. If Lessee fails to maintain the Premises as required by this Lease, Lessor may give Lessee notice to do such acts as are reasonably required to so maintain the Premises and if Lessee fails to commence such work immediately in an emergency or where immediate action is required to protect the Premises or any portion of the Project, or within ten (10) days after such notice is given under other circumstances, and diligently prosecute it to completion, then Lessor or Lessor’s agents, in addition to all of the rights and remedies available hereunder or by law and without waiving any alternative remedies, shall have the right to enter the Premises and to do such acts and expend such funds at the expense of Lessee as are reasonably required to perform such work. Any amount so expended by Lessor shall be paid by Lessee to Lessor as additional rent, upon demand. With respect to any work performed by Lessor pursuant to this Article 11.a., Lessor shall be liable to Lessee only for physical damage caused to Lessee’s personal property located within the Premises to the extent such damage is caused by Lessor’s active negligence or willful misconduct and is not covered by the insurance required to be maintained by Lessee pursuant to this Lease. In no event shall Lessor have any liability to Lessee for any other damages, or for any inconvenience or interference with the use of the Premises by Lessee, or for any consequential damages, including lost profits, as a result of performing any such work. Except as specifically provided in this Lease, Lessor shall have no obligation whatsoever to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof and the parties hereto affirm that Lessor has made no representations or warranties, express or implied, to Lessee respecting the condition of the Premises or any part of the Project except as specifically set forth in this Lease.

b. By Lessor. Except as expressly otherwise provided in this Lease, the costs of repairs and maintenance which are the obligation of Lessor under this Lease or which Lessor elects to perform under this Lease except such repairs and maintenance which are the responsibility of Lessee hereunder, shall be an Operating Expense. Lessor shall repair and maintain the structural portions of the Building, including the basic plumbing, air conditioning, heating and electrical systems installed or furnished by Lessor, unless such maintenance or repairs are caused in part or in whole by the act, neglect, fault or omission of any duty by Lessee or Lessee’s Agents, in which case Lessee shall pay to Lessor the reasonable cost of such maintenance or repairs as additional rent. Lessor shall not be liable for any failure to make any such repairs or to perform any maintenance for which Lessor is responsible as provided above unless Lessor fails to commence such work for a period of more than thirty (30) days after written notice of the need of such repairs or maintenance is given to Lessor by Lessee and the failure is due solely to causes within Lessor’s reasonable control. Except as provided in Article 21 of this Lease, there shall be no abatement of Rentals, and in any event there shall be no liability of Lessor by reason of any injury to or interference with Lessee’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Project or in or to fixtures, appurtenances and equipment therein. Lessee waives the benefits of any statute now or hereafter in effect (including, without limitation, the provisions of subsection 1 of Section 1932, Section 1941 and Section 1942 of the California Civil Code and any similar or dissimilar law, statute or ordinance now or hereafter in effect) which would otherwise afford Lessee the right to make repairs at Lessor’s expense (or to deduct the cost of such repairs from Rentals due hereunder) or to terminate this Lease because of Lessor’s failure to keep the Premises in good and sanitary order; except, however, that in the event of an emergency situation which (i) materially and adversely affects the operation of Lessee’s business from the Premises or which results an imminent risk of injury to persons or material property damage, and (ii) is susceptible of cure by Lessee’s performance of a Lessor maintenance and/or repair obligation under this Lease, then if Lessor shall fail to promptly commence and diligently prosecute to completion such cure following receipt of notice from Lessee of the existence of such situation, Lessee shall have the right, but not the obligation, to promptly take such measures as are necessary to cure such default (using the Building-standard subcontractors for utility or mechanical system work or work affecting the Building exterior, if such cure requires subcontractor work, provided such subcontractors are available at commercially reasonable rates for the work to be performed), and Lessor shall reimburse Lessee for the reasonable costs of completing such cure within thirty (30) days following Lessee’s submission to Lessor of reasonable evidence of the amount of such costs.

12. LIENS. Lessee shall keep the Premises and every portion of the Project free from any and all mechanics’, materialmen’s and other liens, and claims thereof, arising out of any work performed, materials furnished or obligations incurred by or for Lessee. Lessee shall indemnify and defend with counsel acceptable to Lessor and hold Lessor harmless from and against any liens, demands, claims, actions, suits, proceedings, orders, losses, costs, damages, liabilities, penalties, expenses, judgments or encumbrances (including without limitation, attorneys’ fees) arising out of any work or services performed or materials furnished by or at the direction of Lessee or Lessee’s Agents or any contractor employed by Lessee with respect to the Premises. Should any claims of lien relating to work performed, materials furnished or obligations incurred by Lessee be filed against, or any action be commenced affecting the Premises, any part of the Project, and/or Lessee’s interest therein, Lessee shall give Lessor notice of such lien or action within three (3) days after Lessee receives notice of the filing of the lien or the commencement of the action. If Lessee does not, within twenty (20) days following the imposition of any such lien, cause such lien to be released of record by payment or posting of a proper bond, Lessor shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including by payment of the claim giving rise to such lien or by posting a proper bond, or by requiring Lessee to post for Lessor’s benefit a bond, surety, or cash amount equal to one and one-half (1-1/2) times the amount of lien and sufficient to release the Premises and Project from the lien. All sums paid by Lessor pursuant to this Article 12 and all expenses incurred by it in connection therewith including attorneys’ fees and costs shall be payable to Lessor by Lessee as additional rent on demand.

13. ASSIGNMENT AND SUBLETTING

a. Prohibitions in General. Lessee shall not (whether voluntarily, involuntarily, or by operation of law) assign this Lease or allow all or any part of the Premises to be sublet, without Lessor’s prior written consent in each instance, which consent shall not be unreasonably withheld, subject, nevertheless, to the provisions of this Article 13. Notwithstanding anything to the contrary contained herein, Lessee shall have the right without Lessor’s prior consent and without being subject to Article 13.e. or l3.g. below, but upon not less than fifteen (15) days prior written notice to Lessor, to assign this Lease or sublet the Premises to any entity (i) controlling, controlled by or having fifty percent (50%) or more common control with Lessee, or (ii) resulting from a merger or consolidation with Lessee or acquiring all of the assets and/or stock of Lessee; provided that any such entity shall have a tangible net worth no less than the greater of Lessee’s tangible net worth as of the execution of this Lease or the time of such proposed assignment or subletting, and shall assume the obligations and liabilities of Lessee under this Lease, and no such assignment or sublease shall in any manner release Lessee from its primary liability under this Lease. Except for an allowed assignment or subletting pursuant to the foregoing provisions of this Article l3.a., Lessee shall not (whether voluntarily, involuntarily, or by operation of law) (i) allow all or any part of the Premises to be occupied or used by any person or entity other than Lessee, (ii) transfer any right appurtenant to this

Lease or the Premises, (iii) mortgage, hypothecate or encumber the Lease or Lessee’s interest in the Lease or Premises (or otherwise use the Lease as a security device) in any manner, or (iv) permit any person to assume or succeed to any interest whatsoever in this Lease, without Lessor’s prior written consent in each instance, which consent may be withheld in Lessor’s sole and absolute discretion.

Any assignment, sublease, hypothecation, encumbrance, or transfer (collectively “Transfer”) without Lessor’s consent shall constitute a default by Lessee and shall be voidable. Lessor’s consent to any one Transfer shall not constitute a waiver of the provisions of this Article 13 as to any subsequent Transfer nor a consent to any subsequent Transfer. The provisions of this subsection l3.a. expressly apply to all heirs, successors, sublessees, assigns and transferees of Lessee. If Lessor consents to a proposed Transfer, such Transfer shall be valid and the transferee shall have the right to take possession of the Premises only if the Assumption Agreement described in subsection l3.c. below is executed and delivered to Lessor, Lessee has paid the costs and fees described in subsection 13.i. below, and an executed counterpart of the assignment, sublease or other document evidencing the Transfer is delivered to Lessor and such transfer document contains the same terms and conditions as stated in Lessee’s notice given to Lessor pursuant to subsection 13.d. below, except for any such modifications Lessor has consented to in writing. The acceptance of Rentals by Lessor from any person or entity other than Lessee shall not be deemed to be a waiver by Lessor of any provision of this Lease or to be a consent to any Transfer.

b. Collection of Rent. Lessee irrevocably assigns to Lessor, as security for Lessee’s obligations under this Lease, all rent not otherwise payable to Lessor by reason of any Transfer of all or any part of the Premises or this Lease. Lessor, as assignee of Lessee, or a receiver for Lessee appointed on Lessor’s application, may collect such rent and apply it toward Lessee’s obligations under this Lease; provided, however, that until the occurrence of any default by Lessee or except as provided by the provisions of subsection 13 .f. below, Lessee shall have the right to collect such rent.

c. Assumption Agreement. As a condition to Lessor’s consent to any Transfer of Lessee’s interest in this Lease or the Premises, Lessee and Lessee’s assignee, sublessee, encumbrancer, hypothecate, or transferee (collectively “Transferee”), shall execute a written Assumption Agreement, in a form approved by Lessor, which Agreement shall include a provision that Lessee’s Transferee shall expressly assume all obligations of Lessee under this Lease, and shall be and remain jointly and severally liable with Lessee for the performance of all conditions, covenants, and obligations under this Lease from the effective date of the Transfer of Lessee’s interest in this Lease (except that as to a subletting, such Assumption Agreement shall relate only to performance of Lessee’s non-rent payment obligations under this Lease relating to the portion of the Premises subleased). In no event shall Lessor have any obligation to materially amend or modify this Lease in connection with any proposed Transfer, including, without limitation, amending or modifying the use restriction set forth in subsection 8.a. above.

d. Request for Transfer. Lessee shall give Lessor at least forty-five (45) days prior written notice of any desired Transfer and of the proposed terms of such Transfer, including but not limited to: the name and legal composition of the proposed Transferee; an audited financial statement of the proposed Transferee prepared in accordance with generally accepted accounting principles within one year prior to the proposed effective date of the Transfer; the nature of the proposed Transferee’s business to be carried on in the Premises; the payment to be made or other consideration to be given on account of the Transfer; and other such pertinent information as may be requested by Lessor, all in sufficient detail to enable Lessor to evaluate the proposed Transfer and the prospective Transferee. Lessee’s notice shall not be deemed to have been served or given until such time as Lessee has provided Lessor with all information specified above and all additional information requested by Lessor pursuant to this subsection 13.d. Lessee shall immediately notify Lessor of any modification to the proposed terms of such Transfer.

e. Excess Consideration. In the event of any Transfer, Lessor shall receive as additional rent hereunder, fifty percent (50%) of Lessee’s “Excess Consideration” derived from such Transfer. If Lessee shall elect to Transfer, Lessee shall use reasonable and good faith efforts to secure consideration from any such Transferee which would be generally equivalent to then-current market rent, but in no event shall Lessee’s monetary obligations to Lessor, as set forth in this Lease, be reduced. As used herein, “Excess Consideration” shall mean all rent, additional rent, key money, bonus money and/or other consideration (including, without limitation, any payment in excess of fair market value for services rendered by Lessee to the Transferee for assets, fixtures, inventory, equipment, or furniture transferred by Lessee to the Transferee in connection with the Transfer) received by Lessee from a Transferee and/or paid by a Transferee on behalf of Lessee in connection with the Transfer in excess of the rent, additional rent and other sums payable by Lessee under this Lease (on a per square foot basis if less than all of the Premises is subject to such Transfer), less the sum of Lessee’s reasonable out-of-pocket costs incurred for brokerage commissions, attorneys’ fees and any Alterations to the Premises in connection with such Transfer. If part of the Excess Consideration shall be payable by the Transferee other than in cash, then Lessor’s share of such non-cash consideration shall be in such form as is reasonably satisfactory to Lessor.

f. Standards for Consent. Without otherwise limiting the criteria upon which Lessor may withhold its consent to any proposed Transfer, the parties hereby agree that it shall be deemed presumptively reasonable for Lessor to withhold its consent to a proposed Transfer if:

(i) The proposed Transferee’s net worth (according to generally accepted accounting principles) is not sufficient in Lessor’s business judgment given the obligations to be performed by the proposed Transferee pursuant to the proposed Transfer;

(ii) The proposed Transferee’s use of the Premises is inconsistent with the permitted use of the Premises set forth in this Lease or the proposed Transferee is of a character or reputation which is not consistent with the quality of the Building or Project;

(iii) As to a Transfer of less than all of the Premises, the space to be Transferred is not regular in shape with appropriate means of ingress and egress suitable for normal leasing purposes;

(iv) The proposed Transferee is a governmental agency or instrumentality thereof or a person or entity (or an affiliate thereof) currently leasing or occupying space within the Project or with whom Lessor is then negotiating for the lease or occupancy of space within the Project;

(v) Lessee is in default under this Lease at the time Lessee requests consent to the proposed Transfer;

(vi) The proposed Transfer will result in more than a reasonable and safe number of occupants per floor within the space proposed to be Transferred or will result in insufficient parking for the Building; or

(vii) For any Transfer proposed to be entered into during the initial year following the Commencement Date, the rent proposed to be payable by the proposed Transferee will be less (on a per square foot of Rentable Area basis) than the average net effective rent payable by Lessee under this Lease.

g. Right of Recapture. In addition to and without limitation upon, the other rights of Lessor in the event of a proposed Transfer by Lessee pursuant to this Article 13, in the event of a proposed Transfer by Lessee, Lessor may elect (by written notice delivered to Lessee within thirty (30) days following Lessee’s submission to Lessor of all information required pursuant to subsection l3.d. above) to terminate this Lease effective as of the date Lessee proposes to enter into such Transfer (or in the case of a proposed Transfer of less than all of the Premises, terminate this Lease as to the portion of the Premises proposed to be Transferred as of the date of such proposed Transfer). Nothing contained in this Article shall be deemed to nullify Lessor’s right to elect to terminate this Lease in accordance with this subsection l3.g. including, but not limited to, Lessor’s failure to exercise the right to terminate this Lease with respect to any previous Transfer. Further, Lessee understands and acknowledges that Lessor’s option to terminate this Lease rather than approve a proposed Transfer is a material inducement for Lessor’s agreeing to lease the Premises to Lessee upon the terms and conditions herein set forth and is deemed a reasonable limitation upon Lessee’s right to enter into a Transfer.

h. Corporations and Partnerships. If Lessee is a partnership, a withdrawal or substitution (whether voluntary, involuntary, or by operation of law and whether occurring at one time or over a period of time) of any partner(s) owning twenty-five percent (25%) or more of the partnership, any assignment(s) of twenty-five percent (25%) or more (cumulatively) of any interest in the capital or profits of the partnership, or the dissolution of the partnership shall be deemed a Transfer of this Lease. If Lessee is a corporation, limited liability company or other entity, any dissolution, merger, consolidation or other reorganization of Lessee, any sale or transfer (or cumulative sales or transfers) of the capital stock of or equity interests in Lessee in excess of twenty-five percent (25%) or any sale (or cumulative sales) of more than fifty percent (50%) of the value of the assets of Lessee shall be deemed a Transfer of this Lease. This subsection 13.h. shall not apply to corporations the capital stock of which is publicly traded.

i. Attorneys’ Fees and Costs. Lessee shall pay, as additional rent, Lessor’s actual costs and attorneys’ fees incurred for reviewing, investigating, processing and/or documenting any requested Transfer, whether or not Lessor’s consent is granted.

j. Miscellaneous. Regardless of Lessor’s consent, no Transfer shall release Lessee of Lessee’s obligations under this Lease or alter the primary liability of Lessee to pay the Rentals and to perform all other obligations to be performed by Lessee hereunder. The acceptance of Rentals by Lessor from any other person shall not be deemed to be a waiver by Lessor of any provision hereof. Upon default by any assignee of Lessee or any successor of Lessee in the performance of any of the terms hereof, Lessor may proceed directly against Lessee without the necessity of exhausting remedies against said assignee or successor. Lessor may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with any assignee of Lessee, without notifying Lessee, or any successor of Lessee, and without obtaining its or their consent thereto and such action shall not relieve Lessee of liability under this Lease.

k. Reasonable Provisions. Lessee acknowledges that, but for Lessee’s identity, financial condition and ability to perform the obligations of Lessee under the Lease, Lessor would not have entered into this Lease nor demised the Premises in the manner set forth in this Lease, and that in entering into this Lease, Lessor has relied specifically on Lessee’s identity, financial condition, responsibility and capability of performing the obligations of Lessee under the Lease. Lessee acknowledges that Lessor’s rights under this Article 13, including the right to terminate this Lease or withhold consent to certain Transfers in Lessor’s sole and absolute discretion, are reasonable, agreed upon and bargained for rights of Lessor and that the Rentals set forth in the Lease have taken into consideration such rights. Lessee expressly agrees that the provisions of this Article 13 are not unreasonable standards or conditions for purposes of Section 1951.4(b)(2) of the California Civil Code, as amended from time to time, under the Federal Bankruptcy Code or for any other purpose.

14. HOLD HARMLESS. Lessee shall to the fullest extent permitted by law, indemnify, defend with counsel acceptable to Lessor, and hold Lessor and Lessor’s employees, agents, partners, officers, directors and shareholders harmless from and against any and all claims, damages, losses, liabilities, penalties, judgments, and costs and expenses (including, without limitation, attorneys’ fees) and any suit, action or proceeding brought pursuant thereto (collectively, “Claims”), including, without limitation, Claims for property damage, or personal injury including death, arising out of (i) Lessee’s use of the Premises or any part thereof, or any activity, work or other thing done in or about the Premises, (ii) any breach or default in the performance of any obligation on Lessee’s part to be performed under the terms of this Lease, (including, without limitation, a failure to maintain insurance as provided in Article 16), or (iii) any act or negligence of the Lessee or Lessee’s Agents.

The indemnity herein shall extend to the costs and expenses incurred by Lessor for administrative expenses, consultant fees, expert costs, investigation expenses and costs incurred in settling indemnified claims, whether such costs occurred before or after any litigation is commenced, provided that any such settlement shall be subject to Lessee’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. The obligations of Lessee pursuant to this Article 14 and elsewhere in this Lease with respect to indemnification of Lessor shall survive the Lease Termination and shall continue in effect until any and all claims, actions or causes of action with respect to any of the matters indemnified against are fully and finally barred by the applicable statute of limitations. In no event shall any of insurance provisions set forth in Article 16 of this Lease be construed as any limitation on the scope of indemnification set forth herein.

As a material part of the consideration to Lessor, as between Lessee and Lessor, Lessee hereby assumes all risk of damage or loss to property or injury or death to person in, upon or about all portions of the Project from any cause except as hereinafter stated. Lessor or its agents shall not be liable for any damage or loss to property encrusted to Lessor’s employees nor for loss or damage to any property of Lessee or Lessee’s Agents by theft or otherwise, nor for any injury or death to Lessee or any of Lessee’s Agents or for damage or loss to persons or property of Lessee or any of Lessee’s Agents resulting from any accident, casualty or condition occurring in or about any portion of the Project, or to any equipment, appliances or fixtures of Lessee or any of Lessee’s Agents therein. Lessee’s assumption of risk and the exculpation of Lessor pursuant hereto is unqualified with the single exception that it shall not apply to the portion of any claim, damage or loss to the extent arising out of Lessor’s negligence or willful misconduct and which is not covered by the insurance required to be maintained by Lessee pursuant to this Lease. Lessor or its agents shall not be liable for interference with the light or other incorporeal hereditaments, nor shall Lessor be liable for any latent defect in the Premises or in the Building (subject to Lessor’s obligations pursuant to Article 4.b.(i)(A) above respecting repair of existing leakage). Notwithstanding any other provision of this Lease, in no event shall Lessor have any liability for loss of business (including, without limitation, lost profits) by Lessee. Lessee shall give prompt written notice to Lessor in case of fire or accidents in the Premises or in the Building or of defects therein or in the fixtures or equipment.

If, by reason of any act or omission of Lessee or Lessee’s Agents, Lessor is made a party defendant to any litigation concerning this Lease or any part of the Project or otherwise, Lessee shall indemnify, defend with counsel acceptable to Lessor, and hold Lessor harmless from any liability and damages incurred by (or threatened against) Lessor as a party defendant, including without limitation all damages, costs and expenses, including attorneys’ fees.

15. SUBROGATION. Lessor releases Lessee and Lessee’s officers, directors, agents, employees, partners and shareholders from any and all claims or demands for damages, loss, expense or injury arising out of any perils to the extent covered by insurance carried by Lessor, or that are due to the negligence of Lessee or Lessee’s officers, directors, agents, employees, partners and shareholders and regardless of cost or origin, to the extent such waiver is permitted by Lessor’s insurers and does not prejudice the insurance required to be carried by Lessor under this Lease. Lessee releases Lessor and Lessor’s officers, directors, agents, employees, partners and shareholders from any and all claims or demands for damages, loss, expense or injury arising out of any perils which are insured against under any insurance carried by Lessee, whether due to the negligence of Lessor or its officers, directors, agents, employees, partners and shareholders and regardless of cost or origin, to the extent such waiver is permitted by Lessee’s insurers and does not prejudice the insurance required to be carried by Lessee under this Lease.

16. LESSEE’S INSURANCE.

a. Lessee shall, at Lessee’s expense, obtain and keep in force during the Term a policy of commercial general liability insurance, including the broad form endorsement, insuring Lessor and Lessee against any liability arising out of the use, occupancy, maintenance, repair or improvement of the Premises and out of the use of the Common Areas by Lessee, any subtenant of Lessee and any of Lessee’s or such subtenant’s employees, agents, contractors or invitees. Such insurance shall provide single limit liability coverage of not less than Five Million Dollars ($5,000,000.00) per occurrence for bodily injury or death and property damage. Such insurance shall name Lessor’s request, Lessor’s mortgagee, each as an additional insured, and shall provide that Lessor and any such mortgagee, although an additional insured, may recover for any loss suffered by Lessor or Lessor’s agents by reason of Lessee’s or Lessee’s Agent’s negligence. All such insurance shall be primary and non-contributing with respect to any insurance maintained by Lessor and shall specifically insure Lessee’s performance of the indemnity and hold harmless agreements contained in Article 14 above although Lessee’s obligations pursuant to Article 14 shall not be limited to the amount of any insurance required of or carried by Lessee under this Article 16 and Lessee is responsible for ensuring that the amount of liability insurance carried by Lessee is sufficient for Lessee’s purposes. Lessee may carry said insurance under a blanket policy provided that such policy conforms with the requirements specified in this Article and the coverage afforded Lessor is not diminished thereby.

b. Lessee acknowledges and agrees that insurance coverage carried by Lessor will not cover Lessee’s property within the Premises or within the Building. Lessee shall, at Lessee’s expense, obtain and keep in force during the Term a policy of “All Risk” property insurance, including without limitation, coverage for earthquake and flood (provided that Lessee may elect to self-insure for earthquake and flood); boiler and machinery (if applicable); sprinkler damage; vandalism; malicious mischief; and demolition, increased cost of construction and contingent liability from changes in building laws on all leasehold improvements installed in the Premises by Lessee at its expense (if any), and on all equipment, trade fixtures, inventory, fixtures and personal property located on or in the Premises, including improvements or fixtures hereinafter constructed or installed on the Premises. Such insurance shall be in an amount equal to the full replacement cost of the aggregate of the foregoing and shall provide coverage comparable to the coverage in the Standard ISO All Risk form, when such form is supplemented with the coverage required above.

c. If Lessee fails to procure and maintain any insurance required to be procured and maintained by Lessee pursuant to this Lease, Lessor may, but shall not be required to, procure and maintain all or any portion of the same, at the expense of Lessee. Lessor’s election pursuant to this subsection 16.c. to procure and maintain all or any portion of the insurance which Lessee fails to procure and maintain is acknowledged by Lessee to be for Lessor’s sole benefit. Lessee acknowledges that any insurance procured and maintained by Lessor pursuant to this subsection 16.c. may not be sufficient to adequately protect Lessee. Any personal property insurance procured and maintained by Lessor for Lessee’s equipment, trade fixtures, inventory, fixtures and personal property located on or in the Premises, including improvements or fixtures hereinafter constructed or installed on the Premises, may not sufficiently cover the replacement cost thereof. Any insurance procured and maintained by Lessor pursuant to this subsection l6.c. may provide for less coverage than is required to be maintained by Lessee pursuant to this Lease. Lessee acknowledges and agrees that Lessee is and shall remain solely responsible for procuring insurance sufficient for Lessee’s purposes, notwithstanding the fact that Lessor has procured or maintained any insurance pursuant to this subsection 16.c. Any insurance required to be maintained by Lessee hereunder shall be in companies with a security rating of A or better, and a financial size category rating of X or better, in the then most recently published “Best’s Insurance Guide”. Prior to occupancy of the Premises (and thereafter annually with respect to renewals, not later than thirty (30) days prior to expiration of then existing policies), Lessee shall deliver to Lessor certificates evidencing the existence and amount of the policies of insurance required to be kept by Lessee hereunder and current payment of premiums. No policy shall be cancelable or subject to reduction of coverage except after thirty (30) days prior written notice to Lessor.

d. Not more frequently than once every year, Lessee shall increase the amounts of insurance as recommended by Lessor’s insurance broker provided that the amount of insurance recommended by such broker shall not exceed the amount customarily required of tenants in comparable projects located within Cupertino, California. Any limits set forth in this Lease on the amount or type of coverage required by Lessee’s insurance shall not limit the liability of Lessee under this Lease.

17. SERVICES AND UTILITIES. Provided that Lessee is not in default hereunder, Lessor agrees to furnish to the Premises during the hours of 7:00 a.m. to 6:00 p.m., Monday through Friday, other than recognized Building holidays (collectively, “Building Hours”), and subject to the rules and regulations of the Building of which the Premises are a part, electricity for normal lighting, water, heat, air-conditioning and elevator service which are required in Lessor’s good faith judgment for the comfortable use and occupation of the Premises. During recognized business days for the Building, and subject to the reasonable rules and regulations of the Building and Project, Lessor shall furnish to the Premises and the Common Areas, janitorial service, window washing, fluorescent tube replacement and toilet supplies; provided, however, Lessor shall not be required to provide janitorial services for any portion of the Premises to the extent required as a result of the preparation or consumption of food or beverages (provided that nothing in this paragraph shall be construed as a consent by Lessor to the preparation or consumption of such food or beverages unless otherwise expressly provided elsewhere in this Lease). Lessor shall also maintain and keep lighted during such hours the common stairs, common entries and toilet rooms in the Building. Lessor shall not be liable for, and Lessee shall not be entitled to, any reduction of Rentals by reason of Lessor’s failure to furnish any of the foregoing when such failure is caused by casualty, Act of God, accident, breakage, repairs, strikes, lockouts or other labor disturbances or labor disputes of any character, or by any other cause, similar or dissimilar, beyond the reasonable control of Lessor. Lessor shall not be liable under any circumstances for injury to or death of or loss or damage to persons or property or damage to Lessee’s business, however occurring, through or in connection with or incidental to failure to furnish any of the foregoing. Wherever heat generating machines or equipment are used in the Premises which affect the temperature otherwise maintained by the air conditioning system, Lessor reserves the right to install supplementary air conditioning units in the Premises and the cost thereof, including the cost of installation and the cost of operation and maintenance thereof, shall be paid by Lessee to Lessor upon demand by Lessor as additional rent. The costs of all utilities and services furnished by Lessor to Lessee pursuant to this Article 17 which are not specified as being reimbursed or paid directly by Lessee shall be included as items of Building Operating Expenses.

Lessee will not, without the prior written consent of Lessor, use or permit the use of any apparatus or device in or upon the Premises (including, but without limitation thereto, machines using in excess of 120 volts), which will in any way increase the amount of gas, electricity or water usually furnished or supplied for the use of the Premises as general office space (which, as to electricity consumption, the parties hereby agree to mean not more than three (3) watts per square foot of usable area on a demand load basis); nor will Lessee connect or permit connection of any apparatus or device for the purpose of using gas, electric current or water with electric current, gas or water supply lines, except for electricity through existing electrical outlets in the Premises. If Lessee requires water or electric current in excess of that usually furnished or supplied for the use of the Premises as general office space, Lessee shall first procure the written consent of Lessor (which consent may be granted or withheld in Lessor’s sole and absolute discretion), to the use thereof and Lessor may cause a water or gas meter or electric current meter to be installed in the Premises so as to measure the amount of water, gas and electric current consumed for any such use. The cost of any such meters and of installation, maintenance and repair thereof shall be paid for by the Lessee and Lessee agrees to pay to Lessor, as additional rent, promptly upon demand therefor by Lessor for all such water, gas and electric current consumed as shown by said meters, at the rates charged for such services by the local public utility furnishing the same, plus any additional expense incurred in keeping account of the water, gas and electric current so consumed. If a separate meter is not installed, such excess cost for such water, gas and electric current will be conclusively established by an estimate made by a utility company or electrical engineer selected by Lessor.

If requested by Lessee upon reasonable prior notice to Lessor, heating, ventilation and air conditioning (“HVAC”) service shall be provided to the Premises other than during Building Hours, provided that Lessee shall pay to Lessor for each such hour of HVAC service during non-Building Hours, the then prevailing charge by Lessor for such service on such floor (which shall equal Lessor’s determination, in Lessor’s reasonable business judgment, of the actual cost of providing such non-Building Hours HVAC service, including, without limitation, a reasonable administrative charge for items including, without limitation, reasonable wear and tear and depreciation). Amounts payable by Lessee hereunder shall be paid as additional rent within thirty (30) days following Lessee’s receipt of Lessor’s billing therefor. However, Lessor shall train security personnel of Lessee on the use of the controls for providing HVAC service to the Premises during times other than Building Hours so as to allow Lessee to directly access such non-Building Hours service without the requirement of providing reasonable prior notice to Lessor.

The parties shall reasonably cooperate to endeavor to coordinate Lessee’s security systems with Lessor’s existing security system to achieve acceptable levels of security for both parties. To the extent Lessee desires additional security beyond that which is provided by Lessor, Lessee may provide such additional security at Lessee’s expense, so long as such additional security does not interfere with the security provided by Lessor (which additional security may include installation of access control system at any Premises entrances located on the Building exterior, subject to the provisions of this Lease governing Lessee’s making of Alterations). Lessee shall be permitted access to the Building on a twenty-four (24) hours per day, seven (7) days per week basis.

18. RULES AND REGULATIONS. Lessee shall faithfully observe and comply with the rules and regulations that Lessor shall from time to time promulgate for the Building and the Project. Lessor reserves the right from time to time to make all reasonable modifications to said rules and regulations. The additions and modifications to these rules and regulations shall be binding upon Lessee upon delivery of a copy of them to Lessee. Lessor shall not be responsible to Lessee for the non-performance of any said rules by any other tenants or occupants. The current “Rules and Regulations” are attached hereto as Exhibit “D”.

19. HOLDING OVER. If Lessee remains in possession of the Premises or any part thereof after Lease Termination, with the express written consent of Lessor, such occupancy shall be a tenancy from month to month at a Base Rent in the amount of one hundred fifty percent (150%) of the Base Rent in effect immediately preceding such Lease Termination, plus all other rental charges payable hereunder, and upon all the terms hereof applicable to a month to month tenancy. In such case, either party may thereafter terminate this Lease at any time upon giving not less than thirty (30) days written notice to the other party. For any possession of the Premises after the Lease Termination without Lessor’s consent, Lessee shall be liable for all detriment proximately caused by Lessee’s possession, including without limitation, attorneys’ fees, costs and expenses, claims of any succeeding tenant founded on Lessee’s failure to vacate and for payment to Lessor of Base Rent in an amount equal to the greater of (a) two hundred percent (200%) of the Base Rent in effect immediately preceding such Lease Termination, or (b) the fair market rental value for the Base Rent for the Premises, together with such other Rentals provided in this Lease to the date Lessee actually vacates the Premises, and such other remedies as are provided by law, in equity or under this Lease, including without limitation punitive damages recoverable under California Code of Civil Procedure Section 1174.

20. ENTRY BY LESSOR. Lessor reserves and shall at any and all reasonable times have the right to enter the Premises, inspect the same, supply janitorial service and any other service to be provided by Lessor to Lessee hereunder, to submit said Premises to prospective purchasers, mortgagees, lenders or tenants, to post notices of non-responsibility, and to alter, improve or repair the Premises and any portion of the Building that Lessor may deem necessary or desirable, without any abatement of Rentals, and may for such purposes erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, provided that the entrance to the Premises shall not be unreasonably blocked thereby, and further provided that the business of the Lessee shall not be interfered with unreasonably. In no event shall Lessor have any liability to Lessee for, and Lessee hereby waives any claim for, damages or for any injury or inconvenience to or interference with Lessee’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other damage or loss occasioned thereby. Any such entry by persons not having “Sun Screen” approval from Lessee shall require reasonable prior oral or written notice to Lessee (except that no such prior notice shall be required in the event of an emergency). Lessee may accompany the persons conducting any such entry during the course of such entry (provided that such accompaniment by Lessee shall not be a condition to any such entry so long as Lessee has received prior notice of such entry and such entry is conducted in the presence of a person having “Sun Screen” approval from Lessee). For each of the aforesaid purposes, Lessor shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Lessee’s vaults, safes, files, laboratories and/or server rooms (if any, as designated by Lessee), and Lessor shall have the right to use any and all means which Lessor may deem proper to open said doors in an emergency in order to obtain entry to the Premises, without liability to Lessee except for any failure to exercise due care for Lessee’s property under the circumstances of each entry. Any entry to the Premises obtained by Lessor by any of said means or otherwise shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Lessee from the Premises or any portion thereof. If Lessee has removed substantially all of Lessee’s property from the Premises, Lessor may, without abatement of Rentals, enter the Premises for alteration, renovation or decoration during the last thirty (30) days of the Term. With respect to any entry by Lessor into the Premises, Lessor shall be liable to Lessee solely for physical damage caused to Lessee’s personal property located within the Premises to the extent such damage is caused by Lessor’s active negligence or willful misconduct and which is not covered by the insurance required to be maintained by Lessee pursuant to this Lease, and only with respect to an entry in an non-emergency situation.

21. RECONSTRUCTION. If the Premises are damaged and rendered substantially untenantable, or if the Building is damaged (regardless of damage to the Premises) or destroyed, Lessor may, within ninety (90) days after the casualty, notify Lessee of Lessor’s election not to repair, in which event this Lease shall terminate at the expiration of the ninetieth (90th) day. If Lessor elects to repair the damage or destruction, this Lease shall remain in effect and the then current Base Rent and Lessee’s Percentage Share of Building Expenses shall be proportionately reduced during the period of repair. The reduction shall be based upon the extent to which the making of repairs interferes with Lessee’s business conducted in the Premises, as reasonably determined by Lessor. All other Rentals due hereunder shall continue unaffected, and Lessee shall have no claim against Lessor for compensation for inconvenience or loss of business during any period of repair or reconstruction. Lessee shall continue the operation of its business on the Premises during any period of reconstruction or repair to the extent reasonably practicable from the standpoint of prudent business management. Upon Lessor’s election to repair, Lessor shall diligently repair the damage to the extent of insurance proceeds available to Lessor. Lessor shall not be required to repair or replace, whether injured or damaged by fire or other cause, any items required to be insured by Lessee under this Lease including Lessee’s fixtures, equipment, merchandise, personal property, inventory, panels, decoration, furniture, railings, floor covering, partitions or any other improvements, alterations, additions, or property made or installed by Lessee to the Premises, and Lessee shall be obligated to promptly rebuild or restore the same to the same condition as they were in immediately before the casualty. Lessee hereby waives all claims for loss or damage to the foregoing. Lessee waives any rights to terminate this Lease if the Premises are damaged or destroyed, including without limitation any rights pursuant to the provisions of Subdivision 2 of Section 1932 and Subdivision 4 of Section 1933 of the Civil Code of California, as amended from time to time, and the provisions of any similar law hereinafter enacted. If the Lease is terminated by Lessor pursuant to this Article 21, any Rentals unearned as of the effective date of termination shall be refunded to Lessee. Lessee shall pay to Lessor any Rentals or other charges due Lessor under the Lease, prorated as of the effective date of termination. Notwithstanding anything to the contrary in the foregoing, if the damage is due to the fault or neglect of Lessee, or Lessee’s Agents, there shall be no abatement of Base Rent or any other Rentals.

Notwithstanding the foregoing, if less than thirty-three percent (33%) of the Rentable Area of the Building is damaged from an insured casualty and the insurance proceeds actually available to Lessor for reconstruction (net of costs to recover such proceeds and after all claimants thereto including lienholders have been satisfied or waive their respective claims) (“Net Insurance Proceeds”) are sufficient to completely restore the Building, Lessor agrees to make such reparations and continue this Lease in effect. If, upon damage of less than thirty-three percent (33%) of the Rentable Area of the Building there are not sufficient insurance proceeds actually available to allow Lessor to completely restore the Building, Lessor shall not be obligated to repair the Building and the provisions of the first paragraph of this Article shall control.

Lessee shall not be entitled to any compensation or damages from Lessor for loss of the use of the whole or any part of the Premises, or for any damage to Lessee’s business, or any inconvenience or annoyance occasioned by such damage, or by any repair, reconstruction or restoration by Lessor, or by any failure of Lessor to make any repairs, reconstruction or restoration under this Article or any other provision of this Lease.

22. DEFAULT. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Lessee:

a. Lessee’s failure to pay when due Base Rent or any other Rentals or other sums payable hereunder where such failure is not cured within three (3) days following Lessor’s delivery of written notice thereof (which notice shall be in lieu of, and not in addition to, any notice required under applicable laws, including, without limitation, notices required under California Code of Civil Procedure Section 1161 or any similar or successor statute);

b. Lessee’s failure to occupy and use the Premises for thirty (30) consecutive days, which failure shall deem an abandonment of the Premises by Lessee;

c. Commencement, and continuation for at least thirty (30) days, of any case, action, or proceeding by, against, or concerning Lessee, or any guarantor of Lessee’s obligations under this Lease (“Guarantor”), under any federal or state bankruptcy, insolvency, or other debtor’s relief law, including without limitation, (i) a case under Title 11 of the United States Code concerning Lessee, or a Guarantor, whether under Chapter 7, 11, or 13 of such Title or under any other Chapter, or (ii) a case, action, or proceeding seeking Lessee’s or a Guarantor’s financial reorganization or an arrangement with any of Lessee’s or a Guarantor’s creditors;

d. Voluntary or involuntary appointment of a receiver, trustee, keeper, or other person who takes possession for more than thirty (30) days of substantially all of Lessee’s or a Guarantor’s assets, or of any asset used in Lessee’s business on the Premises, regardless of whether such appointment is as a result of insolvency or any other cause;

e. Execution of an assignment for the benefit of creditors of substantially all assets of Lessee or a Guarantor available by law for the satisfaction of judgment creditors;

f. Commencement of proceedings for winding up or dissolving (whether voluntary or involuntary) the entity of Lessee or a Guarantor, if Lessee or such Guarantor is a corporation, partnership, limited liability company or other entity;

g. Levy of a writ of attachment or execution on Lessee’s interest under this Lease, if such writ continues for a period of ten (10) days;

h. Any Transfer or attempted Transfer of this Lease by Lessee contrary to the provisions of Article 13 above which is not nullified or rescinded within ten (10) days following Lessor’s delivery of written notice thereof;

i. With respect to any report that Lessee is required to submit hereunder, the wilful submission by Lessee of a report which Lessee knows to be materially inaccurate;

j. The use or occupancy of the Premises for any use or purpose not specifically allowed by the terms of this Lease which is not cured within ten (10) days following Lessor’s delivery of written notice thereof;

k. Breach by Lessee of any term, covenant, condition, warranty, or provision contained in this Lease or of any other obligation owing or due to Lessor other than as described in subsections 22.a., b., c., d., e., f., g., h., i. or j. of this Article 22, where such failure shall continue for the period specified in this Lease or if no such period is specified, for a period of thirty (30) days after written notice thereof by Lessor to Lessee; provided, however, that if the nature of Lessee’s default is such that more than thirty (30) days are reasonably required for its cure, Lessee shall not be deemed to be in default if Lessee commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion, and if Lessee provides Lessor with such security as Lessor may require to fully compensate Lessor for any loss or liability to which Lessor might be exposed; provided that any such notice from Lessor shall be in lieu of, and not in addition to, any notice required under applicable laws, including, without limitation, notices required under California Code of Civil Procedure Section 1161 or any similar or successor statute; or

l. The occurrence of any default by Lessee which is not cured within any applicable period for cure as set forth in that certain Net Office Lease entered into by Lessee, as “Lessee”, and Lessor, as “Lessor”, concurrently herewith, respecting the lease of certain premises located at floors one (1) through eight (8) of the building located at 20450 Stevens Creek Boulevard, Cupertino, California.

23. REMEDIES UPON DEFAULT. Upon any default or breach by Lessee which is not cured within any applicable period for cure pursuant to Article 22 above, at any time thereafter, with or without notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have hereunder or otherwise at law or in equity by reason of such default or breach Lessor may do the following:

a. Termination of Lease. Lessor may terminate this Lease or Lessee’s right to possession of the Premises by notice to Lessee or any other lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee:

(i) The worth at the time of award of the unpaid Rentals which had been earned at the time of termination;

(ii) The worth at the time of award of the amount by which the unpaid Rentals which would have been earned after termination until the time of award exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided;

(iii) The worth at the time of award (computed by discounting at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent) of the amount by which the unpaid Rentals for the balance of the Term after the time of award exceeds the amount of such rental loss that Lessee proves could be reasonably avoided; and

(iv) Any other amounts necessary to compensate Lessor for detriment proximately caused by the default by Lessee or which in the ordinary course of events would likely result, including without limitation the reasonable costs and expenses incurred by Lessor for:

(A) Retaking possession of the Premises;

(B) Cleaning and making repairs and alterations (including installation of leasehold improvements, whether or not the same shall be funded by a reduction of rent, direct payment or otherwise) necessary to return the Premises to good condition and preparing the Premises for reletting;

(C) Removing, transporting, and storing any of Lessee’s property left at the Premises (although Lessor shall have no obligation to remove, transport, or store any of the property);

(D) Reletting the Premises, including without limitation, brokerage commissions, advertising costs, and attorneys’ fees;

(E) Attorneys’ fees, expert witness fees and court costs;

(F) Any unamortized real estate brokerage commissions paid in connection with this Lease; and

(G) Costs of carrying the Premises, such as repairs, maintenance, taxes and insurance premiums, utilities and security precautions, if any.

The “worth at the time of award” of the amounts referred to in Articles 23.a.(i) and 23.a.(ii) is computed by allowing interest at an annual rate equal to the greater of: ten percent (10%); or five percent (5%) plus the rate established by the Federal Reserve Bank of San Francisco, as of the 25th day of the month immediately preceding the default by Lessee, on advances to member banks under Section 13 and 13(a) of the Federal Reserve Act, as not in effect or hereafter from time to time amended (the “Stipulated Rate”). The computation of the amount of rental loss that could be or could have been reasonably avoided by Lessor pursuant to California Civil Code section 1951.2 shall take into account the use restrictions set forth in Article 8.a. above except to the extent that Lessee proves that under all circumstances the enforcement of the use restriction would be unreasonable.

b. Continuation of Lease. Lessor may continue this Lease in full force and effect, and the Lease shall continue in effect as long as Lessor does not terminate Lessee’s right to possession, and Lessor shall have the right to enforce all rights and remedies under this Lease including the right to collect all Rentals when due. During the period Lessee is in default, Lessor can enter the Premises and relet them, or any part of them, to third parties for Lessee’s account. Lessee shall be liable immediately to Lessor for all costs Lessor incurs in reletting the Premises, including without limitation, those items outlined in subsections a.(i) through a.(iv) of this Article 23, and other like costs. Reletting can be for a period shorter or longer than the remaining Term. Lessee shall pay to Lessor all Rentals due under this Lease on the date the Rentals are due, less the rent Lessor receives from any reletting. The use restriction provided in Article 8.a. above shall apply to Lessor’s remedies under California Civil Code section 1951.4 except to the extent that Lessee proves that under all circumstances enforcement of the use restriction would be unreasonable.

c. Other Remedies. Lessor may pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the State in which the Premises are located.

d. General. The following shall apply to Lessor’s remedies:

(i) No entry upon or taking of possession of the Premises or any part thereof by Lessor, nor any letting or subletting thereof by Lessor for Lessee, nor any appointment of a receiver, nor any other act of Lessor, whether acceptance of keys to the Premises or otherwise, shall constitute or be construed as an election by Lessor to terminate this Lease or Lessee’s right to possession of the Premises unless a written notice of such election be given to Lessee by Lessor.

(ii) If Lessor elects to terminate this Lease or Lessee’s right to possession hereunder, Lessee shall surrender and vacate the Premises in broom-clean condition, and Lessor may re-enter and take possession of the Premises and may eject all parties in possession or eject some and not others or eject none. Any personal property of or under the control of Lessee remaining on the Premises at the time of such re-entry may be considered and treated by Lessor as abandoned.

24. EMINENT DOMAIN. If more than twenty-five percent (25%) of the area of the Premises is taken or appropriated for any public or quasi-public use under the power of eminent domain, or conveyed in lieu thereof, either party hereto shall have the right, at its option, to terminate this Lease by written notice to the other party given within ten (10) days of the date of such taking, appropriation or conveyance, and Lessor shall be entitled to any and all income, rent, award, or any interest therein whatsoever which may be paid or made (the “Award”) in connection with such public or quasi-public use or purpose, and Lessee shall have no claim against Lessor for (and hereby assigns to Lessor any claim which Lessee may have for) the value of any unexpired Term of this Lease. If any part of the Building or the Project other than the Premises may be so taken, appropriated or conveyed, Lessor shall have the right at its option to terminate this Lease, and in any such event Lessor shall be entitled to the entire Award whether or not this Lease is terminated. If this Lease is terminated as provided above: (i) the termination shall be effective as of the date upon which title to the Premises, the Building, the Project, or a portion thereof, passes to and vests in the condemnor or the effective date of any order for possession if issued prior to the date title vests in the condemnor; (ii) Lessor shall refund to Lessee any prepaid but unearned Rentals; and (iii) Lessee shall pay to Lessor any Rentals or other charges due Lessor under the Lease, prorated as of the date of taking.

If less than twenty-five percent (25%) of the Premises is so taken, appropriated or conveyed, or more than twenty-five percent (25%) thereof is so taken, appropriated or conveyed and neither party elects to terminate as herein provided, (i) Lessor shall be entitled to the entirety of the Award, and Lessee shall be entitled to make a claim for any separate award attributable to any taking of Lessee’s trade fixtures so long as any such award to Lessee does not reduce the amount of the Award available to Lessor; and (ii) the Rental thereafter to be paid hereunder for the Premises shall be reduced in the same ratio that the percentage of the area of the Premises so taken, appropriated or conveyed bears to the total area of the Premises immediately prior to the taking, appropriation or conveyance. In addition, if any Rentable Area in the Building containing the Premises is so taken, appropriated or conveyed and this Lease is not terminated by Lessor, Lessee’s Percentage Share of Building Expenses shall be adjusted pursuant to Article 7.

Notwithstanding this Article 24 above, upon a temporary taking of all or any portion of the Premises, the Lease shall remain in effect and Lessee shall continue to pay and be liable for all Rentals under this Lease. Upon such temporary taking, Lessee shall be entitled to any Award for the temporary use of the portion of the Premises taken which is attributable to the period prior to the date of Lease Termination, and Lessor shall be entitled to any portion of the Award for such use attributable to the period after Lease Termination. As used in this paragraph, a temporary taking shall mean a taking for a period of one year or less and does not include a taking which is to last for an indefinite period and/or which will terminate only upon the happening of a specified event unless it can be determined at the time of the taking when such event will occur.

25. OFFSET STATEMENT; MODIFICATIONS FOR LENDER. Lessee shall at any time and from time to time within ten (10) days following request from Lessor execute, acknowledge and deliver to Lessor a statement in writing, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect), (ii) acknowledging that there are not, to Lessee’s knowledge, any uncured defaults on the part of the Lessor hereunder, or specifying such defaults if any are claimed, (iii) certifying the date Lessee entered into occupancy of the Premises and that Lessee is open and conducting business at the Premises, (iv) certifying the date to which Rentals and other charges are paid in advance, if any, (v) evidencing the status of this Lease as may be required either by a lender making a loan affecting or a purchaser of the Premises, or part of the Project from Lessor, (vi) certifying that all improvements to be constructed on the Premises by Lessor are substantially completed (if applicable), except for any punch list items which do not prevent Lessee from using the Premises for its intended use, and (vii) certifying such other matters relating to this Lease and/or the Premises as may be requested by Lessor or a lender making a loan to Lessor or a purchaser of the Premises, or any part of the Project from Lessor. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Project, or any interest therein. Lessee shall, within ten (10) days following request of Lessor, deliver such other documents including Lessee’s financial statements as are reasonably requested in connection with the sale of, or loan to be secured by, any portion of the Project, or any interest therein.

If in connection with obtaining non-disturbance protection for Lessee (which shall be deemed to include an election by a senior lienholder to subordinate its lien to this Lease) with respect to any existing or future lender providing financing for all or any portion of the Project, such lender shall request modifications of this Lease as a condition issuing such non-disturbance protection, Lessee will not unreasonably withhold, delay or condition its consent thereto, provided that such modifications do not increase the financial obligations of Lessee hereunder or otherwise materially decrease the rights or materially increase the obligations of Lessee under this Lease.

26. PARKING. Lessee shall have the right to use the number of non-exclusive parking spaces located within the Project as designated in Article 1.k. without charge during the Term; except, however, notwithstanding anything to the contrary contained in this Lease, if a charge, fee, tax or other imposition is assessed against Lessor or the Project by applicable governmental authorities based upon use of parking spaces at the Project or is required by applicable governmental authorities to be assessed by Lessor upon users of parking spaces at the Project, then Lessee shall pay its equitable share of such charge, fee, tax or other imposition to Lessor monthly in advance as additional rent. Use of all parking spaces shall be subject to rules and regulations established by Lessor which may be altered at any time and from time to time during the Term. The location of all parking spaces may be designated from time to time by Lessor. Lessor shall designate a portion of the parking spaces within the Project as “visitor parking”. Neither Lessee nor Lessee’s Agents shall at any time use more parking spaces than the number so allocated to Lessee or park or permit the parking of their vehicles in any portion of the Parcel not designated by Lessor as a non-exclusive parking area. Lessee and Lessee’s Agents shall not have the exclusive right to use any specific parking space, except as expressly stated in this Article 26.

Notwithstanding the number of parking spaces designated for Lessee’s non-exclusive use, in the event by reason of any rule, regulation, order, law, statute or ordinance of any governmental or quasi-governmental authority relating to or affecting parking on the Parcel, or any cause beyond Lessor’s reasonable control, Lessor is required to reduce the number of parking spaces on the Parcel, Lessor shall have the right to proportionately reduce the number of Lessee’s parking spaces and the non-exclusive parking spaces of other tenants of the Building. Lessor reserves the right in its reasonable discretion: to determine whether parking facilities are becoming overcrowded and in such event to re-allocate parking spaces among Lessee and other tenants of the Project; to have any vehicles owned by Lessee or Lessee’s Agents which are parked in violation of the provisions of this Article 26 or Lessor’s rules and regulations relating to parking, towed away at Lessee’s cost, after having given Lessee reasonable notice. In the event Lessor elects or is required by any law to limit or control parking on the Parcel, by validation of parking tickets or any other method, Lessee agrees to participate in such validation or other program under such reasonable rules and regulations as are from time to time established by Lessor. Lessor shall have the right to close all or any portion of the parking areas at reasonable times for any purpose, including, without limitation, the prevention of a dedication thereof, or the accrual of rights in any person or the public therein. Employees of Lessee shall be required to park in areas designated for employee parking, if any. The parking areas shall not be used by Lessee or Lessee’s Agents for any purpose other than the parking of motor vehicles and the ingress and egress of pedestrians and motor vehicles.

27. AUTHORITY. If Lessee is a corporation, partnership, limited liability company or other entity, each individual executing this Lease on behalf of said entity represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said entity in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the by-laws of said corporation or on behalf of said partnership in accordance with the partnership agreement of such partnership or otherwise on behalf of said entity in accordance with the organizational documents governing such entity, and that this Lease is binding upon said entity in accordance with its terms. If Lessee is a corporation or other entity, Lessee shall, upon execution of this Lease, deliver to Lessor a certified copy of a resolution of the Board of Directors of said corporation or other evidence of organizational approval authorizing or ratifying the execution of this Lease. If Lessee fails to deliver such resolution or other evidence to Lessor upon execution of this Lease, Lessor shall not be deemed to have waived its right to require delivery of such resolution or other evidence, and at any time during the Term Lessor may request Lessee to deliver the same, and Lessee agrees it shall thereafter promptly deliver such resolution or other evidence to Lessor. If Lessee is a corporation or other entity, Lessee hereby represents, warrants, and covenants that (i) Lessee is a valid and existing corporation or other entity; (ii) Lessee is qualified to do business in California; (iii) all fees and all franchise and corporate taxes of Lessee are paid to date, and will be paid when due; (iv) all required forms and reports will be filed when due; and (v) the signers of this Lease are properly authorized to execute this Lease on behalf of Lessee and to bind Lessee hereto.

28. SURRENDER OF PREMISES.

a. Condition of Premises. Lessee shall, upon Lease Termination, surrender the Premises in the condition required pursuant to subsection 10.b. above, and otherwise in broom clean, trash free, and in good condition, reasonable wear and tear, and insured casualties to the extent of Net Insurance Proceeds recovered by Lessor, alone excepted. By written notice to Lessee, Lessor may elect to cause Lessee to remove from the Premises or cause to be removed, at Lessee’s expense, any logos, signs, notices, advertisements or displays placed on the Premises by Lessee. If the Premises is not so surrendered as required by this Article 28, Lessee shall indemnify, defend and hold harmless Lessor from and against any loss or liability resulting from Lessee’s failure to comply with the provisions of this Article 28, including, without limitation, any claims made by any succeeding tenant or losses to Lessor due to lost opportunities to lease to succeeding tenants, and the obligations of Lessee pursuant hereto shall survive the Lease Termination.

b. Removal of Personal Property. Lessee shall remove all its personal property from the Premises upon Lease Termination, and shall immediately repair all damage to the Premises, Building and Common Area caused by such removal. Any personal property remaining on the Premises after Lease expiration or sooner termination may be packed, transported, and stored at a public warehouse at Lessee’s expense. If after Lease Termination and, within ten (10) days after written demand by Lessor, Lessee fails to remove Lessee’s personal property or, if removed by Lessor, fails to pay the removal expenses, the personal property may be deemed abandoned property by Lessor and may be disposed of as Lessor deems appropriate. Lessee shall repair any damage to the Premises caused by or in connection with the removal of any personal property, including without limitation, the floor and patch and paint the walls, when required by Lessor, to Lessor’s reasonable satisfaction, all at Lessee’s sole cost and expense. The provisions of this Article 28 shall survive Lease Termination.

29. LESSOR DEFAULT AND MORTGAGEE PROTECTION. Lessor shall not be in default under this Lease unless Lessee shall have given Lessor written notice of the breach, and, within thirty (30) days after notice, Lessor has not cured the breach or, if the breach is such that it cannot reasonably be cured under the circumstances within thirty (30) days, has not commenced diligently to prosecute the cure to completion. The liability of Lessor pursuant to this Lease shall be limited to Lessor’s interest in the Building and any money judgment obtained by Lessee based upon Lessor’s breach of this Lease or otherwise relating to this Lease or the Premises, shall be satisfied only out of the proceeds of the sale or disposition of Lessor’s interest in the Building (whether by Lessor or by execution of judgment). Lessee agrees that the obligations of Lessor under this Lease do not constitute personal obligations of the individual partners, whether general or limited, members, directors, officers or shareholders of Lessor, and Lessee shall not seek recourse against the individual partners, members, directors, officers or shareholders of Lessor or any of their personal assets for satisfaction of any liability with respect to this Lease. Upon any default by Lessor under this Lease, Lessee shall give notice by registered mail to any beneficiary or mortgagee of a deed of trust or mortgage encumbering the Premises, and/or any portion of the Project, whose address shall have been furnished to it, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises, and/or Project, or any portion thereof, by power of sale or judicial foreclosure, if such should prove necessary to effect a cure.

30. RIGHTS RESERVED BY LESSOR. Lessor reserves the right from time to time, without abatement of Rentals and without limiting Lessor’s other rights under this Lease: (i) to install, use, maintain, repair and replace pipes, ducts, conduits, wires and appurtenant meters and equipment for service to other parts of the Project above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas, and to relocate any pipes, ducts, conduits, wires and appurtenant meters and equipment included in the Premises which are located in the Premises or located elsewhere outside the Premises, and to expand any building within the Project; (ii) to designate other land outside the current boundaries of the Project be a part of the Project, in which event the Parcel shall be deemed to include such additional land, and the Common Areas shall be deemed to include Common Areas upon such additional land; (iii) to add additional buildings and/or other improvements (including, without limitation, additional parking structures or extension of existing parking structures) to the Project, which may be located on land added to the Project pursuant to clause (ii) above; (iv) to make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscape areas and walkways; (v) to close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available; (vi) to use the Common Areas while engaged in making additional improvements, repairs or alterations to the Building or the Project, or any portion thereof; (vii) to grant the right to the use of the Exterior Common Area to the occupants of other improvements located on the Parcel; (viii) to designate the name, address, or other designation of the Building and/or Project, without notice or liability to Lessee; (ix) to close entrances, doors, corridors, elevators, escalators or other Building facilities or temporarily abate their operation; (x) to change or revise the business hours of the Building; and (xi) to do and perform such other acts and make such other changes in, to or with respect to the Common Areas, the Building or any other portion of the Project as Lessor deems to be appropriate in the exercise of its reasonable business judgment. In the exercise of its rights under this Article, Lessor shall use reasonable efforts to minimize any unreasonable interference with the operation of Lessee’s business from the Premises.

31. EXHIBITS. Exhibits and riders, if any, signed by the Lessor and the Lessee and endorsed on or affixed to this Lease are a part hereof.

32. WAIVER. No covenant, term or condition in this Lease or the breach thereof shall be deemed waived, except by written consent of the party against whom the waiver is claimed. Any waiver of the breach of any covenant, term or condition herein shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other covenant, term or condition. Acceptance by Lessor of any performance by Lessee after the time the same shall have become due shall not constitute a waiver by Lessor of the breach or default of any covenant, term or condition unless otherwise expressly agreed to by Lessor in writing. The acceptance by Lessor of any sum less than that which is required to be paid by Lessee shall be deemed to have been received only on account of the obligation for which it is paid (or for which it is allocated by Lessor, in Lessor’s absolute discretion, if Lessee does not designate the obligation as to which the payment should be credited), and shall not be deemed an accord and satisfaction notwithstanding any provisions to the contrary written on any check or contained in a letter of transmittal. Lessor’s efforts to mitigate damages caused by any default by Lessee shall not constitute a waiver of Lessor’s right to recover damages for any default by Lessee. No custom or practice which may arise between the parties hereto in the administration of the terms hereof shall be construed as a waiver or diminution of Lessor’s right to demand performance by Lessee in strict accordance with the terms of this Lease.

33. NOTICES. All notices, consents and demands which may or are to be required or permitted to be given by either party to the other hereunder shall be in writing. All notices, consents and demands by Lessor to Lessee shall be personally delivered, sent by overnight courier providing receipt of delivery (such as Federal Express), or sent by United States Certified Mail, postage prepaid return receipt requested, addressed to Lessee as designated in Article 1.1., or to such other place as Lessee may from time to time designate in a notice to Lessor pursuant to this Article 33. All notices and demands by Lessee to Lessor shall be personally delivered, sent by overnight courier providing receipt of delivery (such as Federal Express) or sent by United States Certified Mail, postage prepaid return receipt requested (provided that a copy of any such notice or demand so sent by United States Certified Mail shall be concurrently sent by Lessee to Lessor by facsimile transmission), addressed to Lessor as designated in Article 1.1., or to such other person or place as Lessor may from time to time designate in a notice to Lessee pursuant to this Article 33. Notices sent by overnight courier shall be deemed delivered upon the next business day following deposit with such overnight courier for next business day delivery. Mailed notices shall be deemed delivered two (2) business days after deposit in the United States mail as required by this Article 33.

34. JOINT OBLIGATIONS. If Lessee consists of more than one person or entity, the obligations of each Lessee under this Lease shall be joint and several.

35. MARGINAL HEADINGS. The captions of paragraphs and articles of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

36. TIME. Time is of the essence of this Lease and each and all of its provisions in which performance is a factor except as to the delivery of possession of the Premises to Lessee.

37. SUCCESSORS AND ASSIGNS. The covenants and conditions herein contained, subject to the provisions of Article 13, apply to and bind the heirs, successors, executors, administrators, legal representatives and assigns of the parties hereto.

38. RECORDATION. Upon request by Lessor, Lessee shall execute and acknowledge a short form of this Lease in form for recording which may be recorded at Lessor’s election. Lessee shall not record this Lease or a short form or memorandum hereof without the prior written consent of Lessor.

39. QUIET POSSESSION. Upon Lessee paying the Rentals reserved hereunder and observing and performing all of the covenants, conditions and provisions on Lessee’s part to be observed and performed hereunder, Lessee shall have quiet possession of the Premises for the entire Term, subject to all the provisions of this Lease and subject to any ground or underlying leases, mortgages or deeds of trust now or hereafter affecting the Premises or the Building and the rights reserved by Lessor hereunder.

40. LATE CHARGES; ADDITIONAL RENT AND INTEREST.

a. Late Charges. Lessee acknowledges that late payment by Lessee to Lessor of Rentals or other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which are impracticable or extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by the terms of any mortgage or trust deed covering the Premises or any part of the Project. Accordingly, if any installment of Rentals or any other sum due from Lessee is not received by Lessor or Lessor’s designee within three (3) business days after the due date, then Lessee shall pay to Lessor, in each case, a late charge equal to ten percent (10%) of such overdue amount; provided, however, that with respect to the first such late payment in any twelve (12) consecutive month period during the Term, such late charge shall not be due and payable unless such late payment by Lessee shall not be cured within ten (10) days following Lessee’s receipt of written notice from Lessor of Lessee’s failure to make such payment when due. The parties agree that such late charge represents a fair and reasonable estimate of the cost that Lessor will incur by reason of late payment by Lessee. Acceptance of any late charges by Lessor shall in no event constitute a waiver of Lessee’s default with respect to such overdue amount, nor prevent Lessor from exercising any of its other rights and remedies under this Lease.

b. Rentals, Additional Rent and Interest. All taxes, charges, costs, expenses, and other amounts which Lessee is required to pay hereunder, including without limitation Lessee’s Percentage Share of Building Expenses, and all interest and charges (including late charges) that may accrue thereon upon Lessee’s failure to pay the same and all damages, costs and expenses which Lessor may incur by reason of any default by Lessee shall be deemed to be additional rent hereunder. Upon nonpayment by Lessee of any additional rent, Lessor shall have all the rights and remedies with respect thereto as Lessor has for the nonpayment of Base Rent. The term “Rentals” as used in this Lease is Base Rent and all additional rent. Any payment due from Lessee to Lessor (including but not limited to Base Rent and all additional rent) which is not paid within three (3) business days of when due shall bear interest from the date when due until paid, at an annual rate equal to the maximum rate that Lessor is allowed to contract for by law. Payment of such interest shall not excuse or cure any default by Lessee. In addition, Lessee shall pay all costs and attorneys’ fees incurred by Lessor in collection of such amounts. All Rentals and other moneys due under this Lease shall survive the Lease Termination. Interest on Rentals past due as provided herein shall be in addition to the late charges levied pursuant to 40.a. above. All Rentals shall be paid to Lessor, in lawful money of the United States of America which shall be legal tender at the time of payment, at the address of Lessor a provided herein, or to such other person or at such other place as Lessor may from time to time designate in writing. If at any time during the Term Lessee pays any Rentals by check which is returned for insufficient funds, Lessor shall have the right, in addition to any other rights or remedies Lessor may have hereunder, to require that Rentals thereafter be paid in cash or by cashier’s or certified check.

41. PRIOR AGREEMENTS. This Lease contains all of the agreements of the parties hereto with respect to the Premises, this Lease or any matter covered or mentioned in this Lease, and no prior agreements or understanding pertaining to any such matters shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. This Lease shall not be effective or binding on Lessor until fully executed by Lessor.

42. INABILITY TO PERFORM. This Lease and the obligations of the Lessee hereunder shall not be affected or impaired because the Lessor is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of strike, labor troubles, Acts of God, or any other cause, similar or dissimilar, beyond the reasonable control of the Lessor.

43. ATTORNEYS’ FEES. If either party to this agreement shall bring an action to interpret or enforce this agreement or for any relief against the other, including, but not limited to, declaratory relief or a proceeding in arbitration, the losing party shall pay to the prevailing party a reasonable sum for attorney’s fees, expert witness fees and other costs incurred in such action or proceeding. Additionally, the prevailing party shall be entitled to all additional attorney’s fees and costs incurred in enforcing and collecting any such judgment or award. Any judgment or order entered in such action shall contain a specific provision providing for the recovery of attorney’s fees and costs incurred in enforcing such award or judgment.

44. SALE OF PREMISES BY LESSOR. Upon a sale or conveyance by the Lessor herein named (and in case of any subsequent transfers or conveyances, the then grantor) of Lessor’s interest in the Building, other than a transfer for security purposes only, the Lessor herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be relieved, from and after the date of such transfer, of all obligations and liabilities accruing thereafter on the part of Lessor, provided that any funds in the hands of Lessor or the then grantor at the time of transfer and in which Lessee has an interest, less any deductions permitted by law or this Lease, shall be delivered to Lessor’s successor. Following such sale or conveyance by Lessor or the then grantor, Lessee agrees to look solely to the responsibility of the successor-in-interest of Lessor in and to this Lease. This Lease shall not be affected by any such sale or conveyance and Lessee agrees to attorn to the purchaser or assignee provided such purchaser or assignee acquires its interest subject to this Lease.

45. SUBORDINATION/ATTORNMENT. This Lease shall automatically be subject and subordinate to all ground or underlying leases which now exist or may hereafter be executed affecting any portion of the Project and to the lien of any mortgages or deeds of trust (including all advances thereunder, renewals, replacements, modifications, supplements, consolidations, and extensions thereof) in any amount or amounts whatsoever now or hereafter placed on or against any portion of the Project, or on or against Lessor’s interest or estate therein, or on or against any ground or underlying lease, without the necessity of the execution and delivery of any further instruments on the part of Lessee to effectuate such subordination. Lessee covenants and agrees to execute and deliver upon demand and without charge therefor, such further instruments evidencing the subordination of this Lease to such ground or underlying leases and/or to the lien of any such mortgages or deeds of trusts as may be required by Lessor or a lender making a loan affecting the Project; provided that such mortgagee or beneficiary under such mortgage or deed of trust or lessor under such ground or underlying lease agrees in writing that so long as Lessee is not in default under this Lease, this Lease shall not be terminated in the event of any foreclosure or termination of any ground or underlying lease. Failure of Lessee to execute such instruments evidencing subordination of this Lease shall constitute a default by Lessee under this Lease. If any mortgagee, beneficiary or lessor elects to have this Lease prior to the lien of its mortgage, deed of trust or lease, and shall give written notice thereof to Lessee, this Lease shall be deemed prior to such mortgage, deed of trust or lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust, or lease or the date of the recording thereof. Notwithstanding anything to the contrary contained in this Lease, so long as a mortgage or deed of trust encumbering the Project or Building remains outstanding with respect to which Lessee has previously entered into a non-disturbance agreement with the applicable mortgagee or trust deed beneficiary providing that Lessee will not subordinate this Lease to any other lien against the Project or Building without the consent of such mortgagee or trust deed beneficiary, then Lessee shall not be required to subordinate this Lease to any other lien against the Project or Building without the consent of such mortgagee or trust deed beneficiary.

If any proceedings are brought to terminate any ground or underlying leases or for foreclosure, or upon the exercise of the power of sale, under any mortgage or deed of trust covering any portion of the Project, Lessee shall attorn to the lessor or purchaser upon any such termination, foreclosure or sale and recognize such lessor or purchaser as the Lessor under this Lease. So long as Lessee is not in default hereunder and attorns as required above, this Lease shall remain in full force and effect for the full term hereof after any such termination, foreclosure or sale.

Notwithstanding anything to the contrary contained in the foregoing, Lessor shall use commercially reasonable efforts to obtain from any existing mortgagee or trust deed beneficiary under a mortgage or deed of trust encumbering the Project or Building as of the execution of this Lease, non-disturbance protection for Lessee (which shall be deemed to include an election by such mortgagee or beneficiary to subordinate its lien to this Lease) on commercially reasonable terms within thirty (30) days following the execution of this Lease.

46. NAME. Lessee shall not use any name, picture or representation of the Building or Project for any purpose other than as an address of the business to be conducted by the Lessee in the Premises.

47. SEVERABILITY. Any provision of this Lease which proves to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision of this Lease and all such other provisions shall remain in full force and effect; however, if Lessee’s obligation to pay the Rentals is determined to be invalid or unenforceable, this Lease shall terminate at the option of Lessor.

48. CUMULATIVE REMEDIES. Except has otherwise expressly provided in this Lease, no remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

49. CHOICE OF LAW. This Lease shall be governed by the laws of the State of California.

50. SIGNS. Lessee shall not inscribe, paint, affix or place any sign, awning, canopy, advertising matter, decoration or lettering upon any portion of the Premises, including, without limitation, any exterior door, window or wall, without Lessor’s prior written consent. Subject in all events to the requirements of the City of Cupertino and other applicable governmental requirements and any other restrictions of record or to which the Project is subject, Lessee shall be entitled to Building standard identification of Lessee upon the common Building lobby directory board sign to be installed by Lessor in the Building lobby. In no event shall Lessor grant exterior signage rights at the Building to Microsoft.

51. GENDER AND NUMBER. Wherever the context so requires, each gender shall include any other gender, and the singular number shall include the plural and vice-versa.

52. CONSENTS. Whenever the consent of Lessor is required herein, the giving or withholding of such consent in any one or any number of instances shall not limit or waive the need for such consent in any other or future instances. Any consent given by Lessor shall not be binding upon Lessor unless in writing and signed by Lessor or Lessor’s agents. Notwithstanding any other provision of this Lease, where Lessee is required to obtain the consent of Lessor to do any act, or to refrain from the performance of any act, Lessee agrees that if Lessee is in default with respect to any term, condition, covenant or provision of this Lease, then Lessor shall be deemed to have acted reasonably in withholding its consent if said consent is, in fact, withheld.

53. BROKERS. Lessee warrants that it has had no dealing with any real estate broker or agents in connection with the negotiation of this Lease excepting only the broker or agent designated in Article l.m., and that it knows of no other real estate broker or agent who is entitled to or can claim a commission in connection with this Lease. Lessee agrees to indemnify, defend and hold Lessor harmless from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) with respect to any alleged leasing commission or equivalent compensation alleged to be owing on account of Lessee’s dealings with any real estate broker or agent.

54. SUBSURFACE AND AIRSPACE. This Lease confers on Lessee no rights either with respect to the subsurface of the Parcel or with regard to airspace above the top of the Building or above any paved or landscaped areas on the Parcel or Common Area and Lessor expressly reserves the right to use such subsurface and airspace areas, including without limitation the right to perform construction work thereon and in regard thereto. Any diminution or shutting off of light, air or view by any structure which may be erected by Lessor on those portions of the Parcel, Common Area and/or Building reserved by Lessor shall in no way affect this Lease or impose any liability on Lessor. Lessor shall have the exclusive right to use all or any portion of the roof, side and rear walls of the Premises and Building for any purpose. Lessee shall have no right whatsoever to the exterior of the exterior walls or the roof of the Premises or any portion of the Project outside the Premises except as provided in Article 55 of this Lease.

55. COMMON AREA. For purposes of the Lease, “Common Area” shall collectively mean the following:

a. Exterior Common Area. That portion of the Parcel other than the land comprising the property, and all facilities and improvements on such portion for the non-exclusive use of Lessee in common with other authorized users, including, but not limited to, vehicle parking areas, driveways, sidewalks, landscaped areas, and the facilities and improvements necessary for the operation thereof (the “Exterior Common Area”); and

b. Building Common Area. That portion of the Building in which the Premises are located, and all of the facilities therein, set aside by Lessor for the non-exclusive use of Lessee in common with other authorized users, including, but not limited to, entrances, lobbies, halls, atriums, corridors, toilets and lavatories, passenger elevators and service areas (the “Building Common Area”).

Subject to the limitations and restrictions contained in this Lease, and the Rules arid Regulations, Lessor grants to Lessee and Lessee’s Agents the nonexclusive right to use the Common Area in common with Lessor, Lessor’s agent, other occupants of the Building and Project, other authorized users and their agents, subject to the provisions of this Lease. The right to use the Common Area shall terminate upon Lease Termination.

56. LABOR DISPUTES. If Lessee becomes involved in or is the object of a labor dispute which subjects the Premises or any part of the Project to any picketing, work stoppage, or other concerted activity which in the reasonable opinion of Lessor is in any manner detrimental to the operation of any part of the Project, or its tenants, Lessor shall have the right to require Lessee, at Lessee’s own expense and within a reasonable period of time specified by Lessor, to use Lessee’s best efforts to either resolve such labor dispute or terminate or control any such picketing, work stoppage or other concerted activity to the extent necessary to eliminate any interference with the operation of the Projector its tenants. To the extent such labor dispute interferes with the performance of Lessor’s duties hereunder, Lessor shall be excused from the performance of such duties and Lessee hereby waives any and all claims against Lessor for damages or losses in regard to such duties. If Lessee fails to use its best efforts to so resolve such dispute or terminate or control such picketing, work stoppage or other concerted activity within the period of time specified by Lessor, Lessor shall have the right to terminate this Lease. Nothing contained in this Article 56 shall be construed as placing Lessor in an employer-employee relationship with any of Lessee’s employees or with any other employees who may be involved in such labor dispute. Lessee shall indemnify, defend and hold harmless Lessor from and against any and all liability (including, without limitation, attorneys’ fees and expenses) arising from any labor dispute in which Lessee is involved and which affects any part of the Project.

57. CONDITIONS. All agreements by Lessee contained in this Lease, whether expressed as covenants or conditions, shall be construed to be both covenants and conditions, conferring upon Lessor, upon breach thereof, the right to terminate this Lease.

58. LESSEE’S FINANCIAL STATEMENTS. Lessee hereby warrants that all financial statements delivered by Lessee to Lessor prior to the execution of this Lease by Lessee, or that shall be delivered in accordance with the terms hereof, are or shall be at the time delivered true, correct, and complete, and prepared in accordance with generally accepted accounting principles. Lessee acknowledges and agrees that Lessor is relying on such financial statements in accepting this Lease, and that a breach of Lessee’s warranty as to such financial statements shall constitute a default by Lessee.

59. LESSOR NOT A TRUSTEE. Lessor shall not be deemed to be a trustee of any funds paid to Lessor by Lessee (or held by Lessor for Lessee) pursuant to this Lease. Lessor shall not be required to keep any such funds separate from Lessor’s general funds or segregated from any funds paid to Lessor by (or held by Lessor for) other tenants of the Building. Any funds held by Lessor pursuant to this Lease shall not bear interest.

60. MERGER. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of the Lessor, terminate all or any existing subleases or subtenancies, or may, at the option of Lessor, operate as an assignment to it of any or all such subleases or subtenancies.

61. NO PARTNERSHIP OR JOINT VENTURE. Nothing in this Lease shall be construed as creating a partnership or joint venture between Lessor, Lessee, or any other party, or cause Lessor to be responsible for the debts or obligations of Lessee or any other party.

62. LESSOR’S RIGHT TO PERFORM LESSEE’S COVENANTS. Except as otherwise expressly provided herein, if Lessee fails at any time to make any payment or perform any other act on its part to be made or performed under this Lease, then upon ten (10) days written notice to Lessee (provided that no such notice shall be required in the event of an emergency), Lessor may, but shall not be obligated to, and without waiving or releasing Lessee from any obligation under this Lease, make such payment or perform such other act to the extent that Lessor may deem desirable, and in connection therewith, pay expenses and employ counsel. All sums so paid by Lessor and all penalties, interest and costs in connection therewith shall be due and payable by Lessee to Lessor as additional rent upon demand.

63. PLANS. Lessee acknowledges that any plan of the Project which may have been displayed or furnished to Lessee or which may be a part of Exhibit “A” or Exhibit “B” is tentative; Lessor may from time to time change the shape, size, location, number, and extent of the improvements shown on any such plan and eliminate or add any improvements to the Project, in Lessor’s sole discretion.

64. COMMUNICATIONS EOUIPMENT.

a. Subject to the provisions of this Article 64 and the other provisions of this Lease respecting Alterations, Lessee shall have the right during the Term, at Lessee’s sole cost and expense, to install upon a portion of the roof of the Building designated by Lessor (which portion shall be a pro rata share of the Building roof based upon the Rentable Area of the Premises within the Building leased by Lessee) for Lessee’s own use such microwave, satellite or DSS dishes and other antenna equipment (collectively, the “Communications Equipment”), which Communications Equipment shall include, without limitation, the related vertical and horizontal utility and telecommunication lines (“Communication Lines”) throughout the Premises which are compatible with the Building structure and/or mechanical and utility systems, which Communications Equipment shall be of such size, weight and quantity, and at such location as is reasonably approved by Lessor and Lessor’s structural engineer. Lessee shall reimburse Lessor for the reasonable fees of Lessor’s structural engineer incurred in evaluating Lessee’s plans for installation of the Communications Equipment and any modifications thereto, within thirty (30) days following submission by Lessor to Lessee of invoices therefor.

b. The installation, maintenance, repair, operation and removal (as hereinafter provided) of such Communications Equipment shall be completed in a good and workmanlike manner and in conformity with (i) plans and specifications therefor (the “Communications Equipment Plans”) showing matters including, without limitation, equipment size, location, weight and composition, and Lessee’s plan for assembly, installation, maintenance and removal of such equipment, which Communications Equipment Plans shall be subject to Lessor’s prior written approval, which approval shall not be unreasonably withheld or delayed, and (ii) all applicable laws, including, without limitation, Lessee’s obtaining and keeping in force any necessary governmental permits or approvals for the operation of such Communications Equipment. Notwithstanding anything to the contrary contained herein, the supporting structures for such Communications Equipment shall not penetrate the Building roof without Lessor’s prior written approval, which approval shall not be unreasonably withheld or delayed. At Lessor’s option, all work of installation, maintenance, repair and other work affecting the roof in connection with the Communications Equipment shall be performed, at Lessee’s sole cost and expense, by Lessor or Lessor’s designated roof contractor. Lessee shall, at its sole cost and expense, install screening of such Communications Equipment to prevent visibility from the street level, as Lessor may reasonably require, and any other screening of such Communications Equipment as may be required by applicable laws. Lessee shall not be permitted to access the roof except when previously scheduled with Lessor or upon receipt of prior written approval from Lessor (which approval shall not be unreasonably withheld or delayed),

c. Lessee shall be solely responsible for any liability, cost, claim, expense (including, without limitation, attorneys’ fees) and/or damage to the Building and/or the Project resulting from Lessee’s installation, maintenance, operation, use, presence or removal of such Communications Equipment. Lessee shall, at all times during the Term, pay to Lessor within thirty (30) days following demand therefor accompanied by reasonable evidence of such charges, all increased real estate taxes, insurance premiums or other charges which may be incurred by or charged to Lessor as a result of the installation, operation, maintenance and/or removal of the Communications Equipment. Lessee shall pay all costs and expenses of operation of the Communications Equipment, including, without limitation, any necessary utility services therefor. Lessee shall be entirely responsible for all maintenance of and repairs to the Communications Equipment so that at all times the Communications Equipment is in good condition and repair. Lessee shall maintain such insurance upon the Communications Equipment as Lessee is obligated to maintain with respect to the Premises pursuant to this Lease.

d. Upon the expiration of the Term or earlier termination of this Lease, Lessee shall remove the Communications Equipment and restore that portion of the Building and Project, including, without limitation, the Building roof, affected by the Communications Equipment, to the same condition as existed prior to such installation, subject to reasonable wear and tear, all at Lessee’s sole cost and expense. In the event Lessee fails to so remove the Communications Equipment and restore the affected portions of the Building by such expiration or earlier termination, Lessor may, at its option and at Lessee’s sole cost and expense, remove and store and/or dispose of the Communications Equipment and restore the affected portions of the Building and Project, in which event all amounts paid or incurred by Lessor in connection therewith shall be paid by Lessee to Lessor within thirty (30) days following Lessor’s submission to Lessee of reasonable evidence of the amount of such costs.

e. Subject to the provisions of this Article 64 and the provisions of this Lease respecting Alterations, Lessee shall have the right to install, maintain, modify, replace and remove the Communications Equipment and Communications Lines during the Term of the Lease.

f. Lessor makes no representation or warranty regarding the availability, feasibility or legality of the installation, operation, maintenance or removal of the Communications Equipment. Lessee acknowledges and agrees that Lessee’s inability to install, maintain, operate and/or remove the Communications Equipment, either pursuant to the terms hereof or for any other reason, shall not affect the remainder of this Lease and shall not entitle Lessee to any reduction in the rent.

65. WAIVER OF JURY. LESSOR AND LESSEE HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY ON ANY CAUSE OF ACTION, CLAIM, COUNTER-CLAIM OR CROSS-COMPLAINT IN ANY ACTION, PROCEEDING AND/OR HEARING BROUGHT BY EITHER LESSOR AGAINST LESSEE OR LESSEE AGAINST LESSOR ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE.

66. JOINT PARTICIPATION. Lessor and Lessee hereby acknowledge that both parties have been represented by counsel in connection with this Lease and that both parties have participated in the negotiation and drafting of all of the terms and provisions hereof. By reason of this joint participation, no term or provision of this Lease will be construed against either party as the “drafter” thereof, which terms and provisions shall include, without limitation, Article 14 hereof.

67. EXPEDITED DISPUTE RESOLUTION. Except as to any unlawful detainer dispute, controversy, or claim, in the case of any dispute, controversy, or claim arising from, out of, or in connection with, or relating to, this Lease, the negotiation or creation of this Lease, and/or any term, provision and/or condition of this Lease, including, without limitation, any breach or alleged breach of this Lease, the parties shall meet and confer in an attempt to resolve their differences. At any time after fifteen (15) days following notice in writing by any party that it desires to so meet and confer (the “Meet and Confer Notice”), any party may require mediation and then, if the mediation is unsuccessful, within fifteen (15) days from the end of such mediation, binding arbitration through J.A.M.S./Endispute (“JAMS”) in San Francisco, California. Also, if no party commences mediation within forty-

five (45) days of the Meet and Confer Notice, then thereafter any party may require binding arbitration as and where above-described. If for any reason JAMS in San Francisco cannot administer the matter, then such JAMS as is selected by Lessor in any county within a fifty (50) mile radius of San Francisco County shall be utilized. The costs of mediation shall be borne equally by the parties thereto. Reimbursement for the costs and attorneys’ fees for binding arbitration shall be as determined by the arbitrator.

Any arbitration shall be conducted under JAMS streamlined arbitration rules and procedures whether or not JAMS is used. Hearings shall be held in San Francisco, California. All notices shall be given as provided in this Lease. By executing this Lease, each party agrees to have any dispute, controversy, or claim arising from the matters contemplated by this Article (but specifically excluding any unlawful detainer dispute, controversy, or claim) decided by neutral and binding arbitration as provided by California law, and each party waives any rights which it may possess to have the dispute litigated in a court or by jury trial and any rights of appeal. Any court of competent jurisdiction shall, upon the petition of any party, confirm the award of the arbitrator and enter judgment in conformity therewith. Any decision of the arbitrator and any such judgment shall be final, binding, and non-appealable. By executing this Lease, each party waives its judicial rights to discovery and appeal in any matter to be resolved by arbitration pursuant hereto. If either party refuses to submit to arbitration with respect to any matter to be resolved by arbitration pursuant hereto after agreeing to this provision, then such party may be compelled to arbitrate under the authority of the California Code of Civil Procedure. This arbitration clause shall self-executing, and arbitration may proceed in the absence of any party or any party’s representative who, after due notice, fails to be present or fails to obtain a postponement. An award shall not be made solely on the default of a party: the arbitrator shall require the party who is present to submit such evidence as the arbitrator may require for the making of an award. Each party’s agreement to this arbitration provision is voluntary.

Notwithstanding anything to the contrary contained in this Article, the provisions concerning meeting and conferring to resolve differences, mediation and arbitration shall not be applicable whatsoever to any unlawful detainer dispute, controversy, claim or action, and all rights of any party to pursue any unlawful detainer dispute, controversy, claim or action shall remain in full force and effect.

By initialling in the space provided below, each of the parties hereto specifically agrees that it has read and understands the foregoing and agrees to submit any dispute, controversy, or claim arising from the matters described above (but specifically excluding any unlawful detainer dispute, controversy, or claim) to neutral and binding arbitration in accordance herewith.

/S/ VRM	/S/ WTA
Lessor’s Initials	Lessee’s Initials

68. COUNTERPARTS. This Lease may be executed in any number of counterparts, each of which shall be deemed to be an original, but any number of which, taken together, shall be deemed to constitute one and the same instrument.

IF THIS LEASE HAS BEEN FILLED IN, IT HAS BEEN PREPARED FOR SUBMISSION TO YOUR ATTORNEY FOR APPROVAL. NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE LESSOR BY THE REAL ESTATE BROKER OR ITS AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTIONS RELATING THERETO.

IN WITNESS WHEREOF, the parties hereto have entered into this Lease as of the date first written above.

LESSOR:			LESSEE:

CUPERTINO CITY CENTER BUILDINGS, a California limited partnership			SUN MICROSYSTEMS, INC., a Delaware corporation

By:	SUNSET RIDGE DEVELOPMENT CO., INC., a California corporation, its general partner		By: /S/ WILLIAM T. AGNELLO
Print Name: WILLIAM T. AGNELLO

Its: VP, REAL ESTATE & THE WORK PLACE

	By:	PROM MANAGEMENT GROUP, INC., a California corporation, dba Maxim Property Management, agent for owner	Date: November 20, 1997

By: /S/ VICKI R. MULLINS
Print Name: VICKI R. MULLINS

Its: EVP & CFO

Date: November 20, 1997

[NOTE: PARTIES ALSO TO INITIAL BELOW ARTICLE 67]

EXHIBIT “A”

FLOOR PLAN OF THE PREMISES

[GRAPHIC APPEARS HERE]

EXHIBIT “B”

DEPICTION OF THE PROJECT

[GRAPHIC APPEARS HERE]

EXHIBIT “C”

RULES AND REGULATIONS

1. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside or inside of the Building without prior written consent of Lessor. Lessor shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Lessee. All approved signs or lettering on doors shall be printed, painted, affixed or inscribed at the expense of Lessee by a person approved of by Lessor. Lessee shall not place anything or allow anything to be places near the glass of any exterior window, door, partition or wall which may appear unsightly from outside the Premises. Lessee shall not, without prior written consent of Lessor cover or otherwise sunscreen any window.

2. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by Lessee or used by Lessee for any purpose other than for ingress or egress from its Premises.

3. Lessor will furnish Lessee, free of charge, with two keys to each door lock in the Premises. Lessor may make a reasonable charge for any additional keys. Lessee shall return all keys issued for the Premises. Lessee shall pay to Lessor the costs of re-keying the Premises if all keys are not returned. Without Lessor’s prior approval and otherwise complying with the provisions of this Lease governing the making of Alterations, Lessee shall not alter any lock or install any new or additional locks or any bolts on any doors or windows of the Premises.

4. The Common Area toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Lessee who, or whose agents, officers, employees, contractors, servants, invitees or guests shall have caused it.

5. Lessee shall not overload the floor of the Premises or in any way deface the Premises or any part thereof. Lessor shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building and also the time and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Lessor, stand on supports of such thickness as is necessary to properly distribute the weight. Lessor will not be responsible for loss of or damage to any such safe or property from any cause and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of Lessee.

6. No furniture, freight or equipment of any kind shall be brought into the Building without prior notice to Lessor and all moving of the same into or out of the Building shall be done at such time and in such manner as Lessor shall designate. Unless otherwise agreed to in writing by Lessor, any such movement of furniture, freight, or equipment shall be made during non-business hours for the Building.

7. Lessee shall have the right to use the loading facilities provided at the Building, if any, in common with the other tenants. All Lessee deliveries of bulk items shall be through the Building loading facilities, if any. Freight elevator(s) will be available for use by all tenants in the Building, subject to such reasonable scheduling as Lessor, in its discretion, deems appropriate. Lessor shall have the right at its sole discretion to prohibit Lessee’s delivery through the main lobbies.

8. Lessee shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Lessor or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be in or kept in or about the Premises or Building (other than “seeing-eye” dogs or other animals providing assistance to disabled persons).

9. The Premises will not be used for lodging, storage of merchandise, washing clothes, or manufacturing of any kind, nor shall the Premises be used for any improper, immoral or objectionable purpose. No cooking will be done or permitted on the Premises without Lessor’s consent, except the use by Lessee of Underwriters Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, and the use of a microwave oven for employees use will be permitted, provided that such equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

10. Lessee shall not use or keep in the Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material, or any method of heating or air conditioning other than supplied by Lessor.

11. Lessor shall approve in writing the method of attachment of any objects affixed to walls, ceilings or doors. Lessor will direct electricians as to where and how telephone and telegraph wires are to be introduced. No boring or cutting for the wires will be allowed without the consent of Lessor. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Lessor. Lessee shall not install any wiring above the ceiling tiles that does not comply with the fire codes. Any such wiring not in compliance herewith shall be removed immediately at the expense of Lessee. Lessee will not affix any floor covering to the floor of the Premises in any manner except as approved by Lessor.

12. All cleaning and janitorial services for the Building and the Premises will be provided exclusively through Lessor, and except with the written consent of Lessor, no person or persons other than those approved by Lessor will be employed by Lessee or permitted to enter the Building for the purpose of cleaning the same.

RULES AND REGULATIONS - PAGE 1

13. Lessee will store all its trash and garbage within its Premises or in other facilities provided by Lessor. Lessee will not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal is to be made in accordance with directions issued form time to time by Lessor.

14. On Saturdays, Sundays and legal holidays, and on other days between the hours of 6:00 p.m. and 7:00 am. the following day, access to the Building, or to the halls, corridors, elevators or stairways in the Building, or to the Premises may be refused unless the person seeking access is known to the person or employee of the Building in charge and has a pass or is properly identified. Lessor shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement or other commotion, Lessor reserves the right to prevent access to the Building during the continuance of the same by closing the doors or otherwise, for the safety of the tenants and protection of the Building and of property in the Building.

15. Lessee will not waste electricity, water or air conditioning and agrees to cooperate fully with Lessor to assure the most effective operation of the Building’s heating and air conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Lessee has actual notice, and will refrain from attempting to adjust controls (except for Lessee’s adjustment of controls with approval of and training by Lessor as provided in this Lease). Lessee will keep corridor doors closed, and shall keep all window coverings pulled down.

16. Lessor reserves the right to exclude or expel from the Building any person who, in the judgment of Lessor, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

17. No vending machine or machines of any description shall be installed, maintained or operated upon the Premises without the written consent of Lessor, which approval shall not be unreasonably withheld, conditioned or delayed.

18. Lessor shall have the right, exercisable without notice and without liability to Lessee to change the name and street address of the Building or the Project.

19. Lessee shall not disturb, solicit or canvass any occupant of the Building or Project and shall cooperate to prevent the same.

20. Lessor shall have the right to control and operate the public portions of the Buildings and the public facilities, and heating and air conditioning, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

21. All entrance doors in the Premises shall be left locked when the Premises are not in use and all doors opening to public corridors shall be kept closed except for normal ingress or egress from the Premises.

22. Without the written consent of Lessor, Lessee shall not use the name of the Building or Project in connection with or in promoting or advertising the business of Lessee except as Lessee’s address.

23. Lessee shall place pads under all desk chairs, or have carpet coasters to protect chairs.

24. Except as specifically otherwise provided in this Lease, Lessee will not install any radio or television antenna, loudspeaker, satellite dishes or other devices on the roof(s) or exterior walls of the Building or the Project. Lessee will not interfere with radio or television broadcasting or reception from or in the Project or elsewhere.

25. Lessee agrees to comply with all safety, fire protection and evacuation procedures and regulations established by Lessor or any governmental agency.

26. Lessee assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

27. Lessor may prohibit smoking in the Building and/or any other portion of the Project and may require Lessee and any of its employees, agents, clients, customers, invitees and guests who desire to smoke, to smoke within designated smoking areas within the Project, if any such smoking areas are provided.

28. Lessee’s requirements will be attended to by Lessor only upon appropriate application to Lessor’s management office for the Project by an authorized individual of Lessee. Employees of Lessor will not perform any work or do anything outside of their regular duties unless under special instructions from Lessor, and no employee of Lessor will admit any person (Lessee or otherwise) to any office without specific instructions form Lessor.

29. In the event of any conflict between these Rules and Regulations and the Lease of which they are a part, the other provisions of the Lease shall prevail. Lessor may waive any one or more of these Rules and Regulations for the benefit of Lessee or any other tenant, but no such waiver by Lessor will be construed as a waiver of such Rules and Regulations in favor of Lessee or any other tenant, nor prevent Lessor from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Project.

RULES AND REGULATIONS - PAGE 2

CONSENT TO SUBLEASE AND AMENDMENT TO LEASE

THIS CONSENT TO SUBLEASE AND AMENDMENT TO LEASE (“Consent and Amendment”) is made as of December 18, 2002, by CUPERTINO CITY CENTER BUILDINGS, a California limited partnership (“Lessor”), to SUN MICROSYSTEMS, INC., a Delaware corporation (“Lessee”), and BORLAND SOFTWARE CORPORATION, a Delaware corporation (“Sublessee”).

R E C I T A L S:

A. Lessor and Lessee have entered into that certain Lease (the “Lease”) dated as of November 20, 1997, wherein Lessor leased to Lessee certain “Premises” (as more particularly described in the Lease) being certain space within the building located at 20450 Stevens Creek Boulevard, Cupertino, California (the “Building”). A copy of the Lease is attached hereto as Exhibit A and incorporated herein by this reference. All initial capitalized terms used herein but not herein defined shall have the meaning ascribed to such terms in the Lease.

B. Lessee desires to sublease a portion of the Premises (the “Subleased Premises”), being all space on the sixth, seventh and eighth floors of the Building, as more particularly described in and pursuant to the provisions of that certain Sublease dated as of December 16, 2002 (the “Sublease”), a copy of which is attached hereto as Exhibit B.

C. The parties desire to agree to certain amendments to the Lease.

D. Lessee desires to obtain Lessor’s consent to the Sublease.

NOW, THEREFORE, Lessor hereby consents to the Sublease and the parties agree to certain amendments to the Lease, subject to and upon the following terms and conditions to which Lessee and Sublessee hereby agree:

1. The Sublease is subject and subordinate to the Lease and to all of its terms, covenants, conditions and provisions. In the event of any conflict between the terms and provisions of the Lease and the Sublease, the terms and provisions of the Lease shall control.

2. Neither the Sublease nor this Consent and Amendment shall:

a. release or discharge Lessee from any liability, whether past, present or future, under the Lease;

b. operate as a consent or approval by Lessor to or of any of the terms, covenants, conditions or provisions of the Sublease, and Lessor shall not be bound thereby;

c. except as expressly provided in Section 6 below, be construed to modify, waive or affect any of the terms, covenants, conditions or provisions of the Lease, or to waive any breach thereof, or any of Lessor’s rights thereunder, or to enlarge or increase Lessor’s obligations thereunder; or

d. be construed as a consent by Lessor to any further subletting either by Lessee or by Sublessee or to any assignment by Lessee of the Lease or an assignment by Sublessee of the Sublease, whether or not the Sublease purports to permit the same and, without limiting the generality of the foregoing, both Lessee and Sublessee agree that, without Lessor’s consent (which consent shall not be unreasonably withheld), Sublessee has no right whatsoever to sell, assign, transfer or hypothecate the Sublease nor to sublet any portion of the Subleased Premises or permit any of the Subleased Premises to be used or occupied by any other party; in that regard, both Lessee and Sublessee agree that an assignment by operation of law or a transfer of control of Sublessee shall be deemed to be a prohibited assignment hereunder.

3. The acceptance by Lessor of any payment or performance from Sublessee, regardless of the circumstances or reasons therefor, shall in no manner whatsoever be deemed an attornment by Sublessee to Lessor or a recognition or non-disturbance of Sublessee or the Sublease by Lessor or to serve to release Lessee from any liability under the terms, covenants, conditions or provisions under the Lease; provided, however, nothing herein shall in any manner obligate Lessor to accept any such payment or performance. Nothing stated herein shall in any manner affect the rights of Sublesseee under the “SNDA” (as hereinafter defined).

4. Except in the event of a “Lease Termination” (as defined in the SNDA), in which case the provisions of the SNDA shall apply, the term of the Sublease shall expire and come to an end on its stated expiration date (but in no event later than the stated expiration date of the Lease) or any premature termination date thereof or concurrently with any premature termination of the Lease, whether by right under the Lease or by operation of law or in the event of a default by Lessee; provided that Lessor and Lessee hereby agree not to mutually agree to an early termination of the Lease, but nothing contained herein shall be deemed to limit Lessor’s rights of termination of the Lease as specified in the Lease (including, without limitation, in the event of Lessee default, casualty or condemnation, in each case, subject to the terms and conditions provided in the Lease). As used herein, the “SNDA” shall mean that certain Subordination, Non-Disturbance and Attornment Agreement entered into by and among the parties hereto concurrently herewith.

5. Lessee and Sublessee covenant and agree that under no circumstances shall Lessor be liable for any brokerage commission or other charge or expense in connection with the Sublease, and Lessee and Sublessee agree to indemnify, defend and hold Lessor harmless against same and against any fees, costs, expenses or liabilities (including, but not limited to, attorneys’ fees) incurred by Lessor in connection with same.

6. Notwithstanding anything to the contrary contained in this Consent and Amendment or in the Lease;

(a) Lessor agrees that without Lessor’s consent but upon at least ten (10) business days prior written notice to Lessor and otherwise complying with the provisions of the Lease governing the making of Alterations, Sublessee may make interior, non-structural “Alterations” (as defined in the Lease) to the Subleased Premises costing less than Twenty-Five Thousand Dollars ($25,000.00) per work of Alterations and not (1) requiring the demolition of any material existing improvements, or (2) affecting the mechanical or utility systems serving the Subleased Premises or the exterior appearance of the Building. In addition, Lessor agrees that Lessor shall notify Sublessee at the time of Lessor’s consent to any Alterations requiring the consent of Lessor whether Lessor shall require the removal of such Alterations at the expiration of the Term or earlier termination of the Lease in accordance with the rights reserved to Lessor pursuant to the Lease.

(b) Sublessee may operate electrical equipment within the Subleased Premises using such electrical capacity as is customary for general office use, and if Sublessee requires water or electric current in excess of that usually furnished or supplied for the use of the Subleased Premises as general office space, Sublessee shall first procure the written consent of Lessor (which consent shall not be unreasonably withheld or delayed), to any required Alterations in connection therewith (which Alterations shall be performed at Sublessee’s sole cost and shall be governed by the provisions of the Lease regarding the making of Alterations by Lessee), and Lessor may cause a water or gas meter or electric current meter to be installed in the Subleased Premises so as to measure the amount of water, gas and electric current consumed for any such use. The cost of any such meters and of installation, maintenance and repair thereof shall be paid for by Sublessee and Sublessee agrees to pay to Lessor, as additional rent, promptly upon demand therefor by Lessor for all such water, gas and electric current consumed as shown by said meters, at the rates charged for such services by the local public utility furnishing the same, plus any additional expense incurred in keeping account of the water, gas and electric current so consumed. If a separate meter is not installed, such excess cost for such water, gas and electric current will be conclusively established by an estimate made by a utility company or electrical engineer selected by Lessor. In addition, if such Alterations to allow such excess electrical consumption result in increased heating loads in the Subleased Premises, Sublessee shall be solely responsible for installing such supplemental HVAC systems as are reasonably required to address such additional heating loads, at Sublessee’s sole cost, subject to the provisions of the Lease.

(c) As used herein, the term “Lessee Restoration Obligations” shall mean all of the obligations of Lessee under the Lease (including, without limitation the provisions of Sections 28.a and 10.b of the Lease) and under that certain letter agreement between Lessor and Lessee dated February 27, 1998, with respect to the condition in which the Subleased Premises must be surrendered upon the expiration or earlier termination of the Lease. Notwithstanding anything to the contrary set forth in the Lease or such letter agreement dated February 27,

1998, Lessor acknowledges and agrees that Lessee shall have no obligation to perform any Lessee Restoration Obligations with respect to the Subleased Premises. Upon the expiration or earlier termination of the Lease, Lessee shall have no obligation to demolish, alter or modify any improvements or alterations now existing or hereafter constructed on the Subleased Premises. Lessor and Sublessee hereby acknowledge and agree that, notwithstanding anything to the contrary set forth in the Lease or under the letter agreement dated February 27, 1998 referred to above, at the expiration or earlier termination of the term of the Successor Lease (or at the expiration or earlier termination of the term of the Sublease should the Successor Lease not become effective upon any termination of the Sublease prior to the commencement date of the Successor Lease), Sublessee shall surrender the Subleased Premises with sixty percent of the Subleased Premises as “open area” and forty percent (40%) as general office space, and otherwise in broom clean, trash free and in good condition, reasonable wear and tear and damage or destruction not required to be repaired by Lessee excepted. The parties hereto acknowledge and agree that so long as Sublessee surrenders the Subleased Premises in the condition described in the immediately preceding sentence, then Sublessee shall have no obligation to demolish, alter, modify or remove any particular alterations, additions or improvements that Lessee has made to the Subleased Premises. Without limiting the foregoing, the parties hereto agree that if the Sublease terminates prior to the natural expiration of the Sublease Term for any reason other than as a result of a breach or default by Lessee or Sublessee, or if the Successor Lease terminates prior to the natural expiration of the Successor Lease for any reason other than a breach or default by Sublessee, then Sublessee shall be given a reasonable period of time following the termination of the Sublease or Successor Lease, as the case may be, to place the Subleased Premises in the condition required to be surrendered by Sublessee as stated above.

(d) During the term of the Sublease, Sublessee shall have the right to a proportionate share of the Building -top signage rights granted to Lessee pursuant to Lease Article 50 and such rights are hereby assigned to Sublessee, and Lessor hereby consents to such assignment. Sublessee’s right to such Building top signage shall be subject to all provisions of Lease Article 50 and shall be personal to Sublessee and any entity succeeding to the interest of Sublessee by merger or consolidation or acquiring all or substantially all of the stock or assets of Sublessee.

(e) Notwithstanding anything to the contrary contained in Lease Article 15, the parties agree as follows: Lessor releases Lessee, Sublessee and their respective officers, directors, agents, employees, partners and shareholders from any and all claims or demands for damages, loss, expense or injury arising out of any perils to the extent covered by insurance carried by Lessor, or that are due to the negligence of Lessee, Sublessee or their respective officers, directors, agents, employees, partners and shareholders and regardless of cost or origin, to the extent such waiver is permitted by Lessor’s insurers and does not prejudice the insurance required to be carried by Lessor under this Lease. Lessee and Sublessee each release Lessor and Lessor’s officers, directors, agents, employees, partners and shareholders from any and all claims or demands for damages, loss, expense or injury arising out of any perils which are insured against under any insurance carried by Lessee or Sublessee, whether due to the negligence of Lessor or its officers, directors, agents, employees, partners and shareholders and regardless of cost or origin, to the extent such waiver is permitted by the insurers of Lessee or Sublessee (as applicable) and does not prejudice the insurance required to be carried by Lessee or Sublessee (as applicable) under this Lease or the Sublease.

(f) Notwithstanding anything to the contrary contained in the Lease, Sublessee shall be entitled to use of fifty (50) reserved, designated parking spaces within the Project parking areas for the exclusive use of Sublessee and Sublessee’s agents, employees, licensees, guests and invitees (which spaces shall be included as a part of the total parking allotment which Lessor is required to provide to Lessee pursuant to the Lease). The location of such reserved parking spaces shall be as designated by Lessor on the lower level of the underground parking structure, but such spaces may be relocated by Landlord from time to time on such level, upon reasonable prior written notice to Sublessee. Lessor shall, at Lessee’s expense, cause each reserved parking space to be designated as “reserved” or otherwise designated for Lessee’s use. If Lessee desires any additional signage identifying such reserved parking spaces, such signage shall be subject to Lessor’s prior written approval (which approval shall not be unreasonably withheld, conditioned or delayed) as to design and manner of installation and shall be installed by Lessor at Lessee’s cost. Lessor shall not be required to police or otherwise monitor Sublessee’s “reserved” parking rights granted pursuant hereto.

(g) Lessee hereby agrees that it shall have no right to extend the Term of the Lease by the

Extended Term, and Article 3.b. of the Lease is hereby deleted and of no further force or effect.

7. Any act or omission of Sublessee or anyone claiming under or through Sublessee that violates any of the provisions of the Lease shall be deemed a violation of the Lease by Lessee.

8. Lessor hereby certifies that (a) the Lease is in full force and effect, and (2) to Lessor’s actual knowledge (without duty of investigation), Lessee is not in default under the Lease. Lessee hereby certifies that (i) the Lease is in full force and effect, and (ii) to Lessee’s actual knowledge (without duty of investigation), Lessor is not in default under the Lease.

9. Lessor consents to the sublease of the Premises only at such time as this Consent and Amendment has been executed by all of the parties hereto and an original counterpart has been delivered to Lessor. Lessee hereby agrees to reimburse Lessor’s actual and reasonable attorneys’ fees and costs incurred in connection with the review of the Sublease and this Consent and Amendment within thirty (30) days following submission of request for payment by Lessor accompanied by reasonable supporting documentation. This Consent and Amendment is not assignable, nor shall this Consent and Amendment be a consent to any amendment or modification of the Sublease, without Lessor’s prior written consent.

10. In the event any party(ies) shall institute any action or proceeding against the other party relating to this Consent and Amendment or the Sublease, the unsuccessful party(ies) in such action or proceeding shall reimburse the successful party(ies) for its(their) disbursements incurred in connection therewith and for its(their) reasonable attorneys’ fees and costs as fixed by the court. In addition to the foregoing award of attorneys’ fees and costs to the successful party(ies), the successful party(ies) in any lawsuit on this Consent and Amendment or the Sublease shall be entitled to its(their) attorneys’ fees and costs incurred in any post-judgment proceedings to collect or enforce the judgment. This provision is separate and several and shall survive the merger of this Consent and Amendment into any judgment on this Consent and Amendment.

11. This Consent and Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Consent and Amendment has been executed by the parties as of the date first above written.

LESSOR:

CUPERTINO CITY CENTER BUILDINGS, a California limited partnership

By:	PROM XX, INC., a California corporation, its general partner

	By:	PROMETHEUS REAL ESTATE GROUP, INC., a California corporation, agent for owner

By:
Vicki R. Mullins, Vice President

By:
Name:
Its:

LESSEE:

SUN MICROSYSTEMS, INC., a Delaware corporation

By: /s/ CHARLES K. BARRY
Name: Charles K. Barry
Its: Senior Director

By:
Name:
Its:

SUBLESSEE:

BORLAND SOFTWARE CORPORATION, a Delaware corporation

By:
Name:
Its:

By:
Name:
Its:

11. This Consent and Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Consent and Amendment has been executed by the parties as of the date first above written.

LESSOR:

CUPERTINO CITY CENTER BUILDINGS, a California limited partnership

By:	PROM XX, INC., a California corporation, its general partner

	By:	PROMETHEUS REAL ESTATE GROUP, INC., a California corporation, agent for owner

		By:	/s/ VICKI R. MULLINS
Vicki R. Mullins, Vice President
		By:	/s/ ROBERT J. LAMPHER
		Name:	Robert J. Lampher
		Its:	Vice President

LESSEE:

SUN MICROSYSTEMS, INC., a Delaware corporation

By:
Name:
Its:

By:
Name:
Its:

SUBLESSEE:

BORLAND SOFTWARE CORPORATION, a Delaware corporation

By:	/s/ ROGER A. BARNEY
Name:	Roger A. Barney
Its:	SVP Corporate Services & CAO

By:
Name:
Its:

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) is made by and between CUPERTINO CITY CENTER BUILDINGS, a California limited partnership (“Lessor”), SUN MICROSYSTEMS, INC., a Delaware corporation (“Lessee”) and BORLAND SOFTWARE CORPORATION, a Delaware corporation (“Sublessee”).

RECITALS:

A. Lessor and Lessee are parties to that certain Cupertino City Center Net Office Lease dated November 20, 1997, wherein Lessor leased to Lessee certain “Premises” (as more particularly described in the Lease) commonly known as floors one (1) through eight (8) of the building located at 20450 Stevens Creek Boulevard, Cupertino, California (the “Lease”).

B. Lessee and Sublessee have entered into that certain sublease agreement dated December 16, 2002, whereby Lessee has leased to Sublessee certain “Subleased Premises” (as more particularly described in the Sublease) consisting of approximately 61,200 rentable square feet in the aggregate, and commonly known as the entire sixth (6th), seventh (7th) and eighth (8th) floors of the Premises.

C. Sublessee and Lessor have entered into that certain Cupertino City Center Net Office Lease dated on or about the date hereof (the “Successor Lease”), whereby Lessor has leased to Sublessee the Subleased Premises for a term commencing upon the expiration of the Lease.

D. Pursuant to the Lease and the Sublease, the Sublease is subject and subordinate to the Lease, but Lessor is willing to enter into this Agreement with Lessee and Sublessee to provide that, in the event of the termination of the Lease prior to the termination of the Sublease as a result of Lessee’s default under the Lease, Lessor’s shall not disturb Sublessee’s occupancy of the Subleased Premises and Sublessee shall attorn to Lessor, all on the terms and subject to the conditions more particularly set forth in this Agreement.

IN CONSIDERATION of the mutual agreements contained in this Agreement, Lessor, Lessee and Sublessee agree as follows:

1. The Sublease and all of Sublessee’s rights under the Sublease are and will remain subject and subordinate to the Lease and all of Lessor’s rights under the Lease. Accordingly, the term of the Sublease shall expire and come to an end on its stated expiration date (but in no event later than the stated expiration date of the Lease) or any premature termination date of the Sublease or concurrently with any premature termination of the Lease (whether by consent or other right, now or hereafter agreed to or by operation of law), except only that in the event of the termination of the Lease prior to the termination of the Sublease as a result of default by Lessee under the Lease (a “Lease Termination”), then, so long as Sublessee is not then in default under this Agreement and if Sublessee is not then in default beyond any applicable grace and cure periods under the Sublease, Sublessee’s possession of the Subleased Premises will not be disturbed but instead of the terms of the Sublease continuing in force and effect, the Successor Lease shall commence immediately upon such Lease Termination, with the period (the “Interim Period”) of time between such Lease Termination and the scheduled Commencement of the Successor Lease being added to the “Term” of the Successor Lease, and all terms and conditions of the Successor Lease governing such Interim Period, except that Base Rent shall be adjusted as of the effective date of such Lease Termination to be the then “Fair Market Rental Value” (as hereinafter defined) of the Subleased Premises as of the commencement of the Interim Period, but in no event less than the Base Rent payable under the Sublease. Upon the occurrence of any Lease Termination, Sublessee shall pay as Base Rent (pending determination of the Fair Market Rental Value of the Subleased Premises for the Interim Period in accordance herewith), the Base Rent payable under the Sublease, provided that following the determination of the Fair Market Rental Value of the Subleased Premises for the Interim Period in accordance herewith, if it is determined that such Fair Market Rental Value is more than the Base Rent payable under the Sublease, the Base Rent under the Successor Lease from and after the commencement of the Interim Period shall be adjusted retroactive to the commencement of the Interim Period based on such determination, and Sublessee shall, within thirty (30) days of such determination, make such retroactive adjustment payment as is applicable based thereon. The term “Fair Market Rental Value” of the Subleased Premises as used herein shall mean the then prevailing fair market rent for the Subleased Premises at the commencement of the Interim Period. In determining such rate, the parties may consider “Class A” office space comparable in size and quality to the Subleased Premises, if any, located in the West Valley marketplace (meaning West San Jose, Campbell, Los Gatos/Saratoga and Cupertino) and located in the Building and other buildings comparable in size and quality to the Building, which is available on a direct lease basis from the owner of the building (and not any sublease space offered for lease, regardless of location or quality) and taking into consideration all other factors normally considered when determining fair market rental value (including, without limitation, the duration of the Interim Period, such rental increases as may be appropriate during such period, the fact that the Premises comprise the top floors of the Building, and as such, the premier space in the Project, and such concessions as are then available in the marketplace including, but not limited to, free rent, customary improvement allowances, moving allowances and landlord lease take-overs, provided that such concessions shall not actually be given, but shall be factored in, if applicable, when establishing a Fair Market Rental Value amount).

Upon determination of the Fair Market Rental Value for the Subleased Premises for the Interim Period, the parties shall immediately execute an amendment to the Successor Lease stating the Base Rent to be paid during the Interim Period.

The parties shall have thirty (30) days after the occurrence of a Lease Termination in which to agree upon the Base Rent to be payable during the Interim Period. If the parties are unable to agree, in their sole and absolute discretion, on the Fair Market Rental Value for the Subleased Premises within such thirty (30) day period, then the Fair Market Rental Value for the Extended Term shall be determined as follows:

a. Following the expiration of such thirty (30) day period, Lessor and Sublessee shall meet and endeavor in good faith to agree upon a licensed commercial real estate agent with at least seven (7) years full-time experience as a real estate agent active in leasing of commercial office buildings in the area of the Premises to appraise and set the Fair Market Rental Value for the Subleased Premises for the Interim Period. If Lessor and Sublessee fail to reach agreement upon such agent within fifteen (15) days following the expiration of such thirty (30) day period, then, within fifteen (15) days thereafter, each party, at its own cost and by giving notice to the other party, shall appoint a licensed commercial real estate agent with at least seven (7) years full-time experience as a real estate agent active in leasing of commercial office buildings in the area of the Subleased Premises to appraise and set the Fair Market Rental Value for the Interim Period. If a party does not appoint an agent within fifteen (15) days after the other party has given notice of the name of its agent, the single agent appointed shall be the sole agent and shall set the Fair Market Rental Value for the Interim Period. If there are two (2) agents appointed by the parties as stated above, the agents shall meet within ten (10) days after the second agent has been appointed and attempt to set Fair Market Rental Value for the Interim Period. If the two (2) agents are unable to agree on such Fair Market Rental Value within fifteen (15) days after the second agent has been appointed, they shall, within fifteen (15) days after the last day the two (2) agents were to have set such Fair Market Rental Value, attempt to select a third agent who shall be a licensed commercial real estate agent meeting the qualifications stated above. If the two (2) agents are unable to agree on the third agent within such fifteen (15) day period, either Lessor or Sublessee may request the President of the local chapter of the Society of Industrial and Office Realtors (SIOR) or a then equivalent organization if SIOR is not then in existence to select a third agent meeting the qualifications stated in this subsection. Each of the parties shall bear one-half (1/2) of the cost of appointing the third agent and of paying the third agent’s fee. No agent shall be employed by, or otherwise be engaged in business with or affiliated with, Lessor or Sublessee, except as an independent contractor.

b. Within fifteen (15) days after the selection of the third agent, a majority of the agents shall set the Fair Market Rental Value for the Interim Period. If a majority of the agents are unable to set such Fair Market Rental Value within the stipulated period of time, each agent shall make a separate determination of such Fair Market Rental Value and the three (3) appraisals shall be added together and the total shall be divided by three (3). The resulting quotient shall be the Fair Market Rental Value for the Premises for the Interim Period. If, however, the low appraisal and/or high appraisal is/are more than twenty percent (20%) lower and/or higher than the middle appraisal, the low appraisal and/or the high appraisal shall be disregarded. If only one (1) appraisal is disregarded, the remaining two (2) appraisals shall be added together and their total divided by two (2), and the resulting quotient shall be Fair Market Rental Value for the Interim Period. If both the low appraisal and the high appraisal are disregarded as stated in this subsection, the middle appraisal shall be the Fair Market Rental Value for the Interim Period.

c. Each agent shall hear, receive and consider such information as Lessor and Lessee each care to present regarding the determination of Fair Market Rental Value for the Interim Period and each agent shall have access to the information used by each other agent. Upon determination of the Fair Market Rental Value for the Interim Period, the agents shall immediately notify the parties hereto in writing of such determination by certified mail, return receipt requested.

2. Upon a Lease Termination, Sublessee will recognize and attorn to Lessor as the “Lessor” under the Successor Lease for the Interim Period. Sublessee’s attornment will be self-operative with no further instrument required to effectuate the attornment except that at Lessor’s request, Sublessee will execute instruments reasonably satisfactory to Lessor confirming the attornment. Upon receipt of notice from Lessor, Sublessee will pay the rent (as adjusted in accordance with Section 1 above) as and when due under the Successor Lease to Lessor. Notwithstanding the attornment provided herein, Lessor shall not (i) be liable for any previous act or omission of Lessee under the Sublease or any misrepresentation by Lessee under the Sublease, (ii) be subject to any defense, credit, claim, counterclaim, defense or offset previously accrued in favor of the Sublessee against Lessee or be liable for any damages Sublessee may suffer as a result of any misrepresentation, breach of warranty or any act of or failure to act by any party other than Lessor, (iii) be bound by any amendment or modification of the Sublease made without Lessor’s written consent or by any previous prepayment by Sublessee of more than one month’s rent, (iv) be responsible for any security deposit given by Sublessee to Lessee and not received by Lessor, or (v) be bound by any obligation to make improvements to the Subleased Premises, to make any payment or give any credit or allowance to Sublessee provided for in the Sublease or to pay any leasing commissions arising out of the Sublease.

3. Lessor will have the right, but not the obligation, to cure any default by Lessee, as “Sublessor,” under the Sublease. Sublessee will notify Lessor of any default that would entitle Sublessee to terminate the Sublease or abate the rent payable thereunder and any notice of termination or abatement will not be effective unless Sublessee has so notified Lessor of the default and Lessor has had a 30-day cure period (or such longer period as may be necessary if the default is not susceptible to cure within 30 days) commencing on the latest to occur of the date on which (a) the cure period under the Sublease expires; (b) Lessor receives the notice required by this paragraph; and (c) Lessor obtains possession of the Subleased Premises if the default is not susceptible to cure without possession.

4. Lessor hereby agrees to concurrently deliver to Sublessee a copy of any notice of breach or default delivered by Lessor to Lessee under the Lease. Sublessee shall have the right (but not the obligation) to cure any such breach or default by Lessee under the Lease within same period for cure as is provided Lessee under the Lease.

5. All notices, consents and demands which may or are to be required or permitted to be given by either party to the other hereunder shall be in writing. All notices, consents and demands shall be personally delivered, sent by overnight courier providing receipt of delivery (such as Federal Express), or sent by United States Certified Mail, postage prepaid return receipt requested, addressed to the applicable party at the address specified below, or to such other place as a party may from time to time designate in a notice to the other parties pursuant to this Section. Notices sent by overnight courier shall be deemed delivered upon the next business day following deposit with such overnight courier for next business day delivery. Mailed notices shall be deemed delivered two (2) business days after deposit in the United States mail as required by this Section.

Lessor’s Notice Address:	with a concurrent copy to:
c/o Prometheus Real Estate Group, Inc.,	c/o Prometheus Real Estate Group, Inc.,
350 Bridge Parkway	350 Bridge Parkway
Redwood City, California 94065	Redwood City, California 94065
Attn: Vicki R. Mullins	Attn: Chief Financial Officer

Lessee’s Notice Address:	with a concurrent copy to:
Sun Microsystems Inc.	Sun Microsystems, Inc.
777 Gateway Boulevard	4120 Network Circle
MS NWK15-103	MS SCA12-202
Newark, California 94560	Santa Clara, California 95054
Attn: Lease Administration	Attn: Real Estate Counsel

Sublessee’s Notice Address:	with a concurrent copy to:
Borland Software Corporation	Borland Software Corporation
100 Enterprise Way	100 Enterprise Way
Scotts Valley, California 94066	Scotts Valley, California 94066
Attention: Roger Barney	Attention: General Counsel

6. Any claim by Sublessee against Lessor under the Sublease, the Successor Lease or this Agreement will be satisfied solely out of Lessor’s interest in the Property and Lessee will not seek recovery against or out of any other assets of Lessor. Lessor will have no liability or responsibility for any obligations under the Lease that arise subsequent to any transfer of the Property by Lessor.

7. This Agreement is governed by and will be construed in accordance with the laws of the State of California.

8. Each of the parties hereto waives trial by jury in any proceeding brought by, or counterclaim asserted by, any of the parties hereto relating to this Agreement.

9. If there is a conflict between the terms of the Lease and/or the Sublease and this Agreement, the terms of this Agreement will prevail.

10. This Agreement binds and inures to the benefit of Lessor, Lessee and Sublessee and their respective successors, assigns, heirs, administrators, executors, agents and representatives.

11. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter of this Agreement, may be executed in counterparts that together constitute a single document and may be amended only by a writing signed by each of the parties hereto.

12. Sublessee certifies that (a) the Sublease represents the entire agreement between Lessee and Sublessee regarding the sublease of the Subleased Premises by Sublessee; (b) the Sublease is in full force and effect; (c) to Sublessee’s knowledge, neither Lessee nor Sublessee is in default under the Sublease beyond any applicable grace and cure periods and no event has occurred which with the giving of notice or passage of time would constitute a default under the Sublease; and (d) to Sublessee’s knowledge, all conditions to be performed to date by the Lessee under the Sublease have been satisfied.

IN WITNESS WHEREOF, Lessor, Lessee and Sublessee have executed and delivered this Agreement as of December 19, 2002.

LESSOR:

CUPERTINO CITY CENTER BUILDINGS, a California limited partnership

By:	PROM XX, INC., a California corporation, its general partner

	By:	PROMETHEUS REAL ESTATE GROUP, INC., a California corporation, agent for owner

By:
Vicki R. Mullins, Vice President

By:
Name:
Its:

LESSEE:

SUN MICROSYSTEMS, INC., a Delaware corporation

By: /s/ CHARLES C. BARRY
Name: Charles C. Barry
Its: Senior Director

By:
Name:
Its:

SUBLESSEE:

BORLAND SOFTWARE CORPORATION, a Delaware corporation

By:
Name:
Its:

By:
Name:
Its:

12. Sublessee certifies that (a) the Sublease represents the entire agreement between Lessee and Sublessee regarding the sublease of the Subleased Premises by Sublessee; (b) the Sublease is in full force and effect; (c) to Sublessee’s knowledge, neither Lessee nor Sublessee is in default under the Sublease beyond any applicable grace and cure periods and no event has occurred which with the giving of notice or passage of time would constitute a default under the Sublease; and (d) to Sublessee’s knowledge, all conditions to be performed to date by the Lessee under the Sublease have been satisfied.

IN WITNESS WHEREOF, Lessor, Lessee and Sublessee have executed and delivered this Agreement as of December 19, 2002.

LESSOR:

CUPERTINO CITY CENTER BUILDINGS, a California limited partnership

By:	PROM XX, INC., a California corporation, its general partner

	By:	PROMETHEUS REAL ESTATE GROUP, INC., a California corporation, agent for owner

		By:	/s/ VICKI R. MULLINS
Vicki R. Mullins, Vice President

		By:	/s/ ROBERT J. LAMPHER
		Name:	Robert J. Lampher
		Its:	Vice President

LESSEE:

SUN MICROSYSTEMS, INC., a Delaware corporation

By:
Name:
Its:

By:
Name:
Its:

SUBLESSEE:

BORLAND SOFTWARE CORPORATION, a Delaware corporation

By:	/s/ ROGER A. BARNEY
Name:	Roger A. Barney
Its:	SVP Corporate Services & CAO

By:
Name:
Its:

[GRAPHICS TO APPEAR HERE]

VIA FACSIMILE (831.431.2016)

December 17, 2002

Mr. Roger Barney

Borland Software Corporation

100 Enterprise Way

Scotts Valley, California 95066

RE: Subleased Premises consisting of the sixth, seventh, and eighth floors of that certain eight-story office building located at

       20450 Stevens Creek Boulevard, Cupertino, California

Dear Mr. Barney

This letter is with respect to the above referenced premises to be subleased by Borland Software Corporation, a Delaware corporation (“Borland”) and the proposed alteration of the existing interior leasehold improvements installed by the master tenant, Sun Microsystems, Inc., a Delaware corporation (“Sun”). Subject to the concurrent review and approval by Sun, Borland has requested Cupertino City Center Buildings, a California limited partnership (“Lessor”) to approve certain proposed alterations to be constructed by Borland at the above referenced subleased premises consisting of the entire sixth, seventh, and eighth floors of the building (the “Subleased Premises”). The proposed alterations are detailed on preliminary plans prepared by Borland’s architect, Reel Grobman Interior Architecture, dated December 13, 2002, consisting of a demolition plan and space plan for each floor of the Subleased premises (the “Alterations”).

The following conditions of approval are granted by Lessor, and deemed accepted by Borland when countersigned below and a copy of this letter returned to Lessor. The proposed scope of work is hereby approved contingent upon Borland’s compliance with the terms of Article 10 of the master lease “Alterations and Additions,” which is Exhibit “A” of that certain sublease agreement of even date by and between Borland and Sun (except that Borland’s obligations with respect to the removal of the Alterations and/or restoration of the Subleased Premises shall be governed by paragraph 14 of the Conditions of Approval below). The following “Conditions of Approval” shall apply to Lessor’s consent to the proposed Alterations.

1. Any revisions to the proposed scope of work shall require separate submission to Lessor for review and approval (which approval shall not be unreasonably withheld).

2. Borland shall submit complete construction documents to Lessor for Lessor’s separate review and approval (which approval shall not be unreasonably withheld). Lessor’s consent to the proposed Alterations is specifically contingent upon Lessor’s review and written approval (which approval shall not be unreasonably withheld) of a complete set of construction documents and design build plans.

3. Within ten (10) days following Lessor’s receipt of Borland’s acceptance of these Conditions of Approval, and prior to commencement of any construction upon the Subleased Premises, a Notice of Nonresponsibility will be prepared, recorded and posted by Lessor on behalf of Lessor.

Mr. Roger Barney

December 17, 2002

4. Borland must provide Lessor with a copy of the building permit issued by the City of Cupertino prior to the commencement of construction. Borland shall provide Lessor with copies of the final inspection reports from the City of Cupertino within five (5) days following receipt by Borland.

5. Alterations are to be constructed, installed and completed at Borland’s sole cost and expense by a licensed general contractor or subcontractor(s) approved in advance by Lessor. Contractor and subcontractors are required to maintain and provide proof of current policies of general liability insurance pursuant to the terms of the lease.

6. Construction of the Alterations shall not impact the structural integrity of the building. Lessee shall complete all structural upgrades required, if any, in connection with its installation of the Alterations in conformance with the requirements of the 1997 Uniform Building Code.

7. Within ten (10) days following the completion of the work, Borland shall provide Lessor with one (1) set of reproducible as-built plans, and corresponding CAD file (if available) for the renovated Subleased Premises.

8. All work is to be under warranty with the contractor and/or subcontractor(s) for a period of one (1) year from the date of the final inspection.

9. Within ten (10) days following the completion of construction, Borland shall cause to be recorded a “Notice of Completion.” Borland shall provide Lessor with an original recorded Notice of Completion within five (5) days following receipt.

10. All construction is subject to the lease provisions relating to mechanic’s liens.

11. All work completed under this approval must comply with the provisions of the Americans With Disabilities Act (ADA) and California Title-24 Lessor shall have no obligation or responsibility to review the plans for such compliance.

12. Borland shall maintain the Alterations in good repair and condition, ordinary wear and tear, damage or destruction and condemnation excepted.

13. Although not noted on the preliminary plans, included within the scope of work for the Alterations is the responsibility to modify the electrical and mechanical systems within the Subleased Premises such that they are appropriate to the newly configured space and do not in any way impair or impede the building systems. Under separate cover, Borland shall provide Lessor, for Lessor’s prior review and approval (which approval shall not be unreasonably withheld), copies of the proposed design build drawings for the reconfiguration of the electrical and HVAC distribution within the Subleased Premises.

14. Based upon the scope of work specifically identified above as the proposed Alterations, Borland shall not be required at the expiration or sooner termination of the sublease term, or the term of the successor lease with Lessor, to remove the Alterations and/or restore the Subleased Premises to its original configuration and condition.

Please indicate your acceptance of the above Conditions of Approval by signing below and returning a copy of this letter to the undersigned. Approval of the preliminary plans will be deemed

Mr. Roger Barney

December 17, 2002

granted upon Lessor’s receipt of this countersigned letter. Should you have any questions regarding this matter, please feel free to contact the undersigned at 650.596.5365. Thank you.

Sincerely,

CUPERTINO CITY CENTER BUILDINGS, a California limited partnership
By:	PROM XX, INC., a California corporation, its general partner
By: PROMETHEUS REAL ESTATE GROUP, INC., a California corporation, agent for Owner

By:	/s/ VICKI R. MULLINS
Vicki R. Mullins
Its:	Vice President

Acceptance of Conditions of Approval dated December 17, 2002

BORLAND SOFTWARE CORPORATION, a Delaware corporation

By:	/s/ ROGER A. BARNEY
Its:	SVP Corporate Services & CAO
Date:	December 18, 2002

cc:     General Counsel; Sun Microsystems/Santa Clara Campus

Lease Administration; Sun Microsystems/Newark Campus

Mr. Anthony Smith; Sun Microsystems/Palo Alto Campus

Mr. Mike Furlow; Sun Microsystems, Inc./Palo Alto Campus

Ms. Meghan Khaitan; Jones Lang LaSalle/San Francisco